     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 2001


                                                      REGISTRATION NO. 333-61812

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                                  NOVEON, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                          2891                            13-4143915
(State or other jurisdiction of   (Primary Standard Industrial   (I.R.S. Employer Identification No.)
 incorporation or organization)    Classification Code Number)

                             9911 BRECKSVILLE ROAD
                             CLEVELAND, OHIO 44141
                                 (216) 447-5000

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           CHRISTOPHER R. CLEGG, ESQ.
                             SENIOR VICE PRESIDENT,
                         GENERAL COUNSEL AND SECRETARY
                                  NOVEON, INC.
                             9911 BRECKSVILLE ROAD
                             CLEVELAND, OHIO 44141
                                 (216) 447-5000

      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                    Copy to:
                              DAVID C. GOLAY, ESQ.
                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                               ONE NEW YORK PLAZA
                         NEW YORK, NEW YORK 10004-1980
                                 (212) 859-8000
                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED EXCHANGE OFFER: As soon as practicable after the effective date of this Registration Statement.
                           --------------------------

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                           PROPOSED MAXIMUM     PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF              AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
    SECURITIES TO BE REGISTERED         BE REGISTERED         PER UNIT(1)       OFFERING PRICE(1)    REGISTRATION FEE
11% Senior Subordinated Notes
  Due 2011.........................     $275,000,000             100%             $275,000,000            $68,750
Guarantees of 11% Senior
  Subordinated Notes Due 2011(2)...          (3)                  (3)                  (3)                  (4)

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933.

(2) See inside facing page for table of registrant guarantors.

(3) No separate consideration will be received for the guarantees.

(4) No further fee is payable pursuant to Rule 457(n).
                         ------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                                                                             STATE OF          I.R.S. EMPLOYER
NAME OF ADDITIONAL REGISTRANT*             PRINCIPAL EXECUTIVE OFFICE      INCORPORATION      IDENTIFICATION NO.
------------------------------             --------------------------      -------------      ------------------
Noveon China, Inc....................      9911 Brecksville Road           Delaware              31-1567152
                                           Cleveland, Ohio 44141
                                           (216) 447-5000

Noveon Diamalt, Inc..................      9911 Brecksville Road           Delaware              22-3481037
                                           Cleveland, Ohio 44141
                                           (216) 447-5000

Noveon FCC, Inc......................      9911 Brecksville Road           Delaware              51-0340498
                                           Cleveland, Ohio 44141
                                           (216) 447-5000

Noveon Hilton Davis, Inc.............      9911 Brecksville Road           Delaware              95-4071292
                                           Cleveland, Ohio 44141
                                           (216) 447-5000

Noveon Kalama, Inc...................      9911 Brecksville Road           Washington            91-0862423
                                           Cleveland, Ohio 44141
                                           (216) 447-5000

Noveon Textile Chemicals, Inc........      9911 Brecksville Road           Delaware              56-1767462
                                           Cleveland, Ohio 44141
                                           (216) 447-5000

FCC Acquisition Corp.................      9911 Brecksville Road           Delaware              23-2791891
                                           Cleveland, Ohio 44141
                                           (216) 447-5000

Noveon Holding Corporation...........      9911 Brecksville Road           Delaware              31-1231786
                                           Cleveland, Ohio 44141
                                           (216) 447-5000

Performance Materials I Inc..........      9911 Brecksville Road           Delaware              51-0408646
                                           Cleveland, Ohio 44141
                                           (216) 447-5000

Performance Materials II LLC.........      9911 Brecksville Road           Delaware           N/A
                                           Cleveland, Ohio 44141
                                           (216) 447-5000

Noveon IP Holdings Corp..............      9911 Brecksville Road           Illinois              52-2310787
                                           Cleveland, Ohio 44141
                                           (216) 447-5000

------------------------

* The Standard Industrial Classification Code Number for each additional registrant is 2891.

PROSPECTUS

                                  Noveon, Inc.

                               Exchange Offer For
                                  $275,000,000
                     11% Senior Subordinated Notes Due 2011

    We are offering to exchange 11% Senior Subordinated Notes due February 28, 2011, Series B, for our currently outstanding 11% Senior Subordinated Notes due February 28, 2011, Series A. The exchange notes are the same as the outstanding notes, except that the exchange notes have been registered under the federal securities laws and will not bear any legend restricting their transfer. The exchange notes will represent the same debt as the outstanding notes, and we will issue the exchange notes under the same indenture. The principal features of the exchange offer are as follows:


    - Expires 5:00 p.m., New York City time on July 25, 2001, unless extended.


    - We will exchange all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date of the exchange offer.

    - You may withdraw tendered outstanding notes at any time prior to the expiration of the exchange offer.

    - The form and terms of the exchange notes are substantially identical to the form and terms of the outstanding notes, except for certain transfer restrictions and certain rights under the registration rights agreement.

    - The exchange of outstanding notes for exchange notes pursuant to the exchange offer will be a tax-free event for United States federal tax purposes.

    - We will not receive any proceeds from the exchange offer.

    - We do not intend to apply for listing of the exchange notes on any securities exchange or automated quotation system.

    Broker-dealers receiving exchange notes in exchange for outstanding notes acquired for their own account through market-making or other trading activities must deliver a prospectus in any resale of the exchange notes.


Investing in the exchange notes involves risks that are described in the "Risk Factors" section beginning on page 12 of this prospectus.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                   The date of this prospectus is June 27, 2001.

                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
Summary.....................................................      1
Risk Factors................................................     12
Use of Proceeds.............................................     20
Capitalization..............................................     21
Selected Historical Financial Data..........................     22
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................     24
Business....................................................     39
Management..................................................     53
Security Ownership by Certain Beneficial Owners and
  Management................................................     63
The Transactions............................................     64
Certain Relationships and Related Transactions..............     67
Description of the New Credit Facilities....................     69
Description of the Notes....................................     71
The Exchange Offer..........................................    116
Book-Entry, Delivery and Form...............................    126
Certain United States Federal Income Tax Consequences.......    129
Plan of Distribution........................................    134
Legal Matters...............................................    135
Experts.....................................................    135
Where You Can Find More Information.........................    135
Index to Unaudited Pro Forma Consolidated Financial
  Statements................................................    P-1
Index to Historical Financial Statements....................    F-1


                            ------------------------


    We will provide, upon written or oral request, without charge, to each person to whom a prospectus is delivered, a copy of any or all of the information that has been referred to in this prospectus but not delivered with this prospectus. If you would like to obtain this information from us, please direct your request, either in writing or by telephone, to Noveon, Inc., 9911 Brecksville Road, Cleveland, OH 44141, Attention: Secretary, (216) 447-5000. TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THE INFORMATION NO LATER THAN JULY 18, 2001, WHICH IS FIVE BUSINESS DAYS BEFORE THE DATE BY WHICH YOU MUST MAKE YOUR INVESTMENT DECISION.


    You should rely only on the information contained in or referred to in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

    This prospectus is based on information provided by us and other sources that we believe are reliable. We cannot assure you that this information is accurate or complete. This prospectus summarizes various documents and other information and we refer you to them for a more complete understanding of what we discuss in this prospectus. See "Where You Can Find More Information." In making an investment decision, you must rely on your own examination of our company and the terms of the offering and the notes, including the merits and risks involved.

    We are not making any representation to any purchaser of the notes regarding the legality of an investment in the notes by that purchaser under any legal investment or similar laws or regulations. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the notes.

                            ------------------------

                           FORWARD-LOOKING STATEMENTS

    This prospectus includes statements that reflect projections or expectations of our future financial condition, results of operations or business that are subject to risk and uncertainty, including, in particular, the statements contained under the headings "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" and in the Unaudited Pro Forma Consolidated Financial Statements and the related notes. We believe these statements are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases including "believe," "expect," "anticipate," "intend," "estimate," "are likely to be" and similar expressions. We undertake no obligation to publicly update or revise any forward looking-statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus may not occur.

                            ------------------------

    The names of products and processes used in this prospectus are trademarks, trade names and service marks of Noveon, Inc., its subsidiaries or its joint ventures. Names of companies and associations used in this prospectus are trademarks or trade names of the respective organizations.

                            ------------------------

    In this prospectus, "Noveon, Inc.," the "Company," "we," "us" or "our" refer to Noveon, Inc. and its subsidiaries, except where the context makes clear that the reference is only to Noveon, Inc. itself and not its subsidiaries. Any references to the "Company," "we," "us" or "our Company" as of a date prior to February 28, 2001, the date of the completion of the acquisition of the Performance Materials business from The B.F.Goodrich Company by us, refers to the Performance Materials Segment of The B.F.Goodrich Company, our predecessor.

                            ------------------------

    In this prospectus, any reference to the "SEC" or the "Commission" refers to the U.S. Securities and Exchange Commission.

                            INDUSTRY AND MARKET DATA

    Industry and market data used throughout this prospectus were obtained through company research, surveys and studies conducted by third parties and industry and general publications.

    We have not independently verified market and industry data from third-party sources. While we believe internal company surveys are reliable and market definitions are appropriate, neither these surveys nor these definitions have been verified by any independent sources.

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

    NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                                    SUMMARY

    THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" AND THE FINANCIAL STATEMENTS AND THE RELATED NOTES, BEFORE MAKING A DECISION TO INVEST IN THE NOTES. WHEN WE REFER TO "PRO FORMA" FINANCIAL RESULTS, WE MEAN OUR FINANCIAL RESULTS AS IF THE ACQUISITION OF THE PERFORMANCE MATERIALS BUSINESS OF THE B.F.GOODRICH COMPANY, THE ISSUANCE OF THE NOTES AND THE BORROWINGS UNDER OUR NEW CREDIT FACILITIES HAD OCCURRED AT THE BEGINNING OF THE RELEVANT TIME PERIOD.

                                  THE COMPANY

    We are a leading global producer and marketer of technologically advanced specialty chemicals for a broad range of consumer and industrial applications. We maintain a significant presence in many niche product categories where customers value our long-standing ability to provide need-specific formulations and solutions. These formulations can enhance the value of customers' end-products by improving performance, lowering cost, providing easier processing or making them more environmentally friendly. As a result, customers use our products in many applications in place of more traditional materials and chemical products. We service in excess of 7,000 customers through our worldwide network of 28 strategically located facilities. For the year ended December 31, 2000, we derived approximately 68% of our sales from the United States, approximately 15% from Europe and approximately 17% from the rest of the world. For the year ended December 31, 2000, pro forma sales, operating income (before consolidation costs of $12.2 million), cash flow from operations and EBITDA, as defined, were approximately $1.2 billion, $96.7 million, $144.1 million and $207.7 million, respectively. For the three months ended March 31, 2001, pro forma sales, operating income, cash flow used in operations and EBITDA were approximately $281.7 million, $15.4 million, $(28.0) million and $44.1 million, respectively.

    On May 23, 2001, we changed our name to Noveon, Inc. from PMD Group Inc. The name of PMD Group Holdings Inc., our corporate parent, was also changed to Noveon Holdings, Inc.

    See "Business" for a complete description of our business and operations.

                                THE TRANSACTIONS

    On February 28, 2001, we completed the acquisition of the Performance Materials Segment from The B.F.Goodrich Company ("BFGoodrich") for
$1.372 billion, before adjustments, fees and expenses. The purchase price is subject to further adjustments based on levels of working capital with a maximum upward adjustment of $25.0 million. The electronics materials division and the textile dyes business that had been operated as part of the Performance Materials Segment of BFGoodrich were not part of the acquisition.

    To finance the acquisition, including related fees and expenses, we utilized funds from the following sources:

       -- The equity sponsors contributed $355.0 million of cash as equity to Noveon Holdings, Inc., our corporate parent, which in turn contributed this cash to us;

       -- Noveon Holdings, Inc. issued a $172.0 million seller note to BFGoodrich; and

       -- We issued $275.0 million of the notes and borrowed $635.0 million under the new credit facilities.

    In this prospectus we refer to these events and the acquisition as the "Transactions." See "The Transactions."

    Our equity sponsors are led by AEA Investors Inc. ("AEA") and include affiliates of AEA, DLJ Merchant Banking Partners III, L.P. and affiliated investment funds ("DLJ Merchant Banking") and DB Capital Partners ("DB Capital"). AEA, founded in 1968, is one of the most experienced private equity firms in the world. Operating through a global fund, AEA has successfully invested in, and supported the growth of, leading companies in a broad range of industries around the world. Industry focuses include chemicals, communications, media and information, consumer products, precision instruments and life sciences and value-added industrial products. AEA is unique in that its participants not only provide industry and strategic expertise, but actively support the long-term development of AEA's portfolio companies. Established in 1985, DLJ Merchant Banking and its affiliated investment funds comprises the largest part of CSFB Private Equity and manages assets of more than $7 billion. DLJ Merchant Banking targets the purchase of equity and mezzanine securities in growth capital investments and leveraged recapitalizations. CSFB Private Equity, the global private equity arm of Credit Suisse Group, is one of the largest managers of alternative assets in the world with $25 billion in funds under management. DB Capital is the global merchant banking affiliate of Deutsche Bank AG. DB Capital invests over $1 billion annually in financial transactions, including growth financings, recapitalizations and leveraged buyouts.


                              RECENT DEVELOPMENTS



    We are in the process of restructuring and streamlining our operations to serve customers more quickly and efficiently worldwide and to support our global growth strategy. As part of this restructuring and streamlining, we are eliminating approximately 300 jobs, or about 10 percent of our global workforce. BFGoodrich has notified us that it believes that we owe them $25.0 million in respect to the working capital adjustment of the purchase price for the Performance Materials Segment. We intend to dispute the amount claimed by BFGoodrich.


                                STRUCTURE CHART

    Noveon, Inc. is incorporated in Delaware and owns the capital stock of the subsidiaries shown below. Noveon, Inc. is headquartered in Brecksville, Ohio. The following chart illustrates our current structure.

                                     [LOGO]

                                  THE OFFERING

    On February 28, 2001, we completed the offering of $275.0 million aggregate principal amount of 11% Senior Subordinated Notes due February 28, 2011 exempt from registration under the Securities Act of 1933, as amended. We used the proceeds of the offering, together with $635.0 million of borrowings under our new credit facilities, $355.0 million in a cash equity contribution by Noveon Holdings, Inc., our corporate parent, and a $172.0 million equity contribution resulting from the seller note of Noveon Holdings, Inc. issued to BFGoodrich, to acquire the Performance Materials Segment of BFGoodrich. The total purchase price was $1,372.0 million, subject to a potential working capital adjustment, and related expenses were approximately $65.0 million.

Outstanding notes.........................  We sold the outstanding notes to Credit Suisse First
                                            Boston and Deutsche Banc Alex. Brown, the initial
                                            purchasers, on February 28, 2001. The initial purchasers
                                            subsequently resold the outstanding notes to qualified
                                            institutional buyers pursuant to Rule 144A under the
                                            Securities Act and to non-U.S. persons outside the
                                            United States in reliance on Regulation S under the
                                            Securities Act.

Registration rights agreement.............  In connection with the sale of the outstanding notes, we and the guarantor subsidiaries entered into a
                                            registration rights agreement with the initial
                                            purchasers. Under the terms of that agreement we agreed
                                            to:

                                              - file a registration statement for the exchange offer
                                              and the exchange notes by May 29, 2001;

                                              - use our reasonable best efforts to cause that
                                              registration statement to become effective under the
                                                Securities Act at the earliest possible time, but in
                                                no event later than August 27, 2001;

                                              - use our reasonable best efforts to cause that
                                              registration statement to be effective continuously;

                                              - unless otherwise prohibited by applicable law,
                                              commence the exchange offer and keep the exchange
                                                offer open for a period of not less than 20 business
                                                days; and

                                              - use our reasonable best efforts to consummate the
                                                exchange offer on the earliest practicable date
                                                after the registration statement has become
                                                effective, but in no event later than 40 business
                                                days thereafter.

                                            We may be required to provide a prospectus to effect
                                            resales of the notes. In addition, if we fail to satisfy
                                            any of our obligations under this registration rights
                                            agreement, we may be required to pay liquidated damages
                                            to the holders of the outstanding notes. See
                                            "Description of the Exchange Offer."

                               THE EXCHANGE OFFER

    The following is a brief summary of terms of the exchange offer. For a more complete description of the exchange offer, see "The Exchange Offer" in this prospectus.


Securities offered........................  $275.0 million aggregate principal amount of 11% Senior
                                            Subordinated Notes due February 28, 2011, Series B.

Exchange offer............................  We are offering to exchange $1,000 principal amount of our 11% Senior Subordinated Notes due February 28, 2011,
                                            Series B, which have been registered under the
                                            Securities Act for each $1,000 principal amount of our
                                            currently outstanding 11% Senior Subordinated Notes due
                                            February 28, 2011, Series A. We will accept any and all
                                            outstanding notes validly tendered prior to 5:00 p.m.,
                                            New York City time, on July 25, 2001. Holders may
                                            tender some or all of their notes pursuant to the
                                            exchange offer. However, notes may be tendered only in
                                            integral multiples of $1,000. The form and terms of the
                                            exchange notes are the same as the form and terms of the
                                            outstanding notes except that:

                                              - the exchange notes will have been registered under
                                              the federal securities laws and will not bear any
                                                legend restricting their transfer;

                                              - the exchange notes will bear a Series B designation
                                              and a different CUSIP number from the outstanding
                                                notes; and

                                              - the holders of the exchange notes will not be
                                              entitled to some rights under the registration rights
                                                agreement, including liquidated damages in some
                                                circumstances relating to the timing of the exchange
                                                offer.

                                            See "The Exchange Offer."

Transferability of exchange notes.........  We believe that you will be able to freely transfer the exchange notes without registration or any prospectus
                                            delivery requirement so long as you are able to
                                            accurately make the representations listed under "The
                                            Exchange Offer--Transferability of Exchange Notes." If
                                            you are a broker-dealer that acquired outstanding notes
                                            as a result of market-making or other trading
                                            activities, you must deliver a prospectus in connection
                                            with any resale of the exchange notes. See "Plan of
                                            Distribution."

Expiration date...........................  The exchange offer will expire at 5:00 p.m., New York
                                            City time, on July 25, 2001, unless we choose to extend
                                            the exchange offer.

Conditions to the exchange offer..........  Notwithstanding any other term of the exchange offer, we shall not be required to accept for exchange, or
                                            exchange any exchange notes for, any outstanding notes,
                                            and may terminate or amend the exchange offer as
                                            provided in this prospectus before the acceptance of the
                                            outstanding notes, if:

                                              - any action or proceeding is instituted or threatened
                                              in any court or by or before any governmental agency
                                                with respect to the exchange offer that, in our sole
                                                judgment, might materially impair our ability to
                                                proceed with the exchange offer or materially impair
                                                the contemplated benefits of the exchange offer to
                                                us or any material adverse development has occurred
                                                in any existing action or proceeding with respect to
                                                us or any of our subsidiaries;

                                              - any law, statute, rule, regulation or interpretation
                                              by the staff of the SEC is proposed, adopted or
                                                enacted that, in our sole judgment, might impair our
                                                ability to proceed with the exchange offer or impair
                                                the contemplated benefits of the exchange offer to
                                                us; or

                                              - any governmental approval has not been obtained,
                                              that we believe, in our sole discretion, is necessary
                                                for the consummation of the exchange offer as
                                                outlined in this prospectus.

                                            See "The Exchange Offer--Conditions to the Exchange
                                            Offer."

Procedures for tendering outstanding
notes.....................................  If you wish to accept the exchange offer, you must complete, sign and date the letter of transmittal, or a
                                            facsimile of the letter of transmittal, in accordance
                                            with the instructions contained in this prospectus and
                                            in the letter of transmittal. You should then mail or
                                            otherwise deliver the letter of transmittal, or
                                            facsimile, together with the outstanding notes to be
                                            exchanged and any other required documentation, to the
                                            exchange agent at the address set forth in this
                                            prospectus and in the letter of transmittal.

                                            By executing the letter of transmittal, you will
                                            represent to us that, among other things:

                                              - you, or the person or entity receiving the related
                                                exchange notes, are acquiring the exchange notes in
                                                the ordinary course of business;

                                              - neither you nor any person or entity receiving the
                                              related exchange notes is engaging in or intends to
                                                engage in a distribution of the exchange notes
                                                within the meaning of the federal securities laws;

                                              - neither you nor any person or entity receiving the
                                              related exchange notes has an arrangement or
                                                understanding with any person or entity to
                                                participate in any distribution of the exchange
                                                notes;

                                              - neither you nor any person or entity receiving the
                                              related exchange notes is an "affiliate" of
                                                Noveon, Inc. or the

                                                guarantors, as that term is defined under Rule 405
                                                of the Securities Act; and

                                              - you are not acting on behalf of any person or entity
                                              who could not truthfully make these statements.

                                            See "The Exchange Offer--Procedures for Tendering
                                            Outstanding Notes" and "Plan of Distribution."

Effect of not tendering...................  Any outstanding notes that are not tendered or that are tendered but not accepted will remain subject to the
                                            restrictions on transfer. Since the outstanding notes
                                            have not been registered under the federal securities
                                            laws, they bear a legend restricting their transfer
                                            absent registration or the availability of a specific
                                            exemption from registration. Upon the completion of the
                                            exchange offer, we will have no further obligations,
                                            except under limited circumstances, to provide for
                                            registration of the outstanding notes under the federal
                                            securities laws. See "The Exchange Offer--Effect of Not
                                            Tendering."

Interest on the exchange notes and the
outstanding notes.........................  The exchange notes will bear interest from the most recent interest payment date to which interest has been
                                            paid on the outstanding notes or, if no interest has
                                            been paid, from February 28, 2001. Interest on the
                                            outstanding notes accepted for exchange will cease to
                                            accrue upon the issuance of the exchange notes.

Federal tax consequences..................  There will be no U.S. federal income tax consequences to you if you exchange your outstanding notes for exchange
                                            notes in the exchange offer.

Exchange agent............................  Wells Fargo Bank Minnesota, National Association, the
                                            trustee under the indenture, is serving as exchange
                                            agent in connection with the exchange offer.

                               THE EXCHANGE NOTES

    The exchange notes to be issued to you in the exchange offer will evidence the same obligations of Noveon, Inc. as the outstanding notes you currently hold. The indenture that currently governs your outstanding notes will continue to govern the exchange notes. The terms of the exchange notes will be the same as the outstanding notes, except that there will be no legends on the exchange notes that restrict their transfer. The exchange notes will be registered under the Securities Act of 1933, as amended, and will be freely transferable. See "Description of the Notes" for a more detailed description of the exchange notes. The outstanding notes and the exchange notes are sometimes referred as the "notes."

Maturity Date.............................  February 28, 2011.

Interest Payment Dates....................  Every March 15 and September 15, beginning
                                            September 15, 2001.

Ranking...................................  The notes and the guarantees rank:

                                              - junior to all of our and the guarantors' existing
                                              and future senior indebtedness and secured
                                                indebtedness, including borrowings under our new
                                                credit facilities;

                                              - equally with any of our and the guarantors' future
                                              senior subordinated indebtedness and trade payables;

                                              - senior to any of our and the guarantors' future
                                                subordinated indebtedness; and

                                              - effectively junior to all of the liabilities of our
                                              subsidiaries that have not guaranteed the notes.

                                            At March 31, 2001, the notes and the guarantees ranked
                                            junior to:

                                              - $636.0 million of senior indebtedness; and

                                              - $51.7 million of liabilities.

Optional Redemption.......................  We may redeem any of the notes at any time on or after
                                            March 15, 2006, in whole or in part, in cash at the
                                            redemption prices described in this prospectus, plus
                                            accrued and unpaid interest on the date of redemption.
                                            In addition, on or before March 15, 2004, we may redeem
                                            up to 35% of the aggregate principal amount of notes at
                                            a redemption price of 111% with the proceeds of equity
                                            offerings within 90 days of the closing of an equity
                                            offering. We may make that redemption only if, after the
                                            redemption, at least 65% of the aggregate principal
                                            amount of notes originally issued remains outstanding.

Change of Control.........................  Upon a change of control, as defined in "Description of the Notes," we will have the option, at any time prior
                                            to March 15, 2006, to redeem all of the notes at a
                                            redemption price equal to 100% of their principal amount
                                            plus the "make-whole" price, as defined in "Description
                                            of the Notes," together with accrued and unpaid
                                            interest. If a change of control occurs and we do not
                                            exercise our option to redeem the notes, we will be
                                            required to make an offer to purchase the notes. The
                                            purchase price will equal 101% of the principal amount
                                            of the notes on the date of purchase, plus accrued and
                                            unpaid interest to the date of repurchase.

Subsidiary Guarantees.....................  The exchange notes will continue to be jointly and severally guaranteed on an unsecured, senior
                                            subordinated basis by all of our existing and future
                                            domestic restricted subsidiaries, as defined in the
                                            indenture.

Applicable Covenants......................  The terms of the notes restrict our ability and the ability of our restricted subsidiaries to:

                                              - incur additional indebtedness;

                                              - create liens;

                                              - engage in sale-leaseback transactions;

                                              - pay dividends or make other equity distributions;

                                              - purchase or redeem capital stock;

                                              - make investments;

                                              - sell assets;

                                              - engage in transactions with affiliates; or

                                              - effect a consolidation or merger.

                                            However, these limitations are subject to a number of
                                            important qualifications and exceptions. In particular,
                                            many of our joint ventures are not "subsidiaries" under
                                            the indenture, although they are consolidated
                                            subsidiaries for accounting purposes.

                                  RISK FACTORS

    See "Risk Factors" for a discussion of various risks relating to an investment in the notes.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

    The following tables present our summary historical and pro forma financial data at the dates and for the periods indicated. The historical data for the years ended 1998, 1999 and 2000 are derived from the audited consolidated financial statements of the Performance Materials Segment of BFGoodrich, our predecessor. The historical data for the three months ended March 31, 2000 and the two months ended February 28, 2001 are derived from the unaudited consolidated historical financial statements of the Performance Materials Segment of BFGoodrich. The historical data for the one month ended March 31, 2001 are derived from the unaudited consolidated historical financial statements of Noveon, Inc. The information set forth below should be read in conjunction with these historical consolidated financial statements and related notes, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other financial information included elsewhere in this prospectus.

    The following tables also present our summary unaudited pro forma financial data. The unaudited pro forma consolidated financial data for the year ended December 31, 2000 and for the three months ended March 31, 2000 and 2001 give effect to the Transactions as if they had occurred as of January 1, 2000 or 2001 for statement of operations and cash flow purposes. The data derived from the BFGoodrich financial statements has been adjusted to include: (1) the effects of the acquisition, which was accounted for under the purchase method; (2) the issuance of the notes; and (3) the borrowings under the new credit facilities. The data derived from the BFGoodrich financial statements excludes the results of the electronic materials division and the textile dyes business and drug delivery systems business. The summary unaudited pro forma financial data should be read in conjunction with the unaudited pro forma consolidated financial statements included elsewhere in this prospectus. The summary unaudited pro forma financial data are provided for informational purposes only and do not purport to be indicative of the results that would have actually been obtained had the Transactions been completed on the date indicated or that may be expected to occur in the future. The acquisition by us of the performance materials business of BFGoodrich was accounted for as a purchase.

                                                                                      HISTORICAL
                                                      ---------------------------------------------------------------------------
                                                              PERFORMANCE MATERIALS SEGMENT OF BFGOODRICH            NOVEON, INC.
                                                      ------------------------------------------------------------   ------------
                                                                                       THREE MONTHS    TWO MONTHS     ONE MONTH
                                                                                          ENDED          ENDED          ENDED
                                                         YEAR ENDED DECEMBER 31,        MARCH 31,     FEBRUARY 28,    MARCH 31,
                                                      ------------------------------   ------------   ------------   ------------
                                                        1998       1999       2000         2000           2001           2001
                                                      --------   --------   --------   ------------   ------------   ------------
                                                                (AUDITED)                      (UNAUDITED)           (UNAUDITED)
                                                                       (DOLLARS IN MILLIONS, EXCEPT PERCENTAGES)
STATEMENT OF OPERATIONS DATA:
Sales...............................................  $1,195.2   $1,217.7   $1,167.7      $307.7        $  187.0       $   95.8
Cost of sales.......................................     796.8      814.0      803.2       209.3           133.9           67.3
                                                      --------   --------   --------      ------        --------       --------
Gross profit........................................     398.4      403.7      364.5        98.4            53.1           28.5
Selling and administrative expenses.................     262.6      261.0      241.8        62.7            42.6           19.1
Consolidation costs.................................        --       37.3       40.5          --              --             --
                                                      --------   --------   --------      ------        --------       --------
Operating income....................................     135.8      105.4       82.2        35.7            10.5            9.4
Interest income (expense), net......................      (0.7)       0.5        4.4        (0.2)            0.6           (9.7)
Other income (expense), net.........................      (0.2)      (1.5)      (0.4)        0.8            (1.5)          (0.7)
                                                      --------   --------   --------      ------        --------       --------
Income (loss) from continuing operations before
  income taxes......................................     134.9      104.4       86.2        36.3             9.6           (1.0)
Income tax (expense) benefit........................     (55.4)     (42.3)     (35.9)      (15.1)           (4.0)           0.4
                                                      --------   --------   --------      ------        --------       --------
Income (loss) from continuing operations............      79.5       62.1       50.3        21.2             5.6           (0.6)
Loss from discontinued operations-net of taxes......      (1.6)        --         --          --              --             --
                                                      --------   --------   --------      ------        --------       --------
Net income (loss)...................................  $   77.9   $   62.1   $   50.3      $ 21.2        $    5.6       $   (0.6)
                                                      ========   ========   ========      ======        ========       ========
OTHER DATA:
Cash flow from (used by) operations.................  $  168.7   $  156.1   $  180.9      $ (1.1)       $  (31.1)      $   10.7
Cash flow (used by) investing activities............    (449.3)     (97.3)     (75.3)      (20.8)           (7.6)      (1,189.1)
Cash flow from (used by) financing activities.......     273.7      (54.4)    (100.2)       26.1            37.0        1,197.8
EBITDA(1)...........................................     211.9      229.6      209.4        58.3            24.9           19.2
Depreciation and amortization.......................      76.1       86.9       86.7        22.6            14.4            8.8
Capital expenditures................................      70.7       79.6       64.0         9.2             7.6            2.3
EBITDA(1) as a % of sales...........................      17.7%      18.9%      17.9%       18.9%           13.3%          20.0%

                                                                              PRO FORMA
                                                              ------------------------------------------
                                                                YEAR ENDED         THREE MONTHS ENDED
                                                               DECEMBER 31,            MARCH 31,
                                                              ---------------   ------------------------
                                                                   2000            2000        2001(2)
                                                              ---------------   ----------   -----------
                                                               (DOLLARS IN MILLIONS, EXCEPT PERCENTAGES
                                                                             AND RATIOS)
                                                                             (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Sales.......................................................       $1,152.0      $  302.9     $   281.7
Cost of sales...............................................          813.3         212.0         204.5
                                                                   --------      --------     ---------
Gross profit................................................          338.7          90.9          77.2
Selling and administrative expenses.........................          242.0          62.9          61.8
Consolidation costs.........................................           12.2            --            --
                                                                   --------      --------     ---------
Operating income............................................           84.5          28.0          15.4
Interest expense, net.......................................          (95.8)        (25.5)        (25.3)
Other income (expense), net.................................           (0.9)          0.8          (2.2)
                                                                   --------      --------     ---------
Income (loss) before income taxes...........................          (12.2)          3.3         (12.1)
Income tax (expense) benefit................................           (3.6)          1.0           4.8
                                                                   --------      --------     ---------
Net income (loss)...........................................       $  (15.8)     $    4.3     $    (7.3)
                                                                   ========      ========     =========
OTHER DATA:
Cash flow from (used by) operations.........................       $  144.1      $   (8.5)    $   (28.0)
Cash flow (used by) investing activities....................       (1,262.1)     (1,207.6)     (1,196.7)
Cash flow from financing activities.........................        1,097.6       1,223.9       1,234.8
EBITDA(1)...................................................          207.7          57.2          44.1
Depreciation and amortization...............................          105.8          27.0          26.5
Capital expenditures........................................           63.8           9.2           9.9
EBITDA(1) as a % of sales...................................           18.0%         18.9%         15.7%
Cash interest expense(3)....................................           88.4          22.1          21.9
Ratio of EBITDA(1) to cash interest expense.................            2.3x          2.6x          2.0x
Ratio of net debt to annualized EBITDA(1)(4)................            4.4x          4.0x          5.1x
Ratio of earnings to fixed charges..........................             (A)         1.1x            (A)

------------------------------

(A) The Company experienced losses on a pro forma basis for the year ended December 31, 2000 and the three months ended March 31, 2001, and as a result, the ratio of earnings to fixed charges was less than 1:1. The Company would require additional earnings of $10.6 for the year ended December 31, 2000 and $10.5 for the three months ended March 31, 2001 to achieve a ratio of earnings to fixed charges of 1:1.

            NOTES TO SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

(1) EBITDA is defined as income from continuing operations before interest, taxes, depreciation and amortization, non-cash cost of sales impact of inventory write-up from purchase accounting, other income and expense, management fees (if applicable) and consolidation costs. EBITDA has not been reduced by management fees (if applicable) which, pursuant to management services agreements, are subordinated to the obligations under the notes. EBITDA is not a measure of operating income, operating performance or liquidity under GAAP. We include EBITDA data because we understand such data are used by investors to determine our historical ability to service our indebtedness. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income (as determined in accordance with GAAP) as an indicator of our operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) as a measure of liquidity. In addition, it should be noted that companies calculate EBITDA differently and therefore EBITDA as presented for us may not be comparable to EBITDA reported by other companies. See historical financial statements and related notes included elsewhere in this prospectus for the cash used in and provided by operating activities. Differences exist between the various agreements governing our indebtedness with respect to the definition of EBITDA or comparable terms. See "Description of the New Credit Facilities."

(2) The pro forma data for the three months ended March 31, 2001 are derived from the unaudited consolidated historical financial statements of the Performance Materials Segment of BFGoodrich for the two months ended February 28, 2001, the date of the completion of the Transactions, and the unaudited consolidated historical financial statements of Noveon, Inc. for the one month ended March 31, 2001.

(3) Cash interest expense reflects interest expense, excluding the amortization of debt issuance costs.

(4) Net debt is long-term debt, including the current portion of long-term debt, less cash balances after giving pro forma effect to the Transactions. See "Capitalization."

                                  RISK FACTORS

    AN INVESTMENT IN THE NOTES INVOLVES VARIOUS RISKS. SOME OF THESE RISKS, BUT NOT ALL OF THEM, ARE DESCRIBED BELOW. YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISKS AND ALL OF THE INFORMATION SET FORTH IN THIS PROSPECTUS BEFORE MAKING AN INVESTMENT IN THE NOTES.

                           RISKS RELATED TO THE NOTES

OUR INDEBTEDNESS COULD RESTRICT OUR OPERATIONS, MAKE US MORE VULNERABLE TO ADVERSE ECONOMIC CONDITIONS AND MAKE IT MORE DIFFICULT FOR US TO MAKE PAYMENTS ON THE NOTES AND OUR OTHER INDEBTEDNESS.

    We now have and will continue to have a significant amount of indebtedness. As of March 31, 2001, our total debt was $911.0 million. In addition, under our new credit facilities, we have an available borrowing capacity of an additional $124.4 million.

    Our current and future indebtedness could have important consequences to you. For example, it could:

    - impair our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate or other purposes;

    - limit our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to make principal and interest payments on our indebtedness;

    - put us at a competitive disadvantage to competitors that have less debt;

    - hinder our ability to adjust rapidly to changing industry conditions;

    - increase our vulnerability in the event of adverse business developments or a general economic downturn;

    - make it more difficult for us to satisfy our obligations with respect to the notes and our other indebtedness;

    - increase our vulnerability to interest rate increases to the extent our variable-rate debt is not effectively hedged; and

    - limit our ability to make investments or take other actions or borrow additional funds.

    Our ability to repay or refinance our indebtedness will depend on our financial and operating performance, which, in turn, is subject to prevailing economic and competitive conditions and to financial, business and other factors, many of which are beyond our control. These factors could include operating difficulties, increased operating costs or raw material or product prices, the response of competitors, regulatory developments and delays in implementing strategic projects. Our ability to meet our debt service and other obligations may depend in significant part on the extent to which we can successfully implement our business strategy. We may not be able to implement our business strategy or the anticipated results of our strategy may not be realized.

WE MAY INCUR MORE INDEBTEDNESS WHICH COULD EXACERBATE THE RISKS DESCRIBED ABOVE.

    We may be able to incur additional indebtedness in the future. As described above, under our new credit facilities, we have additional borrowing capacity of up to $124.4 million. Additionally, the terms of the indenture relating to the notes do not prohibit us or our subsidiaries from incurring indebtedness, although the indenture does contain limitations on additional indebtedness. If new indebtedness is added to our current levels of indebtedness, the risk described above could increase. See "Capitalization" and "Selected Historical Financial Data."

WE MAY NOT BE ABLE TO GENERATE SUFFICIENT CASH FLOW TO MEET OUR DEBT SERVICE
  OBLIGATIONS.

    Our ability to generate sufficient cash flow from operations to make scheduled payments on our debt obligations will depend on our future financial performance, which will be affected by a range of economic, competitive and business factors, many of which are outside of our control. If we do not generate sufficient cash flow from operations to satisfy our debt obligations, including payments on the notes, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. We cannot assure you that any refinancing would be possible, that any assets could be sold, or, if sold, of the timing of the sales and the amount of proceeds realized from those sales, or that additional financing could be obtained on acceptable terms, if at all. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our obligations on commercially reasonable terms, would have an adverse effect on our business, financial condition and results of operations, as well as on our ability to satisfy our obligations on the notes.

THE OPERATING AND FINANCIAL RESTRICTIONS IMPOSED BY OUR DEBT AGREEMENTS, INCLUDING OUR NEW CREDIT FACILITIES AND THE INDENTURE RELATING TO THE NOTES, WILL LIMIT OUR ABILITY TO FINANCE OPERATIONS AND CAPITAL NEEDS OR TO ENGAGE IN OTHER BUSINESS ACTIVITIES.

    Our debt agreements contain covenants that restrict our ability to:

    - incur additional indebtedness (including guarantees);

    - incur liens;

    - dispose of assets;

    - make some acquisitions;

    - pay dividends and make other restricted payments;

    - issue stock;

    - enter into sale and leaseback transactions;

    - make loans and investments;

    - enter into new lines of business;

    - make accounting changes;

    - enter into some operating leases; and

    - engage in some transactions with affiliates.

    In addition, the new credit facilities require us to comply with specified financial covenants including maintenance of net worth, limitations on capital expenditures, minimum interest coverage ratios, maximum leverage ratios and a minimum EBITDA, as defined in the new credit agreement.

    Our ability to meet these covenants and requirements in the future may be affected by events beyond our control, including prevailing economic, financial and industry conditions. Our breach or failure to comply with any of these covenants could result in a default under our new credit facilities or the indenture. If we default under our new credit facilities, the lenders could cease to make further extensions of credit, cause all of our outstanding debt obligations under these credit facilities to become due and payable, require us to apply all of our available cash to repay the indebtedness under these credit facilities, prevent us from making debt service payments on any other indebtedness we owe and/or proceed against the collateral granted to them to secure repayment of those amounts. If a default under the indenture occurs, the holders of the notes could elect to declare the notes immediately due and payable. If the indebtedness under our new credit facilities or the notes is accelerated, we may not have sufficient assets to repay amounts due under these existing debt agreements or on other debt securities then outstanding. We also may amend the provisions and limitations of our new credit facilities from time to time without the consent of the holders of notes. See "Description of the New Credit Facilities."

THE NOTES ARE UNSECURED AND JUNIOR TO ALL OF OUR PRESENT AND FUTURE SENIOR DEBT, INCLUDING THE NEW CREDIT FACILITIES.

    The notes are unsecured and subordinated in right of payment to all of our present and future senior debt, including all indebtedness under the new credit facilities. As of March 31, 2001, the notes are subordinated to approximately $636.0 million of our senior debt. The effect of this subordination is that if we were to undergo insolvency, liquidation or another reorganization, our assets would be available to pay our obligations on the notes only after all senior debt, including borrowings under the new credit facilities and all interest or other amounts due on the senior debt, is paid in full. We cannot assure you that there will be sufficient assets remaining to pay amounts due on all or any of the notes. The indenture governing the notes will not limit the amount of senior debt we may incur if we satisfy certain fixed charge coverage tests. See "Description of the Notes."

    We generally may not pay our obligations on the notes, or repurchase, redeem or otherwise retire the notes if any senior debt is not paid when due or any default on senior debt occurs and the maturity of the senior debt is accelerated in accordance with its terms, unless, in either case, the default has been cured or waived, any acceleration has been rescinded or the senior debt has been paid in full. In addition, if any default exists with respect to certain senior debt and other specified conditions exist, we will be prohibited from making any payments on the notes for a designated period of time. Moreover, our debt under the new credit facilities is secured by liens on substantially all of our assets, including 100% of the capital stock of our U.S. subsidiaries and 65% of the capital stock of some of our non-U.S. subsidiaries. The notes are unsecured and therefore do not have the benefit of this collateral. Accordingly, if an event of default occurs under the new credit facilities, the lenders under those credit facilities have a security interest in our assets and may foreclose upon the collateral. In that case, our assets would first be used to repay in full amounts outstanding under the credit facilities and may not be available to repay our obligations on the notes.

THE OFFERING OF THE NOTES IS SUBJECT TO THE PROVISIONS OF FEDERAL BANKRUPTCY LAW AND COMPARABLE PROVISIONS OF STATE LAW WITH RESPECT TO FRAUDULENT CONVEYANCES.

    The incurrence by us of debt, such as the notes, could be subject to review under relevant federal and state fraudulent transfer laws in a bankruptcy case or a lawsuit. Federal or state fraudulent transfer laws permit a court, if it makes findings, to:

    - avoid all or a portion of our obligations to holders of the notes;

    - subordinate our obligations to holders of the notes to our other existing and future debt, entitling other creditors to be paid in full before any payment is made on the notes; and

    - take other action detrimental to holders of the notes, including, in some circumstances, invalidating the notes.

    If a court were to take any of those actions, we cannot assure holders of the notes that they would ever be repaid.

    Under federal and state fraudulent transfer laws, in order to take any of those actions, courts will typically need to find that, at the time the notes were issued, we:

    - issued the notes with the intent of hindering, delaying or defrauding current or future creditors; or

    - received less than fair consideration or reasonably equivalent value for incurring the debt represented by the notes; and

       - were insolvent or was rendered insolvent by reason of the issuance of the notes;

       - were engaged, or about to engage, in a business or transaction for which our assets were unreasonably small; or

       - intended to incur, or believed or should have believed we would incur, debts beyond our ability to pay as those debts mature.

    Different jurisdictions define "insolvency" differently. However, we generally would be considered insolvent at the time we incurred the debt constituting the notes if (1) the fair market value (or fair saleable value) of our assets is less than the amount required to pay our total existing debts and liabilities (including the probable liability on contingent liabilities) as they become absolute or mature or (2) we were incurring debts beyond our ability to pay as such debts mature. We cannot assure holders of the notes as to what standard a court would apply in order to determine whether we were "insolvent" as of the date of issuance of the notes and we cannot assure holders of the notes that, regardless of the method of valuation, a court would not determine that we were insolvent on that date. Additionally, we cannot assure holders of the notes that a court would not determine, regardless of whether we were insolvent on the date of issuance of the notes, that the issuance constituted a fraudulent transfer on other grounds.

WE MAY NOT BE ABLE TO REPURCHASE THE NOTES UPON A CHANGE OF CONTROL.

    Upon a change of control event, if we do not redeem the notes, each holder of the notes will have the right to require us to repurchase their notes at 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. Our ability to repurchase the notes upon a change of control event is limited by the terms of our debt agreements, including our new credit facilities. Upon a change of control event, we may be required to repay immediately the outstanding principal, and any accrued interest or any other amounts, owed by us under our new credit facilities. We may not be able to repay these amounts or obtain the necessary consents under these credit facilities to repurchase the notes. The source of funds for any purchase of notes would be our available cash or cash generated from other sources. However, we may not have enough available funds or be able to generate the necessary funds upon a change of control to make any required repurchases of tendered notes. This may result in our having to refinance our outstanding indebtedness, which we may not be able to do on favorable terms or at all.

YOU MAY BE UNABLE TO SELL YOUR NOTES IF A TRADING MARKET FOR THE NOTES DOES NOT
  DEVELOP.

    The notes will be new securities for which there is currently no established trading market, and none may develop. The initial purchasers of the notes have indicated to us that they intend to make a market in the notes, as permitted by applicable laws and regulations. However, the initial purchasers are under no obligation to do so. At their discretion, the initial purchasers could discontinue their market-making efforts at any time without notice. Accordingly, we cannot assure you that an active trading market for the notes will develop or, if a market develops, as to the liquidity of the market.

    We expect that the notes will be eligible for trading in the PORTAL market. However, we do not intend to apply for listing of the notes on any securities exchange or for quotation on any automated dealer quotation system.

    The liquidity of any market for the notes will depend on the number of holders of the notes, the interest of securities dealers in making a market in the notes and other factors. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. If an active trading market does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price depending upon prevailing interest rates, the market for similar securities, general economic conditions, our performance and business prospects and other factors.

WE ARE CONTROLLED BY ONE STOCKHOLDER.

    The interests of our sole stockholder may be in conflict with your interests as a holder of notes. We are 100% owned by Noveon Holdings, Inc. As a result, Noveon Holdings, Inc. will be able to direct the election of the members of our board of directors and therefore direct our management and policies. Circumstances may occur in which the interests of Noveon Holdings, Inc., as an equity holder, could be in conflict with the interests of the holders of notes. For example, Noveon Holdings, Inc. may have an interest in pursuing acquisitions, divestitures or other transactions that, in its judgment, could enhance its equity investment, even though those transactions might involve disproportionate risks to the holders of the notes. The owners of our sole stockholder are engaged in numerous investment activities, some of which may be competitive with us. These owners will be entitled to maintain and pursue for their own account, opportunities which may be competitive with us and neither these owners, nor their nominees to our board of directors, will be obligated to present us with opportunities in which we may be interested.

                         RISKS RELATED TO OUR BUSINESS

WE RELY ON SUPPLIERS OF A VARIETY OF SPECIALTY AND COMMODITY CHEMICALS IN OUR
  MANUFACTURING PROCESS.

    We use a variety of specialty and commodity chemicals in our manufacturing processes. These raw materials are generally available from numerous independent suppliers. We typically purchase our major raw materials on a contract basis in order to insure that we receive minimum required volumes. Some of the raw materials that we use are derived from petrochemical-based feedstocks. There have been historical periods of rapid and significant movements in the prices of these feedstocks both upward and downward. We selectively pass changes in the prices of raw materials to our customers from time to time. We cannot always do so, however, and any limitation on our ability to pass through any price increases could have an adverse effect on our business, financial condition or results of operations.

RISING ENERGY COSTS MAY RESULT IN INCREASED OPERATING EXPENSES AND REDUCED NET
  INCOME.

    Energy costs have risen significantly over the past several months due to the increase in the cost of oil and natural gas and the recent shortages of energy in various states, including Washington, where one of our manufacturing facilities is located. Our operating expenses will increase if these costs continue to rise or do not return to historical levels. If we cannot pass these costs on to our customers, our business, financial condition or results of operations may be adversely affected.

WE HAVE NO HISTORY AS A STAND-ALONE COMPANY, AND WE MAY NOT BE SUCCESSFUL AS A
  STAND-ALONE COMPANY.

    As a business segment of BFGoodrich, we relied upon BFGoodrich for administrative support, infrastructure and other services. In connection with the acquisition, we have entered into agreements with BFGoodrich for the provision of transitional services that are necessary to our business but that we are unable initially to provide ourselves. We cannot assure you that the scope of our agreements with BFGoodrich and the time frames, pricing and other terms will allow us to effect the transition with minimal disruption to our business. Furthermore, we may not be able to provide these services ourselves or identify third-party suppliers to provide these services on equivalent or more favorable terms. If BFGoodrich fails to supply any of these services or if we experience any difficulty in replacing these services on a timely basis or on favorable terms, our business, financial condition or results of operations could be adversely affected.

    Following the acquisition, we no longer have the right to use the BFGoodrich trademark and trade names. The sale of our products may have benefited from the use of the BFGoodrich trademark and trade names. The impact on our business and operations from our inability to use the BFGoodrich trademark and trade names cannot be fully predicted at this time and could have an adverse effect on our business, financial condition or results of operations.

WE HAVE POTENTIAL ENVIRONMENTAL LIABILITIES.

    Our operations are subject to extensive environmental laws and regulations of foreign, federal, state, and local authorities, including those pertaining to air emissions, wastewater discharges, the handling and disposal of solid and hazardous wastes and the remediation of contamination associated with the use and disposal of hazardous substances. We have incurred, and will continue to incur, costs and capital expenditures in complying with these laws and regulations. Any failure by us to comply with such laws and regulations could subject us to significant future liabilities.

    Under the purchase agreement, BFGoodrich is obligated to indemnify us for specific environmental liabilities. See "The Transactions--The Purchase Agreement." In the event that BFGoodrich fails to satisfy these indemnity obligations, we may bear the costs of these significant environmental liabilities relating to the operation of the business on or before the closing of the Transactions. In addition, environmental laws are constantly evolving and it is impossible to predict accurately the effect that changes in these laws may have upon our capital expenditures, earnings or competitive position in the future. Should environmental laws become more stringent, the costs of compliance could increase. If we cannot pass along future costs to our customers, any increases may have an adverse effect on our business, financial condition or results of operations.

OUR INDUSTRY IS HIGHLY COMPETITIVE.

    We compete with a wide variety of products materials and specialty chemicals manufacturers. Some of our competitors are larger, have greater financial resources and have less debt than we do. As a result, these competitors may be better able to withstand a change in conditions within our industry and throughout the economy as a whole. These competitors may also be able to maintain significantly greater operating and financial flexibility than we can. Additionally, a number of our niche product applications are customized or sold for highly specialized uses. Competitors that have greater financial, technological, manufacturing and marketing resources than we do and that do not currently market similar products may do so in the future. Increased competition could have an adverse effect on our business, financial condition or results of operations.

OUR OPERATIONS ARE CONDUCTED WORLDWIDE AND OUR RESULTS OF OPERATIONS ARE SUBJECT TO CURRENCY TRANSLATION RISK AND CURRENCY TRANSACTION RISK.

    The financial condition and results of operations of each foreign operating subsidiary are reported in the relevant local currency and then translated to U.S. dollars at the applicable currency exchange rate for inclusion in our financial statements. Exchange rates between these currencies and U.S. dollars in recent years have fluctuated significantly and may do so in the future. For the year ended December 31, 2000, we generated approximately 25% of our sales in foreign currency, and we incurred approximately 20% of our total costs in foreign currency. Significant changes in the value of the Euro relative to the U.S. dollar could also have an adverse effect on our financial condition and results of operations and our ability to meet interest and principal payments on Euro-denominated debt, including borrowings under our new credit facilities, and U.S. dollar denominated debt, including the notes and borrowings under the new credit facilities. In addition to currency translation risks, we incur currency transaction risk whenever one of our operating subsidiaries enters into either a purchase or a sales transaction using a different currency from the currency in which it receives revenues. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." Given the volatility of exchange rates, there can be no assurance that we will be able to effectively manage our currency transaction and/or translation risks or that any volatility in currency exchange rates will not have an adverse effect on our financial condition or results of operations.

OUR INTERNATIONAL OPERATIONS ARE AFFECTED BY GLOBAL AND REGIONAL CONDITIONS.

    Our international operations are subject to risks, including currency exchange controls, labor unrest, regional economic uncertainty, political instability, restrictions on the transfer of funds into or out of a country, export duties and quotas, domestic and foreign customs and tariffs, and current and changing regulatory environments. These events could have an adverse effect on our international operations in the future by reducing the demand for our products, increasing the prices at which we can sell our products or otherwise having an adverse effect on our business, financial condition or results of operations.

WE MAY BE UNABLE TO RESPOND EFFECTIVELY TO TECHNOLOGICAL CHANGES IN OUR
  INDUSTRY.

    Our future business success will depend upon our ability to maintain and enhance our technological capabilities, develop and market products and applications that meet changing customer needs and successfully anticipate or respond to technological changes on a cost-effective and timely basis. Our inability to anticipate, respond to or utilize changing technologies could have an adverse effect on our business, financial condition or results of operations.

MANY OF OUR CUSTOMERS ARE IN CYCLICAL INDUSTRIES.

    Many of our customers are in industries and businesses that are cyclical in nature and sensitive to changes in general economic conditions. The demand for our products depends, in part, upon the general economic conditions of the industries of our customers. Downward economic cycles in our customers' industries may reduce sales of our products.

OUR PRODUCTION FACILITIES ARE SUBJECT TO OPERATING HAZARDS.

    We are dependent on the continued operation of our production facilities. These production facilities are subject to hazards associated with the manufacture, handling, storage and transportation of chemical materials and products, including pipeline leaks and ruptures, explosions, fires, inclement weather and natural disasters, mechanical failure, unscheduled downtime, labor difficulties, transportation interruptions, remediation complications, chemical spills, discharges or releases of toxic or hazardous substances of gases, storage tank leaks and other environmental risks. These hazards can cause personal injury and loss of life, severe damage to, or destruction of, property and equipment and environmental damage and could have an adverse effect on our business, financial condition or results of operations.

WE ARE SUBJECT TO LITIGATION.

    We are a defendant in numerous lawsuits that result from, and are incidental to, the conduct of our business. These suits concern issues including product liability, contract disputes, labor-related matters, patent infringement, environmental proceedings, property damage and personal injury matters. While it is not feasible to predict the outcome of all pending suits and claims, the ultimate resolution of these matters could have an adverse effect upon our business, financial condition or results of operations.

WE RELY ON PATENTS AND CONFIDENTIALITY AGREEMENTS TO PROTECT OUR INTELLECTUAL
  PROPERTY.

    Protection of our proprietary processes, methods and compounds and other technology is important to our business. Consequently, we rely on judicial enforcement and protection of our patents.

While a presumption of validity exists with respect to patents issued to us in U.S. and non-U.S. jurisdictions, we cannot assure you that any of our patents will not be challenged, invalidated, circumvented or rendered unenforceable. Furthermore, we cannot assure you that any pending patent application filed by us will result in an issued patent, or if patents are issued to us, that those patents will provide meaningful protection against competitors or against competitive technologies.

    We also rely upon unpatented proprietary manufacturing expertise, continuing technological innovation and other trade secrets to develop and maintain our competitive position. While we generally enter into confidentiality agreements with our employees and third parties to protect our intellectual property, we cannot assure you that our confidentiality agreements will not be breached, that they will provide meaningful protection for our trade secrets or proprietary manufacturing expertise or that adequate remedies will be available in the event of an unauthorized use or disclosure of our trade secrets and manufacturing expertise. In addition, we cannot assure you that others will not obtain knowledge of our trade secrets through independent development or other access by legal means. The failure of our patents or confidentiality agreements to protect our processes, apparatuses, technology, trade secrets and proprietary manufacturing expertise, methods and compounds could have an adverse effect on our business, financial condition or results of operations.

WE ARE SUBJECT TO GOVERNMENT REGULATION.

    We are subject to regulation by many U.S. and non-U.S. supranational, national, federal, state and local governmental authorities. In some circumstances, before we may sell some of our products these authorities must approve these products, our manufacturing processes and facilities. We are also subject to ongoing reviews of our products and manufacturing processes.

    In order to obtain regulatory approval of various new products, we must, among other things, demonstrate to the relevant authority that the product is safe and effective for its intended uses and that we are capable of manufacturing the product in accordance with current regulations. The process of seeking approvals can be costly, time consuming and subject to unanticipated and significant delays. There can be no assurance that approvals will be granted to us on a timely basis, or at all. Any delay in obtaining, or any failure to obtain or maintain, these approvals would adversely affect our ability to introduce new products and to generate revenue from those products.

    New laws and regulations may be introduced in the future that could result in additional compliance costs, seizures, confiscation, recall or monetary fines, any of which could prevent or inhibit the development, distribution and sale of our products. If we fail to comply with applicable laws and regulations, we may be subject to civil remedies, including fines, injunctions, recalls or seizures, which could have an adverse effect on our business, financial condition or results of operations.

OUR BUSINESS STRATEGY INCLUDES ACQUISITIONS AND DISPOSITIONS.

    Our business strategy is based in part on our ability to acquire other specialty chemicals businesses or product lines and to divest some of our businesses. We do not know whether in the future we will be able to complete acquisitions or divestitures on acceptable terms, identify suitable businesses or product lines to acquire or successfully integrate acquired businesses. We compete with other potential buyers for the acquisition of other specialty chemicals businesses. This competition may result in fewer acquisition opportunities. If we cannot complete acquisitions or dispositions, our financial condition or results of operations may be adversely affected.

WE MAY BE ADVERSELY AFFECTED IF WE LOSE ANY MEMBER OF OUR SENIOR MANAGEMENT
  TEAM.

    We are dependent on the services of our senior management team. The loss of any member of our senior management team could have an adverse effect on us.

                                USE OF PROCEEDS

    We will not receive any cash proceeds from the issuance of the exchange notes in exchange for the outstanding notes. We are making this exchange offer soley to satisfy our obligations under our registration rights agreement. We will receive in exchange, outstanding notes in like principal amount. We will retire or cancel all of the outstanding notes tendered in the exchange offer.

    We used the $275.0 million in gross proceeds from the sale of the outstanding notes, together with the $635.0 million of borrowings under our new credit facilities, the $355.0 million cash equity contribution by Noveon Holdings, Inc., our corporate parent, and the $172.0 million seller note of Noveon Holdings, Inc., as follows:

    - to pay $1,372.0 million to BFGoodrich for its performance materials business; and

    - to pay approximately $65.0 million of estimated fees and expenses related to the Transactions.

                                 CAPITALIZATION

    The following table sets forth our capitalization as of March 31, 2001.

                                                                MARCH 31, 2001
                                                             (DOLLARS IN MILLIONS)
                                                             ---------------------
Cash.......................................................         $   19.3
                                                                    ========

Short-term bank debt.......................................         $    1.0
Revolving Credit Facility(1)...............................               --
Term Loan A(2).............................................            125.0
Term Loan B(2).............................................            510.0
                                                                    --------
  TOTAL SENIOR DEBT........................................            636.0

Notes......................................................            275.0
                                                                    --------
  TOTAL DEBT...............................................            911.0

Total Stockholder's Equity(3)..............................            523.8
                                                                    --------

  TOTAL CAPITALIZATION.....................................         $1,434.8
                                                                    ========

------------------------

(1) Our new credit facilities provide for additional borrowing capacity in amounts up to $125.0 million under a revolving credit facility and related subfacilities. See "Description of the New Credit Facilities."

(2) Includes both current and long-term portions.

(3) Reflects $355.0 million of cash equity contribution, the $172.0 million contribution resulting from Noveon Holdings, Inc's seller note and the total comprehensive loss of $3.2 million in March 2001. See "The Transactions."

                       SELECTED HISTORICAL FINANCIAL DATA

    The following table presents selected historical financial data at the dates and for the periods indicated. The historical data for the years ended 1997, 1998, 1999 and 2000 are derived from the audited consolidated historical financial statements of the Performance Materials Segment of BFGoodrich. The historical data for the year ended 1996 was derived from the unaudited consolidated historical financial statements of the Performance Materials Segment of BFGoodrich. The historical data for the three months ended March 31, 2000 and the two months ended February 28, 2001 are derived from the unaudited consolidated historical financial statements of the Performance Materials Segment of BFGoodrich. The historical data for the one month ended March 31, 2001 are derived from the unaudited consolidated historical financial statements of Noveon, Inc. The information set forth below should be read in conjunction with the historical consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other financial information included elsewhere in this prospectus.

                                                   PERFORMANCE MATERIALS SEGMENT OF BFGOODRICH                       NOVEON, INC.
                                ----------------------------------------------------------------------------------   ------------
                                                                                            THREE
                                                                                           MONTHS      TWO MONTHS     ONE MONTH
                                                                                            ENDED        ENDED          ENDED
                                                YEAR ENDED DECEMBER 31,                   MARCH 31,   FEBRUARY 28,    MARCH 31,
                                -------------------------------------------------------   ---------   ------------   ------------
                                   1996         1997       1998       1999       2000       2000          2001           2001
                                -----------   --------   --------   --------   --------   ---------   ------------   ------------
                                (UNAUDITED)                   (AUDITED)                         (UNAUDITED)          (UNAUDITED)
                                                              (DOLLARS IN MILLIONS, EXCEPT RATIOS)
STATEMENT OF OPERATIONS DATA:
Sales.........................   $  824.4     $  904.7   $1,195.2   $1,217.7   $1,167.7    $ 307.7       $187.0       $    95.8
Cost of sales.................      543.8        572.6      796.8      814.0      803.2      209.3        133.9            67.3
                                 --------     --------   --------   --------   --------    -------       ------       ---------
Gross profit..................      280.6        332.1      398.4      403.7      364.5       98.4         53.1            28.5
Selling and administrative
  expenses....................      174.6        215.1      262.6      261.0      241.8       62.7         42.6            19.1
Consolidation costs...........        4.0           --         --       37.3       40.5         --           --              --
                                 --------     --------   --------   --------   --------    -------       ------       ---------
Operating income..............      102.0        117.0      135.8      105.4       82.2       35.7         10.5             9.4
Interest income (expense),
  net.........................        7.0          0.7       (0.7)       0.5        4.4       (0.2)         0.6            (9.7)
Other income (expense), net...       (1.4)        (2.1)      (0.2)      (1.5)      (0.4)       0.8         (1.5)           (0.7)
                                 --------     --------   --------   --------   --------    -------       ------       ---------
Income (loss) from continuing
  operations before income
  taxes.......................      107.6        115.6      134.9      104.4       86.2       36.3          9.6            (1.0)
Income tax (expense)
  benefit.....................      (42.0)       (44.1)     (55.4)     (42.3)     (35.9)     (15.1)        (4.0)            0.4
                                 --------     --------   --------   --------   --------    -------       ------       ---------
Income (loss) from continuing
  operations..................       65.6         71.5       79.5       62.1       50.3       21.2          5.6            (0.6)
Income (loss) from
  discontinued operations-net
  of taxes....................       16.0         59.5       (1.6)        --         --         --           --              --
                                 --------     --------   --------   --------   --------    -------       ------       ---------
Net income (loss).............   $   81.6     $  131.0   $   77.9   $   62.1   $   50.3    $  21.2       $  5.6       $    (0.6)
                                 ========     ========   ========   ========   ========    =======       ======       =========
OTHER DATA:
Cash flow from (used by)
  operations..................   $  135.8     $   48.3   $  168.7   $  156.1   $  180.9    $  (1.1)      $(31.1)      $    10.7
Cash flow from (used by)
  investing activities........     (193.4)        78.2     (449.3)     (97.3)     (75.3)     (20.8)        (7.6)       (1,189.1)
Cash flow from (used by)
  financing activities........       58.6       (141.8)     273.7      (54.4)    (100.2)      26.1         37.0         1,197.8
EBITDA(A).....................      157.5        166.5      211.9      229.6      209.4       58.3         24.9            19.2
Depreciation and
  amortization................       51.5         49.5       76.1       86.9       86.7       22.6         14.4             8.8
Capital expenditures..........      108.0         72.8       70.7       79.6       64.0        9.2          7.6             2.3
Ratio of earnings to fixed
  charges.....................       20.6x        16.7x      16.7x      14.4x      11.6x      17.7x        10.8x             (B)

BALANCE SHEET DATA:
Cash and cash equivalents.....   $   29.6     $   13.0   $    6.6   $   10.6   $   15.7    $  14.2          N/A       $    19.3
Working capital...............      108.3         84.0      129.7      143.5      119.9      135.8          N/A           208.8
Property, plant and equipment,
  net.........................      513.9        479.7      610.8      600.8      563.2      579.1          N/A           725.8
Total assets..................    1,022.9        930.4    1,439.0    1,430.6    1,359.2    1,445.3          N/A         1,695.1
Total debt....................       48.3         64.4       69.3       42.7       30.0       75.9          N/A           911.0
BFGoodrich's investment.......      616.5        572.3      938.1      950.9      910.4      959.0          N/A              --
Stockholder's equity..........         --           --         --         --         --         --          N/A           523.8

(A) EBITDA is defined as income from continuing operations before interest, taxes, depreciation and amortization, non-cash cost of sales impact of inventory write-up from purchase accounting, other income and expense, management fees (if applicable) and consolidation costs. EBITDA has not been reduced by management fees (if applicable) which, pursuant to management services agreements, are subordinated to the obligations under the notes. EBITDA is not a measure of operating income, operating performance or liquidity under GAAP. We include EBITDA data because we understand such data are used by investors to determine our historical ability to service our indebtedness. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income (as determined in accordance with GAAP) as an indicator of our operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) as a measure of liquidity. In addition, it should be noted that companies calculate EBITDA differently and therefore EBITDA as presented for us may not be comparable to EBITDA reported by other companies. See Historical Financial Statements and related notes included elsewhere in this prospectus for the cash used in and provided by operating activities. Differences exist between the various agreements governing our indebtedness with respect to the definition of EBITDA or comparable terms. See "Description of the New Credit Facilities."

(B) Noveon, Inc. experienced a loss in March 2001, and as a result, the ratio of earnings to fixed charges was less than 1:1. The Company would require additional earnings of $0.6 to achieve a coverage of 1:1.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION AND ANALYSIS IS PROVIDED TO INCREASE THE UNDERSTANDING OF, AND SHOULD BE READ IN CONJUNCTION WITH, THE FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED IN THIS PROSPECTUS. REFERENCES TO "WE" OR "OUR COMPANY" PRIOR TO FEBRUARY 28, 2001, THE DATE OF THE COMPLETION OF THE TRANSACTIONS, IN THE FOLLOWING DISCUSSION AND ANALYSIS REFERS TO THE PERFORMANCE MATERIALS SEGMENT OF BFGOODRICH, OUR PREDECESSOR COMPANY.

                                    OVERVIEW

    We are a leading global producer and marketer of technologically advanced specialty chemicals for a broad range of consumer and industrial applications. We maintain a significant presence in many niche product categories where customers value our long-standing ability to provide need-specific formulations and solutions. These formulations can enhance the value of customers' end-products by improving performance, lowering cost, providing easier processing or making them more environmentally friendly. As a result, customers use our products in many applications in place of more traditional materials and chemical products. We service in excess of 7,000 customers through our worldwide network of 28 strategically located facilities.

    For the year ended December 31, 2000, we derived approximately 68% of our sales from the United States, approximately 15% from Europe and approximately 17% from the rest of the world. For the year ended December 31, 2000, sales, operating income (before consolidation costs of $40.5 million), cash flow from operations and EBITDA were $1.2 billion, $122.7 million, $180.9 million and $209.4 million, respectively. For the three months ended March 31, 2001, sales, operating income, cash flow used in operations and EBITDA were approximately $282.8 million, $19.9 million, $(20.4) million and $44.1 million, respectively. The results for the three months ended March 31, 2001 have been derived by combining the results of operations for the two months ended February 28, 2001 of the Performance Materials Segment of BFGoodrich, prior to the acquisition, with the results of operations of Noveon, Inc. for the one month ended
March 31, 2001.

    We commenced operations on March 1, 2001 through the acquisition on February 28, 2001 of the performance materials business of BFGoodrich. The acquisition was financed through borrowings under our new credit facilities, proceeds from the offering of the notes, and an equity contribution from Noveon Holdings, Inc. See "The Transactions." We are a wholly-owned subsidiary of Noveon Holdings, Inc. Noveon Holdings, Inc. has no independent operations or investments other than its investment in the Company. Noveon Holdings, Inc. has made an equity contribution of $527.0 million to us comprised of $355.0 million in cash and $172.0 million resulting from the seller note that Noveon
Holdings, Inc. issued to BFGoodrich in connection with our acquisition of the Performance Materials Segment of BFGoodrich. The seller note bears interest at an initial rate of 13% payable semiannually in cash or additional notes at the option of Noveon Holdings, Inc. and increases to a rate of 15% after five years. However, if the interest is paid in cash after five years, the interest rate remains at 13%. Noveon Holdings, Inc. may be dependent on the cash flows of Noveon, Inc. to repay the seller note upon maturity in 2011.

    Our consolidated balance sheet as of March 31, 2001 reflects the acquisition under the purchase method of accounting. The preliminary purchase price before fees and expenses, totaling $20.1 million, was $1,397.0 million and consisted of cash of $1,166.7 million, assumption of bank debt and liabilities of $33.3 million, net of cash acquired, a $172.0 million equity contribution resulting from the seller note of Noveon Holdings, Inc. issued to BFGoodrich and an estimated preliminary working capital adjustment of $25.0 million included in accrued expenses at March 31, 2001. Under the terms of the acquisition agreement, the working capital adjustment for purposes of final purchase price will be settled in 2001. An upward adjustment of the purchase price will be limited to $25.0 million, which we will pay through our revolving credit facility. Any amounts we receive as a result of a downward adjustment to the purchase price may be used to reduce our debt under the new credit facilities unless these amounts are invested in net working capital.

    Various assets acquired and liabilities assumed, primarily working capital accounts, of the Performance Materials Segment of BFGoodrich were recorded at estimated fair values as determined by our management based on the information currently available. Appraisals of fixed assets and identifiable intangible assets are currently underway and will be completed later in 2001. In addition, the valuations of our projected pension and other post-employment benefit obligations and fair value of these plans' assets are in process. The deferred income taxes provided in the preliminary purchase price allocation are primarily attributed to those foreign and domestic subsidiaries whose common stock we acquired from BFGoodrich. These amounts are subject to adjustment based on the completion of the valuations and appraisals. Accordingly, the preliminary purchase price allocation is subject to revision.

    As of the acquisition date, our management began to assess the potential to consolidate and/or exit activities of the business and accordingly reduce the number of personnel in the Company. Since the assessment is not yet finalized and the cost cannot yet be estimated, the cost of this restructuring is not included in the preliminary allocation of the purchase price. Allocation of the restructuring costs to purchase price will be made as soon as the assessment is completed and costs are determined.

    For the purpose of the unaudited pro forma consolidated financial statements, we have adjusted historical allocations from BFGoodrich for those functions that we plan to perform ourselves at a cost that exceeds our historical allocation. We estimate future costs of these services to be $5.0 million on an annualized basis. We have also adjusted our unaudited pro forma financial statements to exclude the results of the textile dyes and drug delivery systems businesses of the Performance Materials Segment of BFGoodrich. As a result of the textile dyes and drug delivery systems adjustments, the unaudited pro forma consolidated statement of operations for the year ended December 31, 2000 reflects an increase in EBITDA of $2.0 million. We have not adjusted our financial statements to reflect estimated cost savings that we expect to realize from the textile reorganization plan initiated at the end of 2000. We estimate that our EBITDA for the year ended December 31, 2000 would have been $4.8 million higher had the reorganization been initiated at the beginning of the period.

    The following discussion and analysis is based on, and should be read in conjunction with, the financial statements and related notes included in this prospectus.

                         FACTORS AFFECTING OUR BUSINESS

    ECONOMIC AND INDUSTRY CONDITIONS.  Some factors that affect our results are:

       - Economic conditions in the regions in which we operate-- economic growth rates varied by geographic regions from 1998 to 2000 and may do so in the future.

       - Cyclicality-- our results in the past have been negatively impacted by reduced demand in the automotive, textile, construction and electronics industries.

       - Pricing pressures-- we have experienced pricing pressure in parts of the Performance Coatings Group and Polymer Solutions Group as a result of consolidation among some of our competitors and customers and as some of the industries we serve mature.

       - Costs of raw materials and energy-- our results in the past have been negatively affected by increases in feedstock and energy costs. Raw materials whose cost increases have significantly affected our results include toluene, natural gas, ethyl and butyl acrylate, chlorine, methyl diphenyl diisocyanate (MDI), polytetramethylene ether glycol (PTMEG), aniline, acetone, PVC and styrene. For the year ended December 31, 2000, raw material costs represented 42.2% of sales.

    EFFECTS OF CURRENCY FLUCTUATIONS. Our worldwide results of operations are subject to both currency transaction and translation risk. We incur currency transaction risk whenever we enter into either a purchase or sales transaction using a currency other than the local currency of the entity. We incur currency translation risk because we measure and record our financial condition and results of operations in local currencies before translating these results into U.S. dollars and including them in our historical consolidated financial statements. Exchange rates between these currencies and U.S. dollars in recent years have fluctuated significantly and may do so in the future. For the year ended December 31, 2000, we generated approximately 25% of our sales in foreign currency, and we incurred approximately 20% of our total costs in foreign currency. The net depreciation of the Euro and/or constituent currencies against the U.S. dollar and other world currencies since 1998 has had a negative impact on our sales and operating income as reported in U.S. dollars in our historical consolidated financial statements. Additionally, due to the relative values of the Euro and the U.S. dollar, we are disadvantaged with respect to our competitors that manufacture products with effectively lower costs in Europe. Under our new credit facilities we borrowed a portion of Term Loan A and Term Loan B in Euros and under our revolving credit facility we have the ability to borrow in multicurrencies, which we expect will reduce risks relating to currency fluctuations.

    STAND-ALONE COMPANY. Some of the historical consolidated financial information included in this prospectus is derived from the historical consolidated financial statements of the Performance Materials Segment of BFGoodrich. The preparation of this information is based on various assumptions and estimates including allocations of costs from BFGoodrich. This information may not necessarily reflect what the results of operations, financial position and cash flow would have been if the Performance Materials Segment of BFGoodrich had been a separate, stand-alone entity during the periods presented or what the results of operations, financial position and cash flows will be in the future. During the periods prior to February 28, 2001 presented in "--Results of Operations" below, we received general and administrative services from BFGoodrich. We estimate that the aggregate costs allocated to us for these services are less than the costs we would have incurred had we operated as a stand-alone entity. Upon the closing of the Transactions, we have been performing these functions ourselves or BFGoodrich has been continuing to provide these services pursuant to a transition services agreement. See "Certain Relationships and Related Transactions--The Transition Services Agreement."

             QUANTITATIVE AND QUALITATIVE DISCLOSURE OF MARKET RISK

    We are exposed to various market risk factors including fluctuating interest rates and changes in foreign currency rates. These risk factors can impact results of operations, cash flows and financial position. We manage these risks through regular operating and financing activities and we periodically use derivative financial instruments such as foreign exchange option and forward contracts. These derivative instruments are placed with major financial institutions and are not for speculative or trading purposes.

FOREIGN CURRENCY RISK

    We limit our foreign currency risk by operational means, mostly by locating our manufacturing operations in those locations where we have significant exposures to major currencies. We have entered into currency option and forward contracts to partially offset the risk of foreign currency fluctuations. The value of these contracts at March 31, 2001 was not material to the Company's earnings, cash flow and financial position.

    We sell to customers in foreign markets through foreign operations and through export sales from plants in the U.S. These transactions are often denominated in currencies other than the U.S. dollar. The primary currency exposure is the Euro.

INTEREST RATE RISK

    At March 31, 2001, we carried $911.0 million of outstanding debt on our balance sheet, with $636.0 million of that total held at variable interest rates. Holding all other variables constant, if interest rates hypothetically increased or decreased by 10%, for the three months ended March 31, 2001, interest expense would increase or decrease by $1.3 million. In addition, if interest rates hypothetically increased or decreased by 10% on March 31, 2001, with all other variables held constant, the fair market value of the Company's $275.0 million, 11% Senior Subordinated Notes would decrease or increase by approximately $18.0 million.

                         ACQUISITIONS AND DIVESTITURES

    The acquisitions discussed in the following paragraphs were recorded using the purchase method of accounting. The results of operations of the acquired companies have been included in our results since their respective dates of acquisition.

    2000. During 2000, we acquired the intellectual property related to two personal care businesses. Total consideration aggregated $11.6 million, of which $10.2 million represented goodwill and other intangible assets.

    At the end of March 2000, we contributed $17.9 million of net assets related to the Telene-Registered Trademark- product line for a 50% interest in a joint venture consisting of Telene-Registered Trademark- and various assets, primarily patents and licenses from Advanced Polymer Technologies, Inc. Also, as part of the purchase agreement with BFGoodrich, the textile dyes business was not part of the acquisition. For 2000, the textile dyes business had sales and an operating loss of $15.7 million and $3.0 million, respectively.

    1999. During 1999, we acquired a textile coatings business for $19.6 million, of which $14.4 million represented goodwill.

    1998. In March 1998, we acquired Freedom Chemical Company ("Freedom"), a leading global manufacturer of specialty and fine chemicals, for approximately $378.0 million in cash, of which $226.1 million represented goodwill. We also acquired a small textile business during 1998.

    The following unaudited pro forma data summarize the results of operations for the period indicated as if Freedom and our company had been combined as of the beginning of the period presented. The pro forma data give effect to actual operating results prior to the acquisition. Adjustments to interest expense, goodwill amortization and income taxes related to the acquisition are reflected in the pro forma data. Interest on BFGoodrich debt was not allocated in the pro forma data. These pro forma amounts do not purport to be indicative of the results that would have actually been obtained if the acquisition had occurred as of the beginning of the period presented or that may be obtained in the future.

                                                                     1998
                                                             ---------------------
                                                                  (UNAUDITED)
                                                             (DOLLARS IN MILLIONS)
Net sales..................................................         $1,251.3
Operating income...........................................            136.5
Net income.................................................             78.5

                             RESULTS OF OPERATIONS

    The following table presents the major components of the statement of income on a historical basis. Our business consists of three reportable business segments: Consumer Specialties Group,

Polymer Solutions Group and Performance Coatings Group. We show group sales as a percentage of total sales. We show group gross profit and operating income as a percentage of group sales.

                                            PERFORMANCE MATERIALS SEGMENT OF BFGOODRICH
                                  ---------------------------------------------------------------
                                                  FISCAL YEAR ENDED DECEMBER 31,
                                  ---------------------------------------------------------------
                                    1998        %         1999        %         2000        %
                                  --------   --------   --------   --------   --------   --------
                                                       (DOLLARS IN MILLIONS)
SALES
 Consumer Specialties Group.....  $  221.5      18.5%   $  244.1      20.0%   $  249.1      21.3%
  Polymer Solutions Group.......     445.6      37.3%      438.5      36.0%      426.7      36.6%
 Performance Coatings Group.....     528.1      44.2%      535.1      44.0%      491.9      42.1%
                                  --------    ------    --------    ------    --------    ------
    Total Sales.................  $1,195.2     100.0%   $1,217.7     100.0%   $1,167.7     100.0%
                                  ========    ======    ========    ======    ========    ======
GROSS PROFIT
 Consumer Specialties Group.....  $   90.3      40.8%   $   87.5      35.8%   $   83.5      33.5%
  Polymer Solutions Group.......     163.4      36.7%      170.0      38.8%      157.0      36.8%
 Performance Coatings Group.....     144.7      27.4%      146.2      27.3%      124.0      25.2%
                                  --------              --------              --------
    Total Gross Profit..........  $  398.4      33.3%   $  403.7      33.2%   $  364.5      31.2%
                                  ========              ========              ========
OPERATING INCOME (LOSS)
 Consumer Specialties Group.....  $   27.0      12.2%   $   29.3      12.0%   $   26.5      10.6%
  Polymer Solutions Group.......      62.7      14.1%       78.0      17.8%       72.2      16.9%
 Performance Coatings Group.....      46.1       8.7%       35.4       6.6%       24.0       4.9%
                                  --------              --------              --------
                                     135.8      11.4%      142.7      11.7%      122.7      10.5%
  Consolidation Costs...........        --       0.0%      (37.3)     (3.1%)     (40.5)     (3.5%)
                                  --------              --------              --------
Total Operating Income..........  $  135.8      11.4%   $  105.4       8.7%   $   82.2       7.0%
                                  ========              ========              ========


                                                                                    NOVEON, INC.
                                      PERFORMANCE MATERIALS SEGMENT OF              NOVEON, INC.
                                                 BFGOODRICH                      -------------------
                                  -----------------------------------------      -------------------
                                  THREE MONTHS ENDED     TWO MONTHS ENDED          ONE MONTH ENDED
                                      MARCH 31,            FEBRUARY 28,               MARCH 31
                                  -------------------   -------------------      -------------------
                                   2000         %        2001         %           2001         %
                                  --------   --------   --------   --------      --------   --------
                                                        (DOLLARS IN MILLIONS)
SALES
 Consumer Specialties Group.....   $ 59.6       19.4%    $ 41.8       22.3%       $23.1        24.1%
  Polymer Solutions Group.......    114.4       37.2%      73.1       39.1%        36.9        38.5%
 Performance Coatings Group.....    133.7       43.4%      72.1       38.6%        35.8        37.4%
                                   ------     ------     ------     ------        -----      ------
    Total Sales.................   $307.7      100.0%    $187.0      100.0%       $95.8       100.0%
                                   ======     ======     ======     ======        =====      ======
GROSS PROFIT
 Consumer Specialties Group.....   $ 20.8       34.9%    $ 10.3       24.6%       $ 7.5        32.5%
  Polymer Solutions Group.......     42.4       37.1%      27.0       36.9%        13.1        35.5%
 Performance Coatings Group.....     35.2       26.3%      15.8       21.9%         7.9        22.1%
                                   ------                ------                   -----
    Total Gross Profit..........   $ 98.4       32.0%    $ 53.1       28.4%       $28.5        29.8%
                                   ======                ======                   =====
OPERATING INCOME (LOSS)
 Consumer Specialties Group.....   $  6.8       11.4%    $ (0.4)      (1.0%)      $ 2.8        12.1%
  Polymer Solutions Group.......     20.9       18.3%      12.5       17.1%         6.3        17.1%
 Performance Coatings Group.....      8.0        6.0%      (1.6)      (2.2%)        0.3         0.8%
                                   ------                ------                   -----
                                     35.7       11.6%      10.5        5.6%         9.4         9.8%
  Consolidation Costs...........       --         --         --         --           --          --
                                   ------                ------                   -----
Total Operating Income..........   $ 35.7       11.6%    $ 10.5        5.6%       $ 9.4         9.8%
                                   ======                ======                   =====

THREE MONTHS ENDED MARCH 31, 2001 COMPARED WITH THREE MONTHS ENDED MARCH 31,
  2000

    The comparison of the three months ended March 31, 2001 to the three months ended March 31, 2000 has been prepared by combining the results of operations for the two months ended February 28, 2001 of the Performance Materials Segment of BFGoodrich, prior to the acquisition, with the results of operations of Noveon, Inc. for the one-month period ended March 31, 2001. The results for the pre-acquisition period are not necessarily comparative to the post-acquisition period because of the changes in organizational structure, recorded asset values, cost structure and capitalization of the Company resulting from the acquisition.

TOTAL COMPANY ANALYSIS

    SALES. Sales decreased $24.9 million, or 8.1%, from $307.7 million in 2000 to $282.8 million in 2001. The decrease was primarily the result of volume declines related to products sold to the paper and packaging, textiles and automotive industries. Unfavorable foreign currency exchange rates and the exclusion of Telene-Registered Trademark- sales, as these sales are included in a joint venture formed on March 31, 2000 which is being accounted for under the equity method, also negatively impacted sales. These decreases were partially offset by strong volumes in our products serving the consumer products industry.

    COST OF SALES. Cost of sales as a percentage of sales increased from 68.0% in 2000 to 71.1% in 2001. The increase in cost of sales as a percentage of sales in 2001 as compared to 2000 was attributable to increases in raw material and energy costs across all groups, reduced utilization of facilities due to volume reductions and the incremental depreciation and amortization expense associated with the write-up of assets in purchase accounting. The incremental depreciation and amortization associated with the write-up of assets from purchase accounting for the acquisition was approximately $1.6 million greater than our monthly depreciation and amortization when we operated as a segment of BFGoodrich. These decreases were partially offset by overhead cost controls.

    GROSS PROFIT. Gross profit decreased $16.8 million, or 17.1%, from $98.4 million in 2000 to $81.6 million in 2001. The decrease was primarily associated with the sales volume reductions, the increase in raw material and energy costs, reduced utilization of facilities due to volume reductions and the incremental depreciation and amortization expense associated with the write-up of assets in purchase accounting. These factors contributing to the decrease in gross profit were partially offset by overhead cost controls.

    SELLING AND ADMINISTRATIVE EXPENSES. Selling and administrative expenses decreased $1.0 million, or 1.6%, from $62.7 million in 2000 to $61.7 million in 2001. Selling and administrative costs as a percentage of sales increased from 20.4% in 2000 to 21.8% in 2001. The increase in selling and administrative costs as a percent of sales in 2001 was a result of lower sales volumes.

    OPERATING INCOME. Operating income decreased by $15.8 million, or 44.3%, from $35.7 million in 2000 to $19.9 million in 2001. The decrease in operating income was primarily attributable to sales volume declines, significantly higher raw material and energy costs, reduced utilization of facilities due to volume reductions and the incremental depreciation and amortization expense associated with the write-up of assets in purchase accounting. These unfavorable impacts were partially offset by increased sales volume of products serving the consumer products industry combined with overhead cost controls.

    INTEREST EXPENSE. Interest expense was $0.2 million and $9.1 million in 2000 and 2001, respectively. The increase in expense was primarily attributable to the change in the equity and debt structure associated with the acquisition.

    OTHER INCOME (EXPENSE)--NET. Other income (expense)--net was $0.8 million of income in 2000 and $2.2 million of expense in 2001. The increase in expense was primarily due to the unfavorable operating performance of our investments accounted for under the equity method.

    INCOME TAX EXPENSE. Our income tax expense relationships are comparable for 2000 and 2001.

    NET INCOME. Net income decreased by $16.2 million, or 76.4%, from $21.2 million in 2000 to $5.0 million in 2001. The decrease in net income was primarily attributable to sales volume declines, higher raw material and energy costs, reduced utilization of facilities due to volume reductions, the incremental depreciation and amortization expense associated with the write-up of assets in purchase accounting and the incremental interest expense associated with our new equity and debt structure. These factors contributing to the decrease in net income were partially offset by increased sales volume of products serving the consumer products industry combined with overhead cost controls.

    Because of our highly leveraged capital structure, EBITDA is an important performance measure used by us, our stockholder and creditors. EBITDA is defined as income from continuing operations before interest, taxes, depreciation and amortization, non-cash cost of sales impact of inventory write-up from purchase accounting, other income and expense, management fees and consolidation costs. We believe that EBITDA provides additional information for determining our ability to meet future obligations and debt service requirements. However, EBITDA is not indicative of operating income or cash flow from operations as determined under generally accepted accounting principles. Our EBITDA for the periods ending March 31, 2001 and 2000 is calculated as follows:

                                                               2000        2001
                                                             ---------   ---------
                                                             (DOLLARS IN MILLIONS)
Operating Income...........................................    $35.7       $19.9
Depreciation and Amortization..............................     22.6        23.2
Investor Management Fees...................................       --         0.3
Non-cash cost of sales impact of inventory write-up from
  purchase accounting......................................       --         0.7
                                                               -----       -----
EBITDA.....................................................    $58.3       $44.1
                                                               =====       =====

GROUP ANALYSIS

    CONSUMER SPECIALTIES GROUP. Sales increased $5.3 million, or 8.9%, from $59.6 million in 2000 to $64.9 million in 2001. The increase was driven by strong sales of the group's personal care and food and beverage products and an acquisition at the end of the first quarter of 2000. These increases were partially offset by an unfavorable sales mix and the unfavorable exchange impact with the weakened Euro.

    Gross profit decreased $3.0 million, or 14.4%, from $20.8 million in 2000 to $17.8 million in 2001. As a percentage of sales, gross profit decreased 21.5% from 34.9% in 2000 to 27.4% in 2001. The decrease was primarily associated with the increase in raw material and energy costs (particularly toluene and natural gas), an unfavorable sales mix, the incremental depreciation and amortization expense associated with the write-up of assets in purchase accounting and the unfavorable exchange impact of the weakened Euro.

    Operating income decreased $4.4 million, or 64.7%, from $6.8 million in 2000 to $2.4 million in 2001. The decrease was primarily due to higher raw material and energy costs, an unfavorable sales mix, the incremental depreciation and amortization expenses associated with purchase accounting and the unfavorable exchange impact of the weakened Euro. These effects were partially offset by increased sales volumes in most of the group's product lines.

    POLYMER SOLUTIONS GROUP. Sales decreased by $4.4 million, or 3.8%, from $114.4 million in 2000 to $110.0 million in 2001. The decrease was primarily attributable to the exclusion of the Telene-Registered Trademark- business that was contributed to a joint venture at the end of March 2000 and the unfavorable exchange impact of the weakened Euro. These decreases were partially offset by increased pricing in the thermoplastic polyurethane (TPU) and chlorinated polyvinyl chloride (CPVC) products.

    Gross profit decreased $2.3 million, or 5.4%, from $42.4 million in 2000 to $40.1 million in 2001. As a percentage of sales, gross profit decreased 1.6% from 37.1% in 2000 to 36.5% in 2001. The decrease was primarily attributable to the unfavorable exchange impact of the weakened Euro, higher raw material costs and the incremental depreciation and amortization expense associated with the write-up of assets in purchase accounting, partially offset by increased pricing in TPU and CPVC products.

    Operating income for the group decreased $2.1 million, or 10.0%, from $20.9 million in 2000 to $18.8 million in 2001. The decrease was primarily the result of the unfavorable exchange impact of the weakened Euro, higher raw material costs and the incremental depreciation and amortization expense associated with the write-up of assets in purchase accounting, partially offset by increased pricing in TPU and CPVC products.

    PERFORMANCE COATINGS GROUP. Sales decreased $25.8 million, or 19.3%, from $133.7 million in 2000 to $107.9 million in 2001. The decrease was primarily attributable to a decline in demand in the paper and packaging, textile and automotive industries, and to a lesser extent, the unfavorable exchange impact of the Euro.

    Gross profit decreased $11.5 million, or 32.7%, from $35.2 million in 2000 to $23.7 million in 2001. As a percentage of sales, gross profit decreased 16.3% from 26.3% in 2000 to 22.0% in 2001. The decrease was primarily associated with the sales volume reductions due to the declining demand of products sold to the paper and packaging, textile and automotive industries, the increase in raw material and energy costs, reduced utilization of facilities due to volume reductions and the incremental depreciation and amortization expense associated with the write-up of assets in purchase accounting. These unfavorable impacts were partially offset by overhead cost controls.

    Operating income for the group decreased $9.3 million from $8.0 million in 2000 to a loss of $1.3 million in 2001. The decrease was primarily associated with the sales volume reductions, the increase in raw material and energy costs, reduced utilization of facilities due to volume reductions and the incremental depreciation and amortization expense associated with the write-up of assets in purchase accounting. These unfavorable impacts were partially offset by overhead cost controls.

2000 COMPARED WITH 1999

TOTAL COMPANY ANALYSIS

    SALES. Sales decreased $50.0 million, or 4.1%, from $1,217.7 million in 1999 to $1,167.7 million in 2000. The decrease was primarily the result of unfavorable foreign currency exchange rates, volume declines related to products sold to the textiles industry, exclusion of Telene-Registered Trademark- sales and reduced selling prices primarily in food and beverage, intermediates and rubber additives product lines. These decreases were partially offset by strong volumes in our Consumer Specialties Group's Carbopol-Registered Trademark-product line and most of the Polymer Solutions Group's product lines, favorable sales mix, and incremental sales from acquisitions made earlier in the year.

    COST OF SALES. Cost of sales as a percentage of sales increased from 66.8% in 1999 to 68.8% in 2000. The increase in cost of sales as a percentage of sales in 2000 as compared to 1999 was attributable to increases in raw material and energy costs across all groups as well as the reduction in prices noted above. These unfavorable impacts were partially offset by manufacturing productivity, overhead cost controls and volume increases in the Carbopol-Registered Trademark- product line and the Polymer Solutions Group's, TPU, reactive liquid polymers (RLP) and antioxidant product lines.

    GROSS PROFIT. Gross profit decreased $39.2 million, or 9.7%, from $403.7 million in 1999 to $364.5 million in 2000. The decrease was primarily associated with the increase in raw material costs and the above-mentioned decline in sales offset partially by favorable volume, mix, manufacturing productivity and overhead cost controls.

    SELLING AND ADMINISTRATIVE EXPENSES. Selling and administrative costs as a percentage of sales decreased from 21.4% in 1999 to 20.7% in 2000. The decrease in selling and administrative costs as a percent of sales in 2000 was a result of efficiencies realized in the 1999 consolidation and the continued integration of acquisitions partially offset by the above-mentioned lower 2000 sales.

    CONSOLIDATION COSTS. We reported $40.5 million of consolidation costs in 2000. We incurred $4.2 million in personnel-related costs (offset by a $0.7 million credit representing a revision of prior estimates) and $37.0 million in asset write-down and facility closure costs. Personnel-related costs include $3.7 million of severance related to the textile restructuring and $0.5 million for other workforce reductions. Asset write-down and facility closure costs of $37.0 million are for restructuring activities related to the closure or sale of facilities serving the textile market. The $41.0 million in activity during the year includes reserve reductions of $4.9 million related to cash payments and $36.1 million in asset write-downs associated with restructuring activities ($4.6 million of inventory, $18.3 million of goodwill and $13.2 million of property, plant and equipment).

    OPERATING INCOME. Operating income in 2000 and 1999 included consolidation costs of $40.5 million and $37.3 million, respectively. Excluding consolidation costs, operating income decreased by $20.0 million, or 14.0%, from $142.7 million in 1999 to $122.7 million in 2000. The decrease in operating income was primarily attributable to significantly higher raw material costs, textile volume declines, reduced selling prices and a weaker Euro. These decreases were partially offset by volume increases in the Carbopol-Registered Trademark-, TPU, RLP and antioxidant product lines, reductions in manufacturing and overhead costs and a favorable sales mix.

    OTHER INCOME (EXPENSE)--NET.  Other income (expense)--net was $0.4 and
$1.5 million of expense in 2000 and 1999, respectively. The decrease in expense was primarily due to the dissolution of the Telenor joint venture in 1999.

    INCOME TAX EXPENSE. Our effective tax rate was 41.6% and 40.5% in 2000 and 1999, respectively. The effective tax rate was higher in 2000 than in 1999 primarily as a result of other non-deductible items incurred in 2000.

GROUP ANALYSIS

    CONSUMER SPECIALTIES GROUP. Sales increased $5.0 million, or 2.0%, from $244.1 million in 1999 to $249.1 million in 2000. The increase was driven by acquisitions and strong sales for the group's personal care
Carbopol-Registered Trademark- product line in all regions of the world, partially offset by lower pricing in the food and beverage business, lower sales of intermediates for non-food applications and the unfavorable exchange impact of the weakened Euro.

    Gross profit decreased $4.0 million, or 4.6%, from $87.5 million in 1999 to $83.5 million in 2000. The decrease was the result of increased raw material and energy costs (particularly toluene and natural gas) and the weak Euro offset partially by increased volume, acquisitions and manufacturing productivity improvements.

    Operating income decreased $2.8 million, or 9.6%, from $29.3 million in 1999 to $26.5 million in 2000. A one-time favorable settlement from a patent infringement lawsuit recorded in 1999, the weak Euro, and higher raw material (primarily toluene, driven by higher oil prices) and energy costs, were offset partially by the strength in personal care sales noted above, incremental acquisition income, and ongoing productivity initiatives to reduce overhead costs.

    POLYMER SOLUTIONS GROUP. Sales decreased by $11.8 million, or 2.7%, from $438.5 million in 1999 to $426.7 million in 2000. The decrease was primarily attributable to the unfavorable exchange impact of the weakened Euro, reduced prices in the group's polymer additives products, and the exclusion of the Telene-Registered Trademark- business that was contributed to a joint venture at the end of March 2000. These decreases were partially offset by increased volume and favorable mix in the TPU, RLP and antioxidant product lines.

    Gross profit decreased $13.0 million, or 7.6%, from $170.0 million in 1999 to $157.0 million in 2000. The decrease was primarily attributable to higher raw material costs and reduced prices in the group's polymer additives products, partially offset by increased volume and improvements in manufacturing productivity.

    Operating income for the group decreased $5.8 million, or 7.4%, from $78.0 million in 1999 to $72.2 million in 2000. The decrease was primarily the result of sharply higher raw material costs, the impact of the above-mentioned sales price decreases and unfavorable foreign exchange. These decreases were partially offset by volume gains in most product lines, plus reductions in manufacturing and overhead costs.

    PERFORMANCE COATINGS GROUP. Sales decreased $43.2 million, or 8.1%, from $535.1 million in 1999 to $491.9 million in 2000. The decrease was primarily attributable to a decline in demand in the textile industry and the unfavorable exchange impact of the weakened Euro. This decrease was partially offset by favorable sales mix, volume increases in some coatings product lines, and incremental sales from acquisitions.

    Gross profit decreased $22.2 million, or 15.2%, from $146.2 million in 1999 to $124.0 million in 2000. The decrease was attributable to the decline in demand for textile products and unfavorable raw materials costs partially offset by improvements in manufacturing productivity, a favorable sales mix and increased volume in some coatings product lines.

    Operating income for the group decreased $11.4 million, or 32.2%, from $35.4 million in 1999 to $24.0 million in 2000. The decrease was primarily due to the volume declines noted above and higher raw material costs. These decreases were partially offset by volume strength in some coatings product lines, productivity initiatives, overhead cost reductions/plant consolidations, and a favorable sales mix.

1999 COMPARED WITH 1998

TOTAL COMPANY ANALYSIS

    SALES. Sales increased $22.5 million, or 1.9%, from $1,195.2 million in 1998 to $1,217.7 million in 1999. Acquisitions (primarily Freedom, which was acquired in March of 1998) accounted for $80.9 million of the sales increase, offset by $58.4 million of unfavorable volume, price and mix. Volumes for many of our products have decreased due to a deterioration of industries served by us and increased competition and consolidation that has resulted. In addition, inexpensive imports and some areas of foreign economic weakness have put additional pressure on pricing in some of our businesses.

    COST OF SALES. Cost of sales was 66.8% of sales in 1999 compared with 66.7% of sales in 1998. The increase in cost of sales as a percentage of sales in 1999 as compared to 1998 was attributable to the unfavorable volume, price and mix issues mentioned above partially offset by reduced raw material costs, increased manufacturing productivity and overhead cost controls.

    GROSS PROFIT. Gross profit increased $5.3 million, or 1.3%, from $398.4 million in 1998 to $403.7 million in 1999. The increase in gross profit was primarily attributable to acquisitions, reduced raw material costs, increased manufacturing productivity and overhead cost controls. These increases were partially offset by the unfavorable volume, price and mix issues mentioned above.

    SELLING AND ADMINISTRATIVE EXPENSES. Selling and administrative costs were 21.4% of sales in 1999, compared with 22.0% in 1998. The decrease in selling and administrative costs as a percent of sales in 1999 was a result of efficiencies realized in the 1999 consolidation and continued integration of acquisitions partially offset by the above-mentioned impact on 1999 sales.

    CONSOLIDATION COSTS. We incurred $37.3 million of consolidation costs in 1999. We incurred $32.4 million of personnel-related costs associated with employee termination payments resulting from realignment of our headquarters and the advanced technology group, as well as from reductions at some of our operating locations (approximately 280 positions). Consolidation costs also included a $2.9 million non-cash charge related to the write-off of our investment in a research and development joint venture and a $2.0 million charge for realignment activities.

    OPERATING INCOME. Operating income for 1999 included consolidation costs of $37.3 million. Excluding consolidation costs, operating income in 1999 was $142.7 million, compared with $135.8 million in 1998. The increase in operating income in 1999 from 1998 excluding consolidation costs was attributable to acquisitions, reduced raw material costs, increased manufacturing productivity and overhead cost controls, which more than offset the income erosion from the price and volume declines mentioned above. Fluctuations in foreign exchange rates did not have a significant impact on us.

    OTHER INCOME (EXPENSE)--NET. Other income (expense)--net was expense of $1.5 million and $0.2 million in 1999 and 1998, respectively. The net expense increase in 1999 as compared to 1998 was primarily due to increased losses at several joint ventures in Europe and Asia.

    INCOME TAX EXPENSE. Our effective tax rate was 40.5% and 41.1% in 1999 and 1998, respectively. The decrease in our effective tax rate in 1999 as compared to 1998 was primarily a result of foreign partnership losses.

    DISCONTINUED OPERATIONS. During the 1998 first quarter, the Company recognized a $1.6 million after-tax charge related to a business previously divested and reported as a discontinued operation.

GROUP ANALYSIS

    CONSUMER SPECIALTIES GROUP. Sales increased $22.6 million, or 10.2%, from $221.5 million in 1998 to $244.1 million in 1999. The increase in sales was driven by the Freedom acquisition, which was completed in March 1998, and volume increases in the Carbopol-Registered Trademark-, benzoates, polycarbophil and intermediates product lines. These gains, however, were offset partially by pricing pressure particularly in intermediates.

    Gross profit decreased $2.8 million, or 3.1%, from $90.3 million in 1998 to $87.5 million in 1999. The decrease in gross profit was primarily due to price declines in industries served by the cysteine and intermediates product lines. These declines were partially offset by improvements in manufacturing productivity and lower raw material costs for products sold to the personal care industry.

    Operating income increased $2.3 million, or 8.5%, from $27.0 million in 1998 to $29.3 million in 1999. The increase in operating income was attributable to the Freedom acquisition noted above, manufacturing efficiencies, overhead cost controls and a favorable settlement from a patent infringement lawsuit.

    POLYMER SOLUTIONS GROUP. Sales decreased by $7.1 million, or 1.6%, from $445.6 million in 1998 to $438.5 million in 1999. The decrease was caused primarily by price reductions, offset by favorable volume and sales mix. The price reductions impacted most of the group's products, while the volume increase was driven primarily by the group's TempRite-Registered Trademark-high-heat resistant plastics plumbing products.

    Gross profit increased $6.6 million, or 4.0%, from $163.4 million in 1998 to $170.0 million in 1999. The increase was driven by increased volume particularly in the TempRite-Registered Trademark- business, lower raw material costs in all businesses, partially offset by price reductions. Manufacturing overhead was also favorable due to improvements in productivity and cost controls.

    Operating income increased $15.3 million, or 24.4%, from $62.7 million in 1998 to $78.0 million in 1999. The increase was primarily driven by higher demand in the group's TempRite-Registered Trademark- business, lower raw material costs, and effective overhead cost controls, partially offset by decreased volumes and prices for the group's other products.

    PERFORMANCE COATINGS GROUP. Sales increased by $7.0 million, or 1.3%, from $528.1 million in 1998 to $535.1 million in 1999. The increase in sales was primarily related to the Freedom acquisition, which was acquired in March 1998. Partially offsetting the impact of acquisitions was the decline in volume and price in the group's textile products serving the flock fabrics, apparel and carpet industries. Volumes were also lower in the Colorformers-Registered Trademark- product line as the group selectively pruned lower margin products.

    Gross profit increased by $1.5 million, or 1.0%, from $144.7 million in 1998 to $146.2 million in 1999. The increase was due to lower raw material costs, acquisitions and a more favorable sales mix offset by volume and price declines in some of our products sold to the textile industry.

    Operating income decreased by $10.7 million, or 23.2%, from $46.1 million in 1998 to $35.4 million in 1999. The decrease was due to the unfavorable volume and price declines noted above, particularly with respect to the textile industry served by the group, partially offset by acquisitions.

                        LIQUIDITY AND CAPITAL RESOURCES

DEBT AND COMMITMENTS

    In connection with the purchase of the performance materials business from BFGoodrich, we entered into new credit facilities and issued senior subordinated notes.

    The new credit facilities provide for aggregate borrowings of the dollar equivalent of $760.0 million measured as of the closing of the Transactions and consist of:

    - a six-year domestic revolving facility in the amount of $125,000,000, a portion of which may be denominated in multicurrencies;

    - a six-year Term A dollar facility in the amount of $75,000,000 and a six-year Term A Euro facility in the amount of E54,555,000; and

    - a seven and one-half year Term B dollar facility in the amount of $480,000,000 and a seven and one-half year Term B Euro facility in the amount of E32,733,000.

    The domestic revolving facility provides for a letter of credit subfacility, drawings under which will reduce the amount available under the domestic revolving facility. Borrowings under the term loans were used to finance the acquisition. Borrowings under the revolving credit facilities may be used to provide for working capital and for general corporate purposes.

    The $275.0 million senior subordinated notes mature on February 28, 2011 and interest will accrue at 11% per year. Interest payments on the notes will occur on March 15 and September 15 of each year, commencing on September 15, 2001.

    Principal and interest payments under the new credit facilities and the notes represent significant liquidity requirements for us. Borrowings under these credit facilities bear interest at floating rates and require periodic interest payments. Interest on the notes is payable semi-annually and interest and principal on the new credit facilities are payable periodically but not less frequently than semi-annually. The new credit facilities will be repaid in periodic installments until the maturity of each of the term loans. The new credit facilities contain customary representations, covenants related to net worth requirements, capital expenditures, interest coverage, leverage and EBITDA levels and events of default. See "Description of the New Credit Facilities."

    At March 31, 2001, we had a cash balance of $19.3 million and no outstanding borrowings under the revolving credit facility. Outstanding letters of credit of $0.6 million as of March 31, 2001 reduce available funds under the revolving credit facility.

    Management believes that our cash on hand, anticipated funds from operations, and the amounts available to us under our revolving credit facilities will be sufficient to cover our working capital needs, capital expenditures, debt service requirements and tax obligations.

CASH FLOWS

    Cash flows from operating activities decreased $19.3 million from $(1.1) million in the first three months of 2000 to $(20.4) million in the first three months of 2001. The decrease was primarily related to a reduction in earnings levels and an increase in working capital. Cash flows from operating activities increased $24.8 million from $156.1 million in 1999 to $180.9 million in 2000. The increase was primarily due to consolidation activities. Cash flows from operating activities decreased $12.6 million from $168.7 million in 1998 to $156.1 million in 1999. The decrease between periods was primarily due to 1999 consolidation activities and an increase in working capital.

    Investing activities included the acquisition of the performance materials business from BFGoodrich and purchases of property in the three month period ended March 31, 2001, totaling $1,196.7 million. Investing activities used
$75.3 million of cash in 2000, related to purchases of property and acquisitions related to specific dyes and a personal care business. We used $97.3 million of cash in 1999 related to investing activities, primarily in the acquisition of various businesses and purchases of property. In 1998, investing activities used cash of $449.3 million, also primarily in the acquisition of various businesses (primarily Freedom) and purchases of property.

    Financing activities provided $1,234.8 million of cash in the three month period ended March 31, 2001, primarily in connection with the Transactions. Financing activities used $100.2 million of cash in 2000, primarily due to transfers of excess operating cash flows to BFGoodrich and reduction in short-term debt. Financing activities used $54.4 million in cash in 1999, as compared to providing $273.7 million in cash in 1998. Excess operating cash flows in 1999 were used to reduce short-term debt and transfer funds to BFGoodrich. We increased our borrowings from BFGoodrich in 1998 to finance the acquisitions discussed above.

CAPITAL EXPENDITURES

    We believe that our manufacturing facilities are generally in good condition and we do not anticipate that major capital expenditures will be needed to replace existing facilities in the near future. Accordingly, we expect our capital expenditures to run at levels approximating depreciation. Our capital expenditures for 2000 were $64.0 million and capital expenditures for the three months ended March 31, 2001 were $9.9 million. We do not expect our future capital expenditures to be materially different on an annual basis. These expenditures will be used to maintain our production sites, implement our business strategy regarding operations and health and safety and for strategic capacity expansions in our key product lines. These capital expenditures will be paid for through internally generated cash flow.

    Our primary sources of liquidity are cash flows from operations and borrowings under our new credit facilities. Based on current and anticipated financial performance, we expect that cash flow from operations and borrowings under these credit facilities will be adequate to meet anticipated requirements for capital expenditures, working capital and scheduled interest and principal payments. However, our capital requirements will be dependent upon our future financial performance and ability to repay or refinance our debt obligations which in turn will be subject to economic conditions and to financial, business and other factors, many of which are beyond our control.

                                 CONTINGENCIES

    We and our subsidiaries have numerous purchase commitments for materials, supplies and energy incident to the ordinary course of business.

GENERAL

    There are pending or threatened against us or our subsidiaries various claims, lawsuits and administrative proceedings, all arising from the ordinary course of business with respect to commercial, product liability, and environmental matters, which seek remedies or damages. We believe that any liability that may finally be determined with respect to commercial and product liability claims, should not have a material effect on our consolidated financial position, results of operations or cash flows. From time to time, we are also involved in legal proceedings as a plaintiff involving contract, patent protection, environmental and other matters. Gain contingencies, if any, are recognized when they are realized.

ENVIRONMENTAL

    We and our subsidiaries are generators of both hazardous wastes and non-hazardous wastes, the treatment, storage, transportation and disposal of which are subject to various laws and governmental regulations. Although past operations were in substantial compliance with the then-applicable regulations, we have been designated as a potentially responsible party ("PRP") by the U.S. Environmental Protection Agency ("EPA"), or similar state agencies, in connection with several contaminated sites.

    Our environmental engineers and consultants review and monitor environmental issues at past and existing operating sites, as well as off-site disposal sites at which we have been identified as a PRP. This process includes investigation and remedial selection and implementation, as well as negotiations with other PRPs and governmental agencies.

    We initiate corrective and/or preventive environmental projects of our own to ensure safe and lawful activities at our current operations. We also conduct a compliance and management systems audit program. We believe that compliance with current environmental laws and regulations will not have a material adverse effect on our capital expenditures, earnings or competitive position.

    Under the purchase agreement, BFGoodrich has agreed to indemnify us against, or has retained, environmental liabilities for which our financial statements at March 31, 2001 included reserves of $23.2 million. See "Transactions--The Purchase Agreement" for a description of these indemnities. BFGoodrich is obligated to indemnify us for environmental liabilities which, based on presently available information, totals $14.9 million. Accordingly, the current portion of the environmental obligation of $3.6 million is recorded in accrued expenses and accounts receivable. Approximately $19.6 million is included in non-current liabilities and $11.3 million is included in other non-current assets, reflecting the recovery due from BFGoodrich.

    Although we believe that our environmental reserves are adequate, given the uncertainties involved in environmental cost estimates, it is possible that the amount of expenses which will be required relating to remedial actions and compliance with applicable environmental laws will exceed the amounts reflected in our reserves. Accordingly, there can be no assurance that environmental liabilities will not arise in the future that could have a material adverse effect on our financial position, results of operations, or cash flows.

OTHER

    Approximately 20% of our labor force is covered by collective bargaining agreements. None of our collective bargaining agreements expired in 2000. One collective bargaining agreement covering less than 2% of our labor force is due to expire in 2001.

YEAR 2000 COMPUTER COSTS

    We did not experience any significant malfunctions or errors in our operating or business systems when the date changed from 1999 to 2000. Based on operations since January 1, 2000, we do not expect any significant impact to our ongoing business as a result of the year 2000 issue. We are not aware of any significant year 2000 issues or problems that have arisen for our significant customers or suppliers.

TRANSITION TO THE EURO

    Although the Euro was successfully introduced on January 1, 1999, the legacy currencies of those countries participating will continue to be used as legal tender through January 1, 2002. Thereafter, the legacy currencies will be canceled and Euro bills and coins will be used in the eleven participating countries.

    Transition to the Euro creates a number of issues for us. Business issues that must be addressed include product pricing policies and ensuring the continuity of business and financial contracts. Finance and accounting issues include the conversion of bank accounts and other treasury and cash management activities.

    We continue to address these transition issues and do not expect the transition to the Euro to have an adverse effect on our results of operations or financial condition. Actions taken to date include the ability to quote our prices; invoice when requested by the customer; and issue pay checks to our employees on a dual currency basis. The financial institutions with which we have relationships have transitioned to the Euro successfully and are issuing statements in dual currencies.

                            NEW ACCOUNTING STANDARDS

    In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities," which, as amended by FASB Statement No. 137, is required to be adopted in years beginning after June 15, 2000. Because of the minimal use of derivatives, the adoption of FASB Statement No. 133 did not have a significant effect on our earnings or financial position.

    In December 1999, the Commission issued Staff Accounting Bulletin ("SAB 101"), "Revenue Recognition in Financial Statements." The Commission delayed the effective date of SAB 101 until the fourth quarter of 2000. SAB 101 did not have a material impact on our financial position or results of operations.

    In March 2000, the FASB issued Interpretation No. 44 "Accounting for Certain Transactions Involving Stock Compensation--an interpretation of APB Opinion
No. 25" ("FIN No. 44"). FIN No. 44 clarifies the application of APB Opinion 25 for certain issues. FIN No. 44 became effective July 1, 2000, but certain conclusions cover specific events that occurred after either December 15, 1998 or January 12, 2000. FIN No. 44 did not have a material impact on our financial position or results of operations.

    In September 2000, the FASB issued Statement of Financial Accounting Standards No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities--a replacement of FASB Statement No. 125" ("SFAS No. 140"). SFAS No. 140 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. SFAS No. 140 is effective for fiscal years ending after December 15, 2000. SFAS No. 140 did not have a material impact on our consolidated financial statements.

                                    BUSINESS
                                    OVERVIEW

    We are a leading global producer and marketer of technologically advanced specialty chemicals for a broad range of consumer and industrial applications. We maintain a significant presence in many niche product categories where customers value our long-standing ability to provide need-specific formulations and solutions. These formulations can enhance the value of customers' end-products by improving performance, lowering cost, providing easier processing or making them more environmentally friendly. As a result, customers use our products in many applications in place of more traditional materials and chemical products. We service in excess of 7,000 customers through our worldwide network of 28 strategically located facilities. For the year ended December 31, 2000, we derived approximately 68% of our net sales from the United States, approximately 15% from Europe and approximately 17% from the rest of the world. For the year ended December 31, 2000, sales, operating income (before consolidation costs of $40.5 million), cash flow from operations and EBITDA, as defined, were approximately $1.2 billion, $122.7 million, $180.9 million and $209.4 million, respectively. For the three months ended March 31, 2001, sales, operating income, cash flow used in operations and EBITDA were approximately $282.8 million, $19.9 million, $(20.4) million and $44.1 million, respectively.

    Our business consists of the Consumer Specialties Group, Polymer Solutions Group, and Performance Coatings Group.

                                     [LOGO]

    CONSUMER SPECIALTIES GROUP. The Consumer Specialties Group is a major global producer of synthetic thickeners, film formers, pharmaceutical actives and intermediates, benzoate preservatives, synthetic food dyes and natural colorants. For the year ended December 31, 2000, the Consumer Specialties Group generated sales and operating income (before consolidation costs) of $249.1 million and $26.5 million, respectively. For the three months ended March 31, 2001, the Consumer Specialties Group generated sales and operating income of $64.9 million and $2.4 million, respectively. We market products from our Consumer Specialties Group to two primary end-use industries: Personal Care and Pharmaceuticals and Food and Beverage.

    PERSONAL CARE AND PHARMACEUTICALS. Our products serving the personal care and pharmaceutical end-use industries impart physical properties, such as texture, stability and thickness to products, including lotions, hair gel, cosmetics and several pharmaceutical products. These products are an important component of the functionality and aesthetics of the end product, but typically represent a small portion of the customer's total product costs. As a result of its innovative technologies, efficient stabilizing properties and superior thickening capabilities, our core product, Carbopol-Registered Trademark-, is the leading global brand name in acrylic thickeners. Primary end-uses in the personal care industry for Carbopol-Registered Trademark- include skin and hair care, cosmetics and oral hygiene. Primary end-uses in pharmaceuticals for Carbopol-Registered Trademark- include topical applications. Our other pharmaceutical products include excipients, advanced intermediates and active ingredients such as mesalizine, which is used in the treatment of Crohn's disease, an inflammatory disease of the gastrointestinal tract which affects one out of every 250 people. Major growth drivers for Carbopol-Registered Trademark-and other personal care and pharmaceutical products include:

    - consumer demand for more efficient, innovative and convenient products;

    - an aging population that desires a youthful appearance;

    - population growth;

    - rising income levels; and

    - growth in developing nations.

    We believe that the demand for Carbopol-Registered Trademark- can grow significantly through the development of new end-use applications. Carbopol-Registered Trademark- growth is expected to exceed growth of the personal care industry as its products continue to gain sales at the expense of natural and inorganic thickeners.

    FOOD AND BEVERAGE. We are a leading global producer and a low-cost manufacturer of benzoate preservatives to the food and beverage industry. We are also the second largest U.S. supplier of synthetic colorants and an integrated producer of flavors, fragrances and other food additives. Benzoates improve the shelf life of consumable goods and are the preservative of choice for manufacturers of soft drinks, bottled beverages, fruit-based products and prepared salads due to their anti-microbial properties. In addition to preserving freshness, our products improve the color and consistency of food and beverages, making them more appealing to the tastes of consumers. We also sell a full line of FDA-approved food, drug and cosmetic primary dyes (including blends of primary dyes), as well as lakes and natural colors. In flavors and fragrances, we believe that our synthetic chemicals provide distinct flavors and fragrances to various food, personal care and soap products. We believe our Kalama, Washington benzoates facility provides us a competitive advantage because it is the largest facility of its type in North America and the second largest in the world and it is integrated into a number of high-value, flavor and fragrance businesses. Primary end-uses for our product line within food and beverage applications include carbonated soft drinks and processed foods, such as canned soup and pre-made meals. In addition, we market a range of intermediates which are created during the production of benzoates. Ultimate intermediate end-uses include, among others, adhesives, sealants, safety glass and compact discs.

    The food and beverage industry is a product-focused and fragmented industry that has historically grown with gross domestic product. We expect opportunities for growth for well-positioned companies to be driven by consumer demand for convenient and nutritious foods which require additives to preserve freshness and enhance taste, texture and appearance.

    The following is a list of representative uses for Consumer Specialties Group products:

    CATEGORY                        PRODUCT                       PRODUCT DESCRIPTION
-----------------      ----------------------------------  ----------------------------------
Personal Care and      Carbopol-Registered Trademark-      Acrylic thickener which imparts
Pharmaceuticals                                            stability and improves aesthetics.
                                                           Used as a controlled release agent
                       Pemulen-Registered Trademark-       Polymeric emulsifier improving
                                                           water resistance
                       Avalure-Registered Trademark-       Polymers for color cosmetics
                       Specialty silicones                 Polymers affecting "slip-and-feel"
                       Colorants                           Imparts color in personal care
                                                           products
                       Polycarbophil                       Active agent for bulk laxatives
                       Amino acid-based actives            Active ingredients for
                                                           pharmaceuticals
                       Advanced intermediates              Used in the production of active
                                                           ingredients
Food and Beverage      Benzoates
                       Sodium benzoate                     Improves shelf life for certain
                                                           consumable goods
                       Potassium benzoate                  Preservative for manufacturers of
                                                           soft drinks, bottled beverages,
                                                           fruit-based products and prepared
                                                           salads
                       Colors
                       Food, drug and cosmetic dyes,       Colorants for beverages,
                       lakes and natural colors            confectionary goods, dry
                                                           mixes/snacks, processed foods and
                                                           pet food

                       Flavors and Fragrances
                       Benzaldehyde-based chemicals        Food, personal care and soap
                                                           products
                       Intermediates
                       Phenol, benzaldehyde, benzyl        Pharmaceuticals, coatings,
                       alcohol and benzoic acid            agrochemical products,
                                                           plasticizers, adhesives and
                                                           sealant products
                       Hydrocolloids
                       Cassia gum                          Pet food (Europe) and human food
                                                           (Japan)

    Our Consumer Specialties Group products are sold to customers worldwide. These customers include major manufacturers of cosmetics, personal care products, household products, soft drinks and food products.

    POLYMER SOLUTIONS GROUP. The Polymer Solutions Group is the largest global supplier of chlorinated polyvinyl chloride ("CPVC"), thermoplastic polyurethane ("TPU") and reactive liquid polymers ("RLP") and is a leading North American producer of rubber and lubricant antioxidants and rubber accelerators. For the year ended December 31, 2000, the Polymer Solutions Group generated sales and operating income (before consolidation costs) of $426.7 million and $72.2 million, respectively. For the three months ended March 31, 2001, the Polymer Solution Group generated sales and operating income of $110.0 million and $18.8 million, respectively. We market our Polymer

Solutions Group products through two primary product categories: Specialty Plastics and Polymer Additives.

    SPECIALTY PLASTICS. Our core specialty plastics products are CPVC and TPU. CPVC is a technologically advanced heat, fire and chemical resistant polymer commercially developed by us to serve technically demanding applications not well served by traditional PVC and other commodity plastics. Primary end-uses include residential and commercial plumbing and fire sprinkler systems. CPVC has inherent advantages over copper, other metals and commodity plastics due to its heat and corrosion resistance, increased insulation properties and lower installed cost. Our CPVC products are marketed to pipe manufacturers under the industry's leading brand name, TempRite-Registered Trademark-. We also market a number of modified resin blends for specific downstream applications such as FlowGuard-Registered Trademark- and FlowGuard Gold-Registered Trademark- for residential and commercial plumbing, Corzan-Registered Trademark- for industrial piping and Blazemaster-Registered Trademark- for fire sprinklers. Utilizing a direct sales force and pull-through marketing, we believe we have built strong end user awareness around our brand names. Key growth drivers for CPVC include:

    - continuing substitution of CPVC for metals, inferior plastics and other more costly materials in targeted applications;

    - increasing product awareness among builders, contractors and plumbers;

    - residential and commercial real estate expenditures;

    - housing needs in developing countries; and

    - additional regulatory approvals.

    We believe current global sales for all CPVC products are approximately $225 million annually. There are a number of CPVC end-uses which we expect to exceed underlying industry growth. These include formulations designed for higher growth niche segments including Blazemaster-Registered Trademark- for fire sprinklers and Corzan-Registered Trademark- for industrial piping.

    TPU, an engineered, highly versatile thermoplastic, provides a high quality, low cost alternative to rigid plastics and flexible rubber. Performance attributes of TPU include abrasion, heat and chemical stress resistance, minimal fatigue from bending, ease of processing and paintability. These performance characteristics allow TPU products to be used in a broad range of end-uses, including film and sheet, wire and cable insulation, athletic equipment (e.g., in-line skate wheels), medical applications, automotive molded parts and adhesives. Our specialty plastics business maintains one of the industry's leading TPU brand names, Estane-Registered Trademark-. Our Polymer Solutions Group was the first producer to commercialize extruded sheet applications. We also market fiber-reinforced TPU under the Estaloc-Registered Trademark- brand. Estaloc-Registered Trademark--reinforced engineering thermoplastics offer the functional properties of traditional TPU, yet are reinforced for higher stiffness, to provide the strength, dimensional stability and impact resistance required to withstand a variety of tough applications and harsh environments. Applications include automotive trim, sporting goods, agricultural equipment and other mechanical components. Major growth drivers for TPU include:

    - telecommunication and utility expansion;

    - automotive sales;

    - recreational activities;

    - new application development; and

    - increased substitution of TPU for other plastics.

    We estimate annual global sales of TPU products at $700 million. We expect a substantial portion of the industry's growth to occur in existing end-use applications as TPU usage continues to expand. The fastest growing segment of the industry is the extrusion sector which is driven by its rapid replacement of similar materials and its use in high-growth applications. The polyurethane industry is characterized by a small number of worldwide competitors including Dow, Bayer, Huntsman and BASF. These competitors produce various types and quantities of TPU. However, only our specialty plastics business, Dow and BASF are focused on extrusion applications.

    POLYMER ADDITIVES. We are one of the largest global suppliers of RLP and one of the leading North American producers of polymer additives including rubber and lubricant antioxidants and rubber accelerators. Our products in this category extend the life and improve the performance characteristics of rubber, lubricating oil, plastics and epoxy-based adhesives. RLP is a high-growth niche product for technologically challenging applications, including structural and engineering adhesives used in aerospace, transportation and electronics.

    Our antioxidant products are used in rubber, plastic and lubricants and are marketed under the Good-Rite-Registered Trademark- name, a leading industry brand. Antioxidants prevent oxidative degradation and are primarily utilized by rubber manufacturers and to a lesser extent plastic manufacturers, to impart durability and prevent the loss of functional attributes such as flexibility. In motor oil and other lubricants, antioxidants prevent thermal breakdown and extend product life. We also manufacture a complete line of accelerators, marketed under our brand, Cure-Rite-Registered Trademark-, which are utilized by rubber manufacturers to reduce the vulcanization/curing time, and thereby improve manufacturing productivity. Major growth drivers for our antioxidant and accelerators include:

    - government regulation requiring higher quality lubricating oils;

    - automobile miles driven; and

    - consumer and government pressure on tire manufacturers to produce higher quality tires.

    Stanford Research International has estimated that the global demand for antioxidant and accelerators for rubber, lubricant and plastic products exceeds $3.0 billion annually of which we selectively serve only a small portion.

    We are also recognized as a leading provider of RLP additives, which are need-specific, low molecular weight polybutadienes (and copolymers) used as strengtheners and modifiers in epoxy resins for construction composites, coatings and structural adhesives. The product improves impact resistance and crack resistance in composites and coatings and improves the tensile and shear values of epoxy-based structural adhesives when exposed to temperature extremes and accelerated weathering. Overall growth for high-end adhesives is driven by increased usage in the manufacturing of electronics and the automotive industry. RLP growth is anticipated to exceed overall industry growth, as the product is increasingly utilized for its superior performance characteristics relative to other binding agents in more technologically challenging applications such as structural bonding agents for automobiles and airplane composites.

    The following is a list of representative uses for Polymer Solutions Group products:

          CATEGORY                        PRODUCT                  PRODUCT DESCRIPTION
-----------------------------  -----------------------------  -----------------------------
Specialty Plastics             CPVC
                               TempRite-Registered Trademark- Residential plumbing
                               FlowGuard-Registered Trademark- Residential and commercial plumbing
                               Corzan-Registered Trademark-   Industrial piping
                               Blazemaster-Registered Trademark- Fire sprinklers

                               TPU
                               Estane-Registered Trademark-   Film and sheet, wire and
                                                              cable insulation, athletic
                                                              equipment, medical
                                                              applications, automotive
                                                              molded parts and adhesives
                               Estaloc-Registered Trademark-  Automotive trim, sporting
                                                              goods, agricultural equipment
                                                              and other mechanical
                                                              components
                               StatRite-Registered Trademark- Packaging of semiconductors, sensitive electronic
                                                              components, disk drive heads
                                                              and cell phones
Polymer Additives              Antioxidants
                               Good-Rite-Registered Trademark- Primarily used by rubber
                                                              manufacturers to prevent
                                                              oxidative degradations,
                                                              impart durability and prevent
                                                              loss of flexibility
                               Accelerators
                               Cure-Rite-Registered Trademark- Helps reduce vulcanization/
                                                              curing time
                               Reactive Liquid Polymers
                               Hycar-Registered Trademark-    Used as strengtheners and
                                                              modifiers in epoxy resins
                                                              (construction composites,
                                                              coatings and structural
                                                              adhesives)

    Our Polymer Solutions Group products are sold to a diverse customer base comprised of major manufacturers in the construction, automotive, telecommunications, electronics, recreation and aerospace industries.

    PERFORMANCE COATINGS GROUP. Our Performance Coatings Group is a leading global producer of high-performance polymers for specialty paper, graphic arts, architectural and industrial coatings and textile applications. More than 80% of the group's sales are generated from sales of water-based polymers, which are environmentally attractive substitutes for solvent-based polymers. We believe that we offer our customers the most complete spectrum of emulsion chemistries in the industry, including products sold under our Hycar-Registered Trademark-brand. For the year ended December 31, 2000, the Performance Coatings Group generated sales and operating income (before consolidation costs) of $491.9 million and $24.0 million, respectively. For the three months ended
March 31, 2001, the Performance Coatings

Group generated sales and operating income of $107.9 million and $(1.3) million, respectively. We market through two primary product categories:
Performance Polymers and Coatings and Textile Performance Chemicals.

    PERFORMANCE POLYMERS AND COATINGS. Our product offerings include a broad range of water-based emulsions, resins and colorants used in the production of high-end paints and coatings for wood, paper, metal, concrete, plastic and other surfaces. Our water-based products, which are environmentally attractive substitutes for solvent-based products, are valued for their superior gloss and durability. In addition, our products are used as ink vehicles in overprint varnishes for graphic arts, primarily used in specialty packaging applications. We are also a leading global producer of water-borne coatings for consumer products packaging applications and maintain an advantage in food and beverage packaging as one of only two global producers whose products have been approved by the FDA as suitable for food contact.

    We offer our customers over 1,100 formulations which we believe represent the most complete spectrum of emulsion chemistries in the industry. Our business strategy is centered on our ability to compound these chemistries to create customized solutions to meet the specific needs of our customers. We have continued to develop proprietary technologies, including water-borne systems, and we believe we are recognized as a leader in product innovation. Water-borne technologies have been responsible for a significant share of our success in this end-use market as global restrictions targeting the reduction of the volatile organic compounds prevalent in solvent-based applications have become more stringent. We expect water-borne formulations to grow faster than the standard industry growth rate for paints and coatings. This is primarily attributable to the performance characteristics of water-borne formulations to meet niche end-use applications, including graphic arts and specialty paper. Primary growth drivers in the industry include:

    - environmental regulations that limit the use of solvent-based coatings;

    - consumer preference for aesthetically enhanced packaging;

    - industrial production; and

    - ease of application use of water-based products.

    We estimate that annual global demand for paints and coatings is approximately $70 billion of which polymers, latex and pigments comprise approximately $20 billion. We selectively serve approximately $2.9 billion of this $20 billion portion of the industry.

    TEXTILE PERFORMANCE CHEMICALS. We are a supplier of components used by the North American textiles industry, including coatings, thickeners, softeners and dyeing auxiliaries. These products are used in the preparation, coating, printing and finishing phases of textile processing in order to improve a fabric's appearance, texture and durability as well as its flame retardance and wrinkle resistance. The most significant of these products, acrylic emulsions, is used in coatings for high-end specialty applications sold to the home furnishings, technical fabrics and apparel industries. In addition to acrylic emulsions, we offer our customers one of the broadest product portfolios in the industry, including a specially formulated Carbopol-Registered Trademark-product used to modify the rheology of printing pastes. We are able to utilize this portfolio to provide customized solutions to meet the specifications of high-end specialty fabric producers. We believe we are the only fully integrated U.S. supplier of glyoxal and glyoxal-based resins for durable press and wrinkle resistant additives. Our textiles products can be classified according to the respective end-uses that each serves: coatings, auxiliaries and printing.

    We estimate that the annual global demand for chemicals used by the textile industry is greater than $7.0 billion. We are aware of the recent unfavorable trends in the global textile industry as supply and demand has shifted. Accordingly, we have operated under a strategy to restore margins and share of global sales by maintaining a focus in high-end non-apparel end-use applications and high value added apparel applications that require customized textile chemical technologies. We actively realign our product offering and focus our sales and marketing resources on areas of the industry that present the best long-term growth prospects.

    The following is a list of representative uses for Performance Coatings Group products:

           CATEGORY                          PRODUCT                   PRODUCT DESCRIPTIONS
-------------------------------  -------------------------------  -------------------------------
Performance Polymers and         Architectural and Industrial
  Coatings                       Paints and Coatings
                                 Hycar-Registered Trademark-      Water-borne acrylic emulsion
                                                                  for high gloss enamels and
                                                                  stain blocking paint primers.
                                                                  Also used on wood flooring to
                                                                  promote toughness and
                                                                  durability
                                 Specialty Paper
                                 Coatings and saturants           Modifies physical attributes of
                                                                  specialty paper including
                                                                  stiffness, porosity, and water.
                                                                  Used in ink jet printer paper
                                                                  and tea bag sheathing
                                 Stelomer-Registered Trademark-   Emulsion polymer for paper
                                                                  gasoline filters
Textile Performance              Graphic Arts
Chemicals                        Polymers and water-borne         Used in ink vehicles, overprint
                                 coatings                         varnishes and coatings
                                                                  emulsions for consumer goods
                                                                  packaging
                                 Colorants
                                 Pigments                         Colorants for inks, paints and
                                                                  paper dyes
                                 Textile Coatings
                                 Hycar-Registered Trademark-      Acrylic-based coatings applied
                                                                  to textiles to offer a pleasing
                                                                  texture, low-temperature
                                                                  flexibility, and wash
                                                                  resistance
                                 Auxiliary Chemicals
                                 Glyoxal                          Preparation agents to improve
                                 Glyoxal resins                   manufacturing process and add
                                 Fluorocarbon extenders           attributes such as softness,
                                 Polymer-based softeners          durable press and anticrease
                                                                  agents, stain repellents, and
                                                                  flame retardants
                                 Printing Chemicals
                                 Dye thickener and binders        Thickeners are used to impart
                                 Carbopol-Registered Trademark-   viscosity to the printing paste
                                                                  applied to fabrics. Pigment
                                                                  binders are used to add a
                                                                  pigment to a printing paste and
                                                                  prevent deterioration by
                                                                  abrasion or laundering

    Our Performance Coatings Group services major companies in the specialty paper, graphic arts, paints and coatings, and textiles industries.

                               BUSINESS STRATEGY

    Our strategy is to maximize cash flow by building our core business, actively managing our business portfolio and vigorously pursuing operational efficiencies.

    BUILD OUR CORE BUSINESS. We expect to continue several initiatives that allow us to build our core business by capitalizing on our technical capabilities, strong customer relationships, in-depth end-use application know-how and industry knowledge:

    - EXTEND PRODUCT BREADTH. We expect to extend many of our product offerings through the development or acquisition of new formulations, expansion of existing capabilities and further strengthening of customer relationships. For example, in 2000, we acquired a line of silicone derivative products with applications in the personal care industry.

    - ENTER NEW APPLICATIONS AND END-USES. We intend to expand our product offerings by modifying existing formulations to meet new end-use applications. For example, in 2000, we launched Estagrip-TM-, a polymer for soft touch tools and appliances.

    - EXPAND GLOBAL REACH. We expect to continue to serve our existing multinational customers globally as they penetrate emerging regions, taking advantage of strong customer relationships, intellectual property and application know-how. As an example, in early 2000, we completed construction of an $8.0 million facility in Malaysia to service customers in Southeast Asia. We also expect to enter into strategic alliances in areas where we can utilize our relationships to serve both current and new customers.

    ACTIVELY MANAGE BUSINESS PORTFOLIO. We have organized our business by the applications we serve and not the products we manufacture. The diversity of end-use applications for our products provides stability, growth opportunity from product-line extensions and insulation from industry-specific disruptions. This also allows us to efficiently allocate resources to those businesses that address industries with the most attractive prospects. In doing so, we expect to increase our presence in high-growth industries.

    PURSUE OPERATIONAL EFFICIENCIES. Since 1998, we have reduced annual operating expenses by more than $25.0 million through consolidation, rationalization, outsourcing and acquisition integration. Our ability to reduce costs has enabled us to more than offset inflationary trends in manufacturing and is seen as key to both providing funds for growth and enhancing competitiveness. In 1999, we began an even more aggressive set of initiatives, through our performance excellence process, which encompasses all aspects of our business. Through the performance excellence process, we expect to continue to reduce fixed costs. Initiatives within our performance excellence process include the utilization of a number of specific tools, including lean manufacturing, continuous process improvement and customer stratification, which are applied across our business to increase efficiency. In December 2000, we initiated a reorganization plan within our textile chemicals business to eliminate unnecessary manufacturing capacity and overhead. BFGoodrich funded the cost of this reorganization and we expect annualized EBITDA improvement of approximately $4.8 million beginning in 2001.

                                  COMPETITION

    We encounter a variety of competitors in each of our product lines, but no single company competes with us across all of our existing product lines. The specialty chemicals industry is highly fragmented and its participants offer a broad array of product lines and categories, representing many different products designed to meet specific customer requirements. Individual products or service offerings compete on a global, regional and local level due to the nature of the businesses and products, as well as the end-use applications and customers served. The following chart sets forth competitors to our products:

            GROUP                END-USE/PRODUCT CATEGORY              COMPETITORS
-----------------------------  -----------------------------  -----------------------------
Consumer Specialties           Personal Care and              Sigma/3V, Sumitomo Seika,
                               Pharmaceuticals                Nihon Junkayu, Rohm and Haas,
                                                              Hercules, ISP, Henkel, Rhodia

                               Food & Beverage                DSM, Caffaro, Velsicol,
                                                              Warner-Jenkinson, Crompton &
                                                              Knowles, Hoffman-LaRoche,
                                                              Harmon & Reimer, Quest
                                                              Accordis, FMC, CPKelco,
                                                              Rhodia

Polymer Solutions              Specialty Plastics             Georgia Gulf, Atochem,
                                                              Kanekafuchi, Nippon Carbide
                                                              Industries, Sekisui, Dow,
                                                              BASF, Bayer, Huntsman

                               Polymer Additives              Bayer, Crompton, Flexsys,
                                                              Great Lakes, General Quimica,
                                                              Repsol, Elf Atochem, Ricon,
                                                              Shell

Performance Coatings           Performance Polymers and       Rohm and Haas, BASF,
                               Coatings                       Reichhold, Omnova

                               Textile Performance Chemicals  BASF, Ciba, Dow, Omnova,
                                                              Parachem, Rohm and Haas,
                                                              Bayer (Sybron), Unichem

                              SALES AND MARKETING

    One of our key strengths is our sales and marketing team. Our principal sales and marketing strategies include focusing on end-users and process intermediaries, a strong cooperative development among salespersons, technical staff and customers and a decentralized worldwide organization which facilitates the effective sale of our products.

    We sell and support our products in over 90 countries throughout the world. Our sales network is primarily end-use focused, with regional coverage provided as appropriate. Our three sales regions consist of North America, Europe and the rest of the world. For the year ended December 31, 2000, we derived approximately 68% of our sales from the United States, approximately 15% from Europe and approximately 17% from the rest of the world.

                                 RAW MATERIALS

    We use a variety of specialty and commodity chemicals in our manufacturing processes. Materials are generally available from multiple independent suppliers. The majority of our raw materials used in manufacturing our products are available from more than one source and are readily available on the open market. Those materials that are single sourced generally have long-term supply contracts as a basis to guarantee supply reliability. The majority of our raw materials are derived from petrochemical-based feedstocks. Described below is a summary of the principal raw materials requirements of each group:

                GROUP                         PRINCIPAL RAW MATERIAL
-------------------------------------  -------------------------------------
Consumer Specialties                   Toluene
                                       Glacial Acrylic Acid

Polymer Solutions                      PVC
                                       Chlorine
                                       Methyl diphenyl diisocyanate (MDI)
                                       Polytetramethylene ether glycol
                                       (PTMEG)
                                       Aniline
                                       Acetone

Performance Coatings                   Ethyl Acrylate
                                       Butyl Acrylate

                          MANUFACTURING AND PROPERTIES

    We possess global manufacturing, sales and technical service facilities enabling us to provide customers with worldwide service and a reliable supply of products. There are 28 manufacturing sites, with two facilities, located at Kalama, Washington and Pohang, South Korea, certified to ISO 14000 and all but two U.S. plants, two European plants and one Asian plant are certified to ISO 9002 standards. The non-certified plants are recent acquisitions or recent startups. In addition, the three plants located at Calvert City, Kentucky, Chennai, India, and Raubling, Germany operate to "current good manufacturing process" standards (cGMP) and manufacture products suitable for human consumption. Each plant has rigorous productivity and quality assessment programs in place, with performance metrics summarized and reviewed on a monthly basis by our management.

    We have met increases in global demand through internal expansion, acquisitions and joint ventures, as well as by investment in new or significantly expanded production facilities in the United States, Europe and Asia. Since 1997, we have made investments in a Carbopol-Registered Trademark-and latex facility in Antwerp, Belgium, a TempRite-Registered Trademark-compounding facility in Oevel, Belgium, an Estane-Registered Trademark- plant expansion in Avon Lake, Ohio, an acrylic plant expansion in Gastonia, North Carolina, a benzoic acid plant expansion in Kalama, Washington, and a static control polymers plant in Malaysia. We have acquired 14 businesses during the last seven years.

    Our headquarters and primary research facility is located in Brecksville, Ohio. Our chemical manufacturing facilities are listed below.

LOCATION                                                        OWNED/LEASED            SIZE
--------                                                        ------------       ---------------
Henry, Illinois..........................................          Owned           100,000 sq. ft.
Calvert City, Kentucky...................................          Owned            75,000 sq. ft.
Louisville, Kentucky.....................................          Owned           232,000 sq. ft.
Lawrence, Massachusetts..................................          Owned           160,000 sq. ft.
Leominster, Massachusetts................................          Owned            59,000 sq. ft.
Pedricktown, New Jersey..................................          Owned            40,000 sq. ft.
Charlotte, North Carolina................................          Owned           270,000 sq. ft.
Gastonia, North Carolina.................................          Owned           116,000 sq. ft.
Akron, Ohio..............................................          Owned           236,000 sq. ft.
Avon Lake, Ohio..........................................          Owned           240,000 sq. ft.
Brecksville, Ohio........................................          Owned           380,000 sq. ft.
Chagrin Falls, Ohio......................................          Owned             4,900 sq. ft.
Cincinnati, Ohio.........................................          Owned           450,000 sq. ft.
Elyria, Ohio.............................................          Owned            18,000 sq. ft.
Twinsburg, Ohio..........................................          Leased           18,800 sq. ft.
Kalama, Washington.......................................          Owned           550,000 sq. ft.
Antwerp, Belgium.........................................          Owned            81,000 sq. ft.
Oevel, Belgium...........................................          Owned           215,000 sq. ft.
Raubling, Germany........................................       Leased/Owned       134,500 sq. ft.
Chennai, India...........................................          Leased          114,000 sq. ft.
Vadadora, India..........................................         Jointly
                                                                   Owned           294,000 sq. ft.
Senawang, Malaysia.......................................          Owned            38,000 sq. ft.
Delfzijl, The Netherlands................................          Leased           50,000 sq. ft.
Wenzhou, PRC.............................................          Leased           53,000 sq. ft.
Pohang, South Korea......................................       Leased/Owned        49,000 sq. ft.
Barcelona, Spain.........................................          Owned            76,000 sq. ft.
Barnsley, United Kingdom.................................          Owned            50,000 sq. ft.
Shepton Mallet, United Kingdom...........................          Leased           13,000 sq. ft.

                                   EMPLOYEES

    We have approximately 3,090 employees worldwide, with approximately 2,120 in North America, 640 in Europe and 330 in the Asia/Pacific region. Many of our employees are highly trained and many of them possess Ph.D. or equivalent degrees. Key plant managers possess an average of over 15 years of experience. We use local employees, rather than expatriates, wherever possible at locations outside of the United States.

    Six of the United States sites are organized by labor unions with collective bargaining agreements varying from three to five years. Approximately 600 employees are covered by these contracts, with five agreements expiring between 2001 and 2004. Production employees in Europe generally fall under national master agreements for all chemical companies that are reviewed and modified as of March 1 of each year.

    We observe local customs and legislation in labor relations (including staff councils, where required) and, where applicable, in negotiating collective bargaining agreements.

                    HEALTH, SAFETY AND ENVIRONMENTAL MATTERS

    Our operations are subject to extensive environmental laws and regulations by foreign, federal, state, and local authorities, including those pertaining to air emissions, wastewater discharges, the handling and disposal of solid and hazardous wastes and the remediation of contamination associated with the use and disposal of hazardous substances. We have incurred, and will continue to incur, costs and capital expenditures in complying with these laws and regulations. In our effort to comply with these environmental laws and regulations, we maintain a disciplined environmental and occupational safety and health compliance program. We conduct internal and external regulatory audits at our plants to identify and categorize potential environmental exposures as well as to ensure compliance with applicable environmental, health and safety laws and regulations. In addition, we are committed to the implementation of the American Chemistry Council principles of Responsible Care-Registered Trademark-and to the continuous improvement of our health, safety and environmental performance.

    Under certain environmental laws, including the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980 and similar state laws, we may be jointly and severally liable for the costs of environmental contamination at current or former facilities and at off-site locations at which we have disposed of hazardous waste. As discussed below, BFGoodrich has agreed to indemnify us with respect to the majority of environmental liabilities relating to these contaminated sites.

    Under the purchase agreement, BFGoodrich has agreed to indemnify us against, or has retained, environmental liabilities for which our financial statements at March 31, 2001 included reserves of $23.2 million. See "The Transactions--The Purchase Agreement" for a description of these indemnities. BFGoodrich has indemnified us for environmental liabilities totaling $14.9 million. Accordingly, the current portion of the environmental obligation of $3.6 million is recorded in accrued expenses and accounts receivable. Approximately $19.6 million is included in non-current liabilities and $11.3 million is included in other non-current assets, reflecting the recovery due from BFGoodrich.

    Although we believe that our environmental reserves are adequate, given the uncertainties involved in environmental cost estimates, it is possible that the amount of expenses which will be required relating to remedial actions and compliance with applicable environmental laws will exceed the amounts reflected in our reserves. Accordingly, there can be no assurance that environmental liabilities will not arise in the future that could have a material adverse effect on our financial position, results of operations, or cash flows.

                               PRODUCT LIABILITY

    BFGoodrich has agreed to indemnify us for all liabilities (including product liability claims and product recalls) arising in connection with product lines not currently manufactured or sold by us. In addition, BFGoodrich has agreed to indemnify us against all product liability, product warranty and product defect claims made prior to the 10th anniversary of the closing, relating to products manufactured, sold or delivered by BFGoodrich prior to the closing and involving damages of at least $2.0 million.

                               LEGAL PROCEEDINGS

    We are engaged in legal proceedings arising in the ordinary course of business. We believe that the ultimate outcome of these proceedings will not have a material adverse impact on our financial position.

                      RESEARCH, DEVELOPMENT AND TECHNOLOGY

    We have a long history as an industry innovator, creating proprietary, high-performance materials for our customers. These products are derived from a broad range of technology platforms developed either internally or externally through licensing, acquisition or joint technological alliances with global suppliers and customers. Our research and development staff includes over 150 professionals, many of whom possess Ph.D. or equivalent degrees. Our research and development staff works with both our sales force and customers to utilize our wide spectrum of technology platforms and processing capabilities to produce one of the most comprehensive product offerings in the specialty chemicals industry. Our successful record of technological innovation is evidenced by the more than 700 patents we have secured during the past 20 years. Currently, we possess approximately 1,000 issued and pending foreign and domestic patents and patent applications worldwide and over 500 foreign and domestic product trademarks and applications and other significant trade secrets. Many of these new products represented breakthrough innovations, including specialty TPU for producing breathable fabric, new generation CPVC for impact resistant pipe, water-based acrylic urethane emulsion blends for clear varnishes on wood flooring, and Carbopol-Registered Trademark- formulations for ink jet printing on carpet and apparel items.

                                   MANAGEMENT
                        DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth information with respect to each member of our Board of Directors and each of our executive officers.

NAME                                          AGE      POSITION
----                                        --------   --------
H. William Lichtenberger..................     65      Chairman of the Board and Director
Steven J. Demetriou.......................     43      Director, Chief Executive Officer and President
T. J. Dermot Dunphy.......................     68      Director
John L. Garcia............................     44      Director
Brian R. Hoesterey........................     33      Director
William J. Lovejoy........................     33      Director
Vincent A. Sarni..........................     72      Director
Susan C. Schnabel.........................     39      Director
Christopher R. Clegg......................     43      Senior Vice President, General Counsel and
                                                         Secretary
Sarah R. Coffin...........................     47      Senior Vice President
Michael D. Friday.........................     49      Senior Vice President and Chief Financial Officer
William B. Sedlacek.......................     46      Senior Vice President
Kumar Shah................................     52      Senior Vice President
Sean M. Stack.............................     34      Vice President and Treasurer

    H. WILLIAM LICHTENBERGER is our Chairman of the Board of Directors. In November 2000, Mr. Lichtenberger retired from Praxair, Inc., which was spun off from Union Carbide Corporation in 1992. He served as Chairman of the Board of Praxair from 1992 until his retirement in 2000 and as Chief Executive Officer of Praxair from 1992 until March 2000. Mr. Lichtenberger is currently a director of Arch Chemicals, Inc. and Ingersoll-Rand Company. Mr. Lichtenberger is a former President, Chief Operating Officer and director of Union Carbide. He holds a bachelor of arts and a bachelor of science from the University of Iowa.
Mr. Lichtenberger holds a master's degree in business administration from the State University of New York, Buffalo.

    STEVEN J. DEMETRIOU is our Chief Executive Officer and President and serves on our Board of Directors. Mr. Demetriou joined the Company in March 2001. Prior to joining the Company, he served as an Executive Vice President of IMC
Global Inc. and President of IMC Crop Nutrients. Mr. Demetriou joined IMC
Global Inc. in June 1999 as a Senior Vice President and President of the IMC Phosphates business unit. From December 1997 to June 1999, Mr. Demetriou served as Vice President, Global Specialty Resins and President, Cytec Asia-Pacific of Cytec Industries, Inc., a manufacturer of specialty materials. From July 1996 to December 1997, Mr. Demetriou served as Vice President, Global Adhesives Polymers Business Unit, for Exxon Chemical Company, a manufacturer of olefins, aromatics and numerous polymer and chemical derivatives. From July 1993 to July 1996, Mr. Demetriou was Director, Europe Olefins and Aromatics Sales and Marketing, for Exxon Chemical Company. Mr. Demetriou holds a bachelor of science in chemical engineering from Tufts University.

    T.J. DERMOT DUNPHY serves on our Board of Directors. Mr. Dunphy is currently the Chairman of Kildare Enterprises, LLC, a private equity management and investment firm. Prior to joining Kildare, Mr. Dunphy worked for Sealed Air Corporation, a manufacturer and marketer of proprietary protective products and systems. In 1971, Mr. Dunphy was elected President and Chief Executive Officer of Sealed Air, and in 1996, he was elected Chairman and Chief Executive Officer of the corporation. From 1971 until he retired in 2000, Sealed Air grew from a corporation with sales of approximately $5 million to sales of approximately $3.0 billion in 2000. Mr. Dunphy was also President of Custom-Made
Packaging, Inc. and worked for Westinghouse Electric Corporation as Manager of

Services for the corporation's air-conditioning division. Mr. Dunphy is currently a director of Public Service Enterprise Group and Summit Bancorp and was formerly a director of Formica Corporation, Rockaway Corporation and Loctite Corporation. Mr. Dunphy graduated from Oxford University and holds a master's degree in business administration from Harvard Business School.

    JOHN L. GARCIA serves on our Board of Directors. Mr. Garcia is currently a Managing Director of AEA Investors Inc. and head of the firm's chemical practice. From 1994 to 1999, Mr. Garcia was a Managing Director with Credit Suisse First Boston, where he served as Global Head of the Chemical Banking Group and Head of the European Acquisition and Leveraged Finance and Financial Sponsors Group. His previous experience was at ARCO Chemicals, in research, strategic planning and corporate development roles. Mr. Garcia is currently a director of Acetex Corporation and Sovereign Specialty Chemicals Inc.
Mr. Garcia is a graduate of the University of Kent in England and holds a master's degree and Ph.D. in organic chemistry from Princeton University. He also holds a master's degree in business administration from The Wharton School of the University of Pennsylvania.

    BRIAN R. HOESTEREY serves on our Board of Directors. Mr. Hoesterey is currently a Director of AEA Investors Inc. Prior to joining AEA, he was with BT Capital Partners, the private equity investment vehicle of Bankers Trust.
Mr. Hoesterey has also previously worked for McKinsey & Co. and the investment banking division of Morgan Stanley. He is currently an officer of Sovereign Specialty Chemicals Inc. Mr. Hoesterey holds a bachelor of business administration from Texas Christian University and a master's degree in business administration from Harvard Business School.

    WILLIAM J. LOVEJOY serves on our Board of Directors. Mr. Lovejoy is a Director of DB Capital Partners, Inc., the global merchant banking affiliate of Deutsche Bank AG. From 1999 to 2000 he was a Principal of Lazard Capital Partners, the private equity investing arm of Lazard. Before joining Lazard, Mr. Lovejoy was a Director of Castle Harlan, Inc., a private equity investment firm. Prior to entering the principal investment field, Mr. Lovejoy was a management consultant with The Boston Consulting Group, Inc. where he advised clients in the telecommunications, healthcare and industrial sectors on issues related to strategy and corporate mergers. Mr. Lovejoy obtained his master's degree in business administration from Harvard Business School, where he was a Baker Scholar and Loeb Fellow. He obtained a B.S.E. from the University of Michigan.

    VINCENT A. SARNI serves on our Board of Directors. Mr. Sarni retired from PPG Industries, Inc. in August 1993, concluding a 25-year career with the company. He served as Chairman of the Board and Chief Executive Officer of PPG from 1984 until his retirement in 1993. Mr. Sarni is currently a director of LTV Corporation and Mueller Group, Inc. He is a former director of Amtrol, Inc., Brockway, Inc., Hershey Foods Corp., Honeywell, Inc., Mellon Bank, and PNC Financial Corp. Mr. Sarni is also a former Chairman of the Pittsburgh Pirates. Mr. Sarni holds a bachelor of science from the University of Rhode Island. He completed graduate studies in marketing at New York University Graduate School of Business and the advanced management program of Harvard Business School.

    SUSAN C. SCHNABEL serves on our Board of Directors. Ms. Schnabel is currently a Managing Director of Credit Suisse First Boston. In 1990, she joined Donaldson, Lufkin & Jenrette, Inc. and became a Managing Director in 1996. In 1997, Ms. Schnabel left DLJ to serve as Chief Financial Officer of PETsMART, a high-growth specialty retailer of pet products and supplies. She rejoined DLJ in her present capacity in 1998. Ms. Schnabel serves on the board of directors of DeCrane Aircraft Holdings, Inc., and Environmental Systems Products, Inc.
Ms. Schnabel received a bachelor of science in chemical engineering from Cornell University and a master's degree in business administration from Harvard Business School.

    CHRISTOPHER R. CLEGG is our Senior Vice President, General Counsel and Secretary. Mr. Clegg had served as Vice President--Legal for the Performance Materials Segment of BFGoodrich since 1999. Before assuming that position, Mr. Clegg served as Senior Counsel for BFGoodrich Aerospace. Prior to joining BFGoodrich, Mr. Clegg was a corporate lawyer in private practice with the law firms of Squire, Sanders & Dempsey in Cleveland, Ohio and Perkins Coie in Seattle, Washington. Mr. Clegg holds a bachelor's degree in political science from the University of California at Berkeley, a master's degree in International Studies from the Johns Hopkins University School of Advanced International Studies and a law degree from the Georgetown University Law Center.

    SARAH R. COFFIN is our Senior Vice President and General Manager, Performance Coatings Global Business Unit. Ms. Coffin had served as Group President of the Performance Coatings Group for the Performance Materials Segment of BFGoodrich since July 1999. Ms. Coffin joined BFGoodrich in 1998 with responsibility for the Polymer Solutions Group. Prior to joining BFGoodrich, Ms. Coffin was Vice President--Specialty Group for H.B. Fuller in St. Paul, Minnesota. Ms. Coffin spent 17 years with Borg Warner Chemicals and G.E. Plastics before joining H.B. Fuller. Ms. Coffin earned a bachelor's degree in zoology from DePauw University and a master's degree in business administration in marketing from Indiana University.

    MICHAEL D. FRIDAY is our Senior Vice President and Chief Financial Officer and had served as Vice President--Finance, Business Development and Information Technology of the Performance Materials Segment of BFGoodrich since March 1997. Prior to joining BFGoodrich, Mr. Friday spent three years at Rubbermaid Incorporated as Vice President of Finance for the Little Tikes Company, where he had responsibility for information technology, customer service and finance. Prior to joining Rubbermaid, Mr. Friday spent 20 years in the General Electric Company's financial organization. In 1988, Mr. Friday was designated Chief Financial Officer of the proposed GE Carbide Silicones joint venture which was never consummated. Following that assignment, he became the Chief Financial Executive of GE Plastics--Americas. Mr. Friday holds a bachelor of science in business administration from the Rochester Institute of Technology.

    WILLIAM B. SEDLACEK is our Senior Vice President and General Manager, Personal Care and Pharmaceuticals Global Business Unit. Mr Sedlacek had served as Group President of the Consumer Specialties Group for the Performance Materials Segment of BFGoodrich since 1999. Mr. Sedlacek joined BFGoodrich in 1977 as a product engineer in that company's international business unit. In 1988, Mr. Sedlacek moved to Brussels, Belgium, as business manager for the hydrophilics business in Europe. In 1992, Mr. Sedlacek returned to the United States as General Manager of the Hycar-Registered Trademark- Reactive Liquid Polymers business units. Mr. Sedlacek was named Vice President of the consumer specialties business unit in 1995 and promoted to Group President in 1999.
Mr. Sedlacek earned a bachelor's degree in chemistry and zoology from Miami University and a master's degree in business administration from Miami University.

    KUMAR SHAH is our Senior Vice President--Corporate Development. Mr. Shah joined the Company in May, 2001. Prior to joining the Company, Mr. Shah served as Senior Vice President--Corporate Development of International Specialty Products Inc., a specialty chemicals firm, from 1999 to 2000. From 1994 to 1999, Mr. Shah served as Vice President--Corporate Development and Planning, Investor Relations of Cytec Industries, Inc., a manufacturer of specialty materials.
Mr. Shah holds a bachelor's degree in chemical engineering from the Indian Institute of Technology, a master's degree in polymer science from the Polytechnic Institute of Brooklyn and a master's degree in business administration from New York University.

    SEAN M. STACK is our Vice President and Treasurer. Mr. Stack joined the Company in March 2001. Prior to joining the Company, Mr. Stack served as Vice President and Treasurer for Specialty Foods Corporation. Mr. Stack joined Specialty Foods as Assistant Treasurer in 1996. Prior to that he was a Vice President at ABN AMRO Bank in commercial and investment banking. Mr. Stack holds a bachelor's degree in business administration from the University of Notre Dame and a master's degree in management from Northwestern University J.L.Kellogg Graduate School of Management.

BOARD COMMITTEE MEMBERSHIP

    Our board of directors has two standing committees: a compensation committee and an audit committee. The compensation committee is comprised of Messrs. Lichtenberger, Dunphy and Garcia. The audit committee is comprised of Messrs. Sarni, Hoesterey and Lovejoy and Ms. Schnabel.

DIRECTOR COMPENSATION

    Members of our board of directors are reimbursed for traveling costs and other out-of-pocket expenses incurred in attending board of directors and committee meetings. Messrs. Lichtenberger, Sarni and Dunphy each receive an annual fee of $25,000 for their services as directors. Mr. Lichtenberger also received 10,000 options to purchase common shares of Noveon Holdings, Inc. Messrs. Sarni and Dunphy each also received 5,000 options to purchase common shares of Noveon Holdings, Inc. The other members of the board of directors do not receive additional compensation for their services on the board of directors or its committees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    As of May 2001, the compensation committee of our board of directors is comprised of Messrs. Lichtenberger, Dunphy and Garcia. Mr. Garcia is currently a Managing Director of AEA Investors Inc. Affiliates of AEA Investors Inc. own approximately 44% of the common stock of Noveon Holdings, Inc., our corporate parent. For a more detailed discussion of relationships between AEA
Investors Inc. and us see "Certain Relationships and Related Transactions."

EXECUTIVE COMPENSATION

    The table below summarizes compensation information for our Chief Executive Officer and four other executive officers of our company whom we expect to be the most highly compensated for services to be rendered during 2001. We are presenting executive compensation information on a prospective basis and, under specific circumstances, such compensation may not be paid. The compensation received by certain of these officers while they were employees of BFGoodrich is not necessarily indicative of the compensation policies of our company, and we have therefore excluded that information from this table.

                           SUMMARY COMPENSATION TABLE

                                       ANNUAL COMPENSATION(1)
                           ----------------------------------------------    SECURITIES
                            FISCAL                           OTHER ANNUAL    UNDERLYING        ALL OTHER
NAME                         YEAR     SALARY($)   BONUS($)   COMPENSATION   OPTIONS(#)(2)   COMPENSATION($)
----                       --------   ---------   --------   ------------   -------------   ---------------
Steven J. Demetriou......    2001     $600,000    $200,000(3)   $193,904(4)     98,611          $   404(5)
  CHIEF EXECUTIVE OFFICER
  AND PRESIDENT
Michael D. Friday........    2001     $250,000          --(6)   $ 40,424        30,000          $ 8,550(7)
  SENIOR VICE PRESIDENT
  AND CHIEF FINANCIAL
  OFFICER
Sarah R. Coffin..........    2001     $291,500          --(6)   $ 40,424        10,000          $12,885(8)
  SENIOR VICE PRESIDENT
  AND GENERAL MANAGER,
  PERFORMANCE COATINGS
  GLOBAL BUSINESS UNIT
William B. Sedlacek......    2001     $238,700          --(6)   $ 69,687(9)     10,000          $10,001(10)
  SENIOR VICE PRESIDENT
  AND GENERAL MANAGER,
  PERSONAL CARE AND
  PHARMACEUTICALS GLOBAL
  BUSINESS UNIT
Kumar Shah...............    2001     $230,000    $ 50,000(11)   $100,843(12)     15,000             --
  SENIOR VICE PRESIDENT--
  CORPORATE DEVELOPMENT

--------------------------

(1) Reflects projected annualized compensation for the fiscal year 2001. The Company began operations on March 1, 2001. Messrs. Friday and Sedlacek and Ms. Coffin were employed by the Company as of that date. Mr. Demetriou began employment with the Company on March 15, 2001. Mr. Shah began employment with the Company on May 14, 2001.

(2) As of May 25, 2001, Noveon Holdings, Inc. had not entered into stock option agreements with any of the Company's employees. In connection with its approval of the Noveon Holdings, Inc. 2001 Stock Option Plan, the board of directors of Noveon Holdings, Inc. approved the grant of options as follows:
    Mr. Demetriou, 98,611; Mr. Friday, 30,000; Ms. Coffin, 10,000;
    Mr. Sedlacek, 10,000; and Mr. Shah, 15,000. The Company expects that Noveon Holdings, Inc. will enter into stock option agreements with the named executive officers.

(3) Reflects a one-time signing bonus of $200,000 to compensate for amounts forfeited in connection with termination from prior employer. Mr. Demetriou is also eligible to receive an annual bonus between 20% and 160% of his base salary (which would not be prorated for fiscal 2001) upon achievement of earnings target and a one-time bonus of $200,000 for fiscal 2001 upon achievement of a working capital target and personal management objectives to compensate for amounts forfeited in connection with termination from prior employer.

(4) Includes projected reimbursements of $33,120 for expenses relating to Mr. Demetriou's temporary housing.

(5) Reflects a premium projected to be paid for a life insurance policy for Mr. Demetriou.

(6) Messrs. Friday and Sedlacek and Ms. Coffin are eligible to receive a bonus for fiscal year 2001 between 0% and 120%, 0% and 110% and 0% and 110%, respectively, of their base salaries upon achievement of earnings and working capital targets and individual performance.

(7) Reflects projected Company matching contributions under the Company's 401(k) plan for the 2001 plan year.

(8) Reflects premium projected to be paid in the amount of $4,335 for a life insurance policy for Ms. Coffin and projected Company matching contributions in the amount of $8,550 under the Company's 401(k) plan for the 2001 plan year.

(9) Includes projected reimbursements of $17,000 for expenses relating to personal financial and tax planning and $10,800 relating to Mr. Sedlacek's automobile allowance.

(10) Reflects premium projected to be paid in the amount of $4,335 for a life insurance policy for Mr. Sedlacek and projected Company matching contributions in the amount of $5,666 under the Company's 401(k) plan for the 2001 plan year.

(11) Reflects a one-time signing bonus of $50,000. Mr. Shah is also eligible to receive a bonus for fiscal year 2001 between 0% and 110% of his base salary (which would be prorated for fiscal 2001) upon achievement of earnings and working capital targets and individual performance.

(12) Includes projected reimbursement of $21,300 for expenses relating to Mr. Shah's temporary housing.

STOCK OPTIONS

    The table below sets forth the most recent information with respect to options to purchase shares of common stock of Noveon Holdings, Inc. to the executives listed in the Summary Compensation Table.

                       OPTION GRANTS IN FISCAL YEAR 2001

                                                 INDIVIDUAL GRANTS(1)
                                NUMBER OF    -----------------------------
                                SECURITIES     % OF TOTAL                                  POTENTIAL REALIZABLE VALUE
                                UNDERLYING      OPTIONS                                    AT ASSUMED ANNUAL RATES OF
                                 OPTIONS     EXPECTED TO BE                               STOCK PRICE APPRECIATION FOR
                                 EXPECTED      GRANTED TO       EXERCISE                         OPTION TERM (2)
                                  TO BE       EMPLOYEES IN       PRICE       EXPIRATION   -----------------------------
NAME                            GRANTED(#)   FISCAL YEAR(3)   ($/SHARE)(4)      DATE         5%($)            10%($)
----                            ----------   --------------   ------------   ----------   -----------      ------------
Steven J. Demetriou...........    98,611         43.13%          128.57         2011       3,395,177        12,861,833
Michael D. Friday.............    30,000         13.12%          128.57         2011       1,032,900         3,912,900
Sarah R. Coffin...............    10,000          4.37%          128.57         2011         344,300         1,304,300
William B. Sedlacek...........    10,000          4.37%          128.57         2011         344,300         1,304,300
Kumar Shah....................    15,000          6.56%          128.57         2011         516,450         1,956,450

--------------------------

(1) As of May 25, 2001, Noveon Holdings, Inc. had not entered into stock option agreements with any of the Company's employees. In connection with its approval of the Noveon Holdings, Inc. 2001 Stock Option Plan, the board of directors of Noveon Holdings, Inc. approved the grant of options as follows:
    Mr. Demetriou, 98,611; Mr. Friday, 30,000; Ms. Coffin, 10,000;
    Mr. Sedlacek, 10,000; and Mr. Shah, 15,000. The Company expects that Noveon Holdings, Inc. will enter into stock option agreements with the named executive officers.

(2) Values are based on assumed rates of annual compounded appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed rates of appreciation are established by the Securities and Exchange Commission and do not represent our estimate or projection of future stock price.

(3) Pursuant to the Noveon Holdings, Inc. 2001 Stock Option Plan, options to purchase up to an aggregate of 394,444 shares of common stock of Noveon Holdings, Inc. were approved for issuance to key employees, consultants and directors of the Company. As of May 25, 2001, Noveon Holdings, Inc. had approved option grants to purchase 228,611 shares of its common stock.

(4) Pursuant to the terms of the Noveon Holdings, Inc. 2001 Stock Option Plan, unless the applicable stock option agreement provides otherwise, 20% of the shares subject to an option vest on each of the first five anniversaries of the grant date, subject to continued employment with the Company. In the event of certain change of control transactions involving the Company, 50% of the unvested options become fully exercisable. Any remaining unvested options become fully exercisable upon the earlier of the first anniversary of the change of control, if the optionee is employed by the Company, or the date the optionee is involuntarily terminated. It is expected that options will generally expire on the tenth anniversary of the date of grant.

    The following table sets forth the most recent information concerning the value of options for shares of common stock of Noveon Holdings, Inc. held by each of the executives listed in the Summary Compensation Table.

                           AGGREGATE OPTION EXERCISES
                               AND OPTION VALUES

                                                            NUMBER OF SECURITIES
                                SHARES                     UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                              ACQUIRED ON      VALUE               OPTIONS              IN-THE-MONEY OPTIONS ($)
NAME                          EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
----                          -----------   -----------   -------------------------   ----------------------------
Steven J. Demetriou.........       0             0                0/98,611                         0/0
Michael D. Friday...........       0             0                0/30,000                         0/0
Sarah R. Coffin.............       0             0                0/10,000                         0/0
William B. Sedlacek.........       0             0                0/10,000                         0/0
Kumar Shah..................       0             0                0/15,000                         0/0

--------------------------

(1) There is no public trading market for shares of common stock of Noveon Holdings, Inc. Accordingly, these values of exercisable and unexercisable in-the-money options are based on the fair market value of our common stock at May 3, 2001, $100 per share, as determined by our board of directors, and the $128.57 exercise price per share. As of May 25, 2001, none of the options issued pursuant to the Noveon Holdings, Inc. 2001 Stock Option Plan would be in-the-money.

EMPLOYMENT AGREEMENT AND EQUITY PLANS

    EMPLOYMENT AGREEMENTS

    The following is a summary of the principal features of the employment agreement with Steven J. Demetriou and is qualified in its entirety by the employment agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

    We have entered into an agreement with Steven J. Demetriou providing for his employment as our Chief Executive Officer for a three-year term beginning on March 15, 2001. Mr. Demetriou's annual salary is $600,000. He received a signing bonus of $200,000. Mr. Demetriou is eligible for an annual performance-based bonus based upon the attainment of earnings targets. Upon attainment of 100% of our target earnings plan, Mr. Demetriou's bonus will equal 80% of his base salary. Mr. Demetriou is guaranteed a minimum bonus of $300,000 and $100,000, respectively, for fiscal years ending December 31, 2001 and 2002 if he is employed at the end of those fiscal years. Mr. Demetriou is also eligible for a bonus of $200,000 for the 2001 fiscal year based upon the attainment of working capital targets and the achievement of personal management objectives agreed upon by Mr. Demetriou and our compensation committee.

    Mr. Demetriou may purchase from Noveon Holdings, Inc. up to 10,000 shares of its common stock at a per share purchase price of $100 in exchange for a full recourse note with a term of ten years and an interest rate of 7% per annum. The principal amount of the note, together with accumulated interest, will be payable upon the earliest of (1) the date Mr. Demetriou's employment is terminated for any reason other than a termination without "cause" (as defined in the employment agreement) or a termination by Mr. Demetriou with "good reason" (as defined in the employment agreement), (2) a "change in control" of our company (as defined in the employment agreement) or underwritten public offering of our common stock following a termination of Mr. Demetriou's employment by us without cause or by Mr. Demetriou with good reason, or (3) the expiration of the ten-year term of the note.

    If Mr. Demetriou's employment is terminated without cause (which includes any failure by us to extend the term of employment for successive one-year periods) or if Mr. Demetriou terminates his employment with good reason, we are required to pay or provide Mr. Demetriou (1) any unpaid portion of his annual salary and paid vacation earned through the date of termination, (2) an amount equal to Mr. Demetriou's annual salary at the time of termination for the remainder of the term of employment, provided that the amount is at least equal to three years of Mr. Demetriou's annual salary at the time of termination, and (3) employee benefits for the remainder of the term, but in no event for less than two years.

    If we terminate Mr. Demetriou's employment as a result of a change in control, we are required to pay or provide Mr. Demetriou (1) any unpaid portion of his annual salary and paid vacation earned through the date of termination,
(2) an amount equal to Mr. Demetriou's annual salary for a period of three years, provided that Mr. Demetriou will not receive that amount if the value of his vested stock options on the date of the change in control exceeds the total value of three years of his annual salary, and (3) employee benefits for a period of two years.

    Mr. Demetriou is entitled to a gross-up payment in the event he is subject to a federal excise tax resulting from payments or benefits received in connection with a change in control of our company. Mr. Demetriou has the right to terminate his employment at any time on thirty days' notice. Mr. Demetriou is subject to non-competition, non-solicitation and non-disclosure covenants. The non-competition covenant does not apply if Mr. Demetriou's employment is terminated by us without cause, by him with good reason, as a result of a change in control, or if we fail to extend his term of employment.

2001 STOCK OPTION PLAN

    The following paragraphs summarize the principal features of the stock option plan. The stock option plan is filed as an exhibit to the registration statement of which this prospectus forms a part.

    In 2001, Noveon Holdings, Inc. ("Holdings") adopted the Noveon
Holdings, Inc. Stock Option Plan to provide for the grant of nonqualified stock options to key employees, consultants and directors of Holdings and its subsidiaries (including our company) and affiliates. The maximum number of shares of Holdings common stock underlying the options available for award under the stock option plan is 394,444. If any options terminate or expire unexercised, the shares subject to such unexercised options are again available for grant.

    The stock option plan is administered by a committee of the board of directors of Holdings. Generally, the committee interprets and implements the stock option plan, grants options, exercises all powers, authority, and discretion of the board under the stock option plan, and determines the terms and conditions of option agreements, including vesting provisions, exercise price, and termination date of options.

    Each option is evidenced by an agreement between an optionee and Holdings containing such terms as the committee determines. Unless determined otherwise by the committee, 20% of the shares subject to the option vest on each of the first five anniversaries of the grant date subject to continued employment. The committee may accelerate the vesting of options at any time. Unless determined otherwise by the committee, the option price is not less than the fair market value of the underlying shares on the grant date. Generally, unless otherwise set forth in an agreement or as determined by the committee, vested options terminate forty-five days after termination of employment (180 days in the event of termination by reason of death or disability).

    In the event of a transaction that constitutes a change in control of Holdings, as described in the stock option plan, unless otherwise set forth in an agreement or as determined by the committee, 50% of the unvested options held by each optionee become fully exercisable. Any remaining unvested options held by an optionee become fully exercisable upon the earlier of the first anniversary of the change in control transaction, if such optionee is then employed by our company, or the date the optionee's employment is involuntarily terminated, as described in the stock option plan. In the event of specified transactions that result in holders of Holdings common stock receiving payments or securities in respect of, or in exchange for, their Holdings common stock that do not result in a change in control of Holdings, as described in the stock option plan, unless otherwise set forth in an option agreement or as determined by the committee, options remain subject to the terms of the stock option plan and the applicable option agreement, and thereafter, upon exercise, optionees will be entitled to receive in respect of any option the same per share consideration received by holders of Holdings common stock in connection with the transaction.

    In the event of either of the above-described transactions, Holdings may cancel any options unexercised as of the transaction date upon substitution of equivalent options or a payment from Holdings to the holders of options of the difference between the fair market value of the underlying stock and the option exercise price. Options will in no event entitle the holder of the option to ordinary cash dividends payable upon the Holdings common stock issuable upon exercise of the options.

    The stock option plan provides that the aggregate number of shares subject to the stock option plan and any option, the purchase price to be paid upon exercise of an option and the amount to be received in connection with the exercise of any option will be automatically adjusted to reflect any stock splits, reverse stock splits or dividends paid in the form of Holdings common stock, and equitably adjusted as determined by the committee for any other increase or decrease in the number of issued shares of Holdings common stock resulting from the subdivision or combination of shares or other capital adjustments, or the payment of any other stock dividend or other extraordinary dividend, or other increase or decrease in the number of such shares of Holdings common stock or any substantial sale of the assets of Holdings.

    The Holdings board of directors may amend, alter, or terminate the stock option plan. Any board action may not adversely alter outstanding options without the consent of the optionee. The stock option plan will terminate ten years from its effective date, but all outstanding options will remain effective until satisfied or terminated under the terms of the stock option plan.

PENSION PLAN

    Our board of directors intends to adopt a tax qualified defined benefit retirement plan (the "Noveon Retirement Plan") that will provide pension benefits to our U.S. salaried employees. The amount of an employee's pension will depend on a number of factors including final average earnings ("FAE") for the highest 48 consecutive months of an employee's earnings and years of credited service. The table below sets forth the estimated normal annual retirement benefits payable to eligible employees under the Noveon Retirement Plan in the specified compensation levels and with the specified years of benefit service.

    The benefit formula under the Noveon Retirement Plan will generally provide an annual pension of 1.15% of FAE (subject to certain limitations imposed by the Internal Revenue Code) times all years of pension credit, plus 0.45% of FAE in excess of "covered compensation" times years of pension credit up to 35 years. Certain eligible employees will be given pension credit for past service with BFGoodrich and the benefits provided to certain employees under the Noveon Retirement Plan will be offset by benefits payable from BFGoodrich's defined benefit pension plan for salaried employees. The numbers listed below do not reflect this offset. Benefits will not be subject to any deduction for Social Security.

        FINAL                                    YEARS OF BENEFIT SERVICE
       AVERAGE          --------------------------------------------------------------------------
      EARNINGS             10         15         20         25         30         35         40
---------------------   --------   --------   --------   --------   --------   --------   --------
      $125,000          $18,325    $27,488    $36,651    $45,814    $54,976    $64,139    $ 71,327
      $150,000          $22,325    $33,488    $44,651    $55,814    $66,976    $78,139    $ 86,764
      $200,000          $27,125    $40,688    $54,251    $67,814    $81,376    $94,939    $105,289
      $250,000          $27,125    $40,688    $54,251    $67,814    $81,376    $94,939    $105,289
      $300,000          $27,125    $40,688    $54,251    $67,814    $81,376    $94,939    $105,289
      $350,000          $27,125    $40,688    $54,251    $67,814    $81,376    $94,939    $105,289
      $400,000          $27,125    $40,688    $54,251    $67,814    $81,376    $94,939    $105,289
      $450,000          $27,125    $40,688    $54,251    $67,814    $81,376    $94,939    $105,289
      $500,000          $27,125    $40,688    $54,251    $67,814    $81,376    $94,939    $105,289
      $550,000          $27,125    $40,688    $54,251    $67,814    $81,376    $94,939    $105,289
      $600,000          $27,125    $40,688    $54,251    $67,814    $81,376    $94,939    $105,289

    Earnings include salary and certain incentive payments, including annual cash bonuses, but exclude any awards under any long term incentive plans and the Company's matching contributions under the Company's 401(k) plan.

    The pension amounts shown above reflect an assumed Internal Revenue Code limitation on FAE taken into account under the benefit formula of $180,000 and covered compensation of $37,212. The table also assumes retirement at age 65 and the benefit being paid in the form of a five year certain and continuous annuity with no survivor benefits.

    As of January 1, 2001, Ms. Coffin had 2.5 years of credited service and her pension benefit will be subject to an estimated offset under the BFGoodrich Retirement Plan of $6,500; Mr. Sedlacek had 24 years of credited service and his pension benefit will be subject to such an estimated offset of $61,600; and Mr. Friday had 3.8 years of credited service and his pension benefit will be subject to such an estimated offset of $9,800. Messrs. Demetriou and Shah had no credited service as of January 1, 2001.

         SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    All of our common stock is held by Noveon Holdings, Inc. The following table sets forth information with respect to the beneficial ownership of the common stock of Noveon Holdings, Inc. by (a) any person or group who will beneficially own more than five percent of the common stock of Noveon Holdings, Inc.,
(b) each of our directors and executive officers and (c) all of our directors and executive officers as a group.

                                                                           PERCENTAGE OF
                                                              NUMBER OF     OUTSTANDING
NAME OF BENEFICIAL OWNER:                                      SHARES     COMMON STOCK(1)
-------------------------                                     ---------   ---------------
AEA Investors Inc. and related owners(2)(3).................  1,562,074          44%
DLJ Merchant Banking Partners III, L.P. and related
  owners(4)(5)..............................................  1,491,071          42%
DB Capital Partners, Inc. and related owners(6)(7)..........    497,024          14%
Steven J. Demetriou(8)......................................     10,000           *
H. William Lichtenberger(9).................................         --           0%
T. J. Dermot Dunphy.........................................         --           0%
Vincent A. Sarni............................................         --           0%
John L. Garcia(9)...........................................         --           0%
Brian R. Hoesterey(9).......................................         --           0%
Susan C. Schnabel(10).......................................         --           0%
William J. Lovejoy(11)......................................         --           0%
Michael D. Friday...........................................         --           0%
Christopher R. Clegg........................................         --           0%
William B. Sedlacek.........................................         --           0%
Sean M. Stack...............................................         --           0%
Sarah R. Coffin.............................................         --           0%
All directors and executive officers as a group (13
  persons)..................................................     10,000           *

--------------------------
*   Represents beneficial ownership of less than one percent.

(1) As used in this table, each person or entity with the power to vote or direct the disposition of shares is deemed to be a beneficial owner.

(2) Consists of shares held indirectly through PMD Investors I LLC and PMD Investors II LLC.

(3) The address for AEA Investors Inc., PMD Investors I LLC and PMD Investors II LLC is c/o AEA Investors Inc., 65 East 55th Street, New York, New York 10022.

(4) Consists of shares held by DLJ Merchant Banking Partners III, L.P.,
    DLJ ESC II L.P., DLJMB Funding III, Inc., and DLJ Offshore Partners III,
    C.V.

(5) The address for DLJ Merchant Banking Partners III, L.P. and related owners is c/o DLJ Merchant Banking, 277 Park Avenue, New York, New York 10172.

(6) Consists of shares held by DB Capital/PMD Investors, LLC, an indirect wholly owned subsidiary of DB Capital Partners, Inc.

(7) The address for DB Capital/PMD Investors, LLC and DB Capital Partners, Inc. is c/o DB Capital Partners, Inc., 130 Liberty Street, 25th Floor, New York, New York 10006.

(8) Pursuant to an employment agreement, Mr. Demetriou is entitled to purchase up to 10,000 shares of common stock of Noveon Holdings, Inc. We expect that Mr. Demetriou will exercise this right within 60 days.

(9) Does not include shares beneficially owned by AEA Investors Inc., PMD Investors I LLC and PMD Investors II LLC. Mr. Lichtenberger is a limited partner in PMD Investors I LP, the partnership that owns PMD Investors I LLC. Messrs. Garcia and Hoesterey are limited partners in PMD Investors II LP, the partnership that owns PMD Investors II LLC and are officers and directors of AEA PMD Investors Inc., the general partner of PMD Investors I LP and PMD Investors II LP. Mr. Garcia is also a managing director of AEA Investors Inc. Mr. Hoesterey is also a director of AEA Investors Inc.

(10) Does not include shares beneficially owned by DLJ Merchant Banking Partners III, L.P. and related owners. Ms. Schnabel is a managing director of Credit Suisse First Boston, the indirect parent of DLJ Merchant Banking Partners III, L.P. and related owners.

(11) Does not include shares beneficially owned by DB Capital Partners, Inc. Mr. Lovejoy is an officer of DB Capital Partners, Inc.

                                THE TRANSACTIONS

    On February 28, 2001, we completed the acquisition of the Performance Materials Segment from The B.F.Goodrich Company ("BFGoodrich") for
$1.372 billion, before adjustments, fees and expenses. The purchase price is subject to further adjustments based on levels of working capital. The electronics materials division and textile dyes business that had been operated as part of the Performance Materials Segment of BFGoodrich were not part of the acquisition.

    To finance the acquisition, including related fees and expenses, we utilized funds from the following sources:

       -- The equity sponsors, led by AEA and consisting of affiliates of AEA, DLJ Merchant Banking and DB Capital, contributed $355.0 million of cash as equity to Noveon Holdings, Inc., our corporate parent, which in turn contributed this cash to us;

       -- Noveon Holdings, Inc. issued a $172.0 million seller note to BFGoodrich; and

       -- We issued the outstanding notes and borrowed $635.0 million under the new credit facilities.

    In this prospectus we refer to these events and the acquisition as the "Transactions."

                             THE PURCHASE AGREEMENT

    The following is a summary of the material terms of the purchase agreement between BFGoodrich and Noveon, Inc., dated November 28, 2000, to purchase BFGoodrich's performance materials business (including shares of various subsidiaries of BFGoodrich) for a total purchase price of $1.372 billion, subject to adjustments. The following summary is qualified in its entirety by reference to the purchase agreement. A copy of the purchase agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

    REPRESENTATIONS AND WARRANTIES

    The purchase agreement contains customary representations and warranties from BFGoodrich, but restricts our ability to recover damages for breach of these representations and warranties. In general, we can only receive damages in excess of $10,000,000 (as may be reduced by relevant environmental claims described below), up to a total of 50% of the purchase price prior to any closing or post-closing adjustment. In general, we have to assert claims within 18 months of the closing of the purchase to be able to recover damages.

    INDEMNIFICATION

    BFGoodrich has agreed to indemnify us against customary liabilities as well as specified liabilities. These include, but are not limited to, the following:

    ENVIRONMENTAL LIABILITIES. BFGoodrich has agreed to indemnify us and our affiliates from and against all environmental costs relating to or arising from all fines and penalties imposed by governmental entities under environmental laws relating to: (1) the ownership or operation of the business on or before the closing; (2) any real property which is not being conveyed to us, including environmental costs relating to any off-site location used for the disposal of hazardous materials; (3) any divested or former entity, services, facility or property of BFGoodrich; and (4) some facilities which are either closed or scheduled for closure.

    BFGoodrich will also indemnify us against all out-of-pocket cash costs relating to, or arising out of, some environmental remediation projects at our facilities in Charlotte, North Carolina, Cincinnati, Ohio, Louisville, Kentucky and Kalama, Washington for a period of 10 years from the date of the closing of the purchase. After the expiration of the 10-year period, we will assume responsibility for these remediation projects.

    Subject to the limitations described below, BFGoodrich is also required to indemnify us against 50% of any out-of-pocket environmental costs resulting from a breach of BFGoodrich's representation that it has complied with environmental laws prior to closing of the purchase, but only to the extent that claims for these costs are made within 18 months of closing and these costs exceed the amounts reserved for these items in the capital expenditure budget of the business. This indemnity does not apply to BFGoodrich's indemnity obligations with respect to soil or groundwater contamination which, to the extent not subject to the indemnities described in the prior two paragraphs, are subject to indemnity described in the next paragraph.

    Subject to the limitations described below, BFGoodrich has also agreed to indemnify us from all other environmental costs resulting from conditions, events or activities occurring or existing at or before the closing of the purchase, at, on, in or migrating to or from any owned or leased real property or other assets being purchased, provided that we will be responsible for 50% of these environmental costs only to the extent that these environmental costs are not actually paid or indemnified by a third party. These obligations of BFGoodrich terminate on the 10th anniversary of the closing of the purchase (except for some obligations which extend until the 14th anniversary of the closing of the purchase). BFGoodrich is only required to indemnify us against the environmental costs described in the prior two paragraphs once they exceed $100,000 (at which point those environmental costs, including those which aggregated to $100,000, would become subject to the foregoing indemnities).

    Our potential 50% share of the environmental costs described in the prior two paragraphs is subject to a cap of $20 million in the aggregate and is also subject to our not having to fund more than $2 million of these costs in any one year, with any costs above $2 million being carried forward until fully paid, subject to the $20 million cap. In addition, our 50% share of these environmental costs will reduce the $10 million deductible applicable to indemnity claims for breaches by BFGoodrich of its representations and warranties.

    We have also agreed on the apportionment of environmental costs arising from specific environmental compliance and issues related to permits at four sites.

    PRODUCT LIABILITIES. BFGoodrich has agreed to indemnify us from all liabilities (including product liability claims and product recalls) arising in connection with product lines not currently manufactured or sold by BFGoodrich. In addition, BFGoodrich has agreed to indemnify us against all product liability, product warranty and product defect claims made prior to the 10th anniversary of the closing of the purchase, relating to products manufactured, sold or delivered by BFGoodrich prior to the closing of the purchase and involving damages of at least $2 million.

    TAXES. BFGoodrich has agreed to indemnify us from all tax liabilities relating to the operation of its performance materials business on or before the closing (subject to offset for some reserves), as well as specified tax liabilities which may arise in conjunction with the Transactions.

    POST-CLOSING ADJUSTMENT

    The purchase price is subject to further adjustment based on a change in the net working capital of the business as of the closing date of the purchase compared to the net working capital of the business as of May 31, 2000. An upward adjustment of the purchase price will be limited to $25 million, which we would pay with cash on hand or through our revolving credit facility. Any amounts we receive as a result of a downward adjustment to the purchase price may be used to reduce our debt under the new credit facilities unless these amounts are invested in net working capital or are used to replace assets not transferred by BFGoodrich.

    OTHER PROVISIONS

    NON-COMPETE. BFGoodrich agreed not to engage or participate in a competing business for five years from the date of the closing of the purchase. BFGoodrich can, however, acquire an entity or business that includes a competing business as long as the competing business represents less than 30% of the aggregate sales revenue of the entire acquired entity or business and BFGoodrich sells the competing business within two years. BFGoodrich also agreed not to solicit any of our employees for a period of two years from the date of the closing of the purchase.

    EMPLOYEES. We are obligated to offer employment to all active employees of the business as of the closing of the purchase and to provide employee benefits (excluding equity-based, change in control, supplemental retirement, excess benefit and retiree medical plans (other than required pursuant to collectively bargained agreements)) that, in the aggregate, are substantially comparable to those provided pursuant to the employee benefit plans of BFGoodrich's Performance Materials Segment in effect on the date of the purchase agreement. We are also obliged to assume all collective bargaining agreements for union employees.

    PENSIONS. We have agreed to establish new defined benefit pension plans for both union and non-union employees located in the United States and to maintain them for at least five years following the closing of the purchase. The new pension plans will generally recognize employee service with BFGoodrich prior to the closing for purposes of eligibility, benefit accrual and vesting. The new pension plans will provide pension benefits that are substantially comparable to those provided under the BFGoodrich defined benefit pension plans, less an offset for benefits accrued under the BFGoodrich pension plans prior to the closing of the purchase. BFGoodrich will retain all obligations for retirement benefits accrued under its defined benefit pension plans prior to the closing.

                                  SELLER NOTE

    In connection with the acquisition, our parent company, Noveon
Holdings, Inc., issued to BFGoodrich a seller note in the principal amount of $172.0 million. The note bears an initial interest rate of 13% payable semiannually in cash or additional notes at the option of Noveon Holdings, Inc., and increases to 15% after five years. If interest on the seller note is paid in cash after five years, the interest rate remains 13%. The seller note matures after 10 1/2 years. If requested by Noveon Holdings Inc. or the initial purchasers of the notes, the holder of the seller notes will not sell or distribute the seller notes for the first 24 months in any transaction (unless sold or distributed to an entity in which BFGoodrich has a controlling interest) which either requires registration under the Securities Act, relies on an exemption provided by Rule 144A or Rule 144 and is a sale or distribution to a qualified institutional buyer. The restrictive covenants in the terms of the seller note are not more restrictive than those in the terms of the notes.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In connection with the Transactions, AEA and affiliates of Credit Suisse First Boston Corporation ("CSFB") and Deutsche Banc Alex. Brown ("DB"), the initial purchasers of the notes, provided acquisition advisory services. At the closing, AEA and an affiliate of CSFB and an affiliate of DB received
$8.8 million, $5.5 million and $1.7 million, respectively, for these services. In addition, direct expenses of $1.3 million, $0.5 million and $0.1 million, respectively, were reimbursed to them.

    Affiliates of CSFB and DB are each arrangers and agents of the new credit facilities and received customary fees in connection with these credit facilities. CSFB is an affiliate of DLJMB Funding III, Inc. ("DLJ Merchant Banking"). DLJ Merchant Banking is a stockholder of Noveon Holdings, Inc. DB is an affiliate of DB Capital/PMD Investors, LLC ("DB Capital/PMD"). DB Capital/PMD is a stockholder of Noveon Holdings, Inc.

    CSFB and DB are each initial purchasers of the notes and received fees in connection with their initial purchase. In addition, CSFB and DB or their affiliates may in the future engage in investment banking services with us for which they will receive customary compensation.

    Total debt financing fees in connection with the Transactions paid to affiliates of CSFB and DB were $10.4 million and $19.6 million, respectively.

                           THE STOCKHOLDERS AGREEMENT

    The following is a summary of the material terms of the stockholders agreement among Noveon Holdings, Inc., AEA, DLJ Merchant Banking and DB Capital/PMD, dated as of November 28, 2000, as amended, and entered into with respect to the shares of Noveon Holdings, Inc. AEA owns 44% of the shares of the common stock of Noveon Holdings, Inc., DLJ Merchant Banking owns 42% and DB Capital/PMD owns 14%.

    The stockholders agreement provides AEA, DLJ Merchant Banking and DB Capital/PMD with various corporate governance rights so long as specific stock ownership levels are maintained. AEA and DLJ Merchant Banking each have the right to designate three members to the board of directors of Noveon
Holdings, Inc., and to jointly designate one additional director. DB Capital/PMD has the right to designate one director, and an additional director will serve as the chief executive officer of Noveon Holdings, Inc. Pursuant to the terms of the stockholders agreement, prior to an initial public offering, or IPO, of Noveon Holdings, Inc. all actions approved by the board of directors require the vote of at least one director designated solely by each of AEA and DLJ Merchant Banking. After an IPO, a significant number of board actions require the approval of those directors designated to the board of Noveon Holdings, Inc. by AEA and DLJ Merchant Banking. In addition, the prior approval of each of AEA, DLJ Merchant Banking and DB Capital, or the prior approval of at least one director designated solely by each of AEA, DLJ Merchant Banking and DB Capital, will be necessary to engage in the following transactions or to take the following actions prior to an IPO:

    - amend the charter documents of Noveon Holdings, Inc.;

    - enter into transactions between Noveon Holdings, Inc. and any of AEA, DLJ Merchant Banking and DB Capital/PMD, excluding the payment of management fees involving less than $100,000 and entered into on arm's-length terms in the ordinary course of business; and

    - cause the liquidation, dissolution or voluntary bankruptcy of Noveon Holdings, Inc.

    The stockholders agreement provides that, (1) prior to the third anniversary of the closing of the acquisition, AEA and DLJ Merchant Banking acting together,
(2) after the third anniversary, either AEA or DLJ Merchant Banking, and
(3) after the eighth anniversary, DB Capital/PMD, may require Noveon
Holdings, Inc. to enter into a sale, recapitalization or a qualified public offering. Other than DB Capital/PMD, any stockholder making such a request must own at least 20% of the issued and outstanding shares of the common stock of Noveon Holdings, Inc. If DB Capital/PMD is making this request, Noveon
Holdings, Inc. will have the right to purchase all of the shares owned by it at 85% of their fair market value.

                           THE MANAGEMENT AGREEMENTS

    Pursuant to the stockholders agreement, we entered into management agreements, dated as of February 5, 2001, with each of AEA, DLJ Merchant Banking and DB Capital/PMD. Under the management agreements, we will pay AEA, DLJ Merchant Banking and DB Capital/PMD an annual fee of $1.925 million, $1.075 million and $0.5 million, respectively, plus reasonable out-of-pocket expenses as compensation for the appointed directors, various advisory and consulting services and for monitoring and management costs, as applicable. In addition, we agreed to indemnify AEA, DLJ Merchant Banking and DB Capital/PMD and their respective affiliates for liabilities arising from their actions under the management agreements. The management agreements will remain in effect for as long as the Stockholders Agreement is in effect. A copy of each of the management agreements has been filed as an exhibit to the registration statement of which this prospectus is a part. See "Where You Can find More Information."

    Pursuant to the stockholders agreement, we entered into an advisory services agreement, dated as of February 5, 2001, with CSFB. Under the advisory services agreement, we will pay CFSB an annual fee of $0.5 million plus reasonable out-of-pocket expenses as compensation for strategic and financial planning advisory services. In addition, we agreed to indemnify CFSB and its respective affiliates for liabilities arising from their actions under the advisory services agreement. A copy of the advisory services agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. See "Where You Can find More Information."

                       THE TRANSITION SERVICES AGREEMENT

    The following is a summary of the transition services agreement we entered into with BFGoodrich in connection with the closing of the Transactions. A copy of the transition services agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. See "Where You Can Find More Information." Services provided for in the transition services agreement include the following:

    - INFORMATION TECHNOLOGY. BFGoodrich will provide us with web and data networking services, and will assign to us software licenses for one year. We will provide specified information technology support to the electronic materials division of BFGoodrich.

    - EMPLOYEE BENEFITS. We will provide medical and insurance benefits to our employees through existing BFGoodrich plans. We will pay fees to BFGoodrich and will reimburse BFGoodrich for benefits provided to our employees. This arrangement will continue until December 31, 2001, unless earlier terminated by us.

    - CALVERT CITY. We will provide BFGoodrich office space and equipment, storage space and services related to various environmental matters at the Calvert City facility.

    - OTHER SERVICES. We will provide intellectual property, accounting, and regulatory compliance support to the electronic materials division of BFGoodrich.

                           THE TAX SHARING AGREEMENT

    We entered into a tax sharing agreement with Noveon Holdings, Inc. The tax sharing agreement provides, among other things, that Noveon Holdings, Inc. will file U.S. federal income tax returns on a consolidated basis as a member of an affiliated group, to the extent required by the Internal Revenue Service. Where the affiliated group filing on a consolidated basis includes Noveon, Inc., the tax sharing agreement provides a formula, which is generally on a separate return basis, for determining that portion of the consolidated U.S. federal income tax liability attributable to Noveon, Inc. and which portion shall be paid by Noveon, Inc. A copy of the tax sharing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

                    DESCRIPTION OF THE NEW CREDIT FACILITIES

    The following is a summary of some of the material terms of our new credit facilities entered into as of the closing of the Transactions, with the lenders thereto and with Bankers Trust Company ("BTCo.") and Credit Suisse First Boston ("CSFB"), each as a joint lead arranger and a joint book manager, CSFB as syndication agent and BTCo. as administrative agent. A copy of the new credit agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

    STRUCTURE

    The new credit facilities provide for aggregate borrowings of the dollar equivalent of $760.0 million measured as of the closing of the Transactions and consist of:

    - a six-year domestic revolving facility in the amount of $125,000,000, a portion of which is denominated in multicurrencies;

    - a six-year Term A dollar facility in the amount of $75,000,000 and a six-year Term A Euro facility in the amount of E54,555,000; and

    - a seven and one-half year Term B dollar facility in the amount of $480,000,000 and a seven and one-half year Term B Euro facility in the amount of E32,733,000.

    The domestic revolving facility provides for a letter of credit subfacility, drawings under which will reduce the amount available under the domestic revolving facility. The revolving credit facilities were not drawn on at the date of the closing of the Transactions.

    AVAILABILITY AND USE OF PROCEEDS

    Borrowings under the Term Loan A and Term Loan B facilities were used to finance our purchase of the performance materials business of BFGoodrich. Borrowings under the revolving credit facilities may be used to provide for working capital and for general corporate purposes. Availability under the revolving credit facilities is subject to various conditions precedent customary for syndicated loans.

    INTEREST

    Borrowings under the new credit facilities bear interest at a rate equal, at our option, to either:

    - the reserve adjusted eurocurrency rate plus an applicable borrowing margin; or

    - the base rate plus an applicable borrowing margin. The reserve adjusted eurocurrency rate is the average of the offered quotation in the interbank Eurodollar market for U.S. dollar amounts approximately equal to the outstanding principal amount of our eurocurrency rate loans. The base rate is the greater of (1) the prime rate or (2) the federal funds rate plus 50 basis points.

    Interest periods for eurocurrency rate loans are one, two, three or six months, subject to availability. Interest on eurocurrency rate loans is payable at the end of the applicable interest period, except for six month interest periods in which case interest is payable every three months. Interest on base rate loans is payable quarterly in arrears. Upon an event of default, all loans will bear an additional 2.0% of interest for as long as the event of default is continuing.

    MATURITY AND AMORTIZATION

    Both Term Loan A and Term Loan B are subject to amortization of principal.

    MANDATORY AND VOLUNTARY PREPAYMENTS

    Under the terms of the new credit facilities, we are required to make mandatory prepayments with respect to a portion of those proceeds received in connection with asset sales, equity or debt issuances or with 75% of excess cash flow in the event our ratio of total debt to EBITDA is greater than or equal to 3.25x or 50% of excess cash flow in the event our ratio of total debt to EBITDA is less than 3.25x. Additionally, we may prepay the base rate loans at any time without premium or penalty. We may prepay eurocurrency rate loans without premium or penalty only at the end of the applicable interest period. If we prepay eurocurrency rate loans at any other time, we will incur breakage costs.

    FEES

    The new credit facilities require us to pay customary commitment, letter of credit and other fees.

    SECURITY AND GUARANTEES

    Our obligations under the new credit facilities are:

    - secured by a first priority security interest in substantially all of our assets and the assets of our domestic subsidiaries, as defined in the credit agreement, including 100% of our capital stock, 100% of the capital stock of our direct and indirect restricted domestic subsidiaries and 65% of the capital stock of our first tier foreign subsidiaries; and

    - guaranteed by each of our direct and indirect restricted domestic subsidiaries.

    COVENANTS AND CONDITIONS

    The new credit facilities contain customary covenants that restrict our ability to:

    - incur additional indebtedness (including guarantees);

    - incur liens;

    - dispose of assets;

    - make acquisitions;

    - pay dividends and make other restricted payments;

    - issue stock;

    - enter into sale and leaseback transactions;

    - make loans and investments;

    - enter into new lines of business;

    - make accounting changes;

    - enter into certain operating leases; and

    - engage in certain transactions with affiliates.

    In addition, the new credit facilities require us to comply with specified financial covenants including maintenance of net worth, limitations on capital expenditures, minimum interest coverage ratios, maximum leverage ratios and a minimum EBITDA, as defined in the new credit agreement.

    EVENTS OF DEFAULT

    The new credit facilities contain customary events of default, including:

    - failure to pay principal, interest or fees;

    - failure to meet covenants after customary cure periods;

    - representations and warranties false in any material respect when made;

    - cross-default to various other indebtedness;

    - change of ownership or control;

    - ERISA matters;

    - actual or asserted invalidity of loan documentation or security interest;

    - material judgment defaults; and

    - bankruptcy or insolvency.

                            DESCRIPTION OF THE NOTES

GENERAL

    The original notes were issued pursuant to an indenture, dated as of February 28, 2001, between Noveon, Inc., the Guarantors party thereto and Wells Fargo Bank Minnesota, National Association, as trustee. The exchange notes that you will receive in the exchange offer will continue to be governed by that indenture. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The notes are subject to all those terms, and holders of notes are referred to the indenture and the Trust Indenture Act for a statement thereof.

    The following description is a summary of the material provisions of the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes. A copy of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

    The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this summary, the term "Noveon, Inc." refers only to Noveon, Inc. and not to any of its Subsidiaries.

    The notes are:

    - the general unsecured obligations of Noveon, Inc.;

    - junior in right of payment to all existing and future Senior Indebtedness of Noveon, Inc., including borrowings under our New Credit Facilities;

    - equal in right of payment with any future senior subordinated Indebtedness of Noveon, Inc.;

    - senior in right of payment to all future junior subordinated Indebtedness of Noveon, Inc.; and

    - effectively junior to all liabilities of Noveon, Inc.'s non-guarantor subsidiaries.

    The notes are unconditionally guaranteed (the "Guarantees"), jointly and severally, on a senior subordinated basis by our existing Domestic Restricted Subsidiaries. The Guarantees are:

    - general unsecured obligations of the Guarantors;

    - junior in right of payment to all existing and future Senior Indebtedness of the Guarantors, including guarantees under the New Credit Facilities;

    - equal in right of payment with the original notes and any future senior subordinated Indebtedness of the Guarantors; and

    - senior in right of payment to any future junior subordinated Indebtedness of the Guarantors.

    As of March 31, 2001, we and the Guarantors had outstanding approximately $636.0 million of Senior Indebtedness and $51.7 million of liabilities. The indenture permits Noveon, Inc. and its Subsidiaries to incur additional Indebtedness, including Senior Indebtedness, in the future. See "Risk Factors--The notes and the guarantees are subordinated to our other debt" and "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

    As of the date of the indenture, all of our Domestic Subsidiaries will be Restricted Subsidiaries. However, so long as we satisfy the conditions described in the definition of "Unrestricted Subsidiary," we will be permitted to designate current or future Subsidiaries as "Unrestricted" Subsidiaries that are not subject to the restrictive covenants included in the indenture.

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
PRINCIPAL, MATURITY AND INTEREST

    - We issued $275.0 million in aggregate principal amount of notes, which will mature on February 28, 2011.

    - The notes were issued in denominations of $1,000 and integral multiples thereof.

    - Interest on the notes accrue at the rate of 11% per year.

    - We will pay interest in arrears every March 15 and September 15 commencing on September 15, 2001, to holders of record on the immediately preceding March 1 and September 1.

    - Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance.

    - Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

    If a holder has given wire transfer instructions to us, we will pay all principal, interest and premium and liquidated damages, if any, on that holder's notes in accordance with those instructions. Otherwise, we will pay principal of, premium, if any, and interest and liquidated damages, if any, on the notes:

    - at the office or agency we maintain for that purpose within the City and State of New York;

    - or, at our option, by check mailed to the holders of the notes at their respective addresses set forth in the register of holders of notes;

    - however, all payments with respect to notes represented by one or more permanent Global Notes will be paid by wire transfer of immediately available funds to the account of the Depository Trust Company or any successor thereto.

    Until we designate another office or agency, our office or agency in New York will be the office of the trustee maintained for that purpose.

    Notes previously issued and repurchased by us or any of our Subsidiaries may not be reissued under the terms of the indenture.

    Subject to the covenants described below, we may issue additional notes under the indenture having the same terms in all respects as the notes, or similar in all respects except for the payment of interest on the notes
(1) scheduled and paid prior to the date of issuance of those additional notes or (2) payable on the first Interest Payment Date following that date of issuance. The notes offered hereby and any additional notes would be treated as a single class for all purposes under the indenture.

SUBORDINATION

    The payment of Subordinated Note Obligations will be subordinated in right of payment, as set forth in the indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness, whether outstanding on the date of the indenture or thereafter incurred.

    Upon any distribution to creditors of Noveon, Inc. in a liquidation or dissolution of Noveon, Inc. or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Noveon, Inc. or its property, an assignment for the benefit of creditors or any marshaling of Noveon, Inc.'s assets and liabilities,

        (1) the holders of Senior Indebtedness will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Indebtedness, including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness, before the holders of notes will be entitled to receive any payment with respect to the Subordinated Note Obligations, and

        (2) until all Obligations with respect to Senior Indebtedness are paid in full in cash or Cash Equivalents, any distribution to which the holders of notes would be entitled shall be made to the holders of Senior Indebtedness.

    However, holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance."

    Noveon, Inc. also may not make any payment upon or in respect of the Subordinated Note Obligations, except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance," until all obligations with respect to Senior Indebtedness have been paid in full in cash or Cash Equivalents if:

        (1) a default in the payment of the principal (including reimbursement obligations in respect of letters of credit) of, premium, if any, or interest on or commitment, letter of credit or administrative fees relating to, Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace; or

        (2) any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness as to which that default relates to accelerate its maturity and the trustee receives a notice of that default (a "Payment Blockage Notice") from Noveon, Inc. or the holders of any Designated Senior Indebtedness.

    Payments on the notes may and shall be resumed:

        (1) in the case of a payment default, upon the date on which that default is cured or waived; and

        (2) in case of a nonpayment default, the earlier of the date on which that nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated.

    No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless that default shall have been waived or cured for a period of not less than 90 days.

    "DESIGNATED SENIOR INDEBTEDNESS" means:

        (1) any Indebtedness outstanding under the New Credit Facilities; and

        (2) any other Senior Indebtedness permitted under the indenture the principal amount of which is $25.0 million or more and that has been designated by Noveon, Inc. in writing to the trustee as "Designated Senior Indebtedness."

    "PERMITTED JUNIOR SECURITIES" means Equity Interests in Noveon, Inc. or any other Person or debt securities of Noveon, Inc. or any other Person that are subordinated to all Senior Indebtedness and any debt securities issued in exchange for Senior Indebtedness to substantially the same extent as, or to a greater extent than, the notes are subordinated to Senior Indebtedness.

    "SENIOR INDEBTEDNESS" means, with respect to any Person:

        (1) all Obligations of that Person outstanding under the New Credit Facilities;

        (2) all Hedging Agreements of Noveon, Inc.;

        (3) all Obligations of Noveon, Inc. under stand-by letters of credit;

        (4) any other Indebtedness, unless the instrument under which that Indebtedness is incurred expressly provides that it is subordinated in right of payment to any other Senior Indebtedness of that Person; and

        (5) all Obligations with respect to the foregoing.

    Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include:

           (a) any liability for federal, state, local or other taxes;

           (b) any Indebtedness of that Person, other than pursuant to the New Credit Facilities, to any of its Subsidiaries;

           (c) any trade payables;

           (d) any Indebtedness that is incurred in violation of the indenture;

           (e) Indebtedness evidenced by the notes;

           (f) to the extent that it may constitute Indebtedness, any Obligation owing under leases (other than Capital Lease Obligations) or management agreements; and

           (g) any Obligation that by operation of law is subordinate to any general unsecured Obligations of Noveon, Inc.

    "SUBORDINATED NOTE OBLIGATIONS" means all Obligations with respect to the notes, including, without limitation, principal, premium, if any, interest and liquidated damages, if any, payable pursuant to the terms of the notes (including upon the acceleration or redemption thereof), together with and including any amounts received or receivable upon the exercise of rights of rescission or other rights of action, including claims for damages, or otherwise.

    We will promptly notify holders of Senior Indebtedness if payment of the notes is accelerated because of an Event of Default.

    As a result of the subordination provisions described above, in the event of a liquidation or insolvency, holders of notes may recover less ratably than creditors of Noveon, Inc. who are holders of Senior Indebtedness.

NOTE GUARANTEES

    Our payment obligations under the notes are jointly and severally guaranteed by the Guarantors. The Guarantee of each Guarantor is subordinated to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of that Guarantor, including that Guarantor's guarantee of the New Credit Facilities, to the same extent that the notes are subordinated to Senior Indebtedness of Noveon, Inc. The obligations of each Guarantor under its Guarantee is limited so as not to constitute a fraudulent conveyance under applicable law. Each Guarantor that makes a payment or distribution under a Guaranty shall be entitled to a contribution from each other Guarantor in a PRO RATA amount based on the net assets of each Guarantor determined in accordance with GAAP. Except as provided in the New Credit Facilities and in "Certain Covenants" below, Noveon, Inc. is not restricted from selling or otherwise disposing of any of the Equity Interests of the Guarantors.

    No Guarantor may consolidate with or merge with or into another person or entity, whether or not the Guarantor is the surviving Person, unless:

        (1) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger, if other than Noveon, Inc. or the Guarantor, unconditionally assumes all the obligations of the Guarantor pursuant to a supplemental indenture in form and

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
    substance reasonably satisfactory to the trustee under the indenture, the Guarantee and the registration rights agreement; and

        (2) immediately after giving effect to such transaction, no Default or Event of Default exists.

    In the event of:

    - the defeasance of the notes in accordance with the terms of the Indenture;

    - a sale or other disposition of all or substantially all of the assets of a Guarantor, by way of merger, consolidation or otherwise, if the Guarantor applies the Net Proceeds of that sale in accordance with the "Asset Sale" provisions of the indenture;

    - a sale or other disposition of all of the capital stock of a Guarantor, if the Net Proceeds of that sale are applied in accordance with the "Asset Sale" provisions of the indenture; or

    - the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the terms of the indenture,

that Guarantor will be released and relieved of any obligations under its Guarantee.

OPTIONAL REDEMPTION

    Except as provided below, the notes are not redeemable prior to March 15, 2006. Thereafter, the notes will be subject to redemption at any time at the option of Noveon, Inc., in whole or in part, upon not less than 30 nor more than 60 days notice, in cash at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and liquidated damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15th of the years indicated below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2006........................................................   105.500%
2007........................................................   103.667%
2008........................................................   101.833%
2009 and thereafter.........................................   100.000%

    Notwithstanding the foregoing, on or prior to March 15, 2004, Noveon, Inc. may redeem up to 35% of the aggregate principal amount of notes from time to time originally issued under the indenture in cash at a redemption price of 111% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon to the redemption date with the net cash proceeds of one or more Equity Offerings; PROVIDED that:

        (1) at least 65% of the aggregate principal amount of notes from time to time originally issued under the indenture remains outstanding immediately after the occurrence of the redemption; and

        (2) notice of any such redemption shall be made within 60 days of the date of the closing of any such Equity Offering.

At any time prior to March 15, 2006, Noveon, Inc. may also redeem all or a part of the notes upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption (the "Redemption Date").

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
    "APPLICABLE PREMIUM" means, with respect to any note on any Redemption Date, the greater of:

        (1) 1.0% of the principal amount of the note; or

        (2) the excess of:

           (a) the present value at such Redemption Date of (i) the redemption price of the note at March 15, 2006 (such redemption price being set forth in the table appearing above) plus (ii) all required interest payments due on the note through March 15, 2006 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

           (b) the principal amount of the note, if greater.

    "TREASURY RATE" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to March 15, 2006; PROVIDED, HOWEVER, that if the period from the Redemption Date to March 15, 2006 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

SELECTION AND NOTICE

    If less than all of the notes are to be redeemed at any time, the trustee will select the notes for redemption as follows:

        (1) in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed; or

        (2) if the notes are not so listed, on a pro rata basis;

PROVIDED that no notes of $1,000 or less shall be redeemed in part.

    Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.

    If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

MANDATORY REDEMPTION

    Noveon, Inc. is not required to make mandatory redemption of, or sinking fund payments with respect to, the notes.

REPURCHASE AT THE OPTION OF HOLDERS

CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each holder of notes will have the right to require Noveon, Inc. to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that holder's notes validly tendered pursuant to the offer described below (the "Change of Control Offer")

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
at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of repurchase (the "Change of Control Payment"). Within
90 days following any Change of Control (or at Noveon, Inc.'s option, prior to such Change of Control), Noveon, Inc. will, or will cause the trustee to, mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the date specified in that notice, which date shall be no earlier than 30 days and no later than 60 days from the date that notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the indenture and described in that notice; PROVIDED, that any Change of Control Offer made prior to any date of such Change of Control shall be made only in the reasonable anticipation of such Change of Control; and PROVIDED, FURTHER, that Noveon, Inc. shall not be required to purchase any notes tendered pursuant to such Change of Control Offer if such Change of Control does not occur. Noveon, Inc. will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture relating to a Change of Control Offer, Noveon, Inc. will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the indenture by virtue thereof.

    On the Change of Control Payment Date, Noveon, Inc. will, to the extent lawful:

        (1) accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

        (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

        (3) deliver or cause to be delivered to the trustee the notes so accepted together with an Officer's Certificate stating the aggregate principal amount of notes or portions thereof being purchased by Noveon, Inc.

    The Paying Agent will promptly mail to each holder of notes so tendered the Change of Control Payment for that holder's notes, and the trustee will promptly authenticate and mail or cause to be transferred by book-entry to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; PROVIDED that each new note will be in a principal amount of $1,000 or an integral multiple thereof.

    The indenture will provide that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, Noveon, Inc. will either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of notes required by this covenant. The indenture requires Noveon, Inc. to publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    The Change of Control provisions described above will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that Noveon, Inc. repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

    The New Credit Facilities prohibit Noveon, Inc. from purchasing any notes and also provide that certain change of control events, which include events not otherwise constituting a Change of Control under the indenture, with respect to Noveon, Inc. would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Indebtedness to which Noveon, Inc. becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when Noveon, Inc. is prohibited from purchasing notes, Noveon, Inc. could seek the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contain that prohibition. If Noveon, Inc. does not obtain such a consent or repay those borrowings, Noveon, Inc. will remain prohibited from purchasing notes. In that case, Noveon, Inc.'s failure to purchase tendered notes would constitute an Event of Default under the indenture, which would, in turn, constitute a default under the New Credit Facilities. In those circumstances, the subordination provisions in the indenture would likely restrict payments to the holders of notes.

    Noveon, Inc. will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Noveon, Inc. and purchases all notes validly tendered and not withdrawn under that Change of Control Offer.

    "CHANGE OF CONTROL" means the occurrence of any of the following:

        (1) the sale, lease, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of Noveon, Inc. and its Subsidiaries, taken as a whole, to any "person" or "group" (as those terms are used in Section 13(d) of the Exchange Act), other than the Principals and their Related Parties;

        (2) the adoption of a plan for the liquidation or dissolution of Noveon, Inc.;

        (3) the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that any "person" or "group" (as those terms are used in Section 13(d) of the Exchange Act), other than the Principals and their Related Parties, becomes the "beneficial owner" (as that term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting stock of Parent or Noveon, Inc.; or

        (4) the first day on which a majority of the members of the board of directors of Noveon, Inc. are not Continuing Members.

    The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of Noveon, Inc. and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Noveon, Inc. to repurchase notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Noveon, Inc. and its Subsidiaries taken as a whole to another person or group may be uncertain.

    "CONTINUING MEMBERS" means, as of any date of determination, any member of the board of directors of Noveon, Inc. who:

        (1) was a member of Noveon, Inc.'s board of directors immediately after consummation of the Transactions, or

        (2) was nominated for election or elected to Noveon, Inc.'s board of directors with the approval of, or whose election to the board of directors was ratified by, at least a majority of the Continuing Members who were members of Noveon, Inc.'s board of directors at the time of that nomination or election.

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
CERTAIN COVENANTS

ASSET SALES

    The indenture provides that Noveon, Inc. will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

        (1) Noveon, Inc. or the Restricted Subsidiary, as the case may be, receives consideration at the time of that Asset Sale at least equal to the fair market value, including the value of non-cash assets (evidenced by a resolution of the board of directors set forth in an Officers' Certificate delivered to the trustee), of the assets or Equity Interests issued or sold or otherwise disposed of; and

        (2) at least 75% of the consideration therefor received by Noveon, Inc. or the Restricted Subsidiary is in the form of:

           (a) cash or Cash Equivalents; or

           (b) property or assets that are used or useful in a Permitted Business, or the Capital Stock of any Person engaged in a Permitted Business if, as a result of the acquisition by Noveon, Inc. or any Restricted Subsidiary thereof, that Person becomes a Restricted Subsidiary.

        For the purposes of this provision, each of the following shall be deemed to be cash:

               (i) any liabilities, as shown on Noveon, Inc.'s or the Restricted Subsidiary's most recent balance sheet, of Noveon, Inc. or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Noveon, Inc. or the Restricted Subsidiary from further liability;

               (ii) any securities, notes or other obligations received by Noveon, Inc. or the Restricted Subsidiary from the transferee that are converted, sold or exchanged within 180 days of their receipt by Noveon, Inc. or the Restricted Subsidiary by Noveon, Inc. or the Restricted Subsidiary into cash or Cash Equivalents, but only to the extent of the cash or Cash Equivalents received; and

               (iii) any Designated Noncash Consideration received by
           Noveon, Inc. or any of its Restricted Subsidiaries in that Asset Sale having an aggregate fair market value (as determined by the board of directors), taken together with all other Designated Noncash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed 15% of Total Assets at the time of the receipt of that Designated Noncash Consideration, (A) with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value and (B) with respect to any Designated Noncash Consideration in excess of $50.0 million, the Board of Directors' determination of fair market value of such Designated Noncash Consideration must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing.

    The 75% limitation referred to in clause (2) above will not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with subclauses (i), (ii) and
(iii) above, is equal to or greater than what the after-tax proceeds would have been had that Asset Sale complied with the aforementioned 75% limitation.

    Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Noveon, Inc. or the Restricted Subsidiary, as the case may be, may apply or commit to apply the Net Proceeds, at its option

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
(or to the extent Noveon, Inc. is required to apply the Net Proceeds pursuant to the terms of the New Credit Facilities), to:

        (1) repay or purchase Senior Indebtedness of Noveon, Inc. or any Indebtedness of any Restricted Subsidiary, as the case may be; or

        (2) (a) an investment in property, the making of a capital expenditure or the acquisition of assets that are used or useful in a Permitted Business;

      (b) the acquisition of Capital Stock of any Person primarily engaged in a Permitted Business if:

               (x) as a result of the acquisition by Noveon, Inc. or any Restricted Subsidiary thereof, that Person becomes a Restricted Subsidiary; or

               (y) the Investment in that Capital Stock is permitted by clause (14) of the definition of Permitted Investments; or

        (3) apply the Net Proceeds of any Asset Sale or commence an offer or otherwise become obligated to repay Pari Passu Indebtedness (without regard to maturity) not exceeding the Pari Passu Indebtedness Pro Rata Share; or

        (4) apply up to 50% of such Net Proceeds to the purchase, prior to the second anniversary of the indenture, of not more than $60.0 million aggregate original face amount of the seller note of Parent at a purchase price not exceeding the accreted value at the date of purchase.

    Pending the final application of any Net Proceeds, Noveon, Inc. may temporarily reduce Indebtedness or otherwise invest those Net Proceeds in any manner that is not prohibited by the indenture.

    Any Net Proceeds from Asset Sales that are not applied or invested or committed to be applied or invested as provided in the first sentence of the second preceding paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, Noveon, Inc. will be required to make an offer to all holders of notes (an "Asset Sale Offer") to purchase the maximum principal amount of notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the indenture.

    To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, Noveon, Inc. may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes surrendered by holders thereof in connection with an Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee shall select the notes to be purchased as set forth under "--Selection and Notice." Upon completion of an offer to purchase, the amount of Excess Proceeds shall be reset at zero.

    Noveon, Inc. will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture relating to an Asset Sale Offer, Noveon, Inc. will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the indenture by virtue thereof.

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RESTRICTED PAYMENTS

    The indenture provides that Noveon, Inc. will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

        (1) declare or pay any dividend or make any other payment or distribution on account of Noveon, Inc.'s or any of its Restricted Subsidiaries' Equity Interests other than

       - dividends or distributions payable in Equity Interests other than Disqualified Stock of Noveon, Inc. or

       - dividends or distributions payable to Noveon, Inc. or any Wholly Owned Restricted Subsidiary of Noveon, Inc.;

        (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Noveon, Inc. or Parent other than any of those Equity Interests owned by Noveon, Inc. or any Restricted Subsidiary of Noveon, Inc.;

        (3) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of Noveon, Inc. that is subordinated in right of payment to the notes, except in accordance with the mandatory redemption or repayment provisions set forth in the original documentation governing that Indebtedness (but not pursuant to any mandatory offer to repurchase upon the occurrence of any event); or

        (4) make any Restricted Investment

(all payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to that Restricted Payment:

        (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

        (2) Noveon, Inc. would, immediately after giving pro forma effect thereto as if that Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

        (3) that Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Noveon, Inc. and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (1) (to the extent that the declaration of any dividend referred to therein reduces amounts available for Restricted Payments pursuant to this clause (3)), (2) through (9), (11) through (15) and
    (17) through (19) of the next succeeding paragraph), is less than the sum, without duplication, of:

           (a) 50% of the Consolidated Net Income of Noveon, Inc. for the period (taken as one accounting period) commencing on the date of the indenture to the end of Noveon, Inc.'s most recently ended fiscal quarter for which internal financial statements are available at the time of that Restricted Payment (or, if Consolidated Net Income for that period is a deficit, less 100% of the deficit); plus

           (b) 100% of the Qualified Proceeds received by Noveon, Inc. on or after the date of the indenture from contributions to Noveon, Inc.'s capital or from the issue or sale on or after the date of the indenture of Equity Interests of Noveon, Inc. and 100% of the stated value or principal amount of Disqualified Stock or convertible debt securities of Noveon, Inc. or any

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       Restricted Subsidiary to the extent that they have been converted into those Equity Interests, other than:

           - Equity Interests, Disqualified Stock or convertible debt securities sold to a Restricted Subsidiary of Noveon, Inc. and

           - Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock; plus

           (c) the amount equal to the net reduction in Investments in Persons after the date of the indenture who are not Restricted Subsidiaries (other than Permitted Investments) resulting from:

               (i) Qualified Proceeds received as a dividend, repayment of a loan or advance or other transfer of assets (valued at the fair market value thereof) to Noveon, Inc. or any Restricted Subsidiary from those Persons;

               (ii) Qualified Proceeds received upon the sale or liquidation of those Investments; and

               (iii) the redesignation of Unrestricted Subsidiaries (excluding any increase in the amount available for Restricted Payments pursuant to clause (10) or (14) below arising from the redesignation of that Unrestricted Subsidiary) whose assets are used or useful in, or which is engaged in, one or more Permitted Business as Restricted Subsidiaries (valued, proportionate to Noveon, Inc.'s equity interest in that Subsidiary, at the fair market value of the net assets of that Subsidiary at the time of that redesignation).

    The foregoing provisions will not prohibit:

        (1) the payment of any dividend or distribution on, or redemption of, Equity Interests, within 60 days after the date of declaration thereof, or the giving of notice of such redemption, if at said date of declaration or giving of such notice, the payment would have complied with the provisions of the indenture;

        (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of Noveon, Inc. in exchange for, or out of the net cash proceeds of (or the payment of a dividend out of the net cash proceeds of) the substantially concurrent sale (other than to a Restricted Subsidiary of Noveon, Inc.) of other Equity Interests of Noveon, Inc. (other than any Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

        (3) the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness, with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

        (4) the repurchase, redemption or other acquisition, cancellation or retirement for value of any Equity Interests of Noveon, Inc., Parent or any Restricted Subsidiary held by any officer, employee, director or consultant or former officer, employee, director or consultant of Parent, Noveon, Inc. (or any of its Restricted Subsidiaries) (or their estates or beneficiaries under their estates) pursuant to any management equity subscription agreement or stock option agreement and any dividend to Parent to fund any such repurchase, redemption, acquisition or retirement; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed:

           (a) $5.0 million in any calendar year, with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following clause (b)) of $10.0 million in any calendar year; plus

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           (b) the aggregate net cash proceeds received by Noveon, Inc. during that calendar year from any reissuance of Equity Interests by Noveon, Inc. or Parent to members of management of Noveon, Inc. and its Restricted Subsidiaries; PROVIDED that the amount of any such net cash proceeds that are used to permit an acquisition or retirement for value pursuant to this clause (4) shall be excluded from clause (3)(b) of the preceding paragraph;

        (5) payments and transactions in connection with

       - the Transactions, including any purchase price adjustment or any other payments made pursuant to, or as contemplated in, the Transaction Agreements or the financial advisory agreements described under "Certain Relationships and Related Transactions," including any dividends or other distributions to Parent for the purpose of funding any such price adjustments or other payments,

       - the Transaction Financing,

       - the Offering,

       - the New Credit Facilities (including commitment, syndication and arrangement fees payable thereunder), and

       - the application of the proceeds thereof, and the payment of fees and expenses with respect thereto;

        (6) the payment of dividends or the making of loans or advances by Noveon, Inc. to Parent not to exceed $2.0 million in any fiscal year for costs and expenses incurred by Parent in its capacity as a holding company for services rendered by Parent on behalf of Noveon, Inc., PLUS actual fees, expenses and indemnity payments incurred by Parent's officers and directors;

        (7) payments or distributions to Parent pursuant to any Tax Sharing Agreement;

        (8) the payment of dividends by a Restricted Subsidiary on any class of common stock of that Restricted Subsidiary if:

           (a) that dividend is paid pro rata to all holders of that class; and

           (b) at least 50.1% of that class of common stock is held by Noveon, Inc. or one or more of its Restricted Subsidiaries;

        (9) the repurchase of any class of common stock of a Restricted Subsidiary if:

           (a) that repurchase is made pro rata with respect to that class of common stock; and

           (b) at least 50.1% of that class of common stock is held by Noveon, Inc. or one or more of its Restricted Subsidiaries;

        (10) any other Restricted Investment made in a Permitted Business which, together with all other Restricted Investments made pursuant to this clause (10) since the date of the indenture, does not exceed $5.0 million (in each case, after giving effect to all subsequent reductions in the amount of any Restricted Investment made pursuant to this clause (10)), either as a result of (i) the repayment or disposition thereof for cash or
    (ii) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued, proportionate to Noveon, Inc.'s equity interest in that Subsidiary at the time of that redesignation, at the fair market value of the net assets of that Subsidiary at the time of that redesignation), in the case of clauses (i) and (ii), not to exceed the amount of the Restricted Investment previously made pursuant to this clause (10); PROVIDED that no Default or Event of Default shall have occurred and be continuing immediately after making that Restricted Investment;

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        (11) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Noveon, Inc. or any Restricted Subsidiary issued on or after the date of the indenture in accordance with the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" PROVIDED that no Default or Event of Default shall have occurred and be continuing immediately after making that Restricted Payment;

        (12) repurchases of Equity Interests deemed to occur upon exercise of stock options if those Equity Interests represent a portion of the exercise price of those options;

        (13) any other Restricted Payment which, together with all other Restricted Payments made pursuant to this clause (13) since the date of the indenture, does not exceed $25.0 million, in each case, after giving effect to all subsequent reductions in the amount of any Restricted Investment made pursuant to this clause (13) either as a result of (i) the repayment or disposition thereof for cash or (ii) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued, proportionate to Noveon, Inc.'s equity interest in that Subsidiary at the time of that redesignation, at the fair market value of the net assets of that Subsidiary at the time of that redesignation), in the case of clauses (i) and (ii), not to exceed the amount of the Restricted Investment previously made pursuant to this clause (13); PROVIDED that no Default or Event of Default shall have occurred and be continuing immediately after making that Restricted Payment;

        (14) the pledge by Noveon, Inc. of the Capital Stock of an Unrestricted Subsidiary of Noveon, Inc. to secure Non-Recourse Debt of that Unrestricted Subsidiary;

        (15) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of any Restricted Subsidiary issued after the date of the indenture; PROVIDED that the aggregate price paid for any such repurchased, redeemed, acquired or retired Equity Interests shall not exceed the sum of:

           (a) the amount of cash and Cash Equivalents received by that Restricted Subsidiary from the issue or sale thereof; and

           (b) any accrued dividends thereon, the payment of which would be permitted pursuant to clause (11) above;

        (16) any Investment in an Unrestricted Subsidiary that is funded by Qualified Proceeds received by Noveon, Inc. on or after the date of the indenture from contributions to Noveon, Inc.'s capital or from the issue and sale on or after the date of the indenture of Equity Interests of Noveon, Inc. or of Disqualified Stock or convertible debt securities to the extent they have been converted into those Equity Interests (other than Equity Interests, Disqualified Stock or convertible debt securities sold to a Subsidiary of Noveon, Inc. and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock) in an amount (measured at the time that Investment is made and without giving effect to subsequent changes in value) that does not exceed the amount of those Qualified Proceeds (excluding any such Qualified Proceeds to the extent utilized to permit a prior "Restricted Payment" pursuant to clause (3)(b) of the preceding paragraph);

        (17) distributions or payments of Receivables Fees;

        (18) any purchase or repayment of Subordinated Indebtedness upon a Change of Control or an Asset Sale to the extent required by the agreement governing such Subordinated Indebtedness but only if:

           (a) in the case of a Change of Control, Noveon, Inc. shall have complied with all of its obligations under the covenant described under "Offer to Purchase upon Change of Control" and purchased all the notes tendered pursuant to the Offer to Purchase required thereby prior to purchasing or repaying such Subordinated Indebtedness or

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           (b) in the case of an Asset Sale, Noveon, Inc. shall have applied the
       Net Cash Proceeds from such Asset Sale in accordance with the covenant described under "--Asset Sales;" PROVIDED that (a) in either case the purchase price (stated as a percentage of principal amount or issue price plus accrued original discount, if less) of such Subordinated
       Indebtedness shall not be greater than the price (stated as a percentage of principal amount) of the notes pursuant to any Offer to Purchase, and
       (b) in the case of an Asset Sale, the aggregate amount of such Subordinated Indebtedness that Noveon, Inc. may purchase or repay shall not exceed the amount of Unutilized Net Cash Proceeds, if any, remaining after Noveon, Inc. has purchased all notes tendered pursuant to such Offer to Purchase; and

        (19) the purchase or other acquisition for value on or before the second anniversary of the indenture (or the payment on or before the second anniversary of the indenture of any dividend or other distribution to Parent of any amount sufficient to permit Parent to redeem or purchase for value) up to $25.0 million original principal amount of the seller note at the accreted value thereof and the delivery of the portion of the note so acquired to Parent for cancellation; PROVIDED that the Leverage Ratio is less than 4.0 to 1.0 on a pro forma basis after giving effect to such Restricted Payment.

    The board of directors of Noveon, Inc. may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. For purposes of making that designation, all outstanding Investments by Noveon, Inc. and its Restricted Subsidiaries (except to the extent repaid in cash or Cash Equivalents) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of that designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Restricted Investments in an amount equal to the greater of (1) the net book value of those Investments at the time of that designation, and (2) the fair market value of those Investments at the time of that designation.

    That designation will only be permitted if that Restricted Investment would be permitted at that time and if that Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

    The amount of

        (1) all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Noveon, Inc. or that Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment; and

        (2) Qualified Proceeds (other than cash) shall be the fair market value on the date of receipt thereof by Noveon, Inc. of those Qualified Proceeds.

    The fair market value of any non-cash Restricted Payment shall be determined by the board of directors of Noveon, Inc. whose resolution with respect thereto shall be delivered to the trustee.

INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

    The indenture provides that:

        (1) Noveon, Inc. will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur"), with respect to any Indebtedness (including Acquired Indebtedness);

        (2) Noveon, Inc. will not, and will not permit any of its Restricted Subsidiaries to, issue any shares of Disqualified Stock; and

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        (3) Noveon, Inc. will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock;

PROVIDED that Noveon, Inc. or any Restricted Subsidiary may incur Indebtedness, including Acquired Indebtedness, or issue shares of Disqualified Stock and any Restricted Subsidiary may issue preferred stock if the Fixed Charge Coverage Ratio for Noveon, Inc.'s most recently ended four full fiscal quarters for which internal financial statements are available immediately precede the date on which that additional Indebtedness is incurred or that Disqualified Stock or preferred stock issued would have been at least 2.0 to 1, determined on a consolidated pro forma basis, including, but not limited to, a pro forma application of the net proceeds therefrom, as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of that four-quarter period.

    The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):

        (1) the incurrence by Noveon, Inc. and its Restricted Subsidiaries of Indebtedness under the New Credit Facilities and the Foreign Credit Facilities; PROVIDED that the aggregate principal amount of all Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Noveon, Inc. and those Restricted Subsidiaries thereunder) then classified as having been incurred in reliance upon this clause (1) that remains outstanding under the New Credit Facilities and the Foreign Credit Facilities after giving effect to that incurrence does not exceed an amount equal to $760.0 million, less any amounts borrowed under clause (12) below and an amount not to exceed
    $25.0 million of additional foreign borrowings;

        (2) the incurrence by Noveon, Inc. and its Restricted Subsidiaries of Existing Indebtedness;

        (3) the incurrence by Noveon, Inc. of Indebtedness represented by the notes initially issued in this offering and the indenture and guarantees thereof by its Restricted Subsidiaries;

        (4) the incurrence by Noveon, Inc. or any of its Restricted Subsidiaries of Indebtedness represented by Purchase Money Indebtedness, Capital Expenditure Indebtedness, Capital Lease Obligations, including acquisitions of Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the property, plant or equipment so acquired (and refinancings thereof), in an aggregate principal amount (or accreted value, as applicable) not to exceed the greater of (a) $30.0 million outstanding after giving effect to that incurrence or (b) 10.0% of Consolidated Net Tangible Assets at the time of incurrence;

        (5) Indebtedness arising from agreements of Noveon, Inc. or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing that acquisition; PROVIDED that:

           (a) that Indebtedness is not reflected on the balance sheet of Noveon, Inc. or any Restricted Subsidiary (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on that balance sheet for purposes of this clause (a)); and

           (b) the maximum assumable liability in respect of that Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of those non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by Noveon, Inc. and/or that Restricted Subsidiary in connection with that disposition;

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        (6) the incurrence by Noveon, Inc. or any of its Restricted Subsidiaries
    of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred;

        (7) the incurrence by Noveon, Inc. or any of its Restricted Subsidiaries of intercompany Indebtedness or Disqualified Stock or preferred stock of a Restricted Subsidiary between or among Noveon, Inc. and/or any of its Restricted Subsidiaries; PROVIDED that:

           (a) if Noveon, Inc. is the obligor on Indebtedness, that Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes; and

           (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness or Disqualified Stock being held by a Person other than Noveon, Inc. or a Restricted Subsidiary thereof and
       (ii) any sale or other transfer of any such Indebtedness or Disqualified Stock to a Person that is not either Noveon, Inc. or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of that Indebtedness or Disqualified Stock by Noveon, Inc. or that Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

        (8) the incurrence by Noveon, Inc. or any of its Restricted Subsidiaries of Hedging Agreements; PROVIDED such Hedging Agreements are entered into in the ordinary course of business, not for speculation;

        (9) the guarantee by Noveon, Inc. or any of its Restricted Subsidiaries of Indebtedness of Noveon, Inc. or a Restricted Subsidiary of Noveon, Inc. that was permitted to be incurred by another provision of this covenant;

        (10) obligations in respect of performance and surety bonds and completion guarantees (including related letters of credit) provided by Noveon, Inc. or any Restricted Subsidiary in the ordinary course of business;

        (11) the incurrence by Noveon, Inc. or any of its Restricted Subsidiaries of additional Indebtedness or Disqualified Stock or preferred stock of a Restricted Subsidiary in an aggregate face amount or principal amount (or accreted value, as applicable) outstanding after giving effect to that incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (11), not to exceed $40.0 million;

        (12) Indebtedness of Foreign Subsidiaries (which may be incurred under the New Credit Facilities or otherwise) (A) in an aggregate principal amount at any one time outstanding not to exceed the sum of (a) 85% of the net book value of the accounts receivable of such Foreign Subsidiaries in accordance with GAAP and (b) 50% of the net book value of the inventory of such Foreign Subsidiaries in accordance with GAAP (PROVIDED that the calculation under this clause (A) shall exclude the net book value of accounts receivable and inventory sold to or financed through any Accounts Receivable Subsidiary) or
    (B) representing guarantees of Indebtedness of another Foreign Subsidiary incurred pursuant to subclause (A) of this clause (12);

        (13) unsecured Indebtedness incurred by Noveon, Inc. to former employees in connection with the purchase or redemption of Equity Interests of Noveon, Inc. not to exceed in the aggregate $10.0 million; and

        (14) Indebtedness of a Restricted Subsidiary incurred and outstanding on the date such Restricted Subsidiary was acquired by Noveon, Inc. in a principal amount that, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause (14), does not exceed $40.0 million; PROVIDED that such Indebtedness was incurred by such Subsidiary

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    prior to such acquisition by Noveon, Inc. or one of its Subsidiaries and was
    not incurred in connection with, or contemplation of, such acquisition by Noveon, Inc. or one of its Subsidiaries.

    For purposes of determining compliance with this covenant:

       - in the event that an item of Indebtedness or Disqualified Stock or preferred stock of Subsidiaries meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses
         (1) through (14) above or is entitled to be incurred pursuant to the first paragraph of this covenant, Noveon, Inc. shall, in its sole discretion, classify that item of Indebtedness or Disqualified Stock or preferred stock of Subsidiaries in any manner that complies with this covenant and that item of Indebtedness or Disqualified Stock or preferred stock of Subsidiaries will be treated as having been incurred pursuant to only one of those clauses or pursuant to the first paragraph hereof;

       - Noveon, Inc. may, at any time, change the classification of an item of Indebtedness or Disqualified Stock or preferred stock of Subsidiaries (or any portion thereof) to any other clause or to the first paragraph hereof; PROVIDED that Noveon, Inc. would be permitted to incur that item of Indebtedness or Disqualified Stock or preferred stock of Subsidiaries (or that portion thereof) pursuant to that other clause or the first paragraph hereof, as the case may be, at the time of reclassification; and

       - accrual of interest and dividends, accretion or amortization of original issue discount and changes to amounts outstanding under Hedging Agreements solely as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

LIENS

    The indenture provides that Noveon, Inc. will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien, other than a Permitted Lien, that secures obligations under any Pari Passu Indebtedness or subordinated Indebtedness of Noveon, Inc. on any asset or property now owned or hereafter acquired by Noveon, Inc. or any of its Restricted Subsidiaries, or any income or profits therefrom or assign or convey any right to receive income therefrom, unless the notes are equally and ratably secured with the obligations so secured until such time as those obligations are no longer secured by a Lien; PROVIDED that, in any case involving a Lien securing subordinated Indebtedness of Noveon, Inc., that Lien is subordinated to the Lien securing the notes to the same extent that subordinated Indebtedness is subordinated to the notes.

DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

    The indenture provides that Noveon, Inc. will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

        (1) (a) pay dividends or make any other distributions to Noveon, Inc. or any of its Restricted Subsidiaries (i) on its Capital Stock or (ii) with respect to any other interest or participation in, or measured by, its profits; or

      (b) pay any Indebtedness owed to Noveon, Inc. or any of its Restricted Subsidiaries;

        (2) make loans or advances to Noveon, Inc. or any of its Restricted Subsidiaries; or

        (3) transfer any of its properties or assets to Noveon, Inc. or any of its Restricted Subsidiaries.

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    However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of:

        (1) Existing Indebtedness as in effect on the date of the indenture;

        (2) the New Credit Facilities as in effect as of the date of the indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof;

        (3) the indenture and the notes;

        (4) applicable law and any applicable rule, regulation or order;

        (5) any agreement or instrument of a Person acquired by Noveon, Inc. or any of its Restricted Subsidiaries as in effect at the time of that acquisition (except to the extent created in contemplation of that acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; PROVIDED that, in the case of Indebtedness, that Indebtedness was permitted by the terms of the indenture to be incurred;

        (6) customary non-assignment provisions in leases, licenses or contracts;

        (7) Purchase Money Indebtedness and Capital Lease Obligations that impose restrictions of the nature described in clause (5) above on the property so acquired;

        (8) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of Capital Stock or assets of that Subsidiary;

        (9) Permitted Refinancing Indebtedness; PROVIDED that the restrictions contained in the agreements governing that Permitted Refinancing Indebtedness are, in the good faith judgment of Noveon, Inc.'s board of directors, not materially less favorable, taken as a whole, to the holders of the notes than those contained in the agreements governing the Indebtedness being refinanced;

        (10) secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "--Incurrence of Indebtedness and Issuance of Preferred Stock" and "--Liens" that limit the right of the debtor to dispose of the assets securing that Indebtedness;

        (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

        (12) other Indebtedness or Disqualified Stock of Restricted Subsidiaries permitted to be incurred subsequent to the Issuance Date pursuant to the provisions of the covenant described under "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

        (13) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business.

MERGER, CONSOLIDATION, OR SALE OF ASSETS

    The indenture provides that Noveon, Inc. may not consolidate or merge with or into (whether or not Noveon, Inc. is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another Person unless:

        (1) Noveon, Inc. is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than Noveon, Inc.) or to which that sale, assignment, transfer,

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    conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

        (2) the Person formed by or surviving any such consolidation or merger (if other than Noveon, Inc.) or the Person to which that sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of Noveon, Inc. under the registration rights agreement, the notes and the indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee;

        (3) immediately after that transaction no Default or Event of Default exists; and

        (4) Noveon, Inc. or the Person formed by or surviving any such consolidation or merger (if other than Noveon, Inc.), or to which that sale, assignment, transfer, conveyance or other disposition shall have been made will, after giving pro forma effect to such transaction as if that transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

    The foregoing clause (4) will not prohibit:

           (a) a merger between Noveon, Inc. and a Wholly Owned Subsidiary of Parent created for the purpose of holding the Capital Stock of Noveon, Inc.;

           (b) a merger between Noveon, Inc. and a Wholly Owned Restricted Subsidiary; or

           (c) a merger between Noveon, Inc. and an Affiliate incorporated solely for the purpose of reincorporating Noveon, Inc. in another state of the United States so long as, in each case, the amount of Indebtedness of Noveon, Inc. and its Restricted Subsidiaries is not increased thereby.

    The indenture provides that Noveon, Inc. will not lease all or substantially all of its assets to any Person.

TRANSACTIONS WITH AFFILIATES

    The indenture provides that Noveon, Inc. will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Noveon, Inc. (each of the foregoing, an "Affiliate Transaction"), unless:

        (1) that Affiliate Transaction, taken as a whole, is on terms that are no less favorable to Noveon, Inc. or that Restricted Subsidiary than those that would have been obtained in a comparable transaction by Noveon, Inc. or that Restricted Subsidiary with an unrelated Person; and

        (2) Noveon, Inc. delivers to the trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $7.5 million, either:

           (a) a resolution of the board of directors set forth in an Officers' Certificate certifying that the relevant Affiliate Transaction complies with clause (1) above and that the Affiliate Transaction has been approved by a majority of the disinterested members of the board of directors; or

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           (b) an opinion as to the fairness to the holders of that Affiliate
       Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

    Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions:

        (1) customary directors' fees, indemnification or similar arrangements or any employment agreement, consulting fees, employee salaries, bonuses or other compensation plan or arrangement entered into by Noveon, Inc. or any of its Restricted Subsidiaries in the ordinary course of business (including ordinary course loans to officers, directors and employees for travel, entertainment, moving and other relocation expenses not to exceed (a)
    $5.0 million outstanding in the aggregate at any time and (b) $2.0 million to any one employee);

        (2) transactions between or among Noveon, Inc. and/or its Restricted Subsidiaries;

        (3) payments of customary fees by Noveon, Inc. or any of its Restricted Subsidiaries to the Principals and their Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by a majority of the board of directors in good faith;

        (4) any agreement as in effect on the date of the indenture or any amendment thereto (so long as that amendment is not disadvantageous to the holders of the notes in any material respect) or any transaction contemplated thereby;

        (5) payments and transactions in connection with the Transaction, including any purchase price adjustment or any other payments made pursuant to the Transaction Agreements or the financial advisory agreements with Credit Suisse First Boston Corporation or any of its affiliates described under "Certain Relationships and Related Transactions," and the Transaction Financing, the New Credit Facilities (including commitment, syndication and arrangement fees payable thereunder) and the Offering (including underwriting discounts and commissions in connection therewith) and the application of the proceeds thereof, and the payment of the fees and expenses with respect thereto;

        (6) Restricted Payments that are permitted by the provisions of the indenture described under the caption "--Restricted Payments" and any Permitted Investments;

        (7) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

        (8) the issue and sale by Noveon, Inc. to its stockholders of Equity Interests other than Disqualified Stock;

        (9) the pledge of Equity Interests of Unrestricted Subsidiaries to support the Indebtedness thereof; and

        (10) any transaction not constituting a Restricted Investment in the ordinary course of business or approved by a majority of the disinterested directors, between Noveon, Inc. or any Restricted Subsidiary and any Affiliate of Noveon, Inc. controlled by Noveon, Inc. that is a joint venture or similar entity primarily engaged in a Permitted Business.

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SALE AND LEASEBACK TRANSACTIONS

    The indenture provides that Noveon, Inc. will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; PROVIDED that Noveon, Inc. or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

        (1) Noveon, Inc. or that Restricted Subsidiary, as the case may be, could have:

           (a) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to that sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

           (b) incurred a Lien to secure that Indebtedness pursuant to the covenant described under the caption "--Liens;"

        (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the board of directors and set forth in an Officers' Certificate delivered to the trustee and, with respect to any sale and leaseback transactions involving a fair market value in excess of $50.0 million, the board of directors' determination of fair market value must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing) of the property that is the subject of that sale and leaseback transaction; and

        (3) the transfer of assets in that sale and leaseback transaction is permitted by, and Noveon, Inc. applies the proceeds of that transaction in compliance with, the covenant described under the caption "Repurchase at the Option of Holders--Asset Sales."

NO SENIOR SUBORDINATED INDEBTEDNESS

    The indenture provides that:

    - Noveon, Inc. will not incur any Indebtedness that is subordinated or junior in right of payment to any Senior Indebtedness and senior in right of payment to the notes, and

    - no Guarantor will incur any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness and senior in right of payment to that Guarantor's Guarantee.

ADDITIONAL NOTE GUARANTEES

    The indenture provides that, if any Wholly Owned Restricted Subsidiary of Noveon, Inc. that is a Domestic Subsidiary guarantees any Indebtedness under the New Credit Facilities, then such Restricted Subsidiary shall become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel, in accordance with the terms of the indenture.

REPORTS

    The indenture provides that, whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Noveon, Inc. will furnish to the holders of notes:

        (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Noveon, Inc. were required to file those forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by Noveon, Inc.'s certified independent accountants (or, in each such case, reports of Parent in lieu thereof); and

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
        (2) all current reports that would be required to be filed with the SEC on Form 8-K if Noveon, Inc. were required to file those reports, in each case, within the time periods specified in the SEC's rules and regulations (or, in each such case, reports of Parent in lieu thereof).

    In addition, following the consummation of the exchange offer, whether or not required by the rules and regulations of the SEC, Noveon, Inc. will file a copy of all that information and reports referred to in clauses (1) and
(2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make that information available to securities analysts and prospective investors upon request.

    In addition, Noveon, Inc. and the Guarantors have agreed that, prior to consummation of the exchange offer and for so long as any notes remain outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

    The indenture provides that each of the following constitutes an Event of
Default:

        (1) default for 30 days in the payment when due of interest on, or liquidated damages with respect to, the notes (whether or not prohibited by the subordination provisions of the indenture);

        (2) default in payment when due of the principal of or premium, if any, on the notes (whether or not prohibited by the subordination provisions of the indenture);

        (3) failure by Noveon, Inc. or any of its Restricted Subsidiaries for 30 days after receipt of notice from the trustee or holders of at least 25% in principal amount of the notes then outstanding to comply with the provisions described under the captions "Repurchase at the Option of Holders--Change of Control," "--Asset Sales," "Certain Covenants--Restricted Payments," "--Incurrence of Indebtedness and Issuance of Preferred Stock" or "Merger, Consolidation or Sale of Assets;"

        (4) failure by Noveon, Inc. for 60 days after notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding to comply with any of its other agreements in the indenture or the notes;

        (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Noveon, Inc. or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Noveon, Inc. or any of its Restricted Subsidiaries), whether that Indebtedness or guarantee now exists, or is created after the date of the indenture, which default:

           (a) is caused by a failure to pay Indebtedness at its stated final maturity (after giving effect to any applicable grace period provided in that Indebtedness) (a "Payment Default"); or

           (b) results in the acceleration of that Indebtedness prior to its stated final maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

        (6) failure by Noveon, Inc. or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $25.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days;

        (7) except as permitted by the indenture, any guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and

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    effect or any Guarantor, or any Person acting of behalf of any Guarantor, shall deny or disaffirm its obligations under its guarantee; and

        (8) certain events of bankruptcy or insolvency with respect to Noveon, Inc. or any of its Restricted Subsidiaries that is a Significant Subsidiary.

    If any Event of Default (other than an Event of Default specified in clause (8) above with respect to events of bankruptcy or insolvency with respect to Noveon, Inc. or any Restricted Subsidiary that is a Significant Subsidiary) occurs and is continuing, the holders of at least 25% in principal amount of the then outstanding notes may direct the trustee to declare all the notes to be due and payable immediately. However, so long as any Indebtedness permitted to be incurred pursuant to the New Credit Facilities shall be outstanding, that acceleration shall not be effective until the earlier of:

        (1) an acceleration of any such Indebtedness under the New Credit Facilities; or

        (2) five business days after receipt by Noveon, Inc. and the administrative agent under the New Credit Facilities of written notice of that acceleration.

    Except as stated in the prior sentence, upon any such declaration, the notes shall become due and payable immediately.

    Notwithstanding the foregoing, in the case of an Event of Default specified in clause (8) above with respect to events of bankruptcy or insolvency with respect to Noveon, Inc. or any Restricted Subsidiary that is a Significant Subsidiary, all outstanding notes will become due and payable without further action or notice. Holders of the notes may not enforce the indenture or the notes except as provided in the indenture.

    The holders of a majority in aggregate principal amount of the then outstanding notes by written notice to the trustee may on behalf of all of the holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium or liquidated damages, if any, that has become due solely because of the acceleration) have been cured or waived, PROVIDED that, in the event of a declaration of acceleration of the notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (5) above, the declaration of acceleration of the notes shall be automatically annulled if the holders of any Indebtedness described in that clause (5) have rescinded the declaration of acceleration in respect of that Indebtedness within 30 days of the date of that declaration and if:

        (1) the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction; and

        (2) all existing Events of Default, except non-payment of principal or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived.

    Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

    The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the notes.

    No holder of any note will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless such holder shall have previously given to the trustee written

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notice of a continuing Event of Default thereunder and unless the holders of at least 25% of the aggregate principal amount of the outstanding notes shall have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as the trustee, and the trustee shall have not have received from the holders of a majority in aggregate principal amount of such outstanding notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of such a note for enforcement of payment of the principal of and premium, if any, or interest on such note on or after the respective due dates expressed in such note.

    Noveon, Inc. is required to deliver to the trustee annually a statement regarding compliance with the indenture, and Noveon, Inc. is required upon becoming aware of any Default or Event of Default to deliver to the trustee a statement specifying that Default or Event of Default.

NO PERSONAL LIABILITY OF MEMBER, DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No member, director, officer, employee, incorporator or stockholder of Noveon, Inc. or any Guarantor, as such, shall have any liability for any obligations of Noveon, Inc. and the Guarantors under the notes, the guarantees or the indenture or for any claim based on, in respect of, or by reason of, those obligations or their creation. Each holder of notes by accepting a note waives and releases all that liability. The waiver and release are part of the consideration for issuance of the notes. That waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    Noveon, Inc. may, at its option and at any time, elect to have all of its obligations, and all obligations of the Guarantors, discharged with respect to the outstanding notes, guarantees and the indenture ("Legal Defeasance") except for:

        (1) the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, and interest and liquidated damages, if any, on those notes when those payments are due from the trust referred to below;

        (2) Noveon, Inc.'s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

        (3) the rights, powers, trusts, duties and immunities of the trustee, and Noveon, Inc.'s obligations in connection therewith; and

        (4) the Legal Defeasance provisions of the indenture.

    In addition, Noveon, Inc. may, at its option and at any time, elect to have its obligations released with respect to certain covenants that are described in the indenture and all Guarantors released ("Covenant Defeasance") and thereafter any omission to comply with those obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment with respect to the notes, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance,

        (1) Noveon, Inc. must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in those amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and

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
    interest and liquidated damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and Noveon, Inc. must specify whether the notes are being defeased to maturity or to a particular redemption date;

        (2) in the case of Legal Defeasance, Noveon, Inc. shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

           (a) Noveon, Inc. has received from, or there has been published by, the Internal Revenue Service a ruling; or

           (b) since the date of the indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon that opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of that Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that Legal Defeasance had not occurred;

        (3) in the case of Covenant Defeasance, Noveon, Inc. shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that, subject to customary assumptions and exclusions, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of that Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that Covenant Defeasance had not occurred;

        (4) no Default or Event of Default shall have occurred and be continuing on the date of that deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to that deposit) or, insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

        (5) that Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which Noveon, Inc. or any of its Subsidiaries is a party or by which Noveon, Inc. or any of its Subsidiaries is bound;

        (6) Noveon, Inc. must have delivered to the trustee an opinion of counsel to the effect that, subject to customary assumptions and exclusions, after the 123rd day following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or any analogous New York State law provision or any other applicable federal or New York bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

        (7) Noveon, Inc. must deliver to the trustee an Officers' Certificate stating that the deposit was not made by Noveon, Inc. with the intent of preferring the holders of notes over the other creditors of Noveon, Inc. with the intent of defeating, hindering, delaying or defrauding creditors of Noveon, Inc. or others; and

        (8) Noveon, Inc. must deliver to the trustee an Officers' Certificate and an opinion of counsel (which opinion may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

    A holder may transfer or exchange notes in accordance with the indenture. The Registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer

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documents and Noveon, Inc. may require a holder to pay any taxes and fees required by law or permitted by the indenture. Noveon, Inc. is not required to transfer or exchange any note selected for redemption. Also, Noveon, Inc. is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed. The registered holder of a note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

    Except as provided below, the indenture, the guarantees and the notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding, and any existing default or compliance with any provision of the indenture, the guarantees or the notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes. Consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes shall be included for those purposes.

    Without the consent of each holder affected, an amendment or waiver may not, with respect to any notes held by a non-consenting holder:

        (1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

        (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than the provisions described under the caption "--Repurchase at the Option of Holders") in a manner adverse to the holder;

        (3) reduce the rate of or extend the time for payment of interest on any note;

        (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or liquidated damages, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from that acceleration);

        (5) make any note payable in money other than that stated in the notes;

        (6) make any change in the provisions of the indenture relating to waivers of past Defaults;

        (7) waive a redemption payment with respect to any note (other than the provisions described under the caption "--Repurchase at the Option of Holders");

        (8) release any Guarantor from its obligations under its guarantee or the indenture, except in accordance with the terms of the indenture; or

        (9) make any change in the foregoing amendment and waiver provisions.

    Notwithstanding the foregoing, any amendment to Article 10 of the indenture (which relates to subordination) will require the consent of the holders of at least two thirds in aggregate principal amount of the notes then outstanding if that amendment would materially adversely affect the rights of holders of notes.

    Without the consent of any holder of notes, Noveon, Inc., the Guarantors and the trustee may amend or supplement the indenture, the guarantees or the notes:

        (1) to cure any ambiguity, defect or inconsistency;

        (2) to provide for uncertificated notes in addition to or in place of certificated notes;

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        (3) to provide for the assumption of Noveon, Inc.'s obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of the assets of Noveon, Inc. or to provide for the assumption of any Guarantor's obligations under its guarantee in the case of a merger or consolidation of the Guarantor;

        (4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not materially adversely affect the legal rights under the indenture of any such holder;

        (5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

        (6) to provide for guarantees of the notes.

CONCERNING THE TRUSTEE

    The indenture contains certain limitations on the rights of the trustee, should it become a creditor of Noveon, Inc., to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate that conflict within 90 days, apply to the SEC for permission to continue or resign.

    The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur (which shall not be cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless that holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all those terms, as well as any other capitalized terms used herein for which no definition is provided.

    "ACCOUNTS RECEIVABLE SUBSIDIARY" means an Unrestricted Subsidiary of Noveon, Inc. to which Noveon, Inc. or any of its Restricted Subsidiaries sells any of its accounts receivable pursuant to a Receivables Facility.

    "ACQUIRED INDEBTEDNESS" means, with respect to any specified Person,

        (1) Indebtedness of any other Person existing at the time that other Person is merged with or into or became a Subsidiary of that specified Person, excluding Indebtedness incurred in connection with, or in contemplation of, that other Person merging with or into or becoming a Subsidiary of that specified Person; and

        (2) Indebtedness secured by a Lien encumbering an asset acquired by that specified Person at the time that asset is acquired by that specified Person.

    "AFFILIATE" of any specified Person means any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, that specified Person. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings

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correlative to the foregoing; PROVIDED, no individual, other than a director of
Noveon, Inc. or an officer of Noveon, Inc. with a policy making function, shall be deemed an Affiliate of Noveon, Inc. or any of its Subsidiaries, solely by reason of such individual's employment, position or responsibilities by or with respect to Noveon, Inc. or any of its Subsidiaries.

    "ASSET SALE" means:

        (1) the sale, lease (that has the effect of a disposition), conveyance, disposition or other transfer (a "disposition") of any properties, assets or rights (including, without limitation, by way of a sale and leaseback); PROVIDED that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Noveon, Inc. and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described under the caption "--Change of Control" and/or the provisions described under the caption "--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

        (2) the issuance, sale or transfer by Noveon, Inc. or any of its Restricted Subsidiaries of Equity Interests of any of Noveon, Inc.'s Restricted Subsidiaries,

in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions,

           (a) that have a fair market value in excess of $5.0 million; or

           (b) for net proceeds in excess of $5.0 million.

    Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales:

        (1) dispositions in the ordinary course of business;

        (2) a disposition of assets by Noveon, Inc. to a Restricted Subsidiary or by a Restricted Subsidiary to Noveon, Inc. or to another Restricted Subsidiary;

        (3) a disposition of Equity Interests by a Restricted Subsidiary to Noveon, Inc. or to another Restricted Subsidiary;

        (4) the sale and leaseback of any assets within 90 days of the acquisition thereof or the incurrence of any Lien not prohibited by the provision of the indenture described under "--Limitation on Liens";

        (5) foreclosures on assets;

        (6) any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Permitted Business;

        (7) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

        (8) a Permitted Investment or a Restricted Payment that is permitted by the covenant described under the caption "--Restricted Payments";

        (9) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

        (10) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of Noveon, Inc. or any Restricted Subsidiary;

        (11) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of similar replacement equipment; and

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        (12) in the ordinary course of business, the license of patents, trademarks, copyrights and know-how to third Persons.

    "ATTRIBUTABLE INDEBTEDNESS" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in that transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in that sale and leaseback transaction, including any period for which that lease has been extended or may, at the option of the lessor, be extended.

    "CAPITAL EXPENDITURE INDEBTEDNESS" means Indebtedness incurred by any Person to finance the purchase or construction or improvement of any property or assets acquired or constructed by that Person which have a useful life or more than one year so long as:

        (1) the purchase or construction price for that property or assets is included in "addition to property, plant or equipment" in accordance with GAAP;

        (2) the acquisition or construction of that property or assets is not part of any acquisition of a Person or line of business; and

        (3) that Indebtedness is incurred within 180 days of the acquisition or completion of construction or improvement of that property or assets.

    "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

    "CAPITAL STOCK" means:

        (1) in the case of a corporation, corporate stock;

        (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

        (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

        (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "CASH EQUIVALENTS" means:

        (1) U.S. dollars and any other currency that is convertible into U.S. dollars without legal restrictions and which is utilized by Noveon, Inc. or any of the Restricted Subsidiaries in the ordinary course of its business;

        (2) Government Securities;

        (3) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or demand deposit or time deposit of, an Eligible Institution or any lender under the New Credit Facilities;

        (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

        (5) any money market deposit accounts issued or offered by a financial institution meeting the qualifications specified in clause (3) above;

        (6) commercial paper maturing not more than 365 days after the date of acquisition of an issuer (other than an Affiliate of Noveon, Inc.) with a rating, at the time as of which any

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    investment therein is made, of "A-3" (or higher) according to S&P or "P-2"
    (or higher) according to Moody's or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments;

        (7) any bankers acceptances of money market deposit accounts issued by an Eligible Institution;

        (8) any fund investing exclusively in investments of the types described in clauses (1) through (7) above; and

        (9) in the case of any Subsidiary organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which that Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (1) through (5) above, including without limitation any deposit with a bank that is a lender to any Restricted Subsidiary.

    "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of that Person and its Restricted Subsidiaries for that period plus, to the extent deducted in computing Consolidated Net Income,

        (1) provision for taxes based on income or profits of that Person and its Restricted Subsidiaries for that period;

        (2) Fixed Charges of that Person for that period;

        (3) depreciation, amortization (including amortization of goodwill and other intangibles) and all other non-cash charges, but excluding any other non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period, of that Person and its Restricted Subsidiaries for that period;

        (4) net periodic post-retirement benefits;

        (5) other income or expense net as set forth on the face of that Person's statement of operations;

        (6) expenses and charges of Noveon, Inc. related to the Transactions, including any purchase price adjustment or any other payments made pursuant to or as contemplated in the Transaction Agreements or the financial advisory agreements with Credit Suisse First Boston Corporation or any of its Affiliates, including Donaldson, Lufkin & Jenrette Securities Corporation, and Deutsche Banc Alex. Brown or any of its Affiliates, described under "Certain Relationships and Related Transactions," and Transaction Financing, the New Credit Facilities and the application of the proceeds thereof; and

        (7) any non-capitalized transaction costs incurred in connection with actual, proposed or abandoned financings, acquisitions or divestitures, including, but not limited to, financing and refinancing fees and costs incurred in connection with the Transactions and Transaction Financing, in each case, on a consolidated basis and determined in accordance with GAAP.

    Notwithstanding the foregoing, the provision for taxes based on the income or profits of the Fixed Charges of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent and in the same proportion that Net Income of that Restricted Subsidiary was included in calculating the Consolidated Net Income of that Person.

    "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum, without duplication, of

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        (1) the interest expense of that Person and its Restricted Subsidiaries for that period, on a consolidated basis, determined in accordance with GAAP, including amortization of original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Agreements; PROVIDED that in no event shall any amortization of deferred financing costs be included in Consolidated Interest Expense; and

        (2) the consolidated capitalized interest of that Person and its Restricted Subsidiaries for that period, whether paid or accrued; PROVIDED, HOWEVER, that Receivables Fees shall be deemed not to constitute Consolidated Interest Expense.

    Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary shall be included only to the extent and in the same proportion that the Net Income of that Restricted Subsidiary was included in calculating Consolidated Net Income.

    "CONSOLIDATED NET DEBT" means, with respect to any Person as of any date of determination, the aggregate principal amount of Indebtedness for borrowed money of such Person and its Restricted Subsidiaries as of such date, less the aggregate amount of cash and Cash Equivalents of such Person and its Restricted Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP.

    Notwithstanding the foregoing, the Consolidated Net Debt with respect to any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary shall be included only to the extent and in the same proportion that the Net Income of that Restricted Subsidiary was included in calculating Consolidated Net Income.

    "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of that Person and its Restricted Subsidiaries for that period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that

        (1) the Net Income (or loss) of any Person that is not Noveon, Inc. or a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof;

        (2) the Net Income (or loss) of any Restricted Subsidiary other than a Subsidiary organized or having its principal place of business outside the United States shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income (or loss) is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary;

        (3) the Net Income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of that acquisition shall be excluded; and

        (4) the cumulative effect of a change in accounting principles shall be excluded.

    "CONSOLIDATED NET TANGIBLE ASSETS" means, with respect to any Person, the total assets MINUS unamortized deferred tax assets, goodwill, patents, trademarks, service marks, trade names, copyrights and all other items which would be treated as intangibles, in each case on the most recent consolidated balance sheet of such Person and its Restricted Subsidiaries prepared in accordance with GAAP.

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    "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

    "DESIGNATED NONCASH CONSIDERATION" means the fair market value of non-cash consideration received by Noveon, Inc. or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of that valuation, executed by the principal executive officer and the principal financial officer of Noveon, Inc., less the amount of cash or Cash Equivalents received in connection with a sale of that Designated Noncash Consideration.

    "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable), or upon the happening of any event (other than any event solely within the control of the issuer thereof), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, is exchangeable for Indebtedness (except to the extent exchangeable at the option of that Person subject to the terms of any debt instrument to which that Person is a party) or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the notes mature; PROVIDED that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Noveon, Inc. to repurchase that Capital Stock upon the occurrence of a "Change of Control" or an "Asset Sale" shall not constitute Disqualified Stock if the terms of that Capital Stock provide that Noveon, Inc. may not repurchase or redeem any such Capital Stock pursuant to those provisions unless that repurchase or redemption complies with the covenant described under the caption "--Certain Covenants--Restricted Payments;" and PROVIDED FURTHER that, if that Capital Stock is issued to any plan for the benefit of employees of Noveon, Inc. or its Subsidiaries or by any such plan to those employees, that Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Noveon, Inc. in order to satisfy applicable statutory or regulatory obligations.

    "DOMESTIC SUBSIDIARY" means a Subsidiary (1) that is organized under the laws of the United States or any state, district or territory thereof, and
(2) the stock of which is not held, directly or indirectly, by a Subsidiary not organized under the laws of the United States or any state, district or territory thereof.

    "ELIGIBLE INSTITUTION" means a commercial banking institution that has combined capital and surplus not less than $500.0 million or its equivalent in foreign currency.

    "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "EQUITY OFFERING" means (1) an underwritten primary public or private offering of Equity Interests of Noveon, Inc. or (2) a purchase of Equity Interests of Noveon, Inc. which results in net cash proceeds of at least
$25.0 million by any Person which (A) has a common equity market capitalization in excess of $500 million and (B) is engaged in a Permitted Business.

    "EXISTING INDEBTEDNESS" means Indebtedness of Noveon, Inc. and its Restricted Subsidiaries (other than Indebtedness under the New Credit Facilities) in existence on the date of the indenture, until those amounts are repaid.

    "FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of,

        (1) the Consolidated Interest Expense of that Person for that period;
    and

        (2) all dividend payments on any series of preferred stock of that Person (other than dividends payable solely in Equity Interests that are not Disqualified Stock),

in each case, on a consolidated basis and in accordance with GAAP.

    "FIXED CHARGE COVERAGE RATIO" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of that Person for that period (exclusive of amounts attributable to

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discontinued operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the Calculation Date (as defined)) to the Fixed Charges of that Person for that period (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the Calculation Date).

    In the event that the referent Person or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to that incurrence, assumption, guarantee or redemption of Indebtedness, or that issuance or redemption of preferred stock and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

    In addition, for purposes of making the computation referred to above, the Transactions and acquisitions that may be made by Noveon, Inc. or any of its Subsidiaries, including all mergers or consolidations and any related financing transactions, during the four-quarter reference period or subsequent to that reference period and on or prior to the calculation date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for that reference period shall be calculated to include the Consolidated Cash Flow of the acquired entities on a pro forma basis after giving effect to cost savings reasonably expected to be realized in connection with that acquisition, as determined in good faith by an officer of Noveon, Inc. (regardless of whether those cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC) and without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income.

    "FOREIGN CREDIT FACILITIES" means any Indebtedness of a Restricted Subsidiary organized or having its principal place of business outside the United States. Indebtedness under the Foreign Credit Facilities outstanding on the date on which the notes are first issued and authenticated under the indenture shall be deemed to have been incurred on that date in reliance on the first paragraph of the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

    "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

    "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

    "GUARANTORS" means (i) each Restricted Subsidiary of Noveon, Inc. on the date of the Indenture that is a Domestic Subsidiary and (ii) any other Domestic Subsidiary that executes a Note Guarantee in accordance with the provisions of the indenture.

    "HEDGING AGREEMENTS" means, with respect to any Person, the obligations of that Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; (b) other agreements or arrangements designed to protect that Person against fluctuations in interest rates; and (c) foreign currency or commodity hedge, exchange or similar protection agreements.

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    "INDEBTEDNESS" means, with respect to any Person, any indebtedness of that
Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing net obligations under any Hedging Agreements, except any such balance that constitutes an accrued expense, trade payable or customer contract advances, if and to the extent any of the foregoing Indebtedness (other than letters of credit and Hedging Agreements) would appear as a liability upon a balance sheet of that Person prepared in accordance with GAAP (but excluding
(A) earnout or other similar obligations until such time as the amount of such obligation is capable of being determined and its payment is probable, or
(B) other accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), as well as all Indebtedness of others secured by a Lien on any asset of that Person (whether or not that Indebtedness is assumed by that Person) and, to the extent not otherwise included, the guarantee by that Person of any Indebtedness of any other Person; PROVIDED that Indebtedness shall not include the pledge by Noveon, Inc. of the Capital Stock of an Unrestricted Subsidiary of Noveon, Inc. to secure Non-Recourse Debt of that Unrestricted Subsidiary.

    The amount of any Indebtedness outstanding as of any date shall be:

        (1) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest; and

        (2) the principal amount thereof (together with any interest thereon that is more than 30 days past due), in the case of any other Indebtedness provided that the principal amount of any Indebtedness that is denominated in any currency other than United States dollars shall be the amount thereof, as determined pursuant to the foregoing provision, converted into United States dollars at the Spot Rate in effect on the date that Indebtedness was incurred or, if that indebtedness was incurred prior to the date of the indenture, the Spot Rate in effect on the date of the indenture. If such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant Spot Rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the Spot Rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

    In addition, for the purpose of avoiding duplication in calculating the outstanding principal amount of Indebtedness for purposes of the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant of the Indenture, Indebtedness arising solely by reason of the existence of a Lien permitted under the "Limitation on Liens" covenant of the Indenture to secure other Indebtedness permitted to be Incurred under the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant of the Indenture will not be considered to be incremental Indebtedness.

    Indebtedness shall not include obligations of any Person (A) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within two Business Days of their incurrence, (B) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and (C) under stand-by letters of credit to the extent collateralized by cash or Cash Equivalents.

    "INVESTMENTS" means, with respect to any Person, all investments by that Person in other Persons, including Affiliates, in the forms of direct or indirect loans (including guarantees by the referent Person

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of, and Liens on any assets of the referent Person securing, Indebtedness or other obligations of other Persons), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; PROVIDED that an investment by Noveon, Inc. for consideration consisting of common equity securities of Noveon, Inc. shall not be deemed to be an Investment other than for purposes of clause (3) of the definition of "Qualified Proceeds."

    The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any property or asset other than cash, such property shall be valued at its fair market value at the time of such transfer, as determined in good faith by the Board of Directors (or comparable body) of the Person making such transfer.

    "LEVERAGE RATIO" means, for any four quarter period, the ratio of Consolidated Net Debt less the U.S. dollar equivalent of foreign Cash Equivalents as of the last day of such four quarter period to Consolidated Cash Flow for such four quarter period. In addition, for purposes of making the computation referred to above, the Transactions and acquisitions that may be made by Noveon, Inc. or any of its Subsidiaries, including all mergers or consolidations and any related financing transactions, during the four quarter reference period or subsequent to that reference period and on or prior to the calculation date shall be deemed to have occurred on the first day of the four quarter reference period and Consolidated Cash Flow for that reference period shall be calculated to include the Consolidated Cash Flow of the acquired entities on a pro forma basis after giving effect to cost savings reasonably expected to be realized in connection with that acquisition, as determined in good faith by an officer of Noveon, Inc. (regardless of whether those cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the SEC or any other regulation or policy of the
SEC) and without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income.

    "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of that asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any other agreement to give a security interest.

    "MANAGEMENT LOANS" means one or more loans by Noveon, Inc. or Parent to officers and/or directors of Noveon, Inc. and any of its Restricted Subsidiaries to finance the purchase by such officers and directors of common stock of Parent or Noveon, Inc.; PROVIDED that the aggregate principal amount of all such Management Loans outstanding at any time shall not exceed the sum of $10.0 million and the amount of proceeds of such loans received by Noveon, Inc. in connection with the issuance of its Equity Interests or as a contribution to its capital.

    "NET INCOME" means, with respect to any Person, the net income (loss) of that Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

        (1) any gain (or loss), together with any related provision for taxes on that gain (or loss), realized in connection with:

           (a) any Asset Sale, including, without limitation, dispositions pursuant to sale and leaseback transactions; or

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           (b) the extinguishment of any Indebtedness of that Person or any of its Restricted Subsidiaries; and

        (2) any extraordinary or nonrecurring gain (or loss), together with any related provision for taxes on that extraordinary or nonrecurring gain (or loss).

    "NET PROCEEDS" means the aggregate cash proceeds received by Noveon, Inc. or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of, without duplication:

        (1) the direct costs relating to that Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, recording fees, title transfer fees and appraiser fees and cost of preparation of assets for sale, and any relocation expenses incurred as a result thereof;

        (2) taxes paid or payable as a result thereof;

        (3) amounts required to be applied to the repayment of Indebtedness (other than revolving credit Indebtedness incurred pursuant to the New Credit Facilities unless there is a required reduction in commitments) secured by a Lien on the asset or assets that were the subject of that Asset Sale;

        (4) any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such asset or assets until such time as that reserve is reversed or that escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to Noveon, Inc. or its Restricted Subsidiaries from that escrow arrangement, as the case may be; and

        (5) cash payments attributable to Persons owning an interest in the assets subject to the Asset Sale.

    "NEW CREDIT FACILITIES" means that certain Credit Agreement by and among Noveon, Inc., certain subsidiaries of Noveon, Inc. from time to time party thereto as guarantors, the lenders thereto, and Deutsche Bank Securities Inc. and Credit Suisse First Boston, each as a joint lead arranger and a joint book manager, and Bankers Trust Company as administrative agent, including any related notes, guarantees, letters of credit collateral documents, rate protection or hedging arrangement, instruments and agreements executed in connection therewith, and, in each case, as amended, modified, renewed, refunded, replaced (which need not be in lieu of a corresponding reduction in commitments) or refinanced from time to time (including any restatements thereof), including any agreement:

        (1) by or with the same or any other lender, creditor, or any one or more group of lenders or group of creditors (whether or not including any or all of the financial institutions party to the aforementioned Credit Agreement);

        (2) extending or shortening the maturity of any Indebtedness incurred thereunder or contemplated thereby;

        (3) adding or deleting borrowers or guarantors thereunder;

        (4) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; PROVIDED that on the date that Indebtedness is incurred it would not be prohibited by clause (1) of the second paragraph of the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; or

        (5) otherwise altering the terms and conditions thereof.

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    Indebtedness under the New Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture shall be deemed to have been incurred on that date in reliance on the first paragraph of the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

    "NON-RECOURSE DEBT" means Indebtedness,

        (1) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Noveon, Inc. or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

        (2) as to which the lenders have been notified in writing (which may be by the terms of the instrument evidencing such Indebtedness) that they will not have any recourse to the stock (other than the stock of an Unrestricted Subsidiary pledged by Noveon, Inc. to secure debt of that Unrestricted Subsidiary) or assets of Noveon, Inc. or any of its Restricted Subsidiaries;

PROVIDED that in no event shall Indebtedness of any Unrestricted Subsidiary fail to be Non-Recourse Debt solely as a result of any default provisions contained in a guarantee thereof by Noveon, Inc. or any of its Restricted Subsidiaries if Noveon, Inc. or that Restricted Subsidiary was otherwise permitted to incur that guarantee pursuant to the indenture.

    "OBLIGATIONS" means any principal, interest (including, without limitation, interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, whether or not that interest is an allowable claim in that bankruptcy proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "OFFERING" means the offering of the notes by Noveon, Inc.

    "PARENT" means Noveon Holdings, Inc., the corporate parent of Noveon, Inc., or its successors.

    "PARI PASSU INDEBTEDNESS" means Indebtedness of Noveon, Inc. that ranks PARI PASSU in right of payment to the notes.

    "PARI PASSU INDEBTEDNESS PRO RATA SHARE" means the amount of the applicable Net Cash Proceeds obtained by multiplying the amount of such Net Cash Proceeds by a fraction, (1) the numerator of which is the aggregate accreted value and/or principal amount, as the case may be, of all Pari Passu Indebtedness outstanding at the time of the applicable Asset Sale and (2) the denominator of which is the sum of (a) the aggregate principal amount of all notes outstanding at the time of the applicable Asset Sale and (b) the aggregate principal amount or the aggregate accreted value, as the case may be, of all Pari Passu Indebtedness outstanding at the time of the applicable Offer to Purchase.

    "PERMITTED BUSINESS" means (1) those businesses in which Noveon, Inc. or any of the Restricted Subsidiaries is engaged on the date of the Indenture, or that are reasonably related, ancillary, incidental or complementary thereto and
(2) any business (the "Other Business") which forms a part of a business (the "Acquired Business") which is acquired by Noveon, Inc. or any of the Restricted Subsidiaries if the primary intent of Noveon, Inc. or such Restricted Subsidiary was to acquire that portion of the Acquired Business which meets the requirements of clause (1) of this definition.

    "PERMITTED INVESTMENTS" means:

        (1) any Investment in Noveon, Inc. or in a Restricted Subsidiary of Noveon, Inc.;

        (2) any Investment in cash or Cash Equivalents;

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        (3) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits;

        (4) loans and advances to employees made in the ordinary course of business not to exceed $5.0 million in the aggregate at any one time outstanding, the Management Loans or Investments in Parent to fund Management Loans;

        (5) any Investment by Noveon, Inc. or any Restricted Subsidiary of Noveon, Inc. in a Person, if as a result of that Investment,

           (a) that Person becomes a Restricted Subsidiary of Noveon, Inc.; or

           (b) that Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Noveon, Inc. or a Wholly Owned Restricted Subsidiary of Noveon, Inc.;

        (6) transactions with officers, directors and employees of Noveon, Inc. or any Restricted Subsidiary entered into in the ordinary course of business (including compensation, employee benefit or indemnity arrangements with any such officer, director or employee) and consistent with past business practices;

        (7) Investments in existence or made pursuant to written commitments existing as of the Issue Date and any amendment, extension, renewal or modification thereof to the extent that any such amendment, extension, renewal or modification complies with the terms of the Indenture;

        (8) any Investment consisting of a guaranty by a Guarantor of Senior Indebtedness or any guaranty permitted under clause (9) of the second paragraph of "Incurrence of Indebtedness and Issuance of Preferred Stock" above;

        (9) Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with dispositions of obsolete or worn out assets permitted pursuant to the Indenture not at any time exceeding, in the case of all such notes and similar obligations, the amount of $5.0 million;

        (10) advances, loans or extensions of credit to suppliers in the ordinary course of business by Noveon, Inc. or any Restricted Subsidiary consistent with past practice as of the Issue Date;

        (11) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

        (12) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described under the caption "--Repurchase at the Option of Holders--Asset Sales;"

        (13) any Investment acquired solely in exchange for Equity Interests (other than Disqualified Stock) of Noveon, Inc.;

        (14) any Investment in a Person engaged in a Permitted Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (14) that are at that time outstanding, not to exceed 5% of Total Assets at the time of that Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

        (15) Investments relating to any special purpose Wholly Owned Subsidiary of Noveon, Inc. organized in connection with a Receivables Facility that, in the good faith determination of the board of directors of Noveon, Inc., are necessary or advisable to effect that Receivables Facility; and

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        (16) Hedging Agreements permitted to be incurred under "--Certain
    Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

    "PERMITTED LIENS" means:

        (1) Liens on property of a Person existing at the time that Person is merged into or consolidated with Noveon, Inc. or any Restricted Subsidiary; PROVIDED that those Liens were not incurred in contemplation of that merger or consolidation and do not secure any property or assets of Noveon, Inc. or any Restricted Subsidiary other than the property or assets subject to the Liens prior to that merger or consolidation;

        (2) Liens existing on the date of the indenture;

        (3) Liens securing Indebtedness consisting of Capital Lease Obligations, purchase money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of Noveon, Inc. or its Restricted Subsidiaries, or repairs, additions or improvements to those assets, provided that:

           (a) those Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, additional or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of that Indebtedness);

           (b) those Liens do not extend to any other assets of Noveon, Inc. or its Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, that Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved);

           (c) the Incurrence of that Indebtedness is permitted by "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

           (d) those Liens attach within 365 days of that purchase, construction, installation, repair, addition or improvement;

        (4) Liens to secure any refinancings, renewals, extensions, modification or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as that Lien does not extend to any other property (other than improvements thereto);

        (5) Liens securing letters of credit entered into in the ordinary course of business and consistent with past business practice;

        (6) Liens on and pledges of the Capital Stock of any Unrestricted Subsidiary securing Non-Recourse Debt of that Unrestricted Subsidiary;

        (7) Liens securing (a) Indebtedness (including all Obligations) under the New Credit Facilities or any Foreign Credit Facility or (b) Hedging Agreements;

        (8) Liens imposed by law such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith and by appropriate proceedings;

        (9) Liens in favor of Noveon, Inc. or any Restricted Subsidiary;

        (10) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted

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    and diligently concluded; PROVIDED, HOWEVER, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

        (11) Liens resulting from the deposit of cash or notes in connection with contracts, tenders or expropriation proceedings, or to secure workers' compensation, surety or appeal bonds, costs of litigation when required by law and public and statutory obligations or obligations under franchise arrangements entered into in the ordinary course of business;

        (12) Liens securing money borrowed (or any securities purchased therewith) which is (or are, in the case of securities) set aside at the time of the Incurrence of any Indebtedness permitted to be Incurred by "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" above in order to prefund the payment of interest on such Indebtedness;

        (13) Liens arising solely by virtue of any statutory or common law provision relating to bankers' liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a credit or depository institution; PROVIDED that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Noveon, Inc. or any Subsidiary in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (B) such deposit account is not intended by Noveon, Inc. or any Subsidiary to provide collateral to the depository institution;

        (14) Liens evidenced by UCC financing statements regarding operating leases permitted by the Indenture or in respect of consigned goods;

        (15) Liens consisting of judgment or judicial attachments liens (including prejudgment attachment); PROVIDED that the enforcement of such Liens is effectively stayed or payment of which is covered in full (subject to customary deductibles) by insurance or which do not otherwise result in an Event of Default;

        (16) any encumbrances or restriction (including any put and call arrangements) with respect to the Equity Interests of any joint venture agreement to which Noveon, Inc. or any of its Restricted Subsidiaries is a party;

        (17) Liens to secure Indebtedness or other obligations of any Receivables Subsidiary; and

        (18) other Liens securing Indebtedness that is permitted by the terms of the indenture to be outstanding having an aggregate principal amount at any one time outstanding not to exceed $50.0 million.

    "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness or Disqualified Stock of Noveon, Inc. or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness or Disqualified Stock of Noveon, Inc. or any of its Restricted Subsidiaries; PROVIDED that:

        (1) the stated value, principal amount (or accreted value, if applicable) of that Permitted Refinancing Indebtedness does not exceed the stated value, principal amount of (or accreted value, if applicable), plus premium, if any, and accrued interest or dividends on the Indebtedness or Disqualified Stock so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

        (2) that Permitted Refinancing Indebtedness representing a refinancing of Indebtedness other than Senior Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

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        (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, that Permitted Refinancing Indebtedness is subordinated in right of payment to, the notes on terms at least as favorable, taken as a whole, to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

    "PRINCIPALS" means PMD Investors I LLC, PMD Investors II LLC, AEA Investors Inc., DLJMB Funding III, Inc., DLJ Merchant Banking, DB Capital/PMD Investors, LLC and DB Capital Partners, Inc.

    "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of Noveon, Inc. or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of any property, provided that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing.

    "QUALIFIED PROCEEDS" means any of the following or any combination of the following:

        (1) cash;

        (2) Cash Equivalents;

        (3) assets (other than Investments) that are used or useful in a Permitted Business; and

        (4) the Capital Stock of any Person engaged in a Permitted Business if, in connection with the receipt by Noveon, Inc. or any Restricted Subsidiary of Noveon, Inc. of that Capital Stock,

           (a) that Person becomes a Restricted Subsidiary of Noveon, Inc. or any Restricted Subsidiary of Noveon, Inc.; or

           (b) that Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Noveon, Inc. or any Restricted Subsidiary of Noveon, Inc.

    "RECEIVABLES FACILITY" means one or more receivables financing facilities, as amended from time to time, pursuant to which Noveon, Inc. or any of its Restricted Subsidiaries sells its accounts receivable to an Accounts Receivable Subsidiary.

    "RECEIVABLES FEES" means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

    "RELATED PARTY" means, with respect to any Principal,

        (1) any Affiliate, direct or indirect controlling stockholder of that Principal or any partner, employee, director or officer of that Principal (it being understood that no "person" or "group" (as such terms are defined in Section 13(d) of the Exchange Act) shall constitute a Related Party solely as a result of an employee, director or officer being a member of such "person" or "group" (as such terms are defined in Section 13(d) of the Exchange Act)); or

        (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding (directly or through one or more Subsidiaries) a 51% or more controlling interest of which consist of the Principals and/or such other Persons referred to in the immediately preceding clause (1) or (2).

    "RESTRICTED INVESTMENT" means an Investment other than a Permitted
Investment.

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    "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent
Person that is not an Unrestricted Subsidiary.

    "SIGNIFICANT SUBSIDIARY" means, at any date of determination:

        (1) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries (A) for the most recent fiscal year of Noveon, Inc. accounted for more than 10.0% of the consolidated revenues of Noveon, Inc. and the Restricted Subsidiaries or (B) as of the end of such fiscal year, owned more than 10.0% of the consolidated assets of Noveon, Inc. and the Restricted Subsidiaries, all as set forth on the consolidated financial statements of Noveon, Inc. and the Restricted Subsidiaries for such year prepared in conformity with GAAP, and

        (2) any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Restricted Subsidiaries and as to which any event described in clause (8) of "Events of Default and Remedies" above has occurred, would constitute a Significant Subsidiary under clause (1) of this definition.

    "SPOT RATE" means, for any currency, the spot rate at which that currency is offered for sale against United States dollars as determined by reference to the New York foreign exchange selling rates, as published in The Wall Street Journal on that date of determination for the immediately preceding business day or, if that rate is not available, as determined in any publicly available source of similar market data.

    "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which that payment of interest or principal was scheduled to be paid in the original documentation governing that Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any that interest or principal prior to the date originally scheduled for the payment thereof.

    "SUBSIDIARY" means, with respect to any Person,

        (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

        (2) any partnership or limited liability company,

           (a) the sole general partner or the managing general partner or managing member of which is that Person or a Subsidiary of that Person; or

           (b) the only general partners or managing members of which are that Person or one or more Subsidiaries of that Person (or any combination thereof),

in each case if more than 50% of the equity of such partnership or limited liability company is at the time owned or controlled, directly or indirectly, by such Person.

    "TAX SHARING AGREEMENT" means any tax sharing agreement or arrangement between Noveon, Inc. and Parent (and any of their Subsidiaries), as the same may be amended from time to time.

    "TOTAL ASSETS" means the total consolidated assets of Noveon, Inc. and its Restricted Subsidiaries, as shown on the most recent balance sheet (excluding the footnotes thereto) of Noveon, Inc.

    "TRANSACTIONS" means the following series of transactions:
(1) Noveon, Inc.'s acquisition from The BFGoodrich Company ("BFGoodrich") of its performance materials business for $1.372 billion, before adjustments, fees and expenses (except the electronics materials division and textile dyes businesses that are not part of the acquisition); (2) the contribution by Affiliates of AEA Investors Inc., DLJ Merchant

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Banking and DB Capital Partners, Inc. of $355.0 million of cash as equity to
Parent, to be contributed by Parent to Noveon, Inc.; (3) Parent's issuance of a $172.0 million seller note to BFGoodrich; and (4) Noveon, Inc.'s issuance of the notes and borrowing of $635.0 million under the New Credit Facilities.

    "TRANSACTION FINANCING" means:

        (1) the issuance and sale by Parent of the seller note;

        (2) the issuance and sale by Noveon, Inc. of the notes; and

        (3) the execution and delivery by Noveon, Inc. and certain of its Subsidiaries of the New Credit Facilities and the borrowing of loans and issuance of letters of credit, if any, thereunder;

the proceeds of each of which were used to fund the purchase price for the acquisition of the performance materials business of The BFGoodrich Company and related fees and expenses.

    "UNRESTRICTED SUBSIDIARY" means any Subsidiary that is designated by the board of directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that Subsidiary:

        (1) has no Indebtedness other than Non-Recourse Debt;

        (2) is not party to any agreement, contract, arrangement or understanding with Noveon, Inc. or any Restricted Subsidiary of Noveon, Inc. unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Noveon, Inc. or that Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Noveon, Inc.;

        (3) is a Person with respect to which neither Noveon, Inc. nor any of its Restricted Subsidiaries has any direct or indirect obligation,

           (a) to subscribe for additional Equity Interests (other than Investments described in clause (7) of the definition of Permitted Investments); or

           (b) to maintain or preserve that Person's financial condition or to cause that Person to achieve any specified levels, of operating results; and

        (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Noveon, Inc. or any of its Restricted Subsidiaries.

    Any such designation by the board of directors shall be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to that designation and an Officers' Certificate certifying that designation complied with the foregoing conditions and was permitted by the covenant described under the caption entitled "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as a Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of that Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Noveon, Inc. as of that date (and, if that Indebtedness is not permitted to be incurred as of that date under the covenant described under the caption entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," Noveon, Inc. shall be in default of that covenant).

    The board of directors of Noveon, Inc. may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that the designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Noveon, Inc. of any outstanding Indebtedness of that Unrestricted Subsidiary and that designation shall only be permitted if:

        (1) that Indebtedness is permitted under the covenant described under the caption entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

        (2) no Default or Event of Default would be in existence following that designation.

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
    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

        (1) the sum of the products obtained by multiplying,

           (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof; by

           (b) the number of years (calculated to the nearest one-twelfth) that will elapse between that date and the making of that payment; by

        (2) the then outstanding principal amount of that Indebtedness.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of that Person all the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by that Person or by one or more Wholly Owned Restricted Subsidiaries of that Person or by that Person and one or more Wholly Owned Restricted Subsidiaries of that Person.

    "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of that Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by that Person or by one or more Wholly Owned Subsidiaries of that Person.

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                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

    We sold the outstanding notes to Credit Suisse First Boston and Deutsche Banc Alex. Brown, the initial purchasers, on February 28, 2001. The initial purchasers subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. In connection with the issuance of the outstanding notes, we and the guarantor subsidiaries entered into a registration rights agreement with the initial purchasers that requires us to register the exchange notes under the federal securities laws and offer to exchange the exchange notes for the outstanding notes. The exchange notes will be issued without a restrictive legend and generally may be resold without registration under the federal securities laws. We are effecting the exchange offer to comply with the registration rights agreement.

    The registration rights agreement requires us to:

    - file with the SEC a registration statement for the exchange offer and the exchange notes on or before May 29, 2001;

    - use our reasonable best efforts to cause the exchange offer registration statement and the exchange notes to be declared effective by the SEC at the earliest possible time, but in no event later than August 27, 2001;

    - use our reasonable best efforts to cause the registration statement to be effective continuously;

    - unless otherwise prohibited by applicable law, commence the exchange offer and keep the exchange offer open for a period of not less than 20 business days;

    - use our reasonable best efforts to consummate the exchange offer on the earliest practicable date after the exchange offer registration statement has become effective, but in no event later than 40 business days thereafter; and

    - if obligated to file a shelf registration statement, file the shelf registration statement with the SEC on or before 90 days after that filing obligation arises and use our best efforts to cause the shelf registration statement to be declared effective by the SEC on or before 90 days after the date the shelf registration statement is required to be filed.

    If we fail to meet any of these requirements, we must pay liquidated damages to each holder of the outstanding notes until the applicable requirement has been met. With respect to the first 90-day period immediately following our failure to meet these requirements, liquidated damages shall be an amount equal to $.05 per week per $1,000 in principal amount of the outstanding notes. Liquidated damages will increase by an additional $.05 per week per $1,000 in principal amount of the outstanding notes for each subsequent 90-day period that the applicable requirement is not completed, up to a maximum of $.25 per week per $1,000 in principal amount of notes.

    Our obligations to register the outstanding notes pursuant to an exchange offer under the registration rights agreement will terminate upon the completion of the exchange offer. However, we will be required to file a "shelf" registration statement for a continuous offering by the holders of the outstanding notes if:

    (1) the exchange offer is not permitted by applicable law; or

    (2) any holder of the outstanding notes notifies us within 20 business days following the date that we are required to complete the exchange offer that:

       (a) the holder is prohibited by law or SEC policy from participating in the exchange offer;

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
       (b) the holder may not resell the exchange notes acquired by it in the exchange offer without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for resales by the holder; or

       (c) the holder is a broker-dealer within the meaning of the Securities Exchange Act of 1934, as amended, and holds outstanding notes acquired directly from us.

    The registration rights agreement also provides that we:

    - use our reasonable best efforts to keep the exchange offer registration statement continuously effective for a period of one year after the date that we are required to complete the exchange offer and to permit the use of the prospectus contained in the exchange offer registration statement by any broker-dealer in connection with any resale of any exchange notes; and

    - shall pay all expenses incident to the exchange offer and will indemnify holders of the notes against specified liabilities, including liabilities under the Securities Act.

    If we are required to file a shelf registration statement, we will be required to use our reasonable best efforts to keep the shelf registration statement effective for as long as an initial purchaser of the outstanding notes is an affiliate, as defined in Rule 144 of the Securities Act, or if shorter, the date when all notes covered by the shelf registration statement have been sold or are eligible for resale under Rule 144(k) of the Securities Act. Other than as described above, no holder will have the right to require us to file a shelf registration statement or otherwise register such holder's notes under the federal securities laws.

    A holder who sells notes pursuant to a shelf registration statement generally will be required to provide us with specific information, be named as a selling security holder in the related prospectus and deliver a prospectus to purchasers and will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to those holders (including certain indemnification obligations).

    This summary includes only the material terms of the registration rights agreement. For a full description, you should refer to the complete copy of the registration rights agreement, which has been filed as an exhibit to the exchange offer registration statement of which this prospectus is a part. See "Where You Can Find More Information."

TRANSFERABILITY OF THE EXCHANGE NOTES

    Based on an interpretation of the Securities Act by the staff of the SEC in several no-action letters issued to third parties, we believe that you, or any other person receiving the notes, may offer for resale, resell or otherwise transfer the exchange notes without complying with the registration and prospectus delivery requirements of the federal securities laws, if:

    - neither you nor the person or entity receiving the exchange notes is an "affiliate" of Noveon, Inc. or the guarantors, as that term is defined under Rule 405 under the Securities Act;

    - neither you nor any person or entity is engaging in or intends to engage in a distribution of the exchange notes within the meaning of the federal securities laws;

    - neither you nor any person or entity has an arrangement or understanding with any person or entity to participate in any distribution of the exchange notes; and

    - you or any person or entity is acquiring the exchange notes in the ordinary course of business.

    To participate in the exchange offer, you must make a written representation that, as the holder of outstanding notes, each of these statements is true.

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
    Any holder of the outstanding notes who intends to participate in the exchange offer for the purpose of distributing the exchange notes shall acknowledge and agree that it:

    - will not be able to rely on the interpretation of the staff of the SEC set forth in the no-action letters described above; and

    - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless the sale or transfer is made pursuant to an exemption from those requirements.

    Broker-dealers receiving exchange notes in exchange for outstanding notes acquired for their own account through market-making or other trading activities may not rely on this interpretation by the SEC. Such broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act and must therefore acknowledge, by signing the letter of transmittal, that they will deliver a prospectus meeting the requirements of the Securities Act in connection with resale of the exchange notes. The letter of transmittal will state that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes, other than a resale of an unsold allotment from the original sale of the outstanding notes, with the prospectus contained in the exchange offer registration statement. As described above, under the registration rights agreement, we have agreed to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the exchange offer registration statement in connection with the resale of the exchange notes. See "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER; ACCEPTANCE OF TENDERED NOTES


    Upon the terms and subject to the conditions in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered prior to 5:00 p.m., New York City time, on July 25, 2001. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Holders may tender some or all of their notes pursuant to the exchange offer. However, notes may be tendered only in integral multiples of $1,000.


    The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:

    - the exchange notes have been registered under the federal securities laws and will not bear any legend restricting their transfer;

    - the exchange notes bear a Series B designation and a different CUSIP number from the outstanding notes; and

    - the holders of the exchange notes will not be entitled to certain rights under the registration rights agreement, including the provisions for liquidated damages in some circumstances relating to the timing of the exchange offer.

    The exchange notes will evidence the same debt as the outstanding notes. Holders of exchange notes will be entitled to the benefits of the indenture.


    As of the date of this prospectus, $275.0 million aggregate principal amount of notes was outstanding. We have fixed the close of business on June 26, 2001 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations of the SEC under the Securities Exchange Act of 1934.

    We shall be deemed to have accepted validly tendered notes when, and if we have given oral or written notice to the exchange agent of our acceptance. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If any tendered notes are not accepted for exchange because of an invalid tender, the occurrence of other events in this prospectus or otherwise, we will return the certificates for any unaccepted notes, at our expense, to the tendering holder as promptly as practicable after the expiration of the exchange offer.

    Holders who tender exchange notes in the exchange offer will not be required to pay brokerage commissions or fees with respect to the exchange of notes. Tendering holders will also not be required to pay transfer taxes in the exchange offer. We will pay all charges and expenses in connection with the exchange offer as described under the subheading "--Solicitation of Tenders; Fees and Expenses." However, we will not pay any taxes incurred in connection with a holder's request to have exchange notes or non-exchanged notes issued in the name of a person other than the registered holder. See "--Transfer Taxes" in this section below.

EXPIRATION DATE; EXTENSIONS; AMENDMENT

    The exchange offer will expire at 5:00 p.m., New York City time, on
            , 2001, unless we extend the exchange offer. To extend the exchange offer, we will notify the exchange agent and each registered holder of any extension before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We reserve the right to extend the exchange offer, delay accepting any tendered notes or, if any of the conditions described below under the heading "--Conditions to the Exchange Offer" have not been satisfied, to terminate the exchange offer. We also reserve the right to amend the terms of the exchange offer in any manner. We will give oral or written notice of such delay, extension, termination or amendment to the exchange agent.

INTEREST ON THE EXCHANGE NOTES

    The exchange notes will bear interest from the most recent interest payment date to which interest has been paid on the notes or, if no interest has been paid, from February 28, 2001. Interest on the outstanding notes accepted for exchange will cease to accrue upon the issuance of the exchange notes.

    Interest on the notes is payable semi-annually on each September 15 and March 15, commencing on September 15, 2001.

PROCEDURES FOR TENDERING OUTSTANDING NOTES

    Only a holder of outstanding notes may tender notes in the exchange offer. To tender in the exchange offer, you must:

    - complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal;

    - have the signatures guaranteed if required by the letter of transmittal;
      and

    - mail or otherwise deliver the letter of transmittal or such facsimile, together with the outstanding notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

    To tender outstanding notes effectively, you must complete the letter of transmittal and other required documents and the exchange agent must receive all the documents prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the outstanding notes may be made by book-entry transfer in accordance with the procedures described below. The exchange agent must receive confirmation of book-entry transfer prior to the expiration date.

    By executing the letter of transmittal you will make to us the representations set forth in the first paragraph under the heading "--Transferability of the Exchange Notes."

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
    Acceptance of the tender by us will constitute agreement between you and us under the terms and subject to the conditions in this prospectus and in the letter of transmittal including an agreement to deliver good and marketable title to all tendered notes prior to the expiration date free and clear of all liens, charges, claims, encumbrances, adverse claims and rights and restrictions of any kind.

    THE METHOD OF DELIVERY OF OUTSTANDING NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, YOU SHOULD USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW FOR SUFFICIENT TIME TO ENSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION OF THE EXCHANGE OFFER. YOU MAY REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR NOMINEE TO EFFECT THESE TRANSACTIONS FOR YOU. YOU SHOULD NOT SEND ANY NOTE, LETTER OF TRANSMITTAL OR OTHER REQUIRED DOCUMENT TO US.

    If your notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you desire to tender, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. See "Instruction to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the letter of transmittal.

    The exchange of notes will be made only after timely receipt by the exchange agent of certificates for outstanding notes, a letter of transmittal and all other required documents, or timely completion of a book-entry transfer. If any tendered notes are not accepted for any reason or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the exchange agent will return such unaccepted or non-exchanged notes to the tendering holder promptly after the expiration or termination of the exchange offer. In the case of outstanding notes tendered by book-entry transfer, the exchange agent will credit the non-exchanged notes to an account maintained with The Depository Trust Company.

GUARANTEE OF SIGNATURES

    Holders must obtain a guarantee of all signatures on a letter of transmittal or a notice of withdrawal unless the outstanding notes are tendered:

    - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

    - for the account of an "eligible guarantor institution."

    Signature guarantees must be made by a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program, or by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 promulgated under the Securities Exchange Act (namely, banks; brokers and dealers; credit unions; national securities exchanges; registered securities associations; learning agencies; and savings associations).

SIGNATURE ON THE LETTER OF TRANSMITTAL; BOND POWERS AND ENDORSEMENTS

    If the letter of transmittal is signed by a person other than the registered holder of the outstanding notes listed in the letter of transmittal, the registered holder must endorse the outstanding notes or provide a properly completed bond power. Any such endorsement or bond power must be signed by the registered holder as that registered holder's name appears on the outstanding notes. Signatures on such outstanding notes and bond powers must be guaranteed by an "eligible guarantor institution."

    If you sign the letter of transmittal or any outstanding notes or bond power as a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, fiduciary or in any other representative capacity, you must so indicate when signing. You must submit satisfactory evidence to the exchange agent of your authority to act in such capacity.

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BOOK-ENTRY TRANSFER

    We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at the book-entry transfer facility, The Depository Trust Company, for the purpose of facilitating the exchange offer. Subject to the establishment of the accounts, any financial institution that is a participant in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer the notes into the exchange agent's account in accordance with DTC's procedures for such transfer. However, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal (or a manually signed facsimile of the letter of transmittal) with any required signature guarantees, or an "agent's message" in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent, or the guaranteed delivery procedures set forth below must be complied with, in each case, prior to the expiration date. Delivery of documents to DTC does not constitute delivery to the exchange agent.

    The exchange agent and DTC have confirmed that the exchange offer is eligible for the DTC Automated Tender Offer Program. Accordingly, the DTC participants may electronically transmit their acceptance of the exchange offer by causing the DTC to transfer outstanding notes to the exchange agent in accordance with DTC's Automated Tender Offer Program procedures for transfer. Upon receipt of such holder's acceptance through the Automated Tender Offer Program, DTC will edit and verify the acceptance and send an "agent's message" to the exchange agent for its acceptance. Delivery of tendered notes must be made to the exchange agent pursuant to the book-entry delivery procedures set forth above, or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below.

    The term "agent's message" means a message transmitted by DTC, and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that:

    - DTC has received an express acknowledgment from the participant in DTC tendering notes subject to the book-entry confirmation;

    - the participant has received and agrees to be bound by the terms of the letter of transmittal; and

    - we may enforce such agreement against such participant.

    In the case of an agent's message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the exchange agent, which states that DTC has received an express acknowledgment from the participant in DTC tendering notes that such participant has received and agrees to be bound by the notice of guaranteed delivery.

DETERMINATION OF VALID TENDERS; NOVEON, INC.'S RIGHTS UNDER THE EXCHANGE OFFER

    All questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of tendered notes will be determined by us in our sole discretion, which determination will be final and binding on all parties. We expressly reserve the absolute right, in our sole discretion, to reject any or all outstanding notes not properly tendered or any outstanding notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right in our sole discretion to waive or amend any conditions of the exchange offer or to waive any defects or irregularities of tender for any particular note, whether or not similar defects or irregularities are waived in the case of other notes. Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. No alternative, conditional or contingent tenders will be accepted. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured by the tendering holder within such time as we determine.

    Although we intend to notify holders of defects or irregularities in tenders of outstanding notes, neither we, the exchange agent or any other person shall be under any duty to give notification of

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defects or irregularities in such tenders or will incur any liability to holders for failure to give such notification. Holders will be deemed to have tendered outstanding notes only when such defects or irregularities have been cured or waived. The exchange agent will return to the tendering holder, after the expiration of the exchange offer, any outstanding notes that are not properly tendered and as to which the defects have not been cured or waived.

GUARANTEED DELIVERY PROCEDURES

    If you desire to tender outstanding notes pursuant to the exchange offer and
(1) certificates representing such outstanding notes are not immediately available, (2) time will not permit your letter of transmittal, certificates representing such outstanding notes and all other required documents to reach the exchange agent on or prior to the expiration date, or (3) the procedures for book-entry transfer (including delivery of an agent's message) cannot be completed on or prior to the expiration date, you may nevertheless tender such notes with the effect that such tender will be deemed to have been received on or prior to the expiration date if all the following conditions are satisfied:

    - you must effect your tender through an "eligible guarantor institution," which is defined above under the heading "--Guarantee of Signatures;"

    - a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us herewith, or an agent's message with respect to guaranteed delivery that is accepted by us, is received by the exchange agent on or prior to the expiration date as provided below; and

    - the certificates for the tendered notes, in proper form for transfer (or a book-entry confirmation of the transfer of such notes into the exchange agent account at DTC as described above), together with a letter of transmittal (or manually signed facsimile of the letter of transmittal) properly completed and duly executed, with any signature guarantees and any other documents required by the letter of transmittal or a properly transmitted agent's message, are received by the exchange agent within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery.

    The notice of guaranteed delivery may be sent by hand delivery, facsimile transmission or mail to the exchange agent and must include a guarantee by an eligible guarantor institution in the form set forth in the notice of guaranteed delivery.


WITHDRAWAL RIGHTS



    Except as otherwise provided in this prospectus, you may withdraw tendered notes at any time before 5:00 p.m., New York City time, on July 25, 2001. For a withdrawal of tendered notes to be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent on or prior to the expiration of the exchange offer. For DTC participants, a written notice of withdrawal may be made by electronic transmission through DTC's Automated Tender Offer Program. Any notice of withdrawal must:



    - specify the name of the person having tendered the notes to be withdrawn;



    - identify the notes to be withdrawn, including the certificate number(s) and principal amount of such notes, or, in the case of notes transferred by book-entry transfer, the name and number of the account at DTC;



    - be signed by the holder in the same manner as the original signature on the letter of transmittal by which such notes were tendered, with any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the notes register the transfer of such notes in the name of the person withdrawing the tender and a properly


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

      completed irrevocable proxy authorizing such person to effect such withdrawal on behalf of such holder; and



    - specify the name in which any such notes are to be registered, if different from that of the registered holder.



    Any permitted withdrawal of notes may not be rescinded. Any notes properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the exchange offer. The exchange agent will return any withdrawn notes without cost to the holder promptly after withdrawal of the notes. Holders may retender properly withdrawn notes at any time before the expiration of the exchange offer by following one of the procedures described above under the heading "--Procedures for Tendering Outstanding Notes."


CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other term of the exchange offer, we shall not be required to accept for exchange, or exchange any exchange notes for, any outstanding notes, and may terminate or amend the exchange offer as provided in this prospectus before the acceptance of the outstanding notes, if:

    - any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us, or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries;

    - any law, statute, rule, regulation or interpretation by the staff of the Securities and Exchange Commission is proposed, adopted or enacted, which, in our sole judgment, might impair our ability to proceed with the exchange offer or impair the contemplated benefits of the exchange offer to us; or

    - any governmental approval has not been obtained, which we believe, in our sole discretion, is necessary for the consummation of the exchange offer as outlined in this prospectus.

    If we determine in our sole discretion that any of the conditions are not satisfied, we may:

    - refuse to accept any notes and return all tendered notes to the tendering holders;

    - extend the exchange offer and retain all notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw their notes; or

    - waive such unsatisfied conditions of the exchange offer and accept all properly tendered notes which have not been withdrawn.

    These conditions are for the sole benefit of us and the guarantors and may be asserted or waived by us at any time in our sole discretion. Our failure to exercise any of these rights at any time will not be deemed a waiver of such rights. These rights will be ongoing and may be asserted by us at any time.

    In addition, we will not complete the exchange offer if any stop order is threatened or issued with respect to the registration statement for the exchange offer and the exchange notes. In any such event, we must make every reasonable effort to obtain the withdrawal of any stop order at the earliest possible moment.

EFFECT OF NOT TENDERING

    To the extent outstanding notes are tendered and accepted in the exchange offer, the principal amount of outstanding notes will be reduced by the amount so tendered and a holder's ability to sell untendered outstanding notes could be adversely affected. In addition, after the completion of the exchange offer, the outstanding notes will remain subject to restrictions on transfer. Since the outstanding notes have not been registered under the federal securities laws, they bear a legend

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
restricting their transfer absent registration or the availability of a specific exemption from registration. The holders of outstanding notes not tendered will have no further registration rights, except for the limited registration rights described above under the heading "--Purpose of the Exchange Offer."

    Accordingly, the notes not tendered may be resold only:

    - to our company or our subsidiaries;

    - pursuant to a registration statement which has been declared effective under the Securities Act;

    - for so long as the notes are eligible for resale pursuant to Rule 144A under the Securities Act to a person the seller reasonably believes is a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A; or

    - pursuant to any other available exemption from the registration requirements of the Securities Act (in which case Noveon, Inc. and the trustee shall have the right to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to Noveon, Inc. and the trustee), subject in each of the foregoing cases to any requirements of law that the disposition of the seller's property or the property of such investor account or accounts be at all times within its or their control and to compliance with any applicable state securities laws.

    Upon completion of the exchange offer, due to the restrictions on transfer of the outstanding notes and the absence of such restrictions applicable to the exchange notes, it is likely that the market, if any, for outstanding notes will be relatively less liquid than the market for exchange notes. Consequently, holders of outstanding notes who do not participate in the exchange offer could experience significant diminution in the value of their outstanding notes, compared to the value of the exchange notes.

REGULATORY APPROVALS

    Other than the federal securities laws, there are no federal or state regulatory requirements that we must comply with and there are no approvals that we must obtain in connection with the exchange offer.

SOLICITATION OF TENDERS; FEES AND EXPENSES

    We will bear the expenses of soliciting tenders. We are mailing the principal solicitation. However, our officers and regular employees and those of our affiliates may make additional solicitation by telegraph, telecopy, telephone or in person.

    We have not retained any dealer-manager in connection with the exchange offer. We will not make any payments to brokers, dealers, or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

    We will pay the cash expenses incurred in connection with the exchange offer. These expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

    The exchange notes will be recorded at the same carrying value as the outstanding notes. The carrying value is face value, less the original issue discount (net of amortization) as reflected in our accounting records on the date of exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be expensed over the term of the exchange notes.

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TRANSFER TAXES

    We will pay all transfer taxes, if any, required to be paid by Noveon, Inc. in connection with the exchange of the outstanding notes for the exchange notes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted for exchange be returned to, a person other than the registered holder, will be responsible for the payment of any transfer tax arising from such transfer.

THE EXCHANGE AGENT

    Wells Fargo Bank Minnesota, National Association is serving as the exchange agent for the exchange offer. ALL EXECUTED LETTERS OF TRANSMITTAL SHOULD BE SENT TO THE EXCHANGE AGENT AT THE ADDRESS LISTED BELOW. Questions, requests for assistance and requests for additional copies of this prospectus or the letter of transmittal should be directed to the exchange agent at the address or telephone number listed below.

                Wells Fargo Bank Minnesota, National Association
                          213 Court Street, Suite 902
                         Middletown, Connecticut 06457
                         Attn: Corporate Trust Services

                          By Facsimile: (860) 704-6219
                      Confirm by Telephone: (860) 704-6216

    Originals of all documents sent by facsimile should be promptly sent to the exchange agent by registered or certified mail, by hand, or by overnight delivery service.

    DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

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                         BOOK-ENTRY, DELIVERY AND FORM

                             DEPOSITORY PROCEDURES

    The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Noveon, Inc. takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

    DTC has advised Noveon, Inc. that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

    DTC has also advised Noveon, Inc. that, pursuant to procedures established by it:

    (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

    (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

    Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A. and The Chase Manhattan Bank, N.A., as operators of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

    EXCEPT AS DESCRIBED BELOW, OWNERS OF INTEREST IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

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    Payments in respect of the principal of, and interest and premium and liquidated damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, Noveon, Inc. and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Noveon, Inc., the trustee nor any agent of Noveon, Inc. or the trustee has or will have any responsibility or liability for:

    (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

    (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

    DTC has advised Noveon, Inc. that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Noveon, Inc. Neither Noveon, Inc. nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and Noveon, Inc. and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

    Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

    Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

    DTC has advised Noveon, Inc. that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

    Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue

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such procedures at any time. Neither Noveon, Inc. nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

                EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

    A Global Note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

(1) DTC (a) notifies Noveon, Inc. that it is unwilling or unable to continue as depositary for the Global Notes and Noveon, Inc. fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

(2) Noveon, Inc., at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the notes.

    In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

                EXCHANGE OF CERTIFICATED NOTES FOR GLOBAL NOTES

    Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

                        SAME DAY SETTLEMENT AND PAYMENT

    Noveon, Inc. will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and liquidated damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. Noveon, Inc. will make all payments of principal, interest and premium and liquidated damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder's registered address. The notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Noveon, Inc. expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

    Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Noveon, Inc. that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

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             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following summary describes, in the case of U.S. holders, the material U.S. federal income tax consequences and, in the case of non-U.S. holders, the material U.S. federal income and estate tax consequences, of the acquisition, ownership and disposition of the exchange notes. This summary does not discuss all of the aspects of U.S. federal income and estate taxation which may be relevant to investors in light of their particular investment or other circumstances. In addition, this summary does not discuss any U.S. state or local income or foreign income or other tax consequences. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, rulings and judicial decisions, all as in effect as of the date of this prospectus and all of which are subject to change or differing interpretation, possibly with retroactive effect. The discussion below deals only with exchange notes held as capital assets within the meaning of the Internal Revenue Code, and does not address holders of the exchange notes that may be subject to special rules. Holders that may be subject to special rules include:

    - certain U.S. expatriates;

    - financial institutions;

    - insurance companies;

    - tax-exempt entities;

    - dealers in securities or currencies;

    - traders in securities;

    - holders whose functional currency is not the U.S. dollar; and

    - persons that hold the exchange notes as part of a straddle, hedge, conversion or other integrated transaction.

    You should consult your own tax advisor regarding the particular U.S. federal, state and local and foreign income and other tax consequences of acquiring, owning and disposing of the exchange notes that may be applicable to you.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

    The exchange of the outstanding notes for the exchange notes in the exchange offer will not be a taxable exchange for U.S. federal income tax purposes and, accordingly, for such purposes a holder will not recognize any taxable gain or loss as a result of such exchange and will have the same tax basis and holding period in the exchange notes as it had in the outstanding notes immediately before the exchange.

U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

    For purposes of this discussion, a U.S. holder is a beneficial owner of an exchange note that is, for U.S. federal income tax purposes:

    - a citizen or individual resident of the United States;

    - a corporation or partnership created or organized in or under the laws of the United States or any of its political subdivisions;

    - an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

    - a trust if, in general, the trust is subject to the supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the Internal Revenue Code.

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    TAXATION OF STATED INTEREST.  In general, stated interest paid on an exchange note will be included in the gross income of a U.S. holder as ordinary interest income at the time it is received or accrued in accordance with the U.S. holder's regular method of accounting for U.S. federal income tax purposes.

    MARKET DISCOUNT AND BOND PREMIUM. If a U.S. holder purchases an exchange note (or purchased the outstanding note for which the exchange note was exchanged, as the case may be) at a price that is less than its principal amount, the excess of the principal amount over the U.S. holder's purchase price will be treated as "market discount." However, the market discount will be considered to be zero if it is less than 1/4 of 1% of the principal amount multiplied by the number of complete years to maturity from the date the U.S. holder purchased the exchange note or outstanding note, as the case may be.

    Under the market discount rules of the Internal Revenue Code, a U.S. holder generally will be required to treat any principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of, an exchange note as ordinary income (generally treated as interest income) to the extent of the market discount which accrued but was not previously included in income. In addition, the U.S. holder may be required to defer, until the maturity of the exchange note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the exchange note (or the outstanding note for which the exchange note was exchanged, as the case may be). In general, market discount will be considered to accrue ratably during the period from the date of the purchase of the exchange note (or outstanding note for which the exchange note was exchanged, as the case may be) to the maturity date of the exchange note, unless the U.S. holder makes an irrevocable election (on an instrument-by-instrument basis) to accrue market discount under a constant yield method. A U.S. holder may elect to include market discount in income currently as it accrues (under either a ratable or constant yield method), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the exchange note and upon the receipt of certain payments and the deferral of interest deductions will not apply. The election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the Internal Revenue Service.

    If a U.S. holder purchases an exchange note (or purchased the outstanding note for which the exchange note was exchanged, as the case may be) for an amount in excess of the amount payable at maturity of the exchange note, the U.S. holder will be considered to have purchased the exchange note (or outstanding note) with a "bond premium" equal to the excess of the U.S. holder's purchase price over the amount payable at maturity (or on an earlier call date if it results in a smaller amortizable bond premium). A U.S. holder may elect to amortize the premium using a constant yield method over the remaining term of the exchange note (or until an earlier call date, as applicable). The amortized amount of the premium for a taxable year generally will be treated first as a reduction of interest on the exchange note included in such taxable year to the extent thereof, then as a deduction allowed in that taxable year to the extent of the U.S. holder's prior interest inclusions on the exchange note, and finally as a carryforward allowable against the U.S. holder's future interest inclusions on the exchange note. The election, once made, may not be revoked without the consent of the Internal Revenue Service and applies to all taxable bonds held during the taxable year for which the election is made or subsequently acquired.

    DISPOSITIONS. Upon the sale, exchange, retirement, redemption or other taxable disposition of an exchange note, a U.S. holder generally will recognize taxable gain or loss in an amount equal to the difference, if any, between the amount realized on the disposition and the U.S. holder's adjusted tax basis in the exchange note. A U.S. holder's adjusted tax basis in an exchange note will generally equal the cost of the exchange note (or, in the case of an exchange note acquired in exchange for an outstanding note in the exchange offer, the tax basis of the outstanding note, as discussed above under "--U.S. Federal Income Tax Consequences of the Exchange Offer"), increased by the amount of any

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market discount previously included in the U.S. holder's gross income, and reduced by the amount of any amortizable bond premium applied to reduce, or allowed as a deduction against, interest with respect to the exchange note.

    Gain or loss recognized by a U.S. holder on the taxable disposition of an exchange note generally will be capital gain or loss (except with respect to any amount received that is attributable to accrued but unpaid interest, which will be taxable in the manner described above under "Taxation of Stated Interest"). Such capital gain or loss will be long-term capital gain or loss if the exchange note has been held for more than one year at the time of the disposition (taking into account for this purpose, in the case of an exchange note received in exchange for an outstanding note in the exchange offer, the period of time that the outstanding note was held). Long-term capital gain recognized by a non-corporate U.S. holder generally will be subject to a maximum tax rate of 20%. Subject to limited exceptions, capital losses cannot be used to offset ordinary income.

    BACKUP WITHHOLDING. In general, "backup withholding" at a rate of 31% may apply:

    - to payments of principal and interest made on an exchange note; and

    - to payment of the proceeds of a sale or exchange of an exchange note before maturity that are made to a non-corporate U.S. holder if the holder fails to provide a correct taxpayer identification number or otherwise fails to comply with applicable requirements of the backup withholding rules. The backup withholding tax is not an additional tax and may be credited against a U.S. holder's U.S. federal income tax liability, provided that correct information is provided to the Internal Revenue Service. Corporate U.S. holders are not subject to backup withholding. To avoid backup withholding, corporate holders may also be required to provide a correct taxpayer identification number.

U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS

    For the purposes of the following discussion, a non-U.S. holder is a beneficial owner of an exchange note that is not, for U.S. federal income tax purposes, a U.S. holder. An individual may, subject to exceptions, be deemed to be a resident alien, as opposed to a non-resident alien, by virtue of being present in the United States:

    - on at least 31 days in the calendar year; and

    - for an aggregate of at least 183 days during a three-year period ending in the current calendar year, counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year.

    See "U.S. Federal Income Tax Consequences to U.S. holders" for a discussion of the U.S. federal income tax consequences applicable to a resident alien.

    Under present U.S. federal income and estate tax law and subject to the discussion of backup withholding below:

    (a) payments of principal, premium, if any, and interest on an exchange note by us or any of our paying agents to a non-U.S. holder will not be subject to withholding of U.S. federal income tax, provided that in the case of interest

    - the non-U.S. holder does not directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our voting stock within the meaning of
      Section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder

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    - the non-U.S. holder is not (x) a controlled foreign corporation that is related, directly or indirectly, to us through sufficient stock ownership, or (y) a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code

    - such interest is not effectively connected with the conduct of a U.S. trade or business by the non-U.S. holder, and

    - either (A) the beneficial owner of the exchange note certifies to us or our paying agent, under penalties of perjury, that it is not a "United States person" within the meaning of the Internal Revenue Code and provides its name and address, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the exchange note on behalf of the beneficial owner certifies to us or our paying agent under penalties of perjury that it, or the financial institution between it and the beneficial owner, has received from the beneficial owner a statement, under penalties of perjury, that it is not a "United States person" and provides the payor with a copy of this statement.

      If a non-U.S. holder is engaged in a trade or business in the United States and interest on the exchange note is effectively connected with the conduct of that trade or business, interest on the exchange note will also be exempt from withholding tax if the holder furnishes a properly executed IRS form on or before any payment date to claim the exemption, but may be taxable income for U.S. federal income tax purposes, and, accordingly, may be taxable in the manner described above under "U.S. Federal Income Tax Consequences to U.S. Holders--Taxation of Stated Interest."

      Non-U.S. holders may also be eligible for exemption or reduction from applicable U.S. withholding taxes if the non-U.S. holder is eligible for the benefits of an income tax treaty with the U.S. and satisfies applicable documentation requirements.

      Treasury regulations provide alternative methods for satisfying the certification requirement described in this paragraph (a). These regulations may require a non-U.S. holder that provides an IRS form indicating that the income is effectively connected with a U.S. trade or business, or that claims the benefit of an income tax treaty, to also provide its U.S. taxpayer identification number. These regulations generally also will require, in the case of an exchange note held by a foreign partnership, that

    - the certifications described above be provided by the partners, and

    - the partnership provide certain information, including a U.S. taxpayer identification number.

    Further, a look-through rule will apply in the case of tiered partnerships;

    (b) a non-U.S. holder will not be subject to U.S. federal income tax on any gain or income realized on the sale, exchange, redemption, retirement at maturity or other disposition of an exchange note (provided that, in the case of proceeds representing accrued interest, the conditions described in paragraph (a) above are met) unless

    - in the case of gain, the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year and specific other conditions are met, or

    - the gain is effectively connected with the conduct of a U.S. trade or business by the non-U.S. holder (provided that, if an income tax treaty applies, such gain may not be taxable if it is not generally attributable to a U.S. "permanent establishment" maintained by the non-U.S. holder); and

    (c) an exchange note held by an individual who at the time of death is not a citizen or resident of the United States will not be subject to U.S. federal estate tax as a result of death if, at the time of death

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    - the individual did not directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder, and

    - the income on the exchange note would not have been effectively connected with the conduct of a trade or business by the individual in the United States.

    A foreign corporation that is a holder of an exchange note may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on an exchange note or gain recognized on the disposition of an exchange note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

    BACKUP WITHHOLDING AND INFORMATION REPORTING. Interest paid to non-U.S. holders may be subject to information reporting and U.S. backup withholding tax at a rate of 31%. If you are a non-U.S. holder, you will be exempt from such backup withholding tax if you provide a Form W-8BEN or otherwise meet documentary evidence requirements for establishing that you are a non-U.S. holder or otherwise establish an exemption.

    The gross proceeds from the disposition of the exchange notes may be subject to information reporting and backup withholding tax at a rate of 31%. If you sell the exchange notes outside the U.S. through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the U.S., then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting will apply to a payment of sales proceeds, even if that payment is made outside the U.S., if you sell the exchange notes through a non-U.S. office of a broker that:

    - is a U.S. person,

    - derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the U.S.,

    - is a "controlled foreign corporation" for U.S. tax purposes, or

    - is a foreign partnership, if at any time during its tax year:

       - one or more of its partners are U.S. persons who in the aggregate hold more than 50% of the income or capital interests in the partnership, or

       -  the foreign partnership is engaged in a U.S. trade or business,

unless the broker has documentary evidence in its files that you are a non-U.S. person and certain other conditions are met or you otherwise establish an exemption. Even if U.S. information reporting applies as described immediately above, backup withholding will not apply to such payment of sales proceeds.

    If you receive payments of the proceeds of a sale of our exchange notes to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless you provide a Form W-8BEN certifying that you are a non-U.S. person or you otherwise establish an exemption.

    You should consult your own tax advisor regarding application of backup withholding in your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a refund or a credit against the holder's U.S. federal income tax liability, provided the required information is furnished to the U.S. Internal Revenue Service.

                              PLAN OF DISTRIBUTION

    Any broker-dealer who holds outstanding notes that are restricted securities and notes that were acquired for its own account as a result of market-marking activities or other trading activities other than restricted securities acquired directly from us may exchange such outstanding notes pursuant to the exchange offer. Such broker-dealer may be deemed to be an "underwriter" within the meaning of the Securities Act, and, consequently, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the exchange notes received by such broker-dealer in the exchange offer.

    Each broker-dealer participating in the exchange offer is required to acknowledge in the letter of transmittal that, if the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with the resale of the exchange notes.

    Any profit on any resale of exchange notes and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes if the outstanding notes were acquired as a result of market-making activities or other trading activities.

    We and our guarantor subsidiaries have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer to use in connection with any such resale for a period of one year following the date that we are required to complete the exchange offer.

    Neither we nor our guarantor subsidiaries will receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts under the exchange offer may be sold from time to time in one or more transactions:

    - in the over-the-counter market;

    - in negotiated transactions;

    - through the writing of options on the exchange notes or a combination of such methods of resale;

    - at market prices prevailing at the time of resale;

    - at prices related to such prevailing market prices; or

    - at negotiated prices.

    Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any such exchange notes.

    We and each of our guarantor subsidiaries have jointly and severally agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the outstanding notes (including any broker-dealers) against liabilities under the Securities Act.

                                 LEGAL MATTERS

    Certain legal matters in connection with the notes have been passed upon for Noveon, Inc. by Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), New York, New York. Fried, Frank, Harris, Shriver & Jacobson, on behalf of its partners, is a limited partner in PMD Investors I LP, which indirectly owns an equity interest in Noveon
Holdings, Inc., our sole stockholder. The validity of the guarantees of the notes by Noveon IP Holdings Corp. and Noveon Kalama, Inc. has been passed upon by McBride Baker & Coles and Ryan, Swanson & Cleveland, PLLC, respectively.

                                    EXPERTS

    Ernst & Young LLP, independent auditors, have audited our balance sheet at January 31, 2001, as set forth in their report. We have included our balance sheet in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

    Ernst & Young LLP, independent auditors, have audited BFGoodrich Performance Materials' consolidated financial statements at December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, as set forth in their report. We have included the consolidated financial statements of BFGoodrich Performance Materials in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

    We and our guarantor subsidiaries have filed with the SEC a registration statement on Form S-4, the "exchange offer registration statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto, pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, covering the exchange notes being offered. This prospectus does not contain all the information in the exchange offer registration statement. For further information with respect to Noveon, Inc., the guarantor subsidiaries and the exchange offer, reference is made to the exchange offer registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other documents referred to are not necessarily complete. For a more complete understanding and description of each contract, agreement or other document filed as an exhibit to the exchange offer registration statement, we encourage you to read the documents contained in the exhibits.

    Pursuant to the indenture we have agreed, whether or not we are required to do so by the rules and regulations of the SEC, to furnish to the holders of the exchange notes and, to the extent permitted by applicable law or regulation, file with the SEC all reports and information that would be required to be filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor provision by a person subject to those provisions. In addition, for so long as any of the exchange notes remain outstanding we have agreed under the indenture to make available to any record holder, securities analysts and prospective investors, upon their request, the information required by Rule 144A(d)(4) under the Securities Act of 1933, as amended, during any period in which we are not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

    You may read and copy any reports or other information filed by us at the SEC public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information contained in the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC's Web site at http://www.sec.gov.

                                  NOVEON, INC.
         INDEX TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statement of Operations for
  the year ended
  December 31, 2000.........................................  P-3
Unaudited Pro Forma Consolidated Statement of Operations for
  the three month period ended March 31, 2000...............  P-4
Unaudited Pro Forma Consolidated Statement of Operations for
  the three month period ended March 31, 2001...............  P-5
Notes to the Unaudited Pro Forma Statements of Operations...  P-6

                                  NOVEON, INC.
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

    The following unaudited pro forma consolidated financial statements and related notes of Noveon, Inc. (the "Company") have been prepared to give effect to the Transactions.

    The accompanying unaudited pro forma consolidated statement of operations for the year ended December 31, 2000 gives effect to the Transactions as if they occurred at January 1, 2000. The accompanying unaudited pro forma consolidated statement of operations for the three month periods ended March 31, 2001 and 2000 gives effect to the Transactions as if they occurred at January 1, 2001 and 2000, respectively.

    The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. Pro forma adjustments are applied to the historical financial statements of Noveon, Inc. to account for the acquisition under the purchase method of accounting. Under purchase accounting, the estimated acquisition cost will be allocated to Noveon, Inc.'s assets and liabilities based on their relative fair values. Allocations are subject to valuations as of the date of the acquisition based on appraisals and other studies, which are not yet completed. Accordingly, the preliminary purchase price allocation is subject to revision.

    The December 31, 2000 and March 31, 2000 pro forma consolidated statements of operations are derived from the audited and unaudited consolidated financial statements of the Performance Materials Segment of BFGoodrich, included elsewhere in this prospectus. The March 31, 2001 pro forma consolidated statement of operations is derived from the unaudited consolidated financial statements of the Performance Materials Segment of BFGoodrich for the two months ended February 28, 2001 and the unaudited consolidated financial statements of Noveon, Inc. for the one month ended March 31, 2001, included elsewhere in this prospectus. The audited and unaudited consolidated financial statements, referred to above, used to prepare the pro forma consolidated statement of operations have been prepared in accordance with accounting principles generally accepted in the United States. The pro forma consolidated financial statements should be read in conjunction with the audited and unaudited consolidated financial statements, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other financial information included elsewhere in this prospectus. These unaudited pro forma consolidated financial statements and related notes are provided for informational purposes only and do not purport to be indicative of the results which would have actually been obtained had the Transactions and other events been completed on the dates indicated or which may be expected to occur in the future. The Performance Materials Segment of BFGoodrich's historical net income and cash flows as a wholly owned operation of BFGoodrich are not necessarily indicative of the net income and cash flows this business might have realized as an independent entity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Stand-Alone Company."

                                  NOVEON, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                             (DOLLARS IN MILLIONS)

                               PERFORMANCE
                                MATERIALS
                                 SEGMENT     PRE-TRANSACTION      PRO FORMA      TRANSACTION
                                 ACTUAL      ADJUSTMENTS (A)   PRE-TRANSACTION   ADJUSTMENTS      PRO FORMA
                               -----------   ---------------   ---------------   -----------      ---------
Sales........................    $1,167.7        $(15.7)          $1,152.0         $    --        $1,152.0
Cost of sales................       803.2         (16.4)                              (0.2)(b)
                                                     --                                4.8 (b)
                                                                                       1.2 (c)
                                                     --                              (23.3)(d)
                                                     --                               32.7 (d)
                                                     --              786.8            11.3 (e)       813.3
                                 --------        ------           --------         -------        --------
Gross profit.................       364.5           0.7              365.2           (26.5)          338.7
Selling and administrative
  expenses...................       241.8          (2.9)                               5.0 (f)
                                                     --                                4.0 (g)
                                                     --                               (8.4)(b)
                                                     --              238.9             2.5 (b)       242.0
Consolidation costs..........        40.5         (28.3)              12.2              --            12.2
                                 --------        ------           --------         -------        --------
Operating income.............        82.2          31.9              114.1           (29.6)           84.5
Interest income (expense) --
  net........................         4.4          (4.4)                --           (88.4)(h)
                                                                                      (7.4)(i)       (95.8)
Other income (expense) --
  net........................        (0.4)         (0.5)              (0.9)             --            (0.9)
                                 --------        ------           --------         -------        --------
Income (loss) before income
  taxes......................        86.2          27.0              113.2          (125.4)          (12.2)
Income tax (expense)
  benefit....................       (35.9)         (1.3)             (37.2)           33.6 (j)        (3.6)
                                 --------        ------           --------         -------        --------
Net income (loss)............    $   50.3        $ 25.7           $   76.0         $ (91.8)       $  (15.8)
                                 ========        ======           ========         =======        ========

OTHER INFORMATION:
  EBITDA (k).................    $  209.4        $  2.0           $  211.4         $  (3.7)       $  207.7
  Depreciation and
    amortization expense.....    $   86.7        $ (1.6)          $   85.1         $  20.7        $  105.8

    The accompanying notes are an integral part of this unaudited pro forma consolidated statement of operations.

                                  NOVEON, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 2000
                             (DOLLARS IN MILLIONS)

                               PERFORMANCE
                                MATERIALS
                                 SEGMENT     PRE-TRANSACTION      PRO FORMA      TRANSACTION
                                 ACTUAL      ADJUSTMENTS (A)   PRE-TRANSACTION   ADJUSTMENTS      PRO FORMA
                               -----------   ---------------   ---------------   -----------      ---------
Sales........................     $307.7          $(4.8)           $302.9           $   --         $302.9
Cost of sales................      209.3           (4.6)                               1.2 (b)
                                                     --                                1.2 (c)
                                                     --                               (6.1)(d)
                                                     --                                8.2 (d)
                                                     --             204.7              2.8 (e)      212.0
                                  ------          -----            ------           ------         ------
Gross profit.................       98.4           (0.2)             98.2             (7.3)          90.9
Selling and administrative
  expenses...................       62.7           (0.5)                              (2.1)(b)
                                                     --                                0.6 (b)
                                                     --                                1.2 (f)
                                                     --              62.2              1.0 (g)       62.9
                                  ------          -----            ------           ------         ------
Operating income.............       35.7            0.3              36.0             (8.0)          28.0
Interest income (expense) --
  net........................       (0.2)           0.2                --            (22.1)(h)
                                                     --                               (3.4)(i)      (25.5)
Other income (expense) --
  net........................        0.8             --               0.8               --            0.8
                                  ------          -----            ------           ------         ------
Income (loss) before income
  taxes......................       36.3            0.5              36.8            (33.5)           3.3
Income tax (expense)
  benefit....................      (15.1)            --             (15.1)            16.1 (j)        1.0
                                  ------          -----            ------           ------         ------
Net income (loss)............     $ 21.2          $ 0.5            $ 21.7           $(17.4)        $  4.3
                                  ======          =====            ======           ======         ======

OTHER INFORMATION:
  EBITDA (k).................     $ 58.3          $(0.2)           $ 58.1           $ (0.9)        $ 57.2
  Depreciation and
    amortization expense.....     $ 22.6          $(0.5)           $ 22.1           $  4.9         $ 27.0

    The accompanying notes are an integral part of this unaudited pro forma consolidated statement of operations.

                                  NOVEON, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 2001
                             (DOLLARS IN MILLIONS)

                                             PERFORMANCE
                                          MATERIALS SEGMENT
                                             ACTUAL TWO
                                            MONTHS ENDED      PRE-TRANSACTION      PRO FORMA      TRANSACTION
                                          FEBRUARY 28, 2001   ADJUSTMENTS (A)   PRE-TRANSACTION   ADJUSTMENTS
                                          -----------------   ---------------   ---------------   -----------
Sales...................................        $187.0             $(1.1)            $185.9         $   --
Cost of sales...........................         133.9              (1.3)                              0.8 (b)
                                                                      --                               0.5 (c)
                                                                      --                              (4.0)(d)
                                                                      --                               5.4 (d)
                                                                      --              132.6            1.9 (e)
                                                ------             -----             ------         ------
Gross profit............................          53.1               0.2               53.3           (4.6)
Selling and administrative expenses.....          42.6              (0.4)                             (1.0)(b)
                                                                      --                               0.8 (f)
                                                                      --               42.2            0.7 (g)
                                                ------             -----             ------         ------
Operating income........................          10.5               0.6               11.1           (5.1)
Interest income (expense) -- net........           0.6              (0.6)                --          (14.7)(h)
                                                                      --                              (0.9)(i)
Other income (expense) -- net...........          (1.5)               --               (1.5)            --
                                                ------             -----             ------         ------
Income (loss) before income taxes.......           9.6                --                9.6          (20.7)
Income tax (expense) benefit............          (4.0)               --               (4.0)           8.4 (j)
                                                ------             -----             ------         ------
Net income (loss).......................        $  5.6             $  --             $  5.6         $(12.3)
                                                ======             =====             ======         ======

OTHER INFORMATION:
  EBITDA (k)............................        $ 24.9             $ 0.6             $ 25.5         $ (0.6)
  Depreciation and amortization
    expense.............................        $ 14.4             $  --             $ 14.4         $  3.3


                                              PRO FORMA        NOVEON, INC.      PRO FORMA
                                             TWO MONTHS         ACTUAL ONE      THREE MONTHS
                                                ENDED          MONTH ENDED         ENDED
                                          FEBRUARY 28, 2001   MARCH 31, 2001   MARCH 31, 2001
                                          -----------------   --------------   --------------
Sales...................................        $185.9            $95.8            $281.7
Cost of sales...........................

                                                 137.2             67.3             204.5
                                                ------            -----            ------
Gross profit............................          48.7             28.5              77.2
Selling and administrative expenses.....

                                                  42.7             19.1              61.8
                                                ------            -----            ------
Operating income........................           6.0              9.4              15.4
Interest income (expense) -- net........
                                                 (15.6)            (9.7)            (25.3)
Other income (expense) -- net...........          (1.5)            (0.7)             (2.2)
                                                ------            -----            ------
Income (loss) before income taxes.......         (11.1)            (1.0)            (12.1)
Income tax (expense) benefit............           4.4              0.4               4.8
                                                ------            -----            ------
Net income (loss).......................        $ (6.7)           $(0.6)           $ (7.3)
                                                ======            =====            ======
OTHER INFORMATION:
  EBITDA (k)............................        $ 24.9            $19.2            $ 44.1
  Depreciation and amortization
    expense.............................        $ 17.7            $ 8.8            $ 26.5

    The accompanying notes are an integral part of this unaudited pro forma consolidated statement of operations.

                                  NOVEON, INC.
           NOTES TO THE UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
          FOR THE YEAR ENDED DECEMBER 31, 2000 AND FOR THE THREE MONTH
                     PERIODS ENDED MARCH 31, 2000 AND 2001
                             (DOLLARS IN MILLIONS)

(a) Represents the exclusion of the results of the textile dyes and drug delivery system businesses of the Performance Materials Segment of BFGoodrich.

(b) Reflects the difference between the estimated costs of Noveon, Inc.'s employee benefit plans and the costs reflected in the historical financial information. As per the purchase agreement, BFGoodrich will retain the assets and liabilities relating to postretirement benefit obligations and pension plan assets/liabilities of Performance Materials Segment retirees and those eligible to retire as of December 31, 2002. The estimated pro forma expense reduction/increase has been allocated to costs of sales and selling and administrative expenses.

(c) Represents the incremental cost of goods sold associated with the increase in inventories for the fair value write-up in inventories in accordance with purchase accounting. The pro forma expense relates to the inventories accounted for using the average cost method.

(d) Represents the elimination of historical goodwill and other intangible asset amortization and the recording of amortization of excess of purchase price over fair value of tangible net assets acquired over a 15 year period, reflecting an estimate of the composite amortizable life of such assets.

(e) Represents the incremental depreciation on the estimated write-up of property, plant and equipment which is being amortized over a 15 year period, reflecting an estimate of the composite amortizable life of such assets.

(f) Reflects the other estimated additional selling and administrative expenses which would have been incurred if we had been operating on a stand-alone basis.

(g) Reflects the annual management fee of $4 million paid to affiliates of AEA Investors, DLJ Merchant Banking and DB Capital Partners for management services to be provided to the Company.

(h) Reflects the incremental interest expense incurred as a result of the
    Transactions:

                                                         THREE MONTHS    TWO MONTHS
                                           YEAR ENDED       ENDED          ENDED
                                          DECEMBER 31,    MARCH 31,     FEBRUARY 28,
                                              2000           2000           2001
                                          ------------   ------------   ------------
Interest on borrowings under new credit
  facilities:
  Term Loan A at 8.5%...................      $10.6          $ 2.7          $ 1.8
  Term Loan B at 9.2%...................       46.9           11.7            7.8
  Revolver commitment fee...............        0.6            0.1            0.1
                                              -----          -----          -----
                                               58.1           14.5            9.7
Interest on the notes at 11.0%..........       30.3            7.6            5.0
                                              -----          -----          -----
Pro forma interest expense..............      $88.4          $22.1          $14.7
                                              =====          =====          =====

    For each 0.25% change in the assumed average rate on the term loans under the new credit facilities, interest expense would change by approximately $1.6 million annually.

(i) Represents the amortization of debt issuance costs incurred in connection with the acquisition. The amortization period ranges from six through ten years based on the life of the debt. Approximately

    $2.0 million, related to a bridge commitment that was not required for an extended period of time and therefore these fees were charged to expense.

(j) Represents the income tax effects of pre-tax pro forma adjustments and the related financing structure. The change in pro forma income tax expense principally reflects the estimated nondeductible goodwill to be recognized as a result of the Transactions. The pro forma income tax expense is subject to change based upon finalization of the purchase price allocation.

(k) EBITDA is defined as income from continuing operations before interest, taxes, depreciation and amortization, the non-cash cost of sales impact of inventory write-up from purchase accounting, other income and expense, management fees (if applicable) and consolidation costs. EBITDA has not been reduced by management fees (if applicable) which, pursuant to management services agreements, will be subordinated to the obligations under the notes. EBITDA is not a measure of operating income, operating performance or liquidity under GAAP. We include EBITDA data because we understand such data are used by investors to determine the Company's historical ability to service our indebtedness. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income (as determined in accordance with GAAP) as an indicator of our operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) as a measure of liquidity. In addition, it should be noted that companies calculate EBITDA differently and therefore EBITDA as presented for us may not be comparable to EBITDA reported by other companies. See Historical Financial Statements and related notes included elsewhere in this prospectus for the cash used in and provided by operating activities. Differences may exist between the various agreements governing our indebtedness with respect to the definition of EBITDA or comparable terms. See "Description of the New Credit Facilities" and "Description of the Notes."

                    INDEX TO HISTORICAL FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
PMD GROUP INC.

Report of Independent Auditors..............................     F-2
Balance Sheet as of January 31, 2001........................     F-3
Notes to Balance Sheet......................................     F-4

BFGOODRICH PERFORMANCE MATERIALS
(A SEGMENT OF THE BFGOODRICH COMPANY)

Report of Independent Auditors..............................     F-5
Consolidated Statement of Income for each of the three years
  in the period ended December 31, 2000.....................     F-6
Consolidated Balance Sheet as of December 31, 1999 and
  2000......................................................     F-7
Consolidated Statement of Cash Flows for each of the three
  years in the period ended December 31, 2000...............     F-8
Consolidated Statement of Parent Company Investment for each of the three years in the period ended December 31,
  2000......................................................     F-9
Notes to Consolidated Financial Statements..................    F-10

NOVEON, INC.
Period of one month ended March 31, 2001
AND
BFGOODRICH PERFORMANCE MATERIALS
(THE PREDECESSOR COMPANY AND A SEGMENT OF THE BFGOODRICH
COMPANY)
Period of three months ended March 31, 2000 and period of two months ended
February 28, 2001

Condensed Consolidated Statement of Operations--Three months ended March 31, 2000, two months ended February 28, 2001,
  and one month ended March 31, 2001 (unaudited)............    F-35

Condensed Consolidated Balance Sheet--December 31, 2000 and
  March 31, 2001 (unaudited)................................    F-36

Condensed Consolidated Statement of Cash Flows--Three months ended March 31, 2000, two months ended February 28, 2001,
  and one month ended March 31, 2001 (unaudited)............    F-37

Condensed Consolidated Statement of BFGoodrich's Investment
  and Stockholder's Equity--December 31, 2000 and March 31,
  2001 (unaudited)..........................................    F-38

Notes to Condensed Consolidated Financial
  Statements--March 31, 2001 (unaudited)....................    F-39

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors of
PMD Group Inc.

    We have audited the accompanying balance sheet of PMD Group Inc. as of January 31, 2001. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of PMD Group Inc. at January 31, 2001, in conformity with accounting principles generally accepted in the United States.

                                          /s/ Ernst & Young LLP

Cleveland, Ohio
May 17, 2001

                                 PMD GROUP INC.
                                 BALANCE SHEET
                                JANUARY 31, 2001

Total assets................................................  $   --
                                                              ======

Stockholder's equity:
  Common stock ($0.01 par value; 1,000 shares authorized and zero outstanding, 1 share subscribed)...................  $  .01
  Paid in capital...........................................     .99
  Receivable from PMD Group Holdings Inc....................   (1.00)
                                                              ------

Total stockholder's equity..................................  $   --
                                                              ======

                            See accompanying notes.

                                 PMD GROUP INC.
                             NOTES TO BALANCE SHEET
                                JANUARY 31, 2001

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

DESCRIPTION OF BUSINESS

    PMD Group Inc. was formed on November 3, 2000 for the purpose of completing the purchase of certain assets and common stock of certain subsidiaries of BFGoodrich Performance Materials ("the Predecessor Company"). The Predecessor Company is a producer and marketer of technologically advanced specialty chemicals for a broad range of consumer and industrial applications. The acquisition of the Predecessor Company was completed on February 28, 2001.

BASIS OF PRESENTATION

    PMD Group Holdings Inc. has subscribed for 100% of PMD Group Inc.'s common stock. Such receivable has been classified as a component of stockholder's equity. PMD Group Inc. has not conducted any operations. Accordingly, statements of operations, changes in stockholder's equity and cash flows would not provide meaningful information and have been omitted.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors of
The BFGoodrich Company

    We have audited the accompanying consolidated balance sheet of BFGoodrich Performance Materials (as defined in Note A) (a segment of The BFGoodrich Company) as of December 31, 2000 and 1999, and the related consolidated statements of income, parent company investment, and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the management of The BFGoodrich Company. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BFGoodrich Performance Materials (as defined in Note A) at December 31, 2000 and 1999, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

                                          /s/ Ernst & Young LLP

Charlotte, North Carolina
February 12, 2001, except for Note U,
    as to which the date is May 23, 2001

                        BFGOODRICH PERFORMANCE MATERIALS
                     (A SEGMENT OF THE BFGOODRICH COMPANY)

                        CONSOLIDATED STATEMENT OF INCOME
                                 (IN MILLIONS)

                                                                  YEAR ENDED DECEMBER 31
                                                              ------------------------------
                                                                1998       1999       2000
                                                              --------   --------   --------
SALES.......................................................  $1,195.2   $1,217.7   $1,167.7
Cost of sales...............................................     796.8      814.0      803.2
                                                              --------   --------   --------
GROSS PROFIT................................................     398.4      403.7      364.5
Selling and administrative expenses.........................     262.6      261.0      241.8
Consolidation costs.........................................        --       37.3       40.5
                                                              --------   --------   --------
OPERATING INCOME............................................     135.8      105.4       82.2
Interest income (expense) -- net............................      (0.7)       0.5        4.4
Other income (expense) -- net...............................      (0.2)      (1.5)      (0.4)
                                                              --------   --------   --------
Income from continuing operations before income taxes.......     134.9      104.4       86.2
Income tax expense..........................................     (55.4)     (42.3)     (35.9)
                                                              --------   --------   --------
INCOME FROM CONTINUING OPERATIONS...........................      79.5       62.1       50.3
Loss from discontinued operations -- net of taxes...........      (1.6)        --         --
                                                              --------   --------   --------
NET INCOME..................................................  $   77.9   $   62.1   $   50.3
                                                              ========   ========   ========

                See Notes to Consolidated Financial Statements.

                        BFGOODRICH PERFORMANCE MATERIALS
                     (A SEGMENT OF THE BFGOODRICH COMPANY)

                           CONSOLIDATED BALANCE SHEET
                                 (IN MILLIONS)

                                                                  DECEMBER 31
                                                              -------------------
                                                                1999       2000
                                                              --------   --------
CURRENT ASSETS
  Cash and cash equivalents.................................  $   10.6   $   15.7
  Accounts and notes receivable, less allowances for
    doubtful receivables ($6.0 and $6.1 at December 31, 2000
    and 1999, respectively).................................     183.1      181.6
  Inventories...............................................     178.8      167.4
  Deferred income taxes.....................................      20.7       16.0
  Prepaid expenses and other assets.........................       6.7        4.8
                                                              --------   --------
TOTAL CURRENT ASSETS........................................     399.9      385.5

Property, plant and equipment -- net........................     600.8      563.2
Prepaid pension.............................................      26.0       25.7
Goodwill -- net.............................................     342.1      307.0
Identifiable intangible assets -- net.......................      60.9       58.9
Other assets................................................       0.9       18.9
                                                              --------   --------
TOTAL ASSETS................................................  $1,430.6   $1,359.2
                                                              ========   ========
CURRENT LIABILITIES
  Short-term bank debt......................................  $   18.4   $   29.1
  Accounts payable..........................................     126.0      120.6
  Accrued expenses..........................................      78.7       77.9
  Income taxes payable......................................      32.1       37.1
  Current maturities of long-term debt......................       1.2        0.9
                                                              --------   --------
TOTAL CURRENT LIABILITIES...................................     256.4      265.6

Long-term debt..............................................      23.1         --
Postretirement benefits other than pensions.................      69.9       68.5
Deferred income taxes.......................................      71.1       65.2
Accrued environmental.......................................      46.9       38.3
Other non-current liabilities...............................      12.3       11.2
Commitments and contingent liabilities......................        --         --

Parent Company Investment...................................     950.9      910.4
                                                              --------   --------
TOTAL LIABILITIES AND PARENT COMPANY INVESTMENT.............  $1,430.6   $1,359.2
                                                              ========   ========

                See Notes to Consolidated Financial Statements.

                        BFGOODRICH PERFORMANCE MATERIALS
                     (A SEGMENT OF THE BFGOODRICH COMPANY)

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN MILLIONS)

                                                                  YEAR ENDED DECEMBER 31
                                                              ------------------------------
                                                                1998       1999       2000
                                                              --------   --------   --------
OPERATING ACTIVITIES
  Net income................................................  $  77.9     $ 62.1    $  50.3
  Adjustments to reconcile net income to net cash provided
    by operating activities:
      Consolidation costs:
        Expenses............................................       --       37.3       40.5
        Payments............................................       --      (28.8)      (4.9)
      Depreciation and amortization.........................     76.1       86.9       86.7
      Deferred income taxes.................................      3.5       10.2       (1.2)
      Change in assets and liabilities, net of effects of
        acquisitions and dispositions of businesses:
        Receivables.........................................      8.1      (12.1)      (1.5)
        Inventories.........................................     (6.9)      (3.9)      (2.8)
        Other current assets................................     (0.7)       0.7        1.9
        Accounts payable....................................     (5.5)      18.5       (1.0)
        Accrued expenses....................................     (6.3)      (2.9)       1.5
        Income taxes payable................................     23.6      (18.0)       5.2
        Other non-current assets and liabilities............     (1.1)       6.1        6.2
                                                              -------     ------    -------
  NET CASH PROVIDED BY OPERATING ACTIVITIES.................    168.7      156.1      180.9
INVESTING ACTIVITIES
  Purchases of property.....................................    (70.7)     (79.6)     (64.0)
  Proceeds from sale of property and business...............      1.0        1.9        0.3
  Payments made in connection with acquisitions, net of cash
    acquired................................................   (379.6)     (19.6)     (11.6)
                                                              -------     ------    -------
  NET CASH USED BY INVESTING ACTIVITIES.....................   (449.3)     (97.3)     (75.3)

FINANCING ACTIVITIES
  Decrease in short-term debt...............................     (2.0)     (21.4)     (11.3)
  Proceeds from issuance of long-term debt..................      3.0         --         --
  Repayment of long-term debt...............................     (6.2)      (4.7)      (0.3)
  Proceeds from sale of receivables, net....................     (0.7)       0.2       (1.9)
  Transfers (to)/from Parent................................    279.6      (28.5)     (86.7)
                                                              -------     ------    -------
  NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES..........    273.7      (54.4)    (100.2)

Effect of exchange rate changes on cash and cash
  equivalents...............................................      0.5       (0.4)      (0.3)
                                                              -------     ------    -------
Net increase (decrease) in cash and cash equivalents........     (6.4)       4.0        5.1
Cash and cash equivalents at beginning of year..............     13.0        6.6       10.6
                                                              -------     ------    -------
Cash and cash equivalents at end of year....................  $   6.6     $ 10.6    $  15.7
                                                              =======     ======    =======

                See Notes to Consolidated Financial Statements.

                        BFGOODRICH PERFORMANCE MATERIALS
                     (A SEGMENT OF THE BFGOODRICH COMPANY)

              CONSOLIDATED STATEMENT OF PARENT COMPANY INVESTMENT
                                 (IN MILLIONS)

                                                                  YEAR ENDED DECEMBER 31
                                                              ------------------------------
                                                                1998       1999       2000
                                                              --------   --------   --------
PARENT COMPANY INVESTMENT, BEGINNING OF YEAR................   $572.3     $938.1     $950.9
Net income..................................................     77.9       62.1       50.3
Cumulative translation adjustment...........................      8.3      (20.8)      (4.1)
                                                               ------     ------     ------
Comprehensive income........................................     86.2       41.3       46.2
Net transfers (to)/from Parent..............................    279.6      (28.5)     (86.7)
                                                               ------     ------     ------
PARENT COMPANY INVESTMENT, END OF YEAR......................   $938.1     $950.9     $910.4
                                                               ======     ======     ======

                See Notes to Consolidated Financial Statements.

                        BFGOODRICH PERFORMANCE MATERIALS
                     (A SEGMENT OF THE BFGOODRICH COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A. BACKGROUND AND BASIS OF PRESENTATION

    BFGoodrich Performance Materials ("Performance Materials" or "the Company") is a wholly-owned operating segment of The BFGoodrich Company ("BFGoodrich" or "the Parent"). Performance Materials is a leading global producer of specialty plastics, polymer-based formulations and additives for consumer, textile and industrial products. Performance Materials has 42 active locations (including plants, sales offices and headquarters facilities) around the world, and is headquartered in Brecksville, Ohio.

    In 2000, certain research and development expenses previously reported as part of the Parent's corporate general and administrative costs were included within Performance Materials' results. These expenses have been included in Performance Materials' results for all periods presented for consistency.

    On November 28, 2000, the Parent entered into an Agreement for Sale and Purchase of Assets for the sale of Performance Materials to PMD Group, Inc., an investor group led by AEA Investors Inc., and including affiliates of AEA, DLJ Merchant Banking and DB Capital Partners, Inc. These financial statements present Performance Materials' consolidated results of operations and its financial condition as it operated as a segment of the Parent, including certain adjustments and allocations (see Note C). Therefore, the financial statements included herein are not indicative of the financial condition, results of operations or cash flows of the Company in the future or what they would have been had the Company operated as a separate, stand-alone entity in 2000, 1999 and 1998.

B. SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The Consolidated Financial Statements reflect the accounts of Performance Materials and its majority-owned subsidiaries. Investments in 20- to 50-percent-owned affiliates are accounted for using the equity method. Equity in earnings (losses) from these businesses is included in Other income (expense)--net. Intercompany accounts and transactions are eliminated.

CASH EQUIVALENTS

    Cash equivalents consist of highly liquid investments with a maturity of three months or less at the time of purchase.

SALE OF ACCOUNTS RECEIVABLE

    The Company accounts for the sale of receivables in accordance with SFAS
No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." Trade accounts receivable sold are removed from the balance sheet at the time of transfer.

INVENTORIES

    Inventories are stated at the lower of cost or market. Certain domestic inventories are valued by the last-in, first-out (LIFO) cost method. Inventories not valued by the LIFO method are valued principally by the average cost method.

                        BFGOODRICH PERFORMANCE MATERIALS
                     (A SEGMENT OF THE BFGOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

B. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
LONG-LIVED ASSETS

    Property, plant and equipment, including amounts recorded under capital leases, are recorded at cost. Depreciation and amortization is computed principally using the straight-line method over the following estimated useful lives: buildings and improvements, 15 to 40 years; machinery and equipment, 5 to 15 years. In the case of capitalized lease assets, amortization is computed over the lease term if shorter. Repairs and maintenance costs are expensed as incurred.

    Goodwill represents the excess of the purchase price over the fair value of the net assets of acquired businesses and is being amortized by the straight-line method, in most cases over 18 to 24 years. The weighted average number of years over which goodwill is being amortized is 20 years. Goodwill amortization is recorded in cost of sales.

    Identifiable intangible assets are recorded at cost, or when acquired as a part of a business combination, at estimated fair value. These assets include patents and other technology agreements, trademarks, licenses and non-compete agreements. They are amortized using the straight-line method over estimated useful lives of 5 to 25 years.

    Impairment of long-lived assets and related goodwill is recognized when events or changes in circumstances indicate that the carrying amount of the asset, or related groups of assets, may not be recoverable and the estimate of undiscounted cash flows over the assets remaining estimated useful life are less than the assets carrying value. Measurement of the amount of impairment may be based on appraisal, market values of similar assets or estimated discounted future cash flows resulting from the use and ultimate disposition of the asset.

ACCOUNTS PAYABLE

    Included in accounts payable at December 31, 2000 and 1999, is approximately $14.6 million and $17.0 million, respectively, of book overdrafts on disbursement accounts which are funded when checks are presented for payment.

REVENUE AND INCOME RECOGNITION

    Revenue from the sale of products is recognized at the point of passage of title, which is generally at the time of shipment.

FINANCIAL INSTRUMENTS

    Financial instruments recorded on the balance sheet include cash and cash equivalents, accounts and notes receivable, accounts payable and debt. Because of their short maturity, the carrying amount of cash and cash equivalents, accounts and notes receivable, accounts payable and short-term bank debt approximates fair value. Fair value of long-term debt is based on quoted market prices or on rates available to the Parent for debt with similar terms and maturities (which may not be indicative of rates available to Performance Materials as an unaffiliated entity).

    Off balance sheet derivative financial instruments at December 31, 2000 include an interest rate swap agreement, foreign currency forward contracts and foreign currency swap agreements. All derivatives are entered into with major commercial banks that have high credit ratings. Interest rate

                        BFGOODRICH PERFORMANCE MATERIALS
                     (A SEGMENT OF THE BFGOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

B. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) swap agreements are used, from time to time, to manage interest rate risk on floating rate debt. The cost of interest rate swaps is recorded as part of interest expense and accrued expenses. Fair value of these instruments is based on estimated current settlement cost.

    The Company utilizes forward exchange contracts (principally against the British pound, Euro and U.S. dollar) to hedge the net receivable/payable position arising from trade sales and purchases and intercompany transactions by its European businesses. Foreign currency forward contracts reduce the Company's exposure to the risk that the eventual net cash inflows and outflows resulting from the sale of products and purchases from suppliers denominated in a currency other than the functional currency of the respective businesses will be adversely affected by changes in exchange rates. Foreign currency gains and losses under the above arrangements are not deferred and are reported as part of cost of sales and accrued expenses.

    The Company also enters into foreign currency swap agreements (principally for the British pound, Euro and U.S. dollar) to eliminate foreign exchange risk on intercompany loans between the Company's European businesses.

    The fair value of foreign currency forward contracts and foreign currency swap agreements is based on quoted market prices.

STOCK-BASED COMPENSATION

    The Company accounts for stock-based employee compensation in accordance with the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations.

INCOME TAXES

    Historically, the Company's operations have been included in the consolidated income tax returns filed by the Parent. Income tax expense in the Company's consolidated statement of income is calculated on a separate tax return basis as if the Company had operated as a stand-alone entity. The provision for income taxes is calculated in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which requires the recognition of deferred income taxes using the liability method.

RESEARCH AND DEVELOPMENT EXPENSE

    The Company performs research and development under Company-funded programs for commercial products. Total research and development expenditures from continuing operations in 2000, 1999 and 1998 were $32.9 million, $43.2 million and $44.5 million, respectively.

FREIGHT COSTS

    Included in selling and administrative expenses are $41.1, $42.1 and $38.3 of freight costs for the years ended December 31, 2000, 1999 and 1998, respectively.

                        BFGOODRICH PERFORMANCE MATERIALS
                     (A SEGMENT OF THE BFGOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

B. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
RECLASSIFICATIONS

    Certain amounts in prior year financial statements have been reclassified to conform to the current year presentation.

USE OF ESTIMATES

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NEW ACCOUNTING STANDARDS

    In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities", which, as amended by FASB Statement No. 137, is required to be adopted in years beginning after June 15, 2000. Due to the Company's minimal use of derivatives, the adoption of the Statement will not have a significant effect on the Company's financial position or results of operations.

C. PARENT COMPANY INVESTMENT AND ALLOCATIONS

    Parent company investment represents the Parent's equity investment in Performance Materials. Interest expense associated with the Parent's general corporate debt is not charged to Performance Materials and has not been allocated to Performance Materials. Performance Materials receives funding for its operations from the Parent as deemed necessary. All transfers to and from the Parent have been reported in the parent company investment account.

    During 2000, 1999 and 1998 Performance Materials was allocated
$6.1 million, $9.8 million and $8.3 million in costs from the Parent, respectively. Certain costs, such as employee benefits, legal and executive compensation, are specifically attributed to Performance Materials. These costs amounted to $3.2 million, $6.6 million and $5.5 million in 2000, 1999 and 1998, respectively. Certain costs, such as the corporate aircraft, tax, accounting, and other corporate shared services, are allocated to Performance Materials primarily based on estimates of the time spent on Performance Materials matters. These costs amounted to $2.9 million, $3.2 million and $2.8 million in 2000, 1999 and 1998, respectively. Performance Materials also participates in certain benefit plans of the Parent, the cost of which is allocated to Performance Materials and is included in the accompanying financial statements but is not reflected in the amounts above (see Note M). Management believes these allocations are reasonable.

D. ACQUISITIONS

    The following acquisitions were recorded using the purchase method of accounting. Their results of operations have been included in the Company's results since their respective dates of acquisition.

    During 2000, Performance Materials acquired intellectual property related to certain dyes and a personal care business, for consideration of $11.6 million, of which $10.2 million represented goodwill and other intangible assets.

                        BFGOODRICH PERFORMANCE MATERIALS
                     (A SEGMENT OF THE BFGOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

D. ACQUISITIONS (CONTINUED)
    During 1999, Performance Materials acquired a textile coatings business, for consideration of $19.6 million, of which $14.4 million represented goodwill.

    In March 1998, Performance Materials acquired Freedom Chemical Company ("Freedom") for approximately $378 million in cash, of which $226.1 million represented goodwill. Freedom is a leading global manufacturer of specialty and fine chemicals that are sold to a variety of customers who use them to enhance the performance of their finished products. Freedom has leadership positions as a supplier of specialty chemical additives used in the personal-care, food and beverage, pharmaceutical, textile, graphic arts, paints, colorants and coatings applications and as chemical intermediates. The Company also acquired a small textile business during 1998.

E. CONSOLIDATION COSTS

    Performance Materials incurred $40.5 million of consolidation costs in 2000. Consolidation reserves at December 31, 2000, as well as activity during the year, consisted of:

                                                        BALANCE                               BALANCE
                                                     DECEMBER 31,                           DECEMBER 31,
                                                         1999        PROVISION   ACTIVITY       2000
                                                     -------------   ---------   --------   ------------
                                                                        (IN MILLIONS)
Personnel related costs............................      $5.6          $ 3.5      $ (4.4)       $4.7
Asset write-down and facility closure costs........       0.7           37.0       (36.6)        1.1
                                                         ----          -----      ------        ----
                                                         $6.3          $40.5      $(41.0)       $5.8
                                                         ====          =====      ======        ====

    Performance Materials recorded net consolidation costs of $40.5 million consisting of $4.2 million in personnel-related costs (offset by a $0.7 million credit representing a revision of prior estimates) and $37.0 million in asset write-down and facility closure costs. Personnel-related costs include
$3.7 million of severance related to the textile restructuring associated with the Parent's divestiture of Performance Materials and $0.5 million for other workforce reductions.

    Asset write-down and facility closure costs of $37.0 million are for restructuring activities associated with the Parent's divestiture of Performance Materials and relate to the closure or sale of facilities serving the textile market. The $41.0 million in activity during the year includes reserve reductions of $4.9 million related to cash payments and $36.1 million in asset write-downs associated with restructuring activities performed in connection with the Parent's divestiture of Performance Materials ($4.6 million of inventory, $18.3 million of goodwill and $13.2 million of property, plant and equipment).

    Performance Materials also incurred $37.3 million of consolidation costs in 1999. Consolidation reserves at December 31, 1999, as well as activity during the year, consisted of:

                                                       BALANCE                               BALANCE
                                                     DECEMBER 31,                          DECEMBER 31,
                                                         1998       PROVISION   ACTIVITY       1999
                                                     ------------   ---------   --------   ------------
                                                                       (IN MILLIONS)
Personnel related costs............................      $ --         $32.4      $(26.8)       $5.6
Asset write-down and facility closure costs........        --           4.9        (4.2)        0.7
                                                         ----         -----      ------        ----
                                                         $ --         $37.3      $(31.0)       $6.3
                                                         ====         =====      ======        ====

                        BFGOODRICH PERFORMANCE MATERIALS
                     (A SEGMENT OF THE BFGOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

E. CONSOLIDATION COSTS (CONTINUED)

    Performance Materials incurred $32.4 million of personnel related costs associated with employee termination payments resulting from realignment of Performance Materials headquarters and the Advanced Technology Group, as well as from reductions at certain Performance Materials operating locations (approximately 280 positions). Performance Materials also incurred $4.9 million of asset write-down and facility closure costs, which include a $2.9 million non-cash charge related to the write-down of the Company's investment in a research and development joint venture and $2.0 million related to realignment activities.

    No consolidation costs were recorded in 1998.

F. SALE OF ACCOUNTS RECEIVABLE

    Performance Materials has an agreement to sell certain peseta denominated trade accounts receivable, up to a maximum of approximately $5.5 million. At December 31, 2000 and 1999, $3.5 million and $5.4 million of the Company's receivables were sold under this agreement and reflected as a reduction of accounts receivable. The receivables were sold at a discount, which was included in interest expense.

G. INVENTORIES

    Inventories consisted of the following:

                                                                1999       2000
                                                              --------   --------
                                                                 (IN MILLIONS)
Finished products...........................................   $132.1     $138.7
In process..................................................      5.1        2.2
Raw materials and supplies..................................     58.9       48.3
Reserve to reduce certain inventories to LIFO basis.........    (17.3)     (21.8)
                                                               ------     ------
TOTAL.......................................................   $178.8     $167.4
                                                               ======     ======

    Approximately 60 and 63 percent of inventory was valued by the LIFO method in 2000 and 1999.

H. PROPERTY, PLANT AND EQUIPMENT--NET

    Property, plant and equipment--net consisted of the following:

                                                            1999        2000
                                                          ---------   --------
                                                             (IN MILLIONS)
Land....................................................   $  13.7    $  12.7
Buildings and improvements..............................     225.5      227.6
Machinery and equipment.................................     733.8      744.1
Construction in progress................................      65.6       54.9
                                                           -------    -------
                                                           1,038.6    1,039.3
Less allowances for depreciation........................    (437.8)    (476.1)
                                                           -------    -------
TOTAL...................................................   $ 600.8    $ 563.2
                                                           =======    =======

                        BFGOODRICH PERFORMANCE MATERIALS
                     (A SEGMENT OF THE BFGOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

H. PROPERTY, PLANT AND EQUIPMENT--NET (CONTINUED)
    Property, plant and equipment--net includes assets acquired under capital leases, principally buildings and machinery and equipment, of $0.7 million and $1.5 million at December 31, 2000 and 1999, respectively. Related allowances for depreciation and amortization are $0.3 million and $0.6 million, respectively. Interest costs capitalized from continuing operations were $0.1 million in 1999 and $1.4 million in 1998. Amounts charged to expense for depreciation during 2000, 1999 and 1998 were $62.3 million, $61.3 million and $56.8 million, respectively.

I. GOODWILL AND IDENTIFIABLE INTANGIBLE ASSETS

    Accumulated amortization of goodwill was $59.1 million and $43.8 million at December 31, 2000 and 1999, respectively.

    Accumulated amortization of identifiable intangible assets was $16.0 million and $12.3 million at December 31, 2000 and 1999, respectively.

    Amortization of goodwill and identifiable intangible assets was $24.4 million, $25.6 million and $19.3 million in 2000, 1999 and 1998, respectively.

J. ACCRUED EXPENSES

    Accrued expenses consisted of the following:

                                                                1999       2000
                                                              --------   --------
                                                                 (IN MILLIONS)
Wages, vacations, pensions and other employment costs.......   $29.0      $30.1
Taxes, other than federal and foreign taxes on income.......     7.2        6.4
Accrued environmental liabilities...........................     4.1        9.3
Consolidation costs.........................................     6.3        5.8
Other.......................................................    32.1       26.3
                                                               -----      -----
TOTAL.......................................................   $78.7      $77.9
                                                               =====      =====

K. FINANCING ARRANGEMENTS

SHORT-TERM BANK DEBT

    At December 31, 2000 and 1999, Performance Materials had $29.1 million and $18.4 million of short-term bank debt outstanding under various foreign facilities. Weighted-average interest rates on short-term borrowings were
5.1 percent, 3.1 percent and 4.1 percent during 2000, 1999 and 1998, respectively. The weighted-average interest rates on short-term borrowings may not be indicative of the rates available to Performance Materials as an unaffiliated entity.

EUROPEAN REVOLVER

    The Parent has a $125.0 million committed multi-currency revolving credit facility with various international banks, expiring in the year 2003. The Company uses this facility for short and long-term, local currency financing to support the growth of its European operations. At December 31, 2000, the Company's short-term borrowings under this facility were $26.1 million denominated in Spanish pesetas

                        BFGOODRICH PERFORMANCE MATERIALS
                     (A SEGMENT OF THE BFGOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

K. FINANCING ARRANGEMENTS (CONTINUED)
at a floating rate that is tied to EURIBOR (4.8 percent at December 31, 2000). The Company has effectively converted $20.5 million of the borrowing into fixed rate debt with an interest rate swap.

LONG-TERM DEBT

    At December 31, 1999, long-term debt payable after one year consisted of $23.1 million of borrowings under the European revolver.

L. LEASE COMMITMENTS

    Future minimum lease payments, by year and in the aggregate, under noncancelable operating leases with initial or remaining noncancelable lease terms in excess of one year, consisted of the following at December 31, 2000:

                                                              (IN MILLIONS)
                                                              -------------
2001........................................................      $ 4.9
2002........................................................        3.0
2003........................................................        2.5
2004........................................................        1.0
2005........................................................        0.5
Thereafter..................................................        0.1
                                                                  -----
Total minimum payments......................................      $12.0
                                                                  =====

    Net rent expense was $12.1 million, $11.6 million, and $10.8 million at December 31, 2000, 1999 and 1998, respectively.

M. PENSIONS AND POSTRETIREMENT BENEFITS

    As an operating segment of the Parent, Performance Materials does not have its own pension and postretirement benefit plans. Employees of Performance Materials are eligible to participate in the Parent's salary and wage pension plans, non-qualified plans and postretirement benefit plans.

    Salaried employees' benefit payments are generally determined using a formula that is based on an employees' compensation and length of service. Hourly employee's benefit payments are generally determined using stated amounts for each year of service.

    Performance Materials employees also participate in unfunded defined benefit postretirement plans that provide certain health-care and life insurance benefits to eligible employees. The health-care plans are contributory, with retiree contributions adjusted periodically, and contain other cost-sharing features, such as deductibles and coinsurance. The life insurance plans are generally noncontributory.

    The Parent's qualified pension plans were fully funded on an accumulated benefit obligation basis at December 31, 2000 and 1999. Assets for these plans consist principally of corporate and government obligations and commingled funds invested in equities, debt and real estate.

                        BFGOODRICH PERFORMANCE MATERIALS
                     (A SEGMENT OF THE BFGOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

M. PENSIONS AND POSTRETIREMENT BENEFITS (CONTINUED)
    Amortization of unrecognized transition assets and liabilities, prior service cost and gains and losses (if applicable) are recorded using the straight-line method over the average remaining service period of active employees, or approximately 12 years.

    The following table summarizes information regarding Performance Material's allocation of the Parent's defined benefit pension plans and defined benefit postretirement plans as of December 31, 2000 and 1999, and the amounts recorded in the Consolidated Balance Sheet at these dates. Certain amounts could be specifically identified with Performance Materials. Other amounts could not be specifically identified with Performance Materials and are allocated, generally based on fair value of assets or the projected benefit obligation.

                                                               PENSION BENEFITS       OTHER BENEFITS
                                                              -------------------   -------------------
                                                                1999       2000       1999       2000
                                                              --------   --------   --------   --------
                                                                            (IN MILLIONS)
CHANGE IN PROJECTED BENEFIT OBLIGATIONS
  Projected benefit obligation at beginning of year.........   $215.2     $204.5     $ 67.7     $ 71.9
  Service cost..............................................      5.2        5.2        0.8        0.5
  Interest cost.............................................     15.7       15.8        4.7        5.6
  Amendments................................................      1.2       (0.5)       3.6         --
  Actuarial (gains) losses..................................    (20.6)       1.8       (0.3)       3.4
  Acquisitions and other....................................       --       10.9         --         --
  Benefits paid.............................................    (12.2)     (12.7)      (4.6)      (7.4)
                                                               ------     ------     ------     ------
  Projected benefit obligation at end of year...............    204.5      225.0       71.9       74.0
                                                               ------     ------     ------     ------
CHANGE IN PLAN ASSETS
  Fair value of plan assets at beginning of year............    216.6      222.1         --         --
  Actual return on plan assets..............................     16.9        8.5         --         --
  Acquisitions and other....................................       --        6.7         --         --
  Company contributions.....................................      0.8        1.0        4.6        7.4
  Benefits paid.............................................    (12.2)     (12.7)      (4.6)      (7.4)
                                                               ------     ------     ------     ------
  Fair value of plan assets at end of year..................    222.1      225.6         --         --
                                                               ------     ------     ------     ------
FUNDED STATUS (UNDERFUNDED)
  Funded status.............................................     17.5        0.6      (71.9)     (74.0)
  Unrecognized net actuarial (loss) gain....................    (13.6)       1.3       (1.6)      (1.0)
  Unrecognized prior service cost...........................     15.6       14.0       (1.0)      (0.9)
  Unrecognized net transition obligation....................      3.3        3.6         --         --
                                                               ------     ------     ------     ------
  Prepaid (accrued) benefit cost............................     22.8       19.5      (74.5)     (75.9)
                                                               ------     ------     ------     ------

                        BFGOODRICH PERFORMANCE MATERIALS
                     (A SEGMENT OF THE BFGOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

M. PENSIONS AND POSTRETIREMENT BENEFITS (CONTINUED)

                                                               PENSION BENEFITS       OTHER BENEFITS
                                                              -------------------   -------------------
                                                                1999       2000       1999       2000
                                                              --------   --------   --------   --------
                                                                            (IN MILLIONS)
AMOUNTS RECOGNIZED IN THE STATEMENT OF FINANCIAL POSITION
  CONSIST OF:
  Prepaid benefit cost......................................     26.0       25.7         --         --
  Accrued benefit liability.................................     (3.2)      (6.2)     (74.5)     (75.9)
                                                               ------     ------     ------     ------
NET AMOUNT RECOGNIZED.......................................   $ 22.8     $ 19.5     $(74.5)    $(75.9)
                                                               ======     ======     ======     ======
WEIGHTED-AVERAGE ASSUMPTIONS AS OF DECEMBER 31
  Discount rate.............................................     8.00%      7.75%      8.00%      7.75%
  Expected return on plan assets............................     9.00%      9.25%        --         --
  Rate of compensation increase.............................     4.00%      4.00%        --         --

    For measurement purposes, an 8.5 percent annual rate of increase in the per capita cost of covered health care benefits was assumed for 2001. The rate was assumed to decrease gradually to 5.0 percent for 2005 and remain at that level thereafter.

                                                                 PENSION BENEFITS                  OTHER BENEFITS
                                                          ------------------------------   ------------------------------
                                                            1998       1999       2000       1998       1999       2000
                                                          --------   --------   --------   --------   --------   --------
                                                                                   (IN MILLIONS)
COMPONENTS OF NET PERIODIC BENEFIT COST:
  Service cost..........................................   $  4.3     $  5.2     $  5.2     $ 0.8      $ 0.8      $ 0.5
  Interest cost.........................................     14.7       15.7       15.8       4.6        4.7        5.6
  Expected return on plan assets........................    (15.0)     (20.4)     (21.4)       --         --         --
  Amortization of prior service cost....................      1.3        1.2        1.1      (0.1)      (0.1)      (0.1)
  Amortization of transition obligation.................      0.6        0.6        1.0        --         --         --
  Recognized net actuarial (gain) loss..................      1.2        0.1        0.2        --        0.9        0.7
                                                           ------     ------     ------     -----      -----      -----
                                                           $  7.1     $  2.4     $  1.9     $ 5.3      $ 6.3      $ 6.7
                                                           ======     ======     ======     =====      =====      =====

    The table below quantifies the impact of a one percentage point change in the assumed health care cost trend rate.

                                                              1 PERCENTAGE   1 PERCENTAGE
                                                                 POINT          POINT
                                                                INCREASE       DECREASE
                                                              ------------   ------------
                                                                     (IN MILLIONS)
Effect on total of service and interest cost components in
  2000......................................................      $0.4          $(0.3)
Effect on postretirement benefit obligation as of December
  31, 2000..................................................      $4.0          $(3.5)

    Performance Materials employees also participate in voluntary retirement savings plans for salaried and wage employees maintained by the Parent. Under provisions of these plans, eligible employees can receive matching contributions from the Parent on up to the first 6 percent of their eligible earnings.

                        BFGOODRICH PERFORMANCE MATERIALS
                     (A SEGMENT OF THE BFGOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

N. INCOME TAXES

    Income before income taxes as shown in the Consolidated Statement of Income consists of the following:

                                                         1998       1999       2000
                                                       --------   --------   --------
                                                               (IN MILLIONS)
Domestic.............................................   $123.4     $ 93.7     $60.7
Foreign..............................................     11.5       10.7      25.5
                                                        ------     ------     -----
TOTAL................................................   $134.9     $104.4     $86.2
                                                        ======     ======     =====

    A summary of income tax expense in the Consolidated Statement of Income is as follows:

                                                         1998       1999       2000
                                                       --------   --------   --------
                                                               (IN MILLIONS)
Current:
  Federal............................................   $(39.8)    $(22.8)    $(25.6)
  Foreign............................................     (5.9)      (4.6)      (8.5)
  State..............................................     (6.2)      (4.7)      (3.0)
                                                        ------     ------     ------
                                                         (51.9)     (32.1)     (37.1)
Deferred--Federal....................................     (3.5)     (10.2)       1.2
                                                        ------     ------     ------
TOTAL................................................   $(55.4)    $(42.3)    $(35.9)
                                                        ======     ======     ======

    Significant components of deferred income tax assets and liabilities at December 31, 2000 and 1999, are as follows:

                                                              1999       2000
                                                            --------   --------
                                                               (IN MILLIONS)
Deferred income tax assets:
  Accrual for postretirement benefits other than
    pensions..............................................  $  23.4    $  24.0
  Other nondeductible accruals............................     21.8       19.1
  Reserve for environmental liabilities...................     18.7       16.6
  Net operating loss carryovers...........................      3.1         --
                                                            -------    -------
Total deferred income tax assets..........................     67.0       59.7
                                                            -------    -------
Deferred income tax liabilities:
  Tax over book depreciation..............................    (97.3)     (86.0)
  Intangible amortization.................................    (18.5)     (21.4)
  Other...................................................     (1.6)      (1.5)
                                                            -------    -------
Total deferred income tax liabilities.....................   (117.4)    (108.9)
                                                            -------    -------
NET DEFERRED INCOME TAXES.................................  $ (50.4)   $ (49.2)
                                                            =======    =======

    Management has determined, based on the Company's history of prior earnings and its expectations for the future, that taxable income of the Company will more likely than not be sufficient to recognize fully its deferred tax assets. In addition, management's analysis indicates that the

                        BFGOODRICH PERFORMANCE MATERIALS
                     (A SEGMENT OF THE BFGOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

N. INCOME TAXES (CONTINUED)
turnaround periods for certain of these assets are for long periods of time or are indefinite. In particular, the turnaround of the deferred tax asset related to accounting for postretirement benefits other than pensions will occur over an extended period of time and, as a result, will be realized for tax purposes over those future periods.

    The effective income tax rate varied from the statutory federal income tax rate as follows:

                                                          PERCENT OF PRETAX INCOME
                                                      --------------------------------
                                                        1998        1999        2000
                                                      --------    --------    --------
Statutory federal income tax rate...................    35.0%       35.0%       35.0%
Amortization of nondeductible goodwill..............     2.3         4.6         4.8
State and local taxes, net of federal benefit.......     3.1         3.0         2.3
Tax exempt income from foreign sales corporation....    (0.7)       (1.0)       (2.1)
Foreign partnership losses..........................    (1.1)       (2.2)       (2.0)
Differences in rates on consolidated foreign
  subsidiaries......................................     1.4         0.8        (0.5)
Other items.........................................     1.1         0.3         4.1
                                                        ----        ----        ----
Effective income tax rate...........................    41.1%       40.5%       41.6%
                                                        ====        ====        ====

    The Company has not provided for U.S. federal and foreign withholding taxes on $181.8 million of foreign subsidiaries' undistributed earnings as of December 31, 2000, because such earnings are intended to be reinvested indefinitely. It is not practical to determine the amount of income tax liability that would result had such earnings actually been repatriated. On repatriation, certain foreign countries impose withholding taxes. The amount of withholding tax that would be payable on remittance of the entire amount of undistributed earnings would approximate $10.2 million.

O. FAIR VALUES OF FINANCIAL INSTRUMENTS

    The Company's accounting policies with respect to financial instruments are described in Note B.

    The carrying amounts of the Company's significant financial instruments reflected in the consolidated balance sheet approximate their respective fair values at December 31, 2000 and 1999.

    Off balance sheet derivative financial instruments at December 31, 2000 and 1999 were as follows:

                                                                      1999                   2000
                                                              --------------------   --------------------
                                                              CONTRACT/              CONTRACT/
                                                              NOTIONAL      FAIR     NOTIONAL      FAIR
                                                               AMOUNT      VALUE      AMOUNT      VALUE
                                                              ---------   --------   ---------   --------
                                                                             (IN MILLIONS)
Interest rate swaps.........................................    $23.1      $(0.8)      $20.5      $(0.2)
Foreign currency forward contracts..........................     21.7         --         5.7         --

    At December 31, 2000 and 1999, the Company had an interest rate swap agreement, hedging a portion of the variable interest expense for the European Revolver, according to which the Company pays a fixed rate and receives a floating rate of interest tied to EURIBOR.

    At December 31, 2000 and 1999, the Company had forward exchange contracts to hedge trade receivables and payables as well as intercompany transactions. These contracts mature within one year.

    The counterparties to each of these agreements are major commercial banks. Management believes that losses related to credit risk are remote.

                        BFGOODRICH PERFORMANCE MATERIALS
                     (A SEGMENT OF THE BFGOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

P. COMPREHENSIVE INCOME

    Total comprehensive income consisted of the following:

                                                                1998       1999       2000
                                                              --------   --------   --------
                                                                      (IN MILLIONS)
Net income..................................................   $77.9      $ 62.1     $50.3
Unrealized translation adjustments..........................     8.3       (20.8)     (4.1)
                                                               -----      ------     -----
TOTAL COMPREHENSIVE INCOME..................................   $86.2      $ 41.3     $46.2
                                                               =====      ======     =====

    Accumulated other comprehensive loss of $20.4 million in 2000 and $16.3 million in 1999 represent unrealized translation adjustments and are included in Parent Company Investment.

Q. BUSINESS SEGMENT INFORMATION

    Performance Materials' operations are classified into three reportable business segments: Consumer Specialties, Polymer Solutions and Performance Coatings (formerly referred to as Consumer Specialties, Polymer Additives and Specialty Plastics, and Textile and Coatings Solutions, respectively). They serve various industries such as personal-care, pharmaceuticals, printing, textiles, industrial, construction and automotive. Performance Materials' major products are thermoplastic polyurethane; high-heat-resistant plastics; synthetic thickeners and emulsifiers; polymer emulsions, resins and additives, and textile thickeners, binders, emulsions and compounds. Performance Materials' business is conducted on a global basis with manufacturing and sales undertaken in various locations throughout the world. Performance Materials' products are principally sold to customers in North America and Europe.

                                                                1998       1999       2000
                                                              --------   --------   --------
                                                                      (IN MILLIONS)
SALES
Consumer Specialties........................................  $  221.5   $  244.1   $  249.1
Polymer Solutions...........................................     445.6      438.5      426.7
Performance Coatings........................................     528.1      535.1      491.9
                                                              --------   --------   --------
TOTAL SALES.................................................  $1,195.2   $1,217.7   $1,167.7
                                                              ========   ========   ========
OPERATING INCOME
Consumer Specialties........................................  $   27.0   $   29.3   $   26.5
Polymer Solutions...........................................      62.7       78.0       72.2
Performance Coatings........................................      46.1       35.4       24.0
Consolidation costs.........................................        --      (37.3)     (40.5)
                                                              --------   --------   --------
TOTAL OPERATING INCOME......................................  $  135.8   $  105.4   $   82.2
                                                              ========   ========   ========
ASSETS
Consumer Specialties........................................  $  412.5   $  415.6   $  440.3
Polymer Solutions...........................................     435.4      397.6      379.4
Performance Coatings........................................     591.1      617.4      539.5
                                                              --------   --------   --------
TOTAL ASSETS................................................  $1,439.0   $1,430.6   $1,359.2
                                                              ========   ========   ========

                        BFGOODRICH PERFORMANCE MATERIALS
                     (A SEGMENT OF THE BFGOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Q. BUSINESS SEGMENT INFORMATION (CONTINUED)

                                                                1998       1999       2000
                                                              --------   --------   --------
                                                                      (IN MILLIONS)
CAPITAL EXPENDITURES
Consumer Specialties........................................  $   14.8   $   22.9   $   23.8
Polymer Solutions...........................................      21.0       19.7       15.4
Performance Coatings........................................      34.9       37.0       24.8
                                                              --------   --------   --------
TOTAL CAPITAL EXPENDITURES..................................  $   70.7   $   79.6   $   64.0
                                                              ========   ========   ========
DEPRECIATION AND AMORTIZATION EXPENSE
Consumer Specialties........................................  $   20.6   $   25.0   $   27.0
Polymer Solutions...........................................      29.2       29.4       26.2
Performance Coatings........................................      26.3       32.5       33.5
                                                              --------   --------   --------
TOTAL DEPRECIATION AND AMORTIZATION.........................  $   76.1   $   86.9   $   86.7
                                                              ========   ========   ========
NET SALES
United States...............................................  $  736.0   $  777.2   $  787.9
Europe......................................................     237.1      223.7      178.7
Other foreign...............................................     222.1      216.8      201.1
                                                              --------   --------   --------
TOTAL.......................................................  $1,195.2   $1,217.7   $1,167.7
                                                              ========   ========   ========
PROPERTY
United States...............................................  $  486.8   $  484.3   $  450.0
Europe......................................................     122.5      109.9      104.3
Other foreign...............................................       1.5        6.6        8.9
                                                              --------   --------   --------
TOTAL.......................................................  $  610.8   $  600.8   $  563.2
                                                              ========   ========   ========

R. SUPPLEMENTAL CASH FLOW INFORMATION

    The following table sets forth supplemental cash flow information related to acquisitions accounted for under the purchase method:

                                                                1998       1999       2000
                                                              --------   --------   --------
                                                                      (IN MILLIONS)
Estimated fair value of tangible assets acquired............   $225.6     $ 5.2      $  1.4
Goodwill and identifiable intangible assets acquired........    267.1      14.4        10.2
Cash paid...................................................   (379.6)    (19.6)      (11.6)
                                                               ------     -----      ------
Liabilities assumed.........................................   $113.1     $  --      $   --
                                                               ======     =====      ======
Interest paid (net of amount capitalized)...................   $  2.7     $ 3.3      $  3.6
Assets contributed to joint venture.........................   $   --     $  --      $ 17.9

                        BFGOODRICH PERFORMANCE MATERIALS
                     (A SEGMENT OF THE BFGOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

S. STOCK OPTION PLAN

    As an operating segment of its Parent, Performance Materials has no employee stock option plan; however, certain eligible employees of Performance Materials participate in the Parent's Stock Option Plan (the "Plan"). Generally, options granted by the Parent are exercisable at the rate of 35 percent after one year, 70 percent after two years and 100 percent after three years. Certain options are fully exercisable immediately after grant. The term of each option cannot exceed 10 years from the date of grant. All options granted under the Plan have been granted at not less than 100 percent of market value (as defined) on the date of grant.

    Pro forma information regarding net income is required by FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and has been determined as if the Parent had accounted for its employee stock options under the fair value method described within that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

                                                                1998       1999       2000
                                                              --------   --------   --------
Risk-Free Interest Rate (%).................................     4.7        6.7        5.0
Dividend Yield (%)..........................................     2.8        3.5        3.4
Volatility Factor (%).......................................    31.0       36.0       37.5
Weighted Average Expected Life of the Options (years).......     4.5        7.0        7.0

    The option valuation model requires the input of highly subjective assumptions, primarily stock price volatility, changes in which can materially affect the fair value estimate. The weighted-average fair values of stock options granted by the Parent during 2000, 1999 and 1998 were $8.65, $12.13 and $10.36, respectively.

    The Parent disclosed pro forma expense of $5.3 million and $12.3 million in 2000 and 1999, respectively. These amounts related primarily to stock options. At December 31, 2000 and 1999, employees of Performance Materials had 1,245,442 and 931,093 stock options outstanding, respectively; which represented approximately 14.6% and 11.9%, respectively, of total outstanding options of the Parent. Using the ratio of options held by Performance Materials' employees to total options outstanding for the Parent, the Company's pro forma SFAS 123 net income would have been $0.8 million and $1.5 million lower than that reported in 2000 and 1999, respectively.

                        BFGOODRICH PERFORMANCE MATERIALS
                     (A SEGMENT OF THE BFGOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

S. STOCK OPTION PLAN (CONTINUED)
    The following table summarizes information about stock options outstanding at December 31, 2000 for employees of Performance Materials:

                            OPTIONS OUTSTANDING                OPTIONS EXERCISABLE
                  ---------------------------------------   -------------------------
                                    WEIGHTED
                                     AVERAGE     WEIGHTED                    WEIGHTED
                      NUMBER        REMAINING    AVERAGE        NUMBER       AVERAGE
    RANGE OF       OUTSTANDING     CONTRACTUAL   EXERCISE    EXERCISABLE     EXERCISE
EXERCISE PRICES   (IN THOUSANDS)      LIFE        PRICE     (IN THOUSANDS)    PRICE
----------------  --------------   -----------   --------   --------------   --------
$17.19                 103.0        5.0 years     $17.19        103.0         $17.19
$20.00 - $26.59        523.5        7.9 years      25.73        157.2          23.72
$36.16                 265.4        8.0 years      36.16        119.4          36.16
$40.13 - $43.88        353.5        6.6 years      41.35        353.6          41.35
                     -------                                    -----
Total...........     1,245.4                                    733.2
                     =======                                    =====

    The Stock Option Plan of the Parent also provides that shares of common stock may be awarded as performance shares to certain key executives having a critical impact on long-term performance. In 1995, the Parent awarded employees of Performance Materials 123,600 shares and established performance objectives based on the Parent's attainment of an average return on equity over the three year plan cycle ending in 1997. Since the Parent exceeded all of the performance objectives established in 1995, an additional 54,859 shares were awarded to key Performance Materials executives in 1998.

    Prior to 1998, the market value of performance shares awarded under the plan was recorded as unearned restricted stock. In 1998, the Parent changed the plan to a phantom performance share plan. Dividends are earned on phantom shares and are reinvested in additional phantom shares. Under this plan, compensation expense is recorded based on the extent performance objectives are expected to be met. During 2000 and 1999, the Parent issued 172,400 and 83,253 phantom performance shares to employees of Performance Materials, respectively. During 2000, 1999 and 1998, 10,800, 3,024 and 1,658 performance shares, respectively, were forfeited by employees of Performance Materials. In 2000, 1999 and 1998, $(0.1) million, $0.9 million and $0.4 million, respectively, were charged to expense (income) for performance shares. If the provisions of SFAS 123 had been used to account for awards of performance shares, the weighted-average grant-date fair value of performance shares granted in 2000, 1999 and 1998 would have been $23.12, $35.66 and $45.47 per share, respectively.

    In 2000, a final pro rata payout (approximately 33,000 shares for employees of Performance Materials) of the 1998 and 1999 performance share awards was made in connection with the Company's adoption of new performance measures. In 1999, a partial payout (approximately 23,000 shares for employees of Performance Materials) of the 1998 performance share awards was made under change in control provisions as a result of the Parent's merger with Coltec Industries Inc.

T. COMMITMENTS AND CONTINGENCIES

    The Company and its subsidiaries have numerous purchase commitments for materials, supplies and energy incident to the ordinary course of business.

                        BFGOODRICH PERFORMANCE MATERIALS
                     (A SEGMENT OF THE BFGOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

T. COMMITMENTS AND CONTINGENCIES (CONTINUED)
CONTINGENCIES

GENERAL

    There are pending or threatened against Performance Materials or its subsidiaries various claims, lawsuits and administrative proceedings, all arising from the ordinary course of business with respect to commercial, product liability, and environmental matters, which seek remedies or damages. Performance Materials believes that any liability that may finally be determined with respect to commercial and product liability claims, should not have a material effect on the Company's consolidated financial position or results of operations. From time to time, the Company is also involved in legal proceedings as a plaintiff involving contract, patent protection, environmental and other matters. Gain contingencies, if any, are recognized when they are realized.

ENVIRONMENTAL

    The Company and its subsidiaries are generators of both hazardous wastes and non-hazardous wastes, the treatment, storage, transportation and disposal of which are subject to various laws and governmental regulations. Although past operations were in substantial compliance with the then-applicable regulations, the Company has been designated as a potentially responsible party ("PRP") by the U.S. Environmental Protection Agency ("EPA"), or similar state agencies, in connection with several sites.

    The Company initiates corrective and/or preventive environmental projects of its own to ensure safe and lawful activities at its current operations. It also conducts a compliance and management systems audit program. The Company believes that compliance with current governmental regulations will not have a material adverse effect on its capital expenditures, earnings or competitive position.

    The Company's environmental engineers and consultants review and monitor environmental issues at past and existing operating sites, as well as off-site disposal sites at which the Company has been identified as a PRP. This process includes investigation and remedial selection and implementation, as well as negotiations with other PRPs and governmental agencies.

    At December 31, 2000 and 1999, the Company had recorded in Accrued Expenses and in Other Non-current Liabilities a total of $47.6 million and $51.0 million, respectively, to cover future environmental expenditures. These amounts are recorded on an undiscounted basis.

    The Company believes that its reserves are adequate based on currently available information. Management believes that it is reasonably possible that additional costs may be incurred beyond the amounts accrued as a result of new information. However, the amounts, if any, cannot be estimated and management believes that they would not be material to the Company's financial condition but could be material to the Company's results of operations in a given period.

                        BFGOODRICH PERFORMANCE MATERIALS
                     (A SEGMENT OF THE BFGOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

U. SUPPLEMENTAL BALANCE SHEET AND GUARANTOR AND NON-GUARANTOR SUBSIDIARY INFORMATION

SUPPLEMENTAL BALANCE SHEET INFORMATION

                                                      BALANCE    CHARGED TO                    BALANCE
                                                     BEGINNING   COSTS AND                      AT END
                                                      OF YEAR     EXPENSE     DEDUCTIONS (1)   OF YEAR
                                                     ---------   ----------   --------------   --------
                                                                       (IN MILLIONS)
ACCOUNTS RECEIVABLE ALLOWANCE
Year Ended December 31, 2000.......................    $6.1         $2.1           $2.2          $6.0
Year Ended December 31, 1999.......................     3.4          3.6            0.9           6.1
Year Ended December 31, 1998.......................     3.1          1.0            0.7           3.4

------------------------

(1) Write-offs of doubtful accounts, net of recoveries.

GUARANTOR AND NON-GUARANTOR SUBSIDIARY INFORMATION

    On February 28, 2001, Noveon, Inc., previously known as PMD Group Inc., issued $275.0 million in 11% Senior Subordinated Notes in connection with Noveon Inc.'s acquisition of the Company. The Company's domestic subsidiaries acquired by Noveon, Inc., all of which are directly or indirectly wholly-owned, are the only guarantors of the 11% Senior Subordinated Notes. The guarantees are full, unconditional and joint and several. The Company has not presented separate financial statements and other disclosures of these guarantor subsidiaries as they are wholly-owned subsidiaries and would not be material to investors. The Company's foreign subsidiaries are not guarantors of the 11% Senior Subordinated Notes. The Company as presented herein represents Performance Materials exclusive of its guarantor subsidiaries and non-guarantor subsidiaries. Condensed consolidating financial information for the Company, the guarantor subsidiaries, and the non-guarantor, foreign subsidiaries is as follows:

                        BFGOODRICH PERFORMANCE MATERIALS
                     (A SEGMENT OF THE BFGOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

U. SUPPLEMENTAL BALANCE SHEET AND GUARANTOR AND NON-GUARANTOR SUBSIDIARY INFORMATION (CONTINUED)

                                                                   DECEMBER 31, 2000
                                           ------------------------------------------------------------------
                                                        COMBINED        COMBINED
                                             THE       GUARANTOR     NON-GUARANTOR
BALANCE SHEET DATA                         COMPANY    SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    TOTAL
------------------                         --------   ------------   --------------   ------------   --------
                                                                     (IN MILLIONS)
CURRENT ASSETS
  Cash and cash equivalents..............  $    0.1      $  0.2          $ 15.4         $    --      $   15.7
  Accounts and notes receivable..........     109.9        15.0            56.7              --         181.6
  Inventories............................      87.8        33.2            50.3            (3.9)        167.4
  Deferred income taxes..................      17.1        (1.1)             --              --          16.0
  Prepaid expenses and other assets......       1.0         0.5             3.3              --           4.8
                                           --------      ------          ------         -------      --------
TOTAL CURRENT ASSETS.....................     215.9        47.8           125.7            (3.9)        385.5
Property, plant and equipment, net.......     344.4       105.6           113.2              --         563.2
Prepaid pension..........................      19.3         6.4              --              --          25.7
Goodwill.................................      86.8       192.6            27.6              --         307.0
Intercompany receivables.................     104.5        87.1           125.9          (317.5)           --
Investment in subsidiaries...............     511.5        47.8              --          (559.3)           --
Other assets.............................      29.9        51.6            (3.7)             --          77.8
                                           --------      ------          ------         -------      --------
TOTAL ASSETS.............................  $1,312.3      $538.9          $388.7         $(880.7)     $1,359.2
                                           ========      ======          ======         =======      ========
CURRENT LIABILITIES
  Short-term bank debt...................  $     --      $  0.1          $ 29.0         $    --      $   29.1
  Accounts payable.......................      75.9        13.0            31.7              --         120.6
  Accrued expenses.......................      56.8        13.3             7.8              --          77.9
  Income taxes payable...................      34.5        (6.6)            9.5            (0.3)         37.1
  Current maturities of long-term debt...        --          --             0.9              --           0.9
                                           --------      ------          ------         -------      --------
TOTAL CURRENT LIABILITIES................     167.2        19.8            78.9            (0.3)        265.6
Postretirement benefits other than
  pensions...............................      61.4         7.1              --              --          68.5
Deferred income taxes....................      46.9        18.3              --              --          65.2
Accrued environmental....................       0.2        38.1              --              --          38.3
Intercompany payables....................     124.9        60.4           132.2          (317.5)           --
Other non-current liabilities............       5.1         1.8             4.3              --          11.2
                                           --------      ------          ------         -------      --------
TOTAL LIABILITIES........................     405.7       145.5           215.4          (317.8)        448.8
Parent company investment................     906.6         1.8             5.6            (3.6)        910.4
Capital stock of subsidiaries............        --       391.6           167.7          (559.3)           --
                                           --------      ------          ------         -------      --------
TOTAL LIABILITIES AND PARENT COMPANY
  INVESTMENT.............................  $1,312.3      $538.9          $388.7         $(880.7)     $1,359.2
                                           ========      ======          ======         =======      ========

                        BFGOODRICH PERFORMANCE MATERIALS
                     (A SEGMENT OF THE BFGOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

U. SUPPLEMENTAL BALANCE SHEET AND GUARANTOR AND NON-GUARANTOR SUBSIDIARY INFORMATION (CONTINUED)

                                                                   DECEMBER 31, 2000
                                           ------------------------------------------------------------------
                                                        COMBINED        COMBINED
                                             THE       GUARANTOR     NON-GUARANTOR
INCOME STATEMENT DATA                      COMPANY    SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    TOTAL
---------------------                      --------   ------------   --------------   ------------   --------
                                                                     (IN MILLIONS)
Sales....................................  $  772.5      $170.3          $331.7         $(106.8)     $1,167.7
Cost of sales............................     505.5       159.8           243.8          (105.9)        803.2
                                           --------      ------          ------         -------      --------
Gross profit.............................     267.0        10.5            87.9            (0.9)        364.5
Selling and administrative expenses......     171.1        14.7            56.0              --         241.8
Consolidation costs......................      38.8          --             1.7              --          40.5
                                           --------      ------          ------         -------      --------
Operating income.........................      57.1        (4.2)           30.2            (0.9)         82.2
Interest income (expense)--net...........       1.9         3.4            (0.9)             --           4.4
Other income (expense)--net..............       0.8          --            (1.2)             --          (0.4)
                                           --------      ------          ------         -------      --------
Income (loss) before income taxes........      59.8        (0.8)           28.1            (0.9)         86.2
Income tax (expense) benefit.............     (24.6)       (2.1)           (9.5)            0.3         (35.9)
                                           --------      ------          ------         -------      --------
Net income (loss)........................  $   35.2      $ (2.9)         $ 18.6         $  (0.6)     $   50.3
                                           ========      ======          ======         =======      ========

                                                           YEAR ENDED DECEMBER 31, 2000
                                         -----------------------------------------------------------------
                                                      COMBINED       COMBINED
                                           THE       GUARANTOR     NON-GUARANTOR
CASH FLOW DATA                           COMPANY    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS    TOTAL
--------------                           --------   ------------   -------------   ------------   --------
                                                                   (IN MILLIONS)
Net cash provided by operating
  activities...........................   $132.7       $ 14.6          $ 33.6         $  --       $ 180.9
Investing activities:
  Purchases of property................    (31.9)       (13.7)          (18.4)           --         (64.0)
  Proceeds from sale of property and
    business...........................      0.3           --              --            --           0.3
  Payments made in connection with
    acquisitions, net of cash
    acquired...........................    (11.6)          --              --            --         (11.6)
                                          ------       ------          ------         -----       -------
Net cash used by investing
  activities...........................    (43.2)       (13.7)          (18.4)           --         (75.3)
Financing activities:
  Decrease in short-term debt..........       --           --           (11.3)           --         (11.3)
  Repayment of long-term debt..........       --           --            (0.3)           --          (0.3)
  Proceeds from sale of receivables,
    net................................       --           --            (1.9)           --          (1.9)
  Transfers (to)/from Parent...........    (89.8)        (1.0)            4.1            --         (86.7)
                                          ------       ------          ------         -----       -------
Net cash used by financing
  activities...........................    (89.8)        (1.0)           (9.4)           --        (100.2)
Effect of exchange rate changes on cash
  and cash equivalents.................       --           --            (0.3)           --          (0.3)
                                          ------       ------          ------         -----       -------
Net increase (decrease) in cash and
  cash equivalents.....................     (0.3)        (0.1)            5.5            --           5.1
Cash and cash equivalents at beginning
  of year..............................      0.4          0.3             9.9            --          10.6
                                          ------       ------          ------         -----       -------
Cash and cash equivalents at end of
  year.................................   $  0.1       $  0.2          $ 15.4         $  --       $  15.7
                                          ======       ======          ======         =====       =======

                        BFGOODRICH PERFORMANCE MATERIALS
                     (A SEGMENT OF THE BFGOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

U. SUPPLEMENTAL BALANCE SHEET AND GUARANTOR AND NON-GUARANTOR SUBSIDIARY INFORMATION (CONTINUED)

                                                               DECEMBER 31, 1999
                                       -----------------------------------------------------------------
                                                    COMBINED       COMBINED
                                         THE       GUARANTOR     NON-GUARANTOR
BALANCE SHEET DATA                     COMPANY    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS    TOTAL
------------------                     --------   ------------   -------------   ------------   --------
                                                                 (IN MILLIONS)
CURRENT ASSETS
  Cash and cash equivalents..........  $    0.4      $  0.3          $  9.9        $    --      $   10.6
  Accounts and notes receivable......     108.5        18.1            56.5             --         183.1
  Inventories........................     101.1        29.6            51.7           (3.6)        178.8
  Deferred income taxes..............      15.5         5.2              --             --          20.7
  Prepaid expenses and other
  assets.............................       2.6         0.5             3.6             --           6.7
                                       --------      ------          ------        -------      --------
TOTAL CURRENT ASSETS.................     228.1        53.7           121.7           (3.6)        399.9

Property, plant and equipment, net...     385.2        99.2           116.4             --         600.8
Deferred taxes.......................       0.1          --              --           (0.1)           --
Prepaid pension......................      19.5         6.5              --             --          26.0
Goodwill.............................     105.1       205.9            31.1             --         342.1
Intercompany receivables.............      44.2       159.0           122.2         (325.4)           --
Investment in subsidiaries...........     511.9        35.4              --         (547.3)           --
Other assets.........................       4.6        56.6             0.6             --          61.8
                                       --------      ------          ------        -------      --------
TOTAL ASSETS.........................  $1,298.7      $616.3          $392.0        $(876.4)     $1,430.6
                                       ========      ======          ======        =======      ========
CURRENT LIABILITIES
  Short-term bank debt...............  $     --      $  0.1          $ 18.3        $    --      $   18.4
  Accounts payable...................      74.3        13.5            38.2             --         126.0
  Accrued expenses...................      53.3        14.0            11.4             --          78.7
  Income taxes payable...............      15.6         6.6            10.2           (0.3)         32.1
  Current maturities of long-term
  debt...............................        --          --             1.2             --           1.2
                                       --------      ------          ------        -------      --------
TOTAL CURRENT LIABILITIES............     143.2        34.2            79.3           (0.3)        256.4

Long-term debt.......................        --          --            23.1             --          23.1
Postretirement benefits other than
  pensions...........................      64.6         5.3              --             --          69.9
Deferred income taxes................      55.3        15.8              --             --          71.1
Accrued environmental................       0.2        46.5             0.2             --          46.9
Intercompany payables................     124.4        47.6           153.4         (325.4)           --
Other non-current liabilities........       6.8         1.8             3.7             --          12.3
                                       --------      ------          ------        -------      --------
TOTAL LIABILITIES....................     394.5       151.2           259.7         (325.7)        479.7

Parent company investment............     904.2        73.5           (23.4)          (3.4)        950.9
Capital stock of subsidiaries........        --       391.6           155.7         (547.3)           --
                                       --------      ------          ------        -------      --------
TOTAL LIABILITIES AND PARENT COMPANY
  INVESTMENT.........................  $1,298.7      $616.3          $392.0        $(876.4)     $1,430.6
                                       ========      ======          ======        =======      ========

                        BFGOODRICH PERFORMANCE MATERIALS
                     (A SEGMENT OF THE BFGOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

U. SUPPLEMENTAL BALANCE SHEET AND GUARANTOR AND NON-GUARANTOR SUBSIDIARY INFORMATION (CONTINUED)

                                                          YEAR ENDED DECEMBER 31, 1999
                                        -----------------------------------------------------------------
                                                     COMBINED       COMBINED
                                          THE       GUARANTOR     NON-GUARANTOR
INCOME STATEMENT DATA                   COMPANY    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS    TOTAL
---------------------                   --------   ------------   -------------   ------------   --------
                                                                  (IN MILLIONS)
Sales.................................   $789.7       $191.9          $336.6        $(100.5)     $1,217.7
Cost of sales.........................    492.8        172.8           248.2          (99.8)        814.0
                                         ------       ------          ------        -------      --------
Gross profit..........................    296.9         19.1            88.4           (0.7)        403.7
Selling and administrative expenses...    186.7         17.5            56.8             --         261.0
Consolidation costs...................     37.3           --              --             --          37.3
                                         ------       ------          ------        -------      --------
Operating income (loss)...............     72.9          1.6            31.6           (0.7)        105.4
Interest income (expense) -- net......      1.0          3.6            (4.1)            --           0.5
Other income (expense) -- net.........       --          0.1            (1.6)            --          (1.5)
                                         ------       ------          ------        -------      --------
Income (loss) before income taxes.....     73.9          5.3            25.9           (0.7)        104.4
Income tax (expense) benefit..........    (28.2)        (4.2)          (10.2)           0.3         (42.3)
                                         ------       ------          ------        -------      --------
Net income (loss).....................   $ 45.7       $  1.1          $ 15.7        $  (0.4)     $   62.1
                                         ======       ======          ======        =======      ========

                        BFGOODRICH PERFORMANCE MATERIALS
                     (A SEGMENT OF THE BFGOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

U. SUPPLEMENTAL BALANCE SHEET AND GUARANTOR AND NON-GUARANTOR SUBSIDIARY INFORMATION (CONTINUED)

                                                           YEAR ENDED DECEMBER 31, 1999
                                         -----------------------------------------------------------------
                                                      COMBINED       COMBINED
                                           THE       GUARANTOR     NON-GUARANTOR
CASH FLOW DATA                           COMPANY    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS    TOTAL
--------------                           --------   ------------   -------------   ------------   --------
                                                                   (IN MILLIONS)
Net cash provided by operating
  activities...........................   $ 85.5       $ 34.7          $ 35.9         $  --        $156.1
Investing activities:
  Purchases of property................    (37.6)       (15.1)          (26.9)           --         (79.6)
  Proceeds from sale of property and
    business...........................       --           --             1.9            --           1.9
  Payments made in connection with
    acquisitions, net of cash
    acquired...........................    (19.6)          --              --            --         (19.6)
                                          ------       ------          ------         -----        ------
Net cash used by investing
  activities...........................    (57.2)       (15.1)          (25.0)           --         (97.3)
Financing activities:
  Decrease in short-term debt..........       --           --           (21.4)           --         (21.4)
  Repayment of long-term debt..........       --           --            (4.7)           --          (4.7)
  Proceeds from sale of receivables,
    net................................       --           --             0.2            --           0.2
  Transfers (to)/from Parent...........    (28.0)       (20.2)           19.7            --         (28.5)
                                          ------       ------          ------         -----        ------
Net cash used by financing
  activities...........................    (28.0)       (20.2)           (6.2)           --         (54.4)
Effect of exchange rate changes on cash
  and cash equivalents.................       --           --            (0.4)           --          (0.4)
                                          ------       ------          ------         -----        ------
Net increase (decrease) in cash and
  cash equivalents.....................      0.3         (0.6)            4.3            --           4.0
Cash and cash equivalents at beginning
  of year..............................      0.1          0.9             5.6            --           6.6
                                          ------       ------          ------         -----        ------
Cash and cash equivalents at end of
  year.................................   $  0.4       $  0.3          $  9.9         $  --        $ 10.6
                                          ======       ======          ======         =====        ======

                        BFGOODRICH PERFORMANCE MATERIALS
                     (A SEGMENT OF THE BFGOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

U. SUPPLEMENTAL BALANCE SHEET AND GUARANTOR AND NON-GUARANTOR SUBSIDIARY INFORMATION (CONTINUED)

                                                          YEAR ENDED DECEMBER 31, 1998
                                        -----------------------------------------------------------------
                                                     COMBINED       COMBINED
                                          THE       GUARANTOR     NON-GUARANTOR
INCOME STATEMENT DATA                   COMPANY    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS    TOTAL
---------------------                   --------   ------------   -------------   ------------   --------
                                                                  (IN MILLIONS)
Sales.................................   $810.6       $177.8          $291.1         $(84.3)     $1,195.2
Cost of sales.........................    515.0        144.9           223.8          (86.9)        796.8
                                         ------       ------          ------         ------      --------
Gross profit..........................    295.6         32.9            67.3            2.6         398.4
Selling and administrative expenses...    191.9         21.9            48.8             --         262.6
                                         ------       ------          ------         ------      --------
Operating income......................    103.7         11.0            18.5            2.6         135.8
Interest income (expense) -- net......      1.4           --            (2.1)            --          (0.7)
Other income (expense) -- net.........       --          0.1            (0.3)            --          (0.2)
                                         ------       ------          ------         ------      --------
Income from continuing operations
  before income taxes.................    105.1         11.1            16.1            2.6         134.9
Income tax expense....................    (41.0)        (5.8)           (7.3)          (1.3)        (55.4)
                                         ------       ------          ------         ------      --------
Income from continuing operations.....     64.1          5.3             8.8            1.3          79.5
Loss from discontinued operations --
  net of taxes........................     (1.6)          --              --             --          (1.6)
                                         ------       ------          ------         ------      --------
Net income............................   $ 62.5       $  5.3          $  8.8         $  1.3      $   77.9
                                         ======       ======          ======         ======      ========

                        BFGOODRICH PERFORMANCE MATERIALS
                     (A SEGMENT OF THE BFGOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

U. SUPPLEMENTAL BALANCE SHEET AND GUARANTOR AND NON-GUARANTOR SUBSIDIARY INFORMATION (CONTINUED)

                                                           YEAR ENDED DECEMBER 31, 1998
                                         -----------------------------------------------------------------
                                                      COMBINED       COMBINED
                                           THE       GUARANTOR     NON-GUARANTOR
CASH FLOW DATA                           COMPANY    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS    TOTAL
--------------                           --------   ------------   -------------   ------------   --------
                                                                   (IN MILLIONS)
Net cash provided by (used in)
  operating activities.................   $173.0       $(10.0)         $  5.7         $  --       $ 168.7
Investing activities:
  Purchases of property................    (39.9)        (9.5)          (21.3)           --         (70.7)
  Proceeds from sale of property and
    business...........................      1.0           --              --            --           1.0
  Payments made in connection with
    acquisitions, net of cash
    acquired...........................   (382.6)         1.8             1.2            --        (379.6)
                                          ------       ------          ------         -----       -------
Net cash used by investing
  activities...........................   (421.5)        (7.7)          (20.1)           --        (449.3)
Financing activities:
  Increase (decrease) in short-term
    debt...............................       --          0.1            (2.1)           --          (2.0)
  Proceeds from issuance of long-term
    debt...............................       --           --             3.0            --           3.0
  Repayment of long-term debt..........       --           --            (6.2)           --          (6.2)
  Proceeds from sale of receivables,
    net................................       --           --            (0.7)           --          (0.7)
  Transfers (to)/from Parent...........    247.6         18.5            13.5            --         279.6
                                          ------       ------          ------         -----       -------
Net cash provided by financing
  activities...........................    247.6         18.6             7.5            --         273.7
Effect of exchange rate changes on cash
  and cash equivalents.................       --           --             0.5            --           0.5
                                          ------       ------          ------         -----       -------
Net increase (decrease) in cash and
  cash equivalents.....................     (0.9)         0.9            (6.4)           --          (6.4)
Cash and cash equivalents at beginning
  of year..............................      1.0           --            12.0            --          13.0
                                          ------       ------          ------         -----       -------
Cash and cash equivalents at end of
  year.................................   $  0.1       $  0.9          $  5.6         $  --       $   6.6
                                          ======       ======          ======         =====       =======

                                  NOVEON, INC.
                                      AND
                        BFGOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BFGOODRICH COMPANY)
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                             (DOLLARS IN MILLIONS)
                                  (UNAUDITED)

                                                                   BFGOODRICH
                                                              PERFORMANCE MATERIALS      NOVEON, INC.
                                                           ---------------------------   ------------
                                                           THREE MONTHS    TWO MONTHS     ONE MONTH
                                                              ENDED          ENDED          ENDED
                                                            MARCH 31,     FEBRUARY 28,    MARCH 31,
                                                               2000           2001           2001
                                                           ------------   ------------   ------------
Sales....................................................     $307.7         $187.0         $95.8
Cost of sales............................................      209.3          133.9          67.3
                                                              ------         ------         -----

Gross Profit.............................................       98.4           53.1          28.5
Selling and administrative expenses......................       62.7           42.6          19.1
                                                              ------         ------         -----

Operating Income.........................................       35.7           10.5           9.4
Interest income (expense) -- net.........................       (0.2)           0.6          (9.7)
Other income (expense) -- net............................        0.8           (1.5)         (0.7)
                                                              ------         ------         -----
Income (loss) before income taxes........................       36.3            9.6          (1.0)
Income tax (expense) benefit.............................      (15.1)          (4.0)          0.4
                                                              ------         ------         -----
Net Income (Loss)........................................     $ 21.2         $  5.6         $(0.6)
                                                              ======         ======         =====

           See Notes to Condensed Consolidated Financial Statements.

                                  NOVEON, INC.
                                      AND
                        BFGOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BFGOODRICH COMPANY)
                      CONDENSED CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN MILLIONS)

                                                                 BFGOODRICH
                                                                 PERFORMANCE
                                                                  MATERIALS        NOVEON, INC.
                                                              DECEMBER 31, 2000   MARCH 31, 2001
                                                              -----------------   --------------
                                                                                   (UNAUDITED)
CURRENT ASSETS
Cash and cash equivalents...................................      $   15.7           $   19.3
Accounts and notes receivable, less allowances for doubtful
  receivables ($6.4 and $6.0 at March 31, 2001 and December
  31, 2000, respectively)...................................         181.6              176.1
Inventories.................................................         167.4              205.1
Deferred income taxes.......................................          16.0                 --
Prepaid expenses and other assets...........................           4.8                8.4
                                                                  --------           --------
TOTAL CURRENT ASSETS........................................         385.5              408.9

Property, plant and equipment--net..........................         563.2              725.8
Prepaid pension.............................................          25.7                 --
Excess of purchase price over fair value of tangible net
  assets acquired...........................................            --              487.1
Goodwill--net...............................................         307.0                 --
Identifiable intangible assets--net.........................          58.9                 --
Other assets................................................          18.9               73.3
                                                                  --------           --------

TOTAL ASSETS................................................      $1,359.2           $1,695.1
                                                                  ========           ========

CURRENT LIABILITIES
Short-term bank debt........................................      $   29.1           $    1.0
Accounts payable............................................         120.6              105.7
Accrued expenses............................................          77.9               74.4
Income taxes payable........................................          37.1                3.4
Current maturities of long-term debt........................           0.9               15.6
                                                                  --------           --------
TOTAL CURRENT LIABILITIES...................................         265.6              200.1

Long-term debt..............................................            --              894.4
Postretirement benefits other than pensions.................          68.5                8.7
Deferred income taxes.......................................          65.2               42.4
Accrued environmental.......................................          38.3               19.6
Other non-current liabilities...............................          11.2                6.1
                                                                  --------           --------
TOTAL LIABILITIES...........................................         448.8            1,171.3

BFGOODRICH'S INVESTMENT OR STOCKHOLDER'S EQUITY
BFGoodrich's investment.....................................         910.4                 --
Common stock................................................            --                 --
Paid in capital.............................................            --              527.0
Retained deficit............................................            --               (0.6)
Accumulated other comprehensive loss........................            --               (2.6)
                                                                  --------           --------
TOTAL BFGOODRICH'S INVESTMENT OR STOCKHOLDER'S EQUITY.......         910.4              523.8
                                                                  --------           --------
TOTAL LIABILITIES AND BFGOODRICH'S INVESTMENT OR
  STOCKHOLDER'S EQUITY......................................      $1,359.2           $1,695.1
                                                                  ========           ========

           See Notes to Condensed Consolidated Financial Statements.

                                  NOVEON, INC.
                                      AND
                        BFGOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BFGOODRICH COMPANY)
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                             (DOLLARS IN MILLIONS)
                                  (UNAUDITED)

                                                                      BFGOODRICH
                                                                 PERFORMANCE MATERIALS      NOVEON, INC.
                                                              ---------------------------   ------------
                                                              THREE MONTHS    TWO MONTHS     ONE MONTH
                                                                 ENDED          ENDED          ENDED
                                                               MARCH 31,     FEBRUARY 28,    MARCH 31,
                                                                  2000           2001           2001
                                                              ------------   ------------   ------------
OPERATING ACTIVITIES
Net income (loss)...........................................     $21.2          $  5.6        $    (0.6)
Adjustments to reconcile net income (loss) to net cash
  provided (used) by operating activities:
Depreciation and amortization...............................      22.6            14.4              8.8
Deferred income taxes.......................................      (1.1)           (5.2)            (0.2)
Debt issuance cost amortization in interest expense.........        --              --              2.4
Change in assets and liabilities, net of effects of
  acquisitions and dispositions of businesses:
    Receivables.............................................     (15.2)           (6.7)             6.4
    Inventories.............................................      (0.3)           (3.1)             0.2
    Other current assets....................................      (2.4)           (0.1)            (3.1)
    Accounts payable........................................       2.3           (16.8)             4.4
    Accrued expenses........................................       0.8             3.7             (5.5)
    Income taxes payable....................................     (15.7)          (27.9)             0.1
    Other non-current assets and liabilities................     (13.3)            5.0             (2.2)
                                                                 -----          ------        ---------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES............      (1.1)          (31.1)            10.7

INVESTING ACTIVITIES
Purchases of property.......................................      (9.2)           (7.6)            (2.3)
Payments made in connection with acquisitions, net of cash
  acquired..................................................     (11.6)             --         (1,186.8)
                                                                 -----          ------        ---------
NET CASH (USED) BY INVESTING ACTIVITIES.....................     (20.8)           (7.6)        (1,189.1)

FINANCING ACTIVITIES
Increase (decrease) in short-term debt......................      33.2            (3.7)           (23.9)
Proceeds from issuance of long-term debt....................        --              --            910.0
Debt issuance costs.........................................        --              --            (43.3)
Equity contribution from Stockholder........................        --              --            355.0
Transfers (to)/from BFGoodrich..............................      (7.1)           40.7               --
                                                                 -----          ------        ---------
NET CASH PROVIDED BY FINANCING ACTIVITIES...................      26.1            37.0          1,197.8

Effect of exchange rate changes on cash and cash
  equivalents...............................................      (0.6)             --             (0.1)
                                                                 -----          ------        ---------

Net increase (decrease) in cash and cash equivalents........       3.6            (1.7)            19.3
Cash and cash equivalents at beginning of period............      10.6            15.7               --
                                                                 -----          ------        ---------

Cash and cash equivalents at end of period..................     $14.2          $ 14.0        $    19.3
                                                                 =====          ======        =========

Non-cash transactions
  Equity contribution.......................................     $  --          $   --        $   172.0
  Assets contributed to joint venture.......................      17.9              --               --

           See Notes to Condensed Consolidated Financial Statements.

                                  NOVEON, INC.
                                      AND
                        BFGOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BFGOODRICH COMPANY)
 CONDENSED CONSOLIDATED STATEMENT OF BFGOODRICH'S INVESTMENT AND STOCKHOLDER'S
                                     EQUITY
                             (DOLLARS IN MILLIONS)
                                  (UNAUDITED)

                                                              BFGOODRICH'S
                                                               INVESTMENT
                                                              ------------
BFGOODRICH PERFORMANCE MATERIALS (THE PREDECESSOR COMPANY)

Balance at January 1, 2001..................................     $910.4
  Net income................................................        5.6
  Cumulative translation adjustment.........................        2.6
                                                                 ------

  Comprehensive income......................................        8.2
Net transfers (to)/from BFGoodrich..........................       40.7
                                                                 ------

Balance at February 28, 2001................................     $959.3
                                                                 ======

                                                                                  ACCUMULATED
                                                                                     OTHER
                                                 COMMON    PAID IN    RETAINED   COMPREHENSIVE
                                                 STOCK     CAPITAL    DEFICIT        LOSS         TOTAL
                                                --------   --------   --------   -------------   --------
STOCKHOLDER'S EQUITY--NOVEON, INC.
Opening balance at March 1, 2001..............   $   --     $   --     $  --         $  --        $   --
Capital contribution from stockholder.........       --      527.0        --            --         527.0

Comprehensive loss:
Net loss......................................       --         --      (0.6)           --          (0.6)
Cumulative translation adjustment.............       --         --        --          (2.6)         (2.6)
                                                 ------     ------     -----         -----        ------
Total comprehensive loss......................                                                      (3.2)
                                                 ------     ------     -----         -----        ------
Balance at March 31, 2001.....................   $   --     $527.0     $(0.6)        $(2.6)       $523.8
                                                 ======     ======     =====         =====        ======

           See Notes to Condensed Consolidated Financial Statements.

                                  NOVEON, INC.
                    PERIOD OF ONE MONTH ENDED MARCH 31, 2001
                                      AND
                        BFGOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BFGOODRICH COMPANY)
           PERIOD OF THREE MONTHS ENDED MARCH 31, 2000 AND PERIOD OF
                       TWO MONTHS ENDED FEBRUARY 28, 2001

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNT)

A. ORGANIZATION AND ACQUISITION

    PMD Group Inc. commenced operations on March 1, 2001 through the acquisition on February 28, 2001 of certain assets and common stock of certain subsidiaries of BFGoodrich Performance Materials (the "Predecessor Company"), an operating segment of The B.F.Goodrich Company ("BFGoodrich"). On May 23, 2001 PMD
Group Inc. changed its name to Noveon, Inc. (the "Company"). The Company is a wholly-owned subsidiary of Noveon Holdings, Inc. ("Parent") which changed its name from PMD Group Holdings, Inc. on May 23, 2001. The Company has authorized 1,000 shares of common stock at a par value of $.01 per share. There is one share issued and outstanding at March 31, 2001.

    Noveon Holdings, Inc. was organized for the purpose of owning all of the common stock of the Company and was capitalized through an equity contribution of $355.0 from affiliates of its equity sponsors, AEA Investors Inc., DLJMB Funding III, Inc. and DB Capital Partners, Inc. Noveon Holdings, Inc. has no independent operations or investments other than its investment in the Company. Noveon Holdings, Inc. has made an equity contribution of $527.0 to the Company comprised of $355.0 in cash and $172.0 from the seller note that Noveon Holdings, Inc. issued to BFGoodrich in connection with the Company's acquisition of BFGoodrich Performance Materials. The seller note bears interest at an initial rate of 13% payable semiannually in cash or additional notes at the option of Noveon Holdings, Inc. and increases to a rate of 15% after 5 years. If the interest is paid in cash, the interest rate remains at 13%. Noveon
Holdings, Inc. may be dependent on the cash flows of the Company to repay the seller note upon maturity in 2011.

    The consolidated balance sheet of the Company as of March 31, 2001 reflects the acquisition of the Predecessor Company under the purchase method of accounting. The preliminary purchase price before fees and expenses, totaling $20.1, was $1,397.0 and consisted of cash of $1,166.7, assumption of bank debt and liabilities of $33.3, net of cash acquired, a $172.0 equity contribution resulting from the seller note of Noveon Holdings, Inc. issued to BFGoodrich, and an estimated preliminary working capital adjustment of $25.0 included in accrued expenses at March 31, 2001. Under the terms of the Agreement for Sale and Purchase of Assets between BFGoodrich and the Company (the "Agreement"), the final working capital adjustment will be calculated in 2001. An upward adjustment of the purchase price will be limited to $25 million, which will be paid through borrowings under the revolving credit facility. Any amounts received as a result of a downward adjustment to the purchase price may be used to reduce debt under the credit facilities unless these amounts are invested in net working capital.

    The purchase of the performance materials business from BFGoodrich (the "Acquisition") was financed through term loan borrowings under the Company's new credit facilities, proceeds from the offering of senior subordinated notes, and the $527.0 equity contribution from Noveon Holdings, Inc. The proceeds from the new credit facilities included $125.0 on the six-year Term Loan A facility and $510.0 on the seven and one-half year Term Loan B facility. The proceeds from the 11% Senior Subordinated Notes due 2011 were $275.0.

                                  NOVEON, INC.
                                      AND
                        BFGOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BFGOODRICH COMPANY)

  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

A. ORGANIZATION AND ACQUISITION (CONTINUED)

    Certain assets acquired and liabilities assumed, primarily working capital accounts, of the Predecessor Company were recorded at estimated fair values as determined by the Company's management based on the information currently available. Appraisals of fixed assets and identifiable intangible assets, including an evaluation to determine whether there are any in-process research and development projects, are currently underway and will be completed later in 2001. In addition, the valuations of the Company's projected pension and other post-employment benefit obligations and fair value of these plans' assets are also in process. The deferred income taxes provided in the preliminary purchase price allocation are primarily attributed to those foreign and domestic subsidiaries whereby the Company acquired the common stock from the Predecessor Company. Such amounts are subject to adjustment based on the completion of the valuations and appraisals. Accordingly, the preliminary purchase price allocation is subject to revision.

    As of the acquisition date, management began to assess the potential to consolidate and/or exit activities of the business and accordingly reduce the number of personnel at the Company. Since the assessment is not yet finalized and the cost cannot yet be estimated, the cost of this restructuring is not included in the preliminary allocation of purchase price. Allocation of the restructuring costs to the purchase price will be made as soon as a plan is completed and costs are determined.

    Following is a summary of the assets acquired and liabilities assumed based upon the preliminary purchase price allocation.

Estimated fair value of tangible assets acquired:
  Accounts receivable.......................................  $  181.9
  Inventory.................................................     205.3
  Property, plant and equipment.............................     729.5
  Other assets..............................................      41.7
Liabilities assumed:
  Accounts payable and accrued expenses.....................     154.4
  Deferred income taxes.....................................      42.8
  Pension and Postretirement benefits liabilities...........      11.6
  Other non-current liabilities.............................      22.3
Excess of purchase price over fair value of tangible net
  assets acquired...........................................     489.8
                                                              --------
Total Purchase Price........................................   1,417.1

  Less the amount equivalent to the seller note and
    liabilities for working capital adjustment..............    (197.0)
  Less paydown of debt assumed, net of cash acquired........     (33.3)
                                                              --------
Net cash paid...............................................  $1,186.8
                                                              ========

B. BASIS OF PRESENTATION

    The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes

                                  NOVEON, INC.
                                      AND
                        BFGOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BFGOODRICH COMPANY)

  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

B. BASIS OF PRESENTATION (CONTINUED)
required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the one-month period ended March 31, 2001 and the two-month period ended February 28, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001.

    The condensed consolidated statement of operations for the two-months ended February 28, 2001 reflects the results of the Predecessor Company prior to the acquisition. The results for the Predecessor Company are not necessarily comparable to those of the Company because of the exclusion of certain businesses from the Acquisition and changes in organizational structure, recorded asset values, cost structure and capitalization of the Company resulting from the Acquisition.

    Earnings per share data are not presented because the Company's common stock is not publicly traded and the Company is a wholly-owned subsidiary of Noveon Holdings, Inc.

    The balance sheet at December 31, 2000 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

C. SIGNIFICANT ACCOUNTING POLICIES

GENERAL

    The Company has generally adopted the accounting policies of the Predecessor Company. Based on the characteristics of the Acquisition, several accounting policies have been detailed further below.

LONG-LIVED ASSETS

    Appraisals are currently in process for property, plant and equipment. Preliminary indications from the appraisals are that the fair values of the property, plant and equipment will exceed the Predecessor Company's cost basis. Based on these preliminary indications, an estimated write-up to fair market value for property, plant and equipment in the preliminary purchase price allocation was estimated to be $170.0 in excess of the net book value of such assets recorded by the Predecessor Company. The appraisal, when complete, will provide information on the final fair market values and estimated lives of the assets. A preliminary average 15-year life has been used to estimate depreciation related to the write-up of property, plant and equipment.

    The excess of purchase price over fair value of tangible net assets acquired will consist of both identifiable intangible assets and goodwill. Identifiable intangible assets are expected to carry useful lives of 5 to 20 years and amortization will be provided on a straight-line method. Goodwill will be amortized on the straight-line method over 20 years. For purposes of providing estimated amortization expense for the excess of purchase price over fair value of tangible net assets acquired, a blended life approximating 15 years is being used to compute straight-line amortization expense.

    The amortization lives used above will be adjusted once the appraisals are completed.

                                  NOVEON, INC.
                                      AND
                        BFGOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BFGOODRICH COMPANY)

  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

C. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
DEBT ISSUANCE COSTS

    Costs incurred with the issuance of the Company's new credit facilities and senior subordinated notes have been capitalized and are being amortized over the life of the debts ranging in periods of six through ten years. In March 2001 an additional $2.0 was expensed for fees related to a bridge commitment that was not required for an extended period of time and therefore these fees were charged to expense.

INCOME TAXES

    The Company's operations will be included in the consolidated income tax returns filed by the Parent. Income tax expense in the Company's consolidated statement of income is calculated on a separate tax return basis as if the Company had operated as a stand-alone entity. The provision for income taxes is calculated in accordance with Statement of Financial Accounting Standards
No. 109, "Accounting for Income Taxes," which required the recognition of deferred income taxes using the liability method.

PENSION OBLIGATIONS AND POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

    As a result of the acquisition of the Predecessor Company, BFGoodrich retained the pension benefit obligations for all retirees and the vested portion of the pension obligations for active employees for service prior to the Acquisition. Furthermore, BFGoodrich retained the postretirement benefit obligations of retirees and those eligible to retire at December 31, 2002. The Company has recorded the postretirement benefit obligations for active employees covered by collective bargaining agreements that remained with the Company after the acquisition and the pension obligation for active employees in Europe.

NEW ACCOUNTING STANDARDS

    In 2001, the Company adopted the Financial Accounting Standards Board ("FASB") Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." Due to the Company's minimal use of derivatives, the adoption of Statement No. 133 did not have a significant effect on the Company's financial position or results of operations.

                                  NOVEON, INC.
                                      AND
                        BFGOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BFGOODRICH COMPANY)

  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

D. INVENTORIES

    The components of inventory consist of the following:

                                                    BFGOODRICH
                                                    PERFORMANCE
                                                     MATERIALS
                                                   DECEMBER 31,     NOVEON, INC.
                                                       2000        MARCH 31, 2001
                                                   -------------   ---------------
Raw Materials....................................     $ 48.3           $ 46.1
Work in process (WIP)............................        2.2              2.4
Finished products................................      138.7            156.6
LIFO reserve.....................................      (21.8)              --
                                                      ------           ------
                                                      $167.4           $205.1
                                                      ======           ======

    At the date of acquisition, inventory was recorded at its fair value in accordance with the purchase method of accounting. As a result, the Predecessor Company's LIFO reserve was eliminated and the WIP and finished goods inventories were increased by approximately $10.5 in excess of the Predecessor Company's pre-LIFO costs. The Company has elected to value substantially all of its domestic inventories using the LIFO cost method whereas all other inventory, including foreign, is valued principally by the average cost method.

    This WIP and finished goods inventory write-up includes $9.3 for domestic inventories and $1.2 for foreign inventories.

E. FINANCING ARRANGEMENTS

    In connection with the Acquisition, the Company entered into new credit facilities and issued subordinated notes.

    The new credit facilities included (1) a six-year Term Loan A facility in the amount of $125.0, (2) a seven and one-half year Term Loan B facility in the amount of $510.0 and (3) a six-year revolving credit facility in the amount of $125.0. A portion of the revolving credit facility is made available in various foreign currencies. Portions of Term Loan A and Term Loan B were made available in Euros. While borrowings under Term Loans A and B were used to finance the Acquisition, borrowings under the revolving credit facility may be used to provide for working capital and for general corporate purposes.

    Borrowings under the new credit facilities bear interest in an amount equal, at the Company's option, to either (1) the reserve adjusted Eurocurrency rate plus an applicable borrowing margin or (2) the base rate plus an applicable borrowing margin. The reserve adjusted Eurocurrency rate is the average of the offered quotation in the interbank Eurodollar market for U.S. dollar amounts approximately equal to the outstanding principal amount of the Company's Eurocurrency rate loans. The base rate is the greater of (1) the prime rate or
(2) the federal funds rate plus 50 basis points. The applicable borrowing margins for Eurocurrency rate loans are 3.0% for the revolving loan facility and Term Loan A and 3.5% for Term Loan B. The applicable borrowing margins for the base rate loans will be 2.0% for the revolving loan facility and Term Loan A and 2.5% for Term Loan B. Interest

                                  NOVEON, INC.
                                      AND
                        BFGOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BFGOODRICH COMPANY)

  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

E. FINANCING ARRANGEMENTS (CONTINUED)
periods for Eurocurrency rate loans are one, two, three or six months, subject to availability. Interest on Eurocurrency rate loans are payable at the end of the applicable interest period, except for six month interest periods in which case interest is payable every three months. Interest on base rate loans is payable quarterly in arrears. Upon an event of default, all loans will bear an additional 2.0% of interest for as long as the event of default is continuing.

    The new credit facilities contain covenants related to net worth requirements, capital expenditures, interest coverage, leverage and EBITDA levels and provide for events of default.

    The $275.0 senior subordinated notes mature on February 28, 2011 and interest will accrue at 11% per year. Interest payments on the notes will occur on March 15 and September 15 of each year, commencing on September 15, 2001.

    Maturities of these long-term financing arrangements are as follows:

                                            TERM       TERM     SUBORDINATED
                                           LOAN A     LOAN B       NOTES        TOTAL
                                          --------   --------   ------------   --------
2001....................................   $  5.8     $  2.7       $   --       $  8.5
2002....................................     18.0        5.4           --         23.4
2003....................................     18.0        5.4           --         23.4
2004....................................     22.5        5.4           --         27.9
2005....................................     25.5        5.4           --         30.9
Thereafter..............................     35.2      485.7        275.0        795.9
                                           ------     ------       ------       ------
                                           $125.0     $510.0       $275.0       $910.0
                                           ======     ======       ======       ======

F. SEGMENT INFORMATION

    The Company's operations are classified into three reportable business segments: Consumer Specialties, Polymer Solutions and Performance Coatings. They serve various end-users such as personal care, pharmaceuticals, printing, textiles, industrial, construction and automotive. The Company's major products are thermoplastic polyurethane, high-heat-resistant plastics, synthetic thickeners and

                                  NOVEON, INC.
                                      AND
                        BFGOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BFGOODRICH COMPANY)

  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

F. SEGMENT INFORMATION (CONTINUED)
emulsifiers, polymer emulsions, resins and additives, and textile thickeners, binders, emulsions and compounds.

                                                BFGOODRICH PERFORMANCE MATERIALS                NOVEON INC.
                                        -------------------------------------------------   --------------------
                                        THREE MONTHS               TWO MONTHS               ONE MONTH
                                           ENDED                     ENDED                    ENDED
                                         MARCH 31,                FEBRUARY 28,              MARCH 31,
                                            2000          %           2001          %         2001         %
                                        ------------   --------   ------------   --------   ---------   --------
Sales
  Consumer Specialties................     $ 59.6        19.4%       $ 41.8       22.3%       $23.1       24.1%
  Polymer Solutions...................      114.4        37.2%         73.1       39.1%        36.9       38.5%
  Performance Coatings................      133.7        43.4%         72.1       38.6%        35.8       37.4%
                                           ------       ------       ------      --------     -----      ------
Total Sales...........................     $307.7       100.0%       $187.0      100.0%       $95.8      100.0%
                                           ======       ======       ======      ========     =====      ======
Gross Profit
  Consumer Specialties................     $ 20.8        21.1%       $ 10.3       19.4%       $ 7.5       26.3%
  Polymer Solutions...................       42.4        43.1%         27.0       50.8%        13.1       46.0%
  Performance Coatings................       35.2        35.8%         15.8       29.8%         7.9       27.7%
                                           ------       ------       ------      --------     -----      ------
Total Gross Profit....................     $ 98.4       100.0%       $ 53.1      100.0%       $28.5      100.0%
                                           ======       ======       ======      ========     =====      ======
Operating Income (Loss)
  Consumer Specialties................     $  6.8        19.1%       $ (0.4)      (3.8)%      $ 2.8       29.8%
  Polymer Solutions...................       20.9        58.5%         12.5      119.0%         6.3       67.0%
  Performance Coatings................        8.0        22.4%         (1.6)     (15.2)%        0.3        3.2%
                                           ------       ------       ------      --------     -----      ------
Total Operating Income................     $ 35.7       100.0%       $ 10.5      100.0%       $ 9.4      100.0%
                                           ======       ======       ======      ========     =====      ======

                                                             BFGOODRICH
                                                        PERFORMANCE MATERIALS        NOVEON, INC.
                                                       -----------------------   --------------------
                                                       DECEMBER 31,              MARCH 31,
                                                           2000          %         2001         %
                                                       ------------   --------   ---------   --------
Assets
  Consumer Specialties...............................    $  440.3       32.4%    $  502.0      29.6%
  Polymer Solutions..................................       379.4       27.9%       533.2      31.5%
  Performance Coatings...............................       539.5       39.7%       659.9      38.9%
                                                         --------      ------    --------     ------
Total Assets.........................................    $1,359.2      100.0%    $1,695.1     100.0%
                                                         ========      ======    ========     ======

G. COMPREHENSIVE INCOME

    Total comprehensive income for the Predecessor Company was $22.6 for the three-month period ended March 31, 2000.

                                  NOVEON, INC.
                                      AND
                        BFGOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BFGOODRICH COMPANY)

  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

H. CONSOLIDATION COSTS

    The Predecessor Company incurred $40.5 of consolidation costs in the year 2000. Consolidation accruals at February 28, 2001 for the Predecessor Company and March 31, 2001 for the Company, as well as activity during the periods consisted of:

                                                        BALANCE                               BALANCE
                                                      DECEMBER 31,                          FEBRUARY 28,
                                                          2000       PROVISION   ACTIVITY       2001
                                                      ------------   ---------   --------   ------------
Personnel related costs.............................      $4.7         $ --       $(2.0)        $2.7
Asset write-down and facility closure costs.........       1.1           --        (1.1)          --
                                                          ----         ----       -----         ----
                                                          $5.8         $ --       $(3.1)        $2.7
                                                          ====         ====       =====         ====

                                                       BALANCE                             BALANCE
                                                       MARCH 1,                           MARCH 31,
                                                         2001      PROVISION   ACTIVITY     2001
                                                      ----------   ---------   --------   ---------
Personnel related costs.............................     $2.7        $ --       $(0.3)      $2.4
                                                         ====        ====       =====       ====

I. CONTINGENCIES

GENERAL

    There are pending or threatened against the Company or its subsidiaries various claims, lawsuits and administrative proceedings, all arising from the ordinary course of business with respect to commercial, product liability, and environmental matters, which seek remedies or damages. The Company believes that any liability that may finally be determined with respect to commercial and product liability claims should not have a material effect on the Company's consolidated financial position, results of operations or cash flows. From time to time, the Company is also involved in legal proceedings as a plaintiff involving contract, patent protection, environmental and other matters. Gain contingencies, if any, are recognized when they are realized.

ENVIRONMENTAL

    The Company and its subsidiaries are generators of both hazardous wastes and non-hazardous wastes. The treatment, storage, transportation and disposal of which are subject to various laws and governmental regulations. Although past operations were in substantial compliance with the then-applicable regulations, the Company has been designated as a potentially responsible party ("PRP") by the U.S. Environmental Protection Agency ("EPA"), or similar state agencies, in connection with several sites.

    The Company initiates corrective and/or preventive environmental projects of its own to ensure safe and lawful activities at its current operations. It also conducts a compliance and management systems audit program. The Company believes that compliance with current governmental regulations will not have a material adverse effect on its capital expenditures, earnings or competitive position.

                                  NOVEON, INC.
                                      AND
                        BFGOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BFGOODRICH COMPANY)

  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

I. CONTINGENCIES (CONTINUED)
    The Company's environmental engineers and consultants review and monitor environmental issues at past and existing operating sites, as well as off-site disposal sites at which the Company has been identified as a PRP. This process includes investigation and remedial selection and implementation, as well as negotiations with other PRPs and governmental agencies.

    At March 31, 2001, the Company had recorded total liabilities of $23.2, to cover future environmental expenditures. BFGoodrich has indemnified the Company for environmental liabilities totaling $14.9. Accordingly, the current portion of the environmental obligation of $3.6 is recorded in accrued expenses and accounts receivable. Approximately $19.6 is included in non-current liabilities and $11.3 is included in other non-current assets, reflecting the recovery due from BFGoodrich.

J. GUARANTOR AND NON-GUARANTOR SUBSIDIARY INFORMATION

    The Company as presented herein represents Noveon, Inc. (or the Predecessor Company for periods prior to March 1, 2001) exclusive of its guarantor subsidiaries and its non-guarantor subsidiaries.

    The Company's domestic subsidiaries, all of which are directly or indirectly wholly-owned, are the only guarantors of the 11% Senior Subordinated Notes. The guarantees are full, unconditional and joint and several. Management does not believe that separate financial statements of these guarantor subsidiaries are material to investors. Therefore, separate financial statements and other disclosures concerning the guarantor subsidiaries are not presented.

    The purchase accounting adjustments from the preliminary purchase price allocation are reflected in the Company's financial information. When the purchase price allocation is finalized, these adjustments will be reflected in the financial information of the guarantor subsidiaries and non-guarantor subsidiaries, as applicable.

    The Company's foreign subsidiaries are not guarantors of the 11% Senior Subordinated Notes. Condensed consolidating financial information for the Company, the guarantor subsidiaries, and the non-guarantor, foreign subsidiaries is as follows:

                                  NOVEON, INC.
                                      AND
                        BFGOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BFGOODRICH COMPANY)

  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

J. GUARANTOR AND NON-GUARANTOR SUBSIDIARY INFORMATION (CONTINUED)

                                                                MARCH 31, 2001
                                       -----------------------------------------------------------------
                                                    COMBINED       COMBINED
                                         THE       GUARANTOR     NON-GUARANTOR
BALANCE SHEET DATA                     COMPANY    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS    TOTAL
------------------                     --------   ------------   -------------   ------------   --------
CURRENT ASSETS
Cash.................................  $   11.5      $  0.2          $  7.6        $    --      $   19.3
Accounts receivable..................     100.4        16.4            59.3             --         176.1
Inventories..........................     120.1        32.4            52.6                        205.1
Prepaid expenses and other current
  assets.............................       4.1         0.6             3.7             --           8.4
                                       --------      ------          ------        -------      --------
TOTAL CURRENT ASSETS.................     236.1        49.6           123.2             --         408.9

Property, plant and equipment, net...     510.2       103.7           111.9             --         725.8
Excess of purchase price over fair
  value of tangible net assets
  acquired...........................     487.1          --              --             --         487.1
Intercompany receivables.............     128.2        44.0            21.8         (194.0)           --
Investment in subsidiaries...........     156.6        47.8              --         (204.4)           --
Other assets.........................      70.2         0.1             3.0             --          73.3
                                       --------      ------          ------        -------      --------
TOTAL ASSETS.........................  $1,588.4      $245.2          $259.9        $(398.4)     $1,695.1
                                       ========      ======          ======        =======      ========

CURRENT LIABILITIES
Short-term bank debt.................  $    0.8      $  0.1          $  0.1        $    --      $    1.0
Accounts payable.....................      64.1         8.3            33.3             --         105.7
Accrued expenses.....................      66.4         3.2             4.8             --          74.4
Income taxes payable.................      (1.0)        0.1             4.3             --           3.4
Current maturities of long-term
  debt...............................      15.6          --              --             --          15.6
                                       --------      ------          ------        -------      --------
TOTAL CURRENT LIABILITIES............     145.9        11.7            42.5             --         200.1

Long-term debt.......................     894.4          --              --             --         894.4
Postretirement benefits other than
  pensions...........................       6.4         2.3              --             --           8.7
Deferred income taxes................        --        37.7             4.7             --          42.4
Accrued environmental................      11.4         8.2              --             --          19.6
Intercompany payables................       3.6        61.9           128.5         (194.0)           --
Other non-current liabilities........       1.5          --             4.6             --           6.1
                                       --------      ------          ------        -------      --------
TOTAL LIABILITIES....................   1,063.2       121.8           180.3         (194.0)      1,171.3

STOCKHOLDER'S EQUITY
Paid in capital......................     527.0          --              --             --         527.0
Capital stock of subsidiaries........        --       124.5            79.9         (204.4)           --
Retained earnings (deficit)..........      (1.8)       (1.1)            2.3             --          (0.6)
Accumulated other comprehensive
  loss...............................        --          --            (2.6)            --          (2.6)
                                       --------      ------          ------        -------      --------
TOTAL EQUITY.........................     525.2       123.4            79.6         (204.4)        523.8
                                       --------      ------          ------        -------      --------
TOTAL LIABILITIES AND STOCKHOLDER'S
  EQUITY.............................  $1,588.4      $245.2          $259.9        $(398.4)     $1,695.1
                                       ========      ======          ======        =======      ========

                                  NOVEON, INC.
                                      AND
                        BFGOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BFGOODRICH COMPANY)

  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

J. GUARANTOR AND NON-GUARANTOR SUBSIDIARY INFORMATION (CONTINUED)

                                                           ONE MONTH ENDED MARCH 31, 2001
                                          -----------------------------------------------------------------
                                                       COMBINED       COMBINED
                                            THE       GUARANTOR     NON-GUARANTOR
INCOME STATEMENT DATA                     COMPANY    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS    TOTAL
---------------------                     --------   ------------   -------------   ------------   --------
Sales...................................   $61.0        $14.8           $28.9          $(8.9)       $95.8
Cost of sales...........................    41.6         14.6            20.0           (8.9)        67.3
                                           -----        -----           -----          -----        -----
Gross profit............................    19.4          0.2             8.9             --         28.5
Selling and administrative expenses.....    13.0          1.4             4.7             --         19.1
                                           -----        -----           -----          -----        -----
Operating income (loss).................     6.4         (1.2)            4.2             --          9.4
Interest income (expense) -- net........    (9.4)         0.2            (0.5)            --         (9.7)
Other (expense) -- net..................    (0.3)          --            (0.4)            --         (0.7)
                                           -----        -----           -----          -----        -----
Income (loss) before income taxes.......    (3.3)        (1.0)            3.3             --         (1.0)
Income tax (expense) benefit............     1.5         (0.1)           (1.0)            --          0.4
                                           -----        -----           -----          -----        -----
Net income (loss).......................   $(1.8)       $(1.1)          $ 2.3          $  --        $(0.6)
                                           =====        =====           =====          =====        =====

                                  NOVEON, INC.
                                      AND
                        BFGOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BFGOODRICH COMPANY)

  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

J. GUARANTOR AND NON-GUARANTOR SUBSIDIARY INFORMATION (CONTINUED)

                                                         ONE MONTH ENDED MARCH 31, 2001
                                        -----------------------------------------------------------------
                                                     COMBINED       COMBINED
                                          THE       GUARANTOR     NON-GUARANTOR
CASH FLOW DATA                          COMPANY    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS    TOTAL
--------------                          --------   ------------   -------------   ------------   --------
Net cash provided by operating
  activities..........................  $    2.6       $0.6           $ 7.5          $   --      $   10.7
Investing activities:
  Purchases of property...............      (1.2)      (0.4)           (0.7)             --          (2.3)
  Payments made in connection with
    acquisitions, net of cash
    acquired..........................  (1,186.8)        --              --              --      (1,186.8)
                                        --------       ----           -----          ------      --------
Net cash used in investing
  activities..........................  (1,188.0)      (0.4)           (0.7)             --      (1,189.1)
Financing activities:
  Decrease in short-term debt.........        --         --           (23.9)             --         (23.9)
  Proceeds from issuance of long-term
    debt..............................     910.0         --              --              --         910.0
  Debt issuance costs.................     (43.3)        --              --              --         (43.3)
  Equity contribution from
    stockholder.......................     355.0         --              --              --         355.0
  Intercompany transfers..............     (24.8)        --            24.8              --            --
                                        --------       ----           -----          ------      --------
Net cash provided by financing
  activities..........................   1,196.9         --             0.9              --       1,197.8
Effect of exchange rate changes on
  cash and cash equivalents...........        --         --            (0.1)             --          (0.1)
                                        --------       ----           -----          ------      --------
Net increase in cash and cash
  equivalents.........................      11.5        0.2             7.6              --          19.3
Cash and cash equivalents at beginning
  of period...........................        --         --              --              --            --
                                        --------       ----           -----          ------      --------
Cash and cash equivalents at end of
  period..............................  $   11.5       $0.2           $ 7.6          $   --      $   19.3
                                        ========       ====           =====          ======      ========

                                  NOVEON, INC.
                                      AND
                        BFGOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BFGOODRICH COMPANY)

  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

J. GUARANTOR AND NON-GUARANTOR SUBSIDIARY INFORMATION (CONTINUED)

                                                               DECEMBER 31, 2000
                                       -----------------------------------------------------------------
                                                    COMBINED       COMBINED
                                         THE       GUARANTOR     NON-GUARANTOR
BALANCE SHEET DATA                     COMPANY    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS    TOTAL
------------------                     --------   ------------   -------------   ------------   --------
CURRENT ASSETS
  Cash and cash equivalents..........  $    0.1      $  0.2          $ 15.4        $    --      $   15.7
  Accounts and notes receivable......     109.9        15.0            56.7             --         181.6
  Inventories........................      87.8        33.2            50.3           (3.9)        167.4
  Deferred income taxes..............      17.1        (1.1)             --             --          16.0
  Prepaid expenses and other
    assets...........................       1.0         0.5             3.3             --           4.8
                                       --------      ------          ------        -------      --------
TOTAL CURRENT ASSETS.................     215.9        47.8           125.7           (3.9)        385.5

Property, plant and equipment, net...     344.4       105.6           113.2             --         563.2
Prepaid pension......................      19.3         6.4              --             --          25.7
Goodwill.............................      86.8       192.6            27.6             --         307.0
Intercompany receivables.............     104.5        87.1           125.9         (317.5)           --
Investment in subsidiaries...........     511.5        47.8              --         (559.3)           --
Other assets.........................      29.9        51.6            (3.7)            --          77.8
                                       --------      ------          ------        -------      --------
TOTAL ASSETS.........................  $1,312.3      $538.9          $388.7        $(880.7)     $1,359.2
                                       ========      ======          ======        =======      ========

CURRENT LIABILITIES
  Short-term bank debt...............  $     --      $  0.1          $ 29.0        $    --      $   29.1
  Accounts payable...................      75.9        13.0            31.7             --         120.6
  Accrued expenses...................      56.8        13.3             7.8             --          77.9
  Income taxes payable...............      34.5        (6.6)            9.5           (0.3)         37.1
  Current maturities of long-term
    debt.............................        --          --             0.9             --           0.9
                                       --------      ------          ------        -------      --------
TOTAL CURRENT LIABILITIES............     167.2        19.8            78.9           (0.3)        265.6

Postretirement benefits other than
  pensions...........................      61.4         7.1              --             --          68.5
Deferred income taxes................      46.9        18.3              --             --          65.2
Accrued environmental................       0.2        38.1              --             --          38.3
Intercompany payables................     124.9        60.4           132.2         (317.5)           --
Other non-current liabilities........       5.1         1.8             4.3             --          11.2
                                       --------      ------          ------        -------      --------
TOTAL LIABILITIES....................     405.7       145.5           215.4         (317.8)        448.8

Parent company investment............     906.6         1.8             5.6           (3.6)        910.4
Capital stock of subsidiaries........        --       391.6           167.7         (559.3)           --
                                       --------      ------          ------        -------      --------
TOTAL LIABILITIES AND PARENT COMPANY
  INVESTMENT.........................  $1,312.3      $538.9          $388.7        $(880.7)     $1,359.2
                                       ========      ======          ======        =======      ========

                                  NOVEON, INC.
                                      AND
                        BFGOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BFGOODRICH COMPANY)

  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

J. GUARANTOR AND NON-GUARANTOR SUBSIDIARY INFORMATION (CONTINUED)

                                                        TWO MONTHS ENDED FEBRUARY 28, 2001
                                         -----------------------------------------------------------------
                                                      COMBINED       COMBINED
                                           THE       GUARANTOR     NON-GUARANTOR
INCOME STATEMENT DATA                    COMPANY    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS    TOTAL
---------------------                    --------   ------------   -------------   ------------   --------
Sales..................................   $120.2       $26.9           $56.7          $(16.8)      $187.0
Cost of sales..........................     81.1        27.2            42.4           (16.8)       133.9
                                          ------       -----           -----          ------       ------
Gross profit (loss)....................     39.1        (0.3)           14.3              --         53.1
Selling and administrative expenses....     30.7         2.9             9.0              --         42.6
                                          ------       -----           -----          ------       ------
Operating income (loss)................      8.4        (3.2)            5.3              --         10.5
Interest income (expense) -- net.......      0.3         0.7            (0.4)             --          0.6
Other (expense) -- net.................     (1.0)         --            (0.5)             --         (1.5)
                                          ------       -----           -----          ------       ------
Income (loss) before income taxes......      7.7        (2.5)            4.4              --          9.6
Income tax (expense) benefit...........     (3.0)        0.6            (1.6)             --         (4.0)
                                          ------       -----           -----          ------       ------
Net income (loss)......................   $  4.7       $(1.9)          $ 2.8          $   --       $  5.6
                                          ======       =====           =====          ======       ======

                                                         TWO MONTHS ENDED FEBRUARY 28, 2001
                                          -----------------------------------------------------------------
                                                       COMBINED       COMBINED
                                            THE       GUARANTOR     NON-GUARANTOR
CASH FLOW DATA                            COMPANY    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS    TOTAL
--------------                            --------   ------------   -------------   ------------   --------
Net cash used in operating activities...   $(10.7)      $(10.6)         $ (9.8)      $      --      $(31.1)
Investing activities:
  Purchases of property.................     (5.2)        (0.7)           (1.7)             --        (7.6)
                                           ------       ------          ------       ---------      ------
Net cash used in investing activities...     (5.2)        (0.7)           (1.7)             --        (7.6)

Financing activities:
  Decrease in short-term debt...........       --           --            (3.7)             --        (3.7)
  Transfers from BFGoodrich.............     15.9         11.2            13.6              --        40.7
                                           ------       ------          ------       ---------      ------
Net cash provided by financing
  activities............................     15.9         11.2             9.9              --        37.0
Effect of exchange rate changes on cash
  and cash equivalents..................       --           --              --              --          --
                                           ------       ------          ------       ---------      ------
Net decrease in cash and cash
  equivalents...........................       --         (0.1)           (1.6)             --        (1.7)
Cash and cash equivalents at beginning
  of period.............................      0.1          0.2            15.4              --        15.7
                                           ------       ------          ------       ---------      ------
Cash and cash equivalents at end of
  period................................   $  0.1       $  0.1          $ 13.8       $      --      $ 14.0
                                           ======       ======          ======       =========      ======

                                  NOVEON, INC.
                                      AND
                        BFGOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BFGOODRICH COMPANY)

  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

J. GUARANTOR AND NON-GUARANTOR SUBSIDIARY INFORMATION (CONTINUED)

                                                         THREE MONTHS ENDED MARCH 31, 2000
                                         -----------------------------------------------------------------
                                                      COMBINED       COMBINED
                                           THE       GUARANTOR     NON-GUARANTOR
INCOME STATEMENT DATA                    COMPANY    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS    TOTAL
---------------------                    --------   ------------   -------------   ------------   --------
Sales..................................   $208.3       $41.5           $86.5          $(28.6)      $307.7
Cost of sales..........................    133.8        37.9            65.6           (28.0)       209.3
                                          ------       -----           -----          ------       ------
Gross profit (loss)....................     74.5         3.6            20.9            (0.6)        98.4
Selling and administrative expenses....     44.7         4.1            13.9              --         62.7
                                          ------       -----           -----          ------       ------
Operating income (loss)................     29.8        (0.5)            7.0            (0.6)        35.7
Interest income (expense) -- net.......      0.3         0.9            (1.4)             --         (0.2)
Other income -- net....................       --          --             0.8              --          0.8
                                          ------       -----           -----          ------       ------
Income (loss) before income taxes......     30.1         0.4             6.4            (0.6)        36.3
Income tax (expense) benefit...........    (12.2)       (0.8)           (2.3)            0.2        (15.1)
                                          ------       -----           -----          ------       ------
Net income (loss)......................   $ 17.9       $(0.4)          $ 4.1          $ (0.4)      $ 21.2
                                          ======       =====           =====          ======       ======

                                                           THREE MONTHS ENDED MARCH 31, 2000
                                           -----------------------------------------------------------------
                                                        COMBINED       COMBINED
                                             THE       GUARANTOR     NON-GUARANTOR
CASH FLOW DATA                             COMPANY    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS    TOTAL
--------------                             --------   ------------   -------------   ------------   --------
Net cash provided by (used in) operating
  activities.............................   $ 8.5        $(0.2)          $(9.4)       $      --      $(1.1)
Investing activities:
  Purchases of property..................    (4.5)        (1.1)           (3.6)              --       (9.2)
  Payments made in connection with
    acquisitions, net of cash acquired...   (11.6)          --              --               --      (11.6)
                                            -----        -----           -----        ---------      -----
Net cash used in investing activities....   (16.1)        (1.1)           (3.6)              --      (20.8)

Financing activities:
  Increase in short-term debt............      --           --            33.2               --       33.2
  Transfers (to)/from BFGoodrich.........     8.7          1.8           (17.6)              --       (7.1)
                                            -----        -----           -----        ---------      -----
Net cash provided by financing
  activities.............................     8.7          1.8            15.6               --       26.1
Effect of exchange rate changes on cash
  and cash equivalents...................      --           --            (0.6)              --       (0.6)
                                            -----        -----           -----        ---------      -----
Net increase in cash and cash
  equivalents............................     1.1          0.5             2.0               --        3.6
Cash and cash equivalents at beginning of
  period.................................     0.4          0.3             9.9               --       10.6
                                            -----        -----           -----        ---------      -----
Cash and cash equivalents at end of
  period.................................   $ 1.5        $ 0.8           $11.9        $      --      $14.2
                                            =====        =====           =====        =========      =====

------------------------------------------------------------
------------------------------------------------------------

                                  $275,000,000

                                  Noveon, Inc.

                     11% Senior Subordinated Notes due 2011

                             ----------------------
                                   PROSPECTUS
                       ---------------------------------


                                 June 27, 2001


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Noveon, Inc., Noveon China, Inc., Noveon Diamalt, Inc., Noveon FCC, Inc., Noveon Hilton Davis, Inc., Noveon Textile Chemicals, Inc., FCC Acquisition Corp., Noveon Holding Corporation, FCC Acquisition Corp. and Performance Materials I Inc. are incorporated under the laws of the State of Delaware.
Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

    The DGCL further authorizes a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

    The respective by-laws of Noveon, Inc., Noveon China, Inc., Noveon
Diamalt, Inc., Noveon FCC, Inc., Noveon Hilton Davis, Inc., Noveon Textile Chemicals, Inc., Noveon Holding Corporation, FCC Acquisition Corp. and Performance Materials I Inc. provide that the corporation shall indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation.

    The respective by-laws of Noveon, Inc., Noveon China, Inc., Noveon
Diamalt, Inc., Noveon FCC, Inc., Noveon Hilton Davis, Inc., Noveon Textile Chemicals, Inc., Noveon Holding Corporation, FFC Acquisition Corp. and Performance Materials I Inc. do not contain provisions regarding the purchase or maintenance of insurance on their own behalf or on behalf of any person.

    Performance Materials II LLC is organized under the laws of the State of Delaware. Section 108 of the Delaware Limited Liability Company Act (the "LLC Act") provides that a Delaware limited liability company may indemnify and hold harmless any member or manager or other such person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

    The Limited Liability Company Operating Agreement of Performance Materials II LLC provides that debts, obligations, and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being the Member or participating in the management of the Company.

    Noveon IP Holdings Corp. is incorporated under the laws of the State of Illinois. Section 8.75 of the Business Corporation Act of 1983 of the State of Illinois (the "Illinois Law") contains provisions permitting an Illinois corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

    The Illinois Law further authorizes an Illinois corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 8.75.

    The by-laws of Noveon IP Holdings Corp. provide that the corporation shall indemnify, to the fullest extent permitted by law, any person made or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, him or her testator or intestate is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise. The by-laws further provide that Noveon IP Holdings Corp. may, to the extent authorized by its board of directors, indemnify any employee or agent of the corporation, or any person serving at the request of the corporation in the same manner as a director or officer of the corporation.

    Noveon Kalama, Inc. is incorporated under the laws of the State of Washington. Sections 8.500 through 8.570 of the Business Corporation Act of the State of Washington (the "Washington Law") provide that a Washington corporation may indemnify directors of the corporation who was, is, or are threatened to be named parties to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (whether formal or informal) against judgments, settlements, penalties, fines, or reasonable expenses incurred with respect to such proceeding, if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct with unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification is limited to reasonable expenses incurred in connection with the proceeding and court approval is required before indemnifying a person adjudged liable to the corporation. Court approval is also required before indemnifying a person adjudged to have gained an improper personal benefit in any proceeding charging improper personal benefit to such person. In addition, unless its articles of incorporation state otherwise, a Washington corporation shall indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party due to being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding or when directed by the court conducting the proceeding or another court of competent jurisdiction. Officers, employees, or agents of a Washington corporation who are not directors may be indemnified by the corporation to the same extent as a director and, consistent with law, as provided by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

    The Washington Law further authorizes a Washington corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against, or incurred by, such person in that capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under Washington Law.

    The by-laws of Noveon Kalama, Inc. provide that the corporation shall indemnify, to the fullest extent permitted by the law, any person who was, is or is threatened to be made a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she or his or her testator or intestate, is or was a director or officer of the corporation or is or was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The by-laws of Noveon Kalama, Inc. further provide that any employee or agent of the corporation may, by action of its board of directors, be indemnified in the same manner as a director or officer of the corporation.

    We have obtained an indemnification insurance policy insuring our directors and officers against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (A) EXHIBITS


       EXHIBIT
       NUMBER           DOCUMENT DESCRIPTION
---------------------   --------------------
 2.1                    Agreement for Sale and Purchase of Assets, dated as of
                          November 28, 2001, by and between The B.F.Goodrich Company and PMD Group Inc.+**

 3.1                    Restated Certificate of Incorporation of Noveon, Inc.**

 3.2                    By-Laws of Noveon, Inc.**

 3.3                    Amended and Restated Certificate of Incorporation of
                          BFGoodrich China, Inc.**

 3.4                    By-Laws of Noveon China, Inc.**

 3.5                    Amended and Restated Certificate of Incorporation of
                          BFGoodrich Diamalt, Inc.**

 3.6                    By-Laws of Noveon Diamalt, Inc.**

 3.7                    Amended and Restated Certificate of Incorporation of
                          BFGoodrich FCC, Inc.**

 3.8                    By-Laws of Noveon FCC, Inc.**

 3.9                    Amended and Restated Certificate of Incorporation of
                          BFGoodrich Hilton Davis, Inc.**

 3.10                   By-Laws of Noveon Hilton Davis, Inc.**

 3.11                   Amended and Restated Articles of Incorporation of BFGoodrich
                          Kalama, Inc.**

 3.12                   By-Laws of Noveon Kalama, Inc.**

 3.13                   Amended and Restated Certificate of Incorporation of
                          BFGoodrich Textile Chemicals, Inc.**

 3.14                   By-Laws of Noveon Textile Chemicals, Inc.**

 3.15                   Certificate of Incorporation of FCC Acquisition Corp.**

 3.16                   By-Laws of FCC Acquisition Corp.**

 3.17                   Amended and Restated Certificate of Incorporation of
                          Goodrich Holding Corporation**

 3.18                   By-Laws of Noveon Holding Corporation**

 3.19                   Certificate of Incorporation of Performance Materials
                          I Inc.**

 3.20                   By-Laws of Performance Materials I Inc.**

 3.21                   Certificate of Formation of Goodbar LLC II**

 3.22                   Certificate of Amendment to the Certificate of Formation of
                          Goodbar LLC II**

 3.23                   Limited Liability Company Operating Agreement of Performance
                          Materials II LLC**

 3.24                   Articles of Incorporation of US Intangible Company**

 3.25                   Articles of Amendment of US Intangible Company**

 3.26                   Articles of Amendment of PMD Intangible Holdings Corp.**

 3.27                   Articles of Amendment of PMD Holdings Corp.**

 3.28                   By-Laws of Noveon IP Holdings Corp.**

 4.1                    Indenture, dated February 28, 2001, by and between PMD
                          Group Inc., the Guarantors and Wells Fargo Bank Minnesota,
                          National Association, as trustee.**

 4.2                    Forms of 11% Senior Subordinated Notes due 2011, Series B
                          Notes.**

 4.3                    Form of Guarantee (contained in Exhibit 4.1 as
                          Exhibit E).**

       EXHIBIT
       NUMBER           DOCUMENT DESCRIPTION
---------------------   --------------------
 4.4                    Registration Rights Agreement, dated February 28, 2001, by and between PMD Group Inc., the Guarantors, Credit Suisse
                          First Boston and Deutsche Banc Alex. Brown.**

 5.1                    Opinion and consent of Fried, Frank, Harris, Shriver &
                          Jacobson.*

 5.2                    Opinion and consent of McBride Baker & Coles.*

 5.3                    Opinion and consent of Ryan, Swanson & Cleveland, PLLC.*

 10.1                   Management Agreement, dated February 5, 2001, between PMD
                          Group Inc. and DLJ Merchant Banking Partners III, L.P.**

 10.2                   Management Agreement, dated February 5, 2001, between PMD
                          Group Inc. and DB Capital/ PMD Investors, LLC.**

 10.3                   Management Agreement, dated February 5, 2001, between PMD
                          Group Inc. and AEA Investors Inc.**

 10.4                   Advisory Services Agreement, dated as of February 5, 2001, by and between PMD Group Inc. and Credit Suisse First
                          Boston Corporation.+**

 10.5                   Credit Agreement by and among PMD Group Inc., Bankers Trust
                          Company and Credit Suisse First Boston, dated as of
                          February 28, 2001.+**

 10.6                   Tax Sharing Agreement by and between PMD Group
                          Holdings Inc. and PMD Group Inc., dated as of
                          February 28, 2001.**

 10.7                   Transition Services Agreement, dated as of February 28,
                          2001, by and between PMD Group Inc. and The B.F.Goodrich
                          Company.+**

 10.8                   Employment Agreement, dated March 9, 2001, between PMD Group
                          Holdings Inc., PMD Group Inc., and Steven J. Demetriou.**

 10.9                   PMD Group Holdings, Inc. Stock Option Plan.**

 12.1                   Computation of ratio of earnings to fixed charges.**

 21.1                   Subsidiaries of the Company.**

 23.1                   Consent of Ernst & Young LLP (independent auditors).*

 23.3                   Consent of Fried, Frank, Harris, Shriver and Jacobson
                          (included in Exhibit 5.1).*

 23.4                   Consent of McBride Baker & Coles (included in
                          Exhibit 5.2).*

 23.5                   Consent of Ryan Swanson & Cleveland, PLLC (included in
                          Exhibit 5.3).*

 24.1                   Powers of Attorney (included in the signature pages to the
                          Registration Statement).**

 25.1                   Statement of Eligibility of Trustee on Form T-1.**

 99.1                   Form of Letter of Transmittal.**

 99.2                   Form of Notice of Guaranteed Delivery.**

 99.3                   Form of Instructions to Registered Holder and/or Book-Entry
                          Transfer Facility Participant From Beneficial Owner.**


------------------------

+ The Company agrees to furnish supplementary to the Commission a copy of any omitted schedule to such agreement upon the request of the Commission in accordance with Item 601(b)(2) of Regulation S-K.


*   Filed herewith.



**  Previously filed.

ITEM 22. UNDERTAKINGS

    The registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, Noveon, Inc. has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-61812) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 27th day of June, 2001.


                                                       NOVEON, INC.

                                                       By:           /s/ CHRISTOPHER R. CLEGG
                                                            -----------------------------------------
                                                                       Christopher R. Clegg
                                                              SENIOR VICE PRESIDENT, GENERAL COUNSEL
                                                                          AND SECRETARY

    KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Christopher R. Clegg, as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their names, places, and steads, in any and all capacities, to sign the Registration Statement to be filed in connection with the exchange offer of 11% Senior Subordinated Notes due 2011 of Noveon, Inc. and the related guarantees and any and all amendments (including post-effective amendments) to the Registration Statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

    This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one Instrument.


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



                      SIGNATURE                        TITLE
                      ---------                        -----
     -------------------------------------------       Chairman and Director
              H. William Lichtenberger

                          *
     -------------------------------------------       Director, Chief Executive
                 Steven K. Demetriou                     Officer and President

     -------------------------------------------       Director
                 T.J. Dermot Dunphy

     -------------------------------------------       Director
                  Vincent A. Sarni

                      SIGNATURE                        TITLE
                      ---------                        -----
                          *
     -------------------------------------------       Director
                   John L. Garcia

                          *
     -------------------------------------------       Director
                 Brian R. Hoesterey

                          *
     -------------------------------------------       Director
                  Susan C. Schnabel

                          *
     -------------------------------------------       Director
                 William J. Lovejoy

                          *
     -------------------------------------------       Senior Vice President
                  Michael D. Friday                      and Chief Financial Officer

                          *
     -------------------------------------------       Vice President and Treasurer
                    Sean M. Stack



*   Pursuant to power of attorney.



By:                /s/ CHRISTOPHER R. CLEGG
            ---------------------------------------         Attorney-in-Fact
                     Christopher R. Clegg



    Dated: June 27, 2001

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, Noveon China, Inc. has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-61812) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 27th day of June, 2001.


                                                       NOVEON CHINA, INC.

                                                       By:           /s/ CHRISTOPHER R. CLEGG
                                                            -----------------------------------------
                                                                       Christopher R. Clegg
                                                                            SECRETARY

    KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Christopher R. Clegg, as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their names, places, and steads, in any and all capacities, to sign the Registration Statement to be filed in connection with the exchange offer of 11% Senior Subordinated Notes due 2011 of Noveon, Inc. and the related guarantees and any and all amendments (including post-effective amendments) to the Registration Statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

    This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one Instrument.


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



                      SIGNATURE                        TITLE
                      ---------                        -----
                          *
     -------------------------------------------       Director, President and
                  Michael D. Friday                      Treasurer

                          *
     -------------------------------------------       Director, Vice-President and
                 Kenneth J. Willings                     Assistant Treasurer

              /s/ CHRISTOPHER R. CLEGG
     -------------------------------------------       Director and Secretary
                Christopher R. Clegg



*   Pursuant to power of attorney.



By:                /s/ CHRISTOPHER R. CLEGG
            ---------------------------------------         Attorney-in-Fact
                     Christopher R. Clegg



    Dated: June 27, 2001

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, Noveon Diamalt, Inc. has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-61812) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 27th day of June, 2001.


                                                       NOVEON DIAMALT, INC.

                                                       By:           /s/ CHRISTOPHER R. CLEGG
                                                            -----------------------------------------
                                                                       Christopher R. Clegg
                                                                            SECRETARY

    KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Christopher R. Clegg, as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their names, places, and steads, in any and all capacities, to sign the Registration Statement to be filed in connection with the exchange offer of 11% Senior Subordinated Notes due 2011 of Noveon, Inc. and the related guarantees and any and all amendments (including post-effective amendments) to the Registration Statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

    This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one Instrument.


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



                      SIGNATURE                        TITLE
                      ---------                        -----
                          *
     -------------------------------------------       Director, President and
                  Michael D. Friday                      Treasurer

                          *
     -------------------------------------------       Director, Vice-President and
                 Kenneth J. Willings                     Assistant Treasurer

              /s/ CHRISTOPHER R. CLEGG
     -------------------------------------------       Director and Secretary
                Christopher R. Clegg



*   Pursuant to power of attorney.



By:                /s/ CHRISTOPHER R. CLEGG
            ---------------------------------------         Attorney-in-Fact
                     Christopher R. Clegg



    Dated: June 27, 2001

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, Noveon FCC, Inc. has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-61812) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 27th day of June, 2001.


                                                       NOVEON FCC, INC.

                                                       By:           /s/ CHRISTOPHER R. CLEGG
                                                            -----------------------------------------
                                                                       Christopher R. Clegg
                                                                            SECRETARY

    KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Christopher R. Clegg, as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their names, places, and steads, in any and all capacities, to sign the Registration Statement to be filed in connection with the exchange offer of 11% Senior Subordinated Notes due 2011 of Noveon, Inc. and the related guarantees and any and all amendments (including post-effective amendments) to the Registration Statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

    This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one Instrument.


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



                      SIGNATURE                        TITLE
                      ---------                        -----
                          *
     -------------------------------------------       Director, President and
                  Michael D. Friday                      Treasurer

                          *
     -------------------------------------------       Director, Vice-President and
                 Kenneth J. Willings                     Assistant Treasurer

              /s/ CHRISTOPHER R. CLEGG
     -------------------------------------------       Director and Secretary
                Christopher R. Clegg



*   Pursuant to power of attorney.



By:                /s/ CHRISTOPHER R. CLEGG
            ---------------------------------------         Attorney-in-Fact
                     Christopher R. Clegg



    Dated: June 27, 2001

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, Noveon Hilton Davis, Inc. has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-61812) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 27th day of June, 2001.


                                                       NOVEON HILTON DAVIS, INC.

                                                       By:           /s/ CHRISTOPHER R. CLEGG
                                                            -----------------------------------------
                                                                       Christopher R. Clegg
                                                                            SECRETARY

    KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Christopher R. Clegg, as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their names, places, and steads, in any and all capacities, to sign the Registration Statement to be filed in connection with the exchange offer of 11% Senior Subordinated Notes due 2011 of Noveon, Inc. and the related guarantees and any and all amendments (including post-effective amendments) to the Registration Statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

    This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one Instrument.


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



                      SIGNATURE                        TITLE
                      ---------                        -----
                          *
     -------------------------------------------       Director, President and
                  Michael D. Friday                      Treasurer

                          *
     -------------------------------------------       Director, Vice-President and
                 Kenneth J. Willings                     Assistant Treasurer

              /s/ CHRISTOPHER R. CLEGG
     -------------------------------------------       Director and Secretary
                Christopher R. Clegg



*   Pursuant to power of attorney.



By:                /s/ CHRISTOPHER R. CLEGG
            ---------------------------------------         Attorney-in-Fact
                     Christopher R. Clegg



    Dated: June 27, 2001

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, Noveon Kalama, Inc. has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-61812) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 27th day of June, 2001.


                                                       NOVEON KALAMA, INC.

                                                       By:           /s/ CHRISTOPHER R. CLEGG
                                                            -----------------------------------------
                                                                       Christopher R. Clegg
                                                                            SECRETARY

    KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Christopher R. Clegg, as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their names, places, and steads, in any and all capacities, to sign the Registration Statement to be filed in connection with the exchange offer of 11% Senior Subordinated Notes due 2011 of Noveon, Inc. and the related guarantees and any and all amendments (including post-effective amendments) to the Registration Statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

    This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one Instrument.


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



                      SIGNATURE                        TITLE
                      ---------                        -----
                          *
     -------------------------------------------       Director, President and
                  Michael D. Friday                      Treasurer

                          *
     -------------------------------------------       Director, Vice-President and
                 Kenneth J. Willings                     Assistant Treasurer

              /s/ CHRISTOPHER R. CLEGG
     -------------------------------------------       Director and Secretary
                Christopher R. Clegg



*   Pursuant to power of attorney.



By:                /s/ CHRISTOPHER R. CLEGG
            ---------------------------------------         Attorney-in-Fact
                     Christopher R. Clegg



    Dated: June 27, 2001

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, Noveon Textile Chemicals, Inc. has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-61812) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 27th day of June, 2001.


                                                       NOVEON TEXTILE CHEMICALS, INC.

                                                       By:           /s/ CHRISTOPHER R. CLEGG
                                                            -----------------------------------------
                                                                       Christopher R. Clegg
                                                                            SECRETARY

    KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Christopher R. Clegg, as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their names, places, and steads, in any and all capacities, to sign the Registration Statement to be filed in connection with the exchange offer of 11% Senior Subordinated Notes due 2011 of Noveon, Inc. and the related guarantees and any and all amendments (including post-effective amendments) to the Registration Statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

    This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one Instrument.


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



                      SIGNATURE                        TITLE
                      ---------                        -----
                          *
     -------------------------------------------       Director, President and
                  Michael D. Friday                      Treasurer

                          *
     -------------------------------------------       Director, Vice-President and
                 Kenneth J. Willings                     Assistant Director

              /s/ CHRISTOPHER R. CLEGG
     -------------------------------------------       Director and Secretary
                Christopher R. Clegg



*   Pursuant to power of attorney.



By:                /s/ CHRISTOPHER R. CLEGG
            ---------------------------------------         Attorney-in-Fact
                     Christopher R. Clegg



    Dated: June 27, 2001

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, FCC Acquisition Corp. has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-61812) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 27th day of June, 2001.


                                                       FCC ACQUISITION CORP.

                                                       By:           /s/ CHRISTOPHER R. CLEGG
                                                            -----------------------------------------
                                                                       Christopher R. Clegg
                                                                            SECRETARY

    KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Christopher R. Clegg, as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their names, places, and steads, in any and all capacities, to sign the Registration Statement to be filed in connection with the exchange offer of 11% Senior Subordinated Notes due 2011 of Noveon, Inc. and the related guarantees and any and all amendments (including post-effective amendments) to the Registration Statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

    This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one Instrument.


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



                      SIGNATURE                        TITLE
                      ---------                        -----
                          *
     -------------------------------------------       Director, President and
                  Michael D. Friday                      Treasurer

                          *
     -------------------------------------------       Director, Vice-President and
                 Kenneth J. Willings                     Assistant Treasurer

              /s/ CHRISTOPHER R. CLEGG
     -------------------------------------------       Director and Secretary
                Christopher R. Clegg



*   Pursuant to power of attorney.



By:                /s/ CHRISTOPHER R. CLEGG
            ---------------------------------------         Attorney-in-Fact
                     Christopher R. Clegg



    Dated: June 27, 2001

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, Noveon Holding Corporation has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-61812) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 27th day of June, 2001.


                                                       NOVEON HOLDING CORPORATION

                                                       By:           /s/ CHRISTOPHER R. CLEGG
                                                            -----------------------------------------
                                                                       Christopher R. Clegg
                                                                            SECRETARY

    KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Christopher R. Clegg, as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their names, places, and steads, in any and all capacities, to sign the Registration Statement to be filed in connection with the exchange offer of 11% Senior Subordinated Notes due 2011 of Noveon, Inc. and the related guarantees and any and all amendments (including post-effective amendments) to the Registration Statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

    This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one Instrument.


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



                      SIGNATURE                        TITLE
                      ---------                        -----
                          *
     -------------------------------------------       Director, President and
                  Michael D. Friday                      Treasurer

                          *
     -------------------------------------------       Director, Vice-President and
                 Kenneth J. Willings                     Assistant Treasurer

              /s/ CHRISTOPHER R. CLEGG
     -------------------------------------------       Director and Secretary
                Christopher R. Clegg



*   Pursuant to power of attorney.



By:                /s/ CHRISTOPHER R. CLEGG
            ---------------------------------------         Attorney-in-Fact
                     Christopher R. Clegg



    Dated: June 27, 2001

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, Performance Materials I Inc. has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-61812) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 27th day of June, 2001.


                                                       PERFORMANCE MATERIALS I INC.

                                                       By:           /s/ CHRISTOPHER R. CLEGG
                                                            -----------------------------------------
                                                                       Christopher R. Clegg
                                                                            SECRETARY

    KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Christopher R. Clegg, as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their names, places, and steads, in any and all capacities, to sign the Registration Statement to be filed in connection with the exchange offer of 11% Senior Subordinated Notes due 2011 of Noveon, Inc. and the related guarantees and any and all amendments (including post-effective amendments) to the Registration Statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

    This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one Instrument.


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



                      SIGNATURE                        TITLE
                      ---------                        -----
                          *
     -------------------------------------------       Director, President and
                  Michael D. Friday                      Treasurer

                          *
     -------------------------------------------       Director, Vice-President and
                 Kenneth J. Willings                     Assistant Treasurer

              /s/ CHRISTOPHER R. CLEGG
     -------------------------------------------       Director and Secretary
                Christopher R. Clegg



*   Pursuant to power of attorney.



By:                /s/ CHRISTOPHER R. CLEGG
            ---------------------------------------         Attorney-in-Fact
                     Christopher R. Clegg



    Dated: June 27, 2001

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, Performance Materials II LLC has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-61812) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 27th day of June, 2001.


                                                       PERFORMANCE MATERIALS II LLC

                                                       By: Noveon, Inc.
                                                          its Sole Member

                                                       By:           /s/ CHRISTOPHER R. CLEGG
                                                            -----------------------------------------
                                                                       Christopher R. Clegg
                                                                  SENIOR VICE PRESIDENT, GENERAL
                                                                      COUNSEL AND SECRETARY

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, Noveon IP Holdings Corp. has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-61812) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 27th day of June, 2001.


                                                       NOVEON IP HOLDINGS CORP.

                                                       By:           /s/ CHRISTOPHER R. CLEGG
                                                            -----------------------------------------
                                                                       Christopher R. Clegg
                                                                            SECRETARY

    KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Christopher R. Clegg, as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their names, places, and steads, in any and all capacities, to sign the Registration Statement to be filed in connection with the exchange offer of 11% Senior Subordinated Notes due 2011 of Noveon, Inc. and the related guarantees and any and all amendments (including post-effective amendments) to the Registration Statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

    This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one Instrument.


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



                      SIGNATURE                        TITLE
                      ---------                        -----
                          *
     -------------------------------------------       Director, President and
                  Michael D. Friday                      Treasurer

                          *
     -------------------------------------------       Director, Vice-President and
                 Kenneth J. Willings                     Assistant Treasurer

              /s/ CHRISTOPHER R. CLEGG
     -------------------------------------------       Director and Secretary
                Christopher R. Clegg



*   Pursuant to power of attorney.



By:                /s/ CHRISTOPHER R. CLEGG
            ---------------------------------------         Attorney-in-Fact
                     Christopher R. Clegg



    Dated: June 27, 2001

                                    EXHIBITS


         2.1            Agreement for Sale and Purchase of Assets, dated as of
                          November 28, 2001, by and between The B.F.Goodrich Company and PMD Group Inc.+**

         3.1            Restated Certificate of Incorporation of Noveon, Inc.**

         3.2            By-Laws of Noveon, Inc.**

         3.3            Amended and Restated Certificate of Incorporation of
                          BFGoodrich China, Inc.**

         3.4            By-Laws of Noveon China, Inc.**

         3.5            Amended and Restated Certificate of Incorporation of
                          BFGoodrich Diamalt, Inc.**

         3.6            By-Laws of Noveon Diamalt, Inc.**

         3.7            Amended and Restated Certificate of Incorporation of
                          BFGoodrich FCC, Inc.**

         3.8            By-Laws of Noveon FCC, Inc.**

         3.9            Amended and Restated Certificate of Incorporation of
                          BFGoodrich Hilton Davis, Inc.**

         3.10           By-Laws of Noveon Hilton Davis, Inc.**

         3.11           Amended and Restated Articles of Incorporation of BFGoodrich
                          Kalama, Inc.**

         3.12           By-Laws of Noveon Kalama, Inc.**

         3.13           Amended and Restated Certificate of Incorporation of Noveon
                          Textile Chemicals, Inc.**

         3.14           By-Laws of Noveon Textile Chemicals, Inc.**

         3.15           Certificate of Incorporation of FCC Acquisition Corp.**

         3.16           By-Laws of FCC Acquisition Corp.**

         3.17           Amended and Restated Certificate of Incorporation of
                          Goodrich Holding Corporation**

         3.18           By-Laws of Noveon Holding Corporation**

         3.19           Certificate of Incorporation of Performance Materials
                          I Inc.**

         3.20           By-Laws of Performance Materials I Inc.**

         3.21           Certificate of Formation of Goodbar LLC II**

         3.22           Certificate of Amendment to the Certificate of Formation of
                          Goodbar LLC II**

         3.23           Limited Liability Company Operating Agreement of Performance
                          Materials II LLC**

         3.24           Articles of Incorporation of US Intangible Company**

         3.25           Articles of Amendment of US Intangible Company**

         3.26           Articles of Amendment of PMD Intangible Holdings Corp.**

         3.27           Articles of Amendment of PMD Holdings Corp.**

         3.28           By-Laws of Noveon IP Holdings Corp.**

         4.1            Indenture, dated February 28, 2001, by and between PMD
                          Group Inc., the Guarantors and Wells Fargo Bank Minnesota,
                          National Association, as trustee.**

         4.2            Forms of 11% Senior Subordinated Notes due 2011, Series A
                          Notes (contained in Exhibit 4.1 as Exhibit A and B thereto, respectively).**

         4.3            Form of Guarantee (contained in Exhibit 4.1 as Exhibit A and
                          B thereto).**

         4.4            Registration Rights Agreement, dated February 28, 2001, by and between PMD Group Inc., the Guarantors, Credit Suisse
                          First Boston and Deutsche Banc Alex. Brown.**

         5.1            Opinion and consent of Fried, Frank, Harris, Shriver &
                          Jacobson.*

         5.2            Opinion and consent of McBride Baker & Coles.*

         5.3            Opinion and consent of Ryan, Swanson & Cleveland, PLLC.*

        10.1            Management Agreement, dated February 5, 2001, between PMD
                          Group Inc. and DLJ Merchant Banking Partners III, L.P.**

        10.2            Management Agreement, dated February 5, 2001, between PMD
                          Group Inc. and DB Capital/ PMD Investors, LLC.**

        10.3            Management Agreement, dated February 5, 2001, between PMD
                          Group Inc. and AEA Investors Inc.**

        10.4            Advisory Services Agreement, dated as of February 5, 2001, by and between PMD Group Inc. and Credit Suisse First
                          Boston Corporation.+**

        10.5            Credit Agreement by and among PMD Group Inc., Bankers Trust
                          Company and Credit Suisse First Boston, dated as of
                          February 28, 2001.+**

        10.6            Tax Sharing Agreement by and between PMD Group
                          Holdings Inc. and PMD Group Inc., dated as of
                          February 28, 2001.**

        10.7            Transition Services Agreement, dated as of February 28,
                          2001, by and between PMD Group Inc. and The B.F.Goodrich
                          Company.+**

        10.8            Employment Agreement, dated March 9, 2001, between PMD Group
                          Holdings Inc., PMD Group Inc., and Steven J. Demetriou.**

        10.9            PMD Group Holdings, Inc. Stock Option Plan.**

        12.1            Computation of ratio of earnings to fixed charges.**

        21.1            Subsidiaries of the Company.**

        23.1            Consent of Ernst & Young LLP (independent auditors).*

        23.3            Consent of Fried, Frank, Harris, Shriver and Jacobson
                          (included in Exhibit 5.1).*

        23.4            Consent of McBride Baker & Coles (included in
                          Exhibit 5.2).*

        23.5            Consent of Ryan Swanson & Cleveland, PLLC (included in
                          Exhibit 5.3).*

        24.1            Powers of Attorney (included in the signature pages to the
                          Registration Statement).**

        25.1            Statement of Eligibility of Trustee on Form T-1.**

        99.1            Form of Letter of Transmittal.**

        99.2            Form of Notice of Guaranteed Delivery.**

        99.3            Form of Instructions to Registered Holder and/or Book-Entry
                          Transfer Facility Participant From Beneficial Owner.**


------------------------

+ The Company agrees to furnish supplementary to the Commission a copy of any omitted schedule to such agreement upon the request of the Commission in accordance with Item 601(b)(2) of Regulation S-K.


*   Filed herewith.



**  Previously filed.